                                                                    EXHIBIT 10.1

                             PARTICIPATION AGREEMENT

        THIS PARTICIPATION AGREEMENT (this "Agreement" herein), dated as of September 21, 2001, is entered into by and among:

               (1) NOVELLUS SYSTEMS, INC., a California corporation ("Lessee");

               (2) ABN AMRO LEASING, INC., an Illinois corporation ("Lessor");

               (3) NOVELLUS INVESTMENT I, LLC, a California limited liability company and/or with any other Affiliate of Novellus that is at any time a "Participant" hereunder ("Novellus Participant"), and each of the other Persons from time to time listed in Schedule I hereto, as amended from time to time (such Persons to be referred to collectively as the "Participants"); and

               (4) ABN AMRO BANK N.V., as agent for the Participants (in such capacity, "Agent").


                                    RECITALS

        A. Lessee, Lessor, certain affiliates of Lessor as "Lessors" (the "Existing Affiliate Lessors" and, collectively with Lessor, the "Existing Lessors"), certain financial institutions as "Participants" (the "Existing Participants") and ABN AMRO Bank N.V., as agent for the Existing Participants, are parties to a Participation Agreement dated as of August 31, 1998 (as amended, the "Novellus I Participation Agreement"), a Participation Agreement dated as of October 15, 1997 (as amended, the "Novellus II Participation Agreement"), a Participation Agreement dated as of August 7, 1998 (as amended, the "Novellus III Participation Agreement"), and a Participation Agreement dated as of April 13, 2001 (as amended, the "Novellus IV Participation Agreement"). Pursuant to the Novellus I Participation Agreement, Novellus II Participation Agreement, Novellus III Participation Agreement and Novellus IV Participation Agreement (collectively, the "Existing Novellus Participation Agreements"), the Existing Lessors and Existing Participants provided to Lessee certain lease facilities (the "Existing Facilities") under which the Existing Lessors leased to Lessee the Existing Lessors' interests in the land described in Exhibit A (as more fully defined in Schedule 1.01, the "Land") and the improvements thereto (collectively with the Land, as more fully defined in Schedule 1.01, the "Property").

        B. Lessee now wishes to restructure the Existing Facilities. In connection with such restructure:

               (1) Lessee would pay to the Existing Participants the "Outstanding Lease Amounts" under the Existing Facilities and all other amounts payable to the Existing Participants under the Existing Facilities;

               (2) Lessee would terminate the lease agreements, purchase agreements, construction agency agreements and certain other agreements executed in connection with the Existing Facilities;

               (3) The Existing Affiliate Lessors would transfer their respective interests in the Property to Lessor; and

               (4) Lessee, Lessor, Participants and Agent would enter into this Agreement and related agreements to create three new lease facilities as follows:

                      (1) Pursuant to the first new facility ("Facility 1"),
               Lessor would (a) lease to Lessee certain of the Land (as more fully defined in Schedule 1.01, the "Facility 1 Land") and certain related property and (b) grant to Lessee the right to purchase such property.

                      (2) Pursuant to the second new facility ("Facility 2"),
               Lessor would (a) lease to Lessee certain of the Land (as more fully defined in Schedule 1.01, the "Facility 2 Land"), the improvements to the Facility 1 Land and the Facility 2 Land and certain related property and (b) grant to Lessee the right to purchase such property.

                      (3) Pursuant to the third new facility ("Facility 3"),
               Lessor would (a) lease to Lessee the remaining Property, (b) appoint Lessee as Lessor's agent to make certain improvements to such property, (c) make advances to finance such improvements and to pay certain related expenses and (d) grant to Lessee the right to purchase such property.

                      (4) Participants would participate in Facility 1, Facility
               2 and Facility 3 (collectively, the "Facilities") by (a) funding the advances to be made by Lessor and (b) acquiring participation interests in the rental and certain other payments to be made by Lessee.

        C. Lessor and Participants are willing to provide such lease facilities upon the terms and subject to the conditions set forth herein.


                                    AGREEMENT

        NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. INTERPRETATION.


        1.01. Definitions. Unless otherwise indicated in this Agreement or any other Operative Document, each term set forth in Schedule 1.01, when used in this Agreement or any other Operative Document, shall have the respective meaning given to that term in Schedule 1.01 or in the provision of this Agreement or other document, instrument or agreement referenced in Schedule 1.01.

        1.02. Rules of Construction. Unless otherwise indicated in this Agreement or any other Operative Document, the rules of construction set forth in Schedule 1.02 shall apply to this Agreement and the other Operative Documents.


SECTION 2. LEASE FACILITIES.

        2.01. Acquisition, Lease, Amount Limitations, Etc.

                (a) Lease, etc. Subject to the terms and conditions of this Agreement (including the limitations set forth in Subparagraph 2.01(b)):

                        (i) On the date specified by Lessee pursuant to
                Subparagraph 2.03(a) for the Initial Advances hereunder (the "Closing Date"):

                                (A) Lessor and Lessee shall execute (1) a Lease
                        Agreement in the form of Exhibit B(1) (the "Facility 1 Lease Agreement"), pursuant to which Lessor leases to Lessee Lessor's interests in the Parcels of land described in Parts 1, 2, 4 and 8 of Exhibit A (as more fully defined in Schedule 1.01, the "Facility 1 Land"), together with any Appurtenant Rights thereto; and (2) a Purchase Agreement in the form of Exhibit C(1) (the "Facility 1 Purchase Agreement"), pursuant to which Lessor grants to Lessee the right to purchase such property;

                                (B) Lessor and Lessee shall execute (1) a Lease
                        Agreement in the form of Exhibit B(2) (the "Facility 2 Lease Agreement"), pursuant to which Lessor leases to Lessee Lessor's interests in the Parcels of land described in Parts 3, 5, 6 and 7 of Exhibit A (as more fully defined in Schedule 1.01, the "Facility 2 Land") and the improvements to the Facility 1 Land and the Facility 2 Land, together with any Appurtenant Rights thereto and any other related property; and (2) a Purchase Agreement in the form of Exhibit C(2) (the "Facility 2 Purchase Agreement"), pursuant to which Lessor grants to Lessee the right to purchase such property;

                                (C) Lessor and Lessee shall execute (1) a Lease
                        Agreement in the form of Exhibit B(3) (the "Facility 3 Lease Agreement"), pursuant to which Lessor leases to Lessee Lessor's interest in the Parcel of land described in Part 9 of Exhibit A (as more fully defined in Schedule 1.01, the "Facility 3 Land") and all improvements thereto, together with all Appurtenant Rights thereto and any other related property; and (2) a Purchase Agreement in the form of Exhibit C(3) (the "Facility 3 Purchase Agreement"), pursuant to which Lessor grants to Lessee the right to purchase such property; and (3) a Construction Agency Agreement in the form of Exhibit D (the "Facility 3 Construction Agency Agreement"), pursuant to which Lessee agrees to construct certain improvements to the Facility 3 Land; and

                        (ii) During the period (the "Commitment Period")
                beginning on the date of this Agreement and ending on the Outside Completion Date or, if earlier, the first Business Day of the first full calendar month immediately succeeding the earlier of (A) the Completion Date and (B) the date on which the Unused Total Facility 3 Commitment is $0 (the earlier of the Outside Completion Date and such first Business Day to be referred to as the "Commitment Termination Date"), Lessor shall, at the request of Lessee, make additional advances (with funds provided by the Participants) to pay Permitted Improvement Costs and Permitted Transaction Expenses under Facility 3.

                (b) Amount Limitations. The advances made by Lessor hereunder (the "Advances") shall be subject to the following limitations:

                        (i) Facility 1. The aggregate amount of the Advances
                made by Lessor on account of each Parcel of Property under Facility 1 shall not exceed the following respective amounts:

                                 Parcel                           Amount
                      -----------------------------        ---------------------
                         1 (3930, 3960 and 3970                $12,348,012
                          North First Street)

                       2 (4145 North First Street              $ 8,172,036
                         and 55 Vista Montana)

                          4 (81 Vista Montana)                 $ 4,658,913

                         8 (3940 and 3950 North                $ 8,493,993
                             First Street)
                      -----------------------------        ---------------------
                      Total                                    $33,672,954

                The aggregate amount of all Advances made by Lessor under Facility 1 shall not exceed the total set forth above (the "Total Facility 1 Commitment").

                        (ii) Facility 2. The aggregate amount of the Advances
                made by Lessor on account of each Parcel of Property under Facility 2 shall not exceed the following respective amounts:

                                 Parcel                            Amount
                      -----------------------------        ---------------------
                         1 (3930, 3960 and 3970                $11,609,404
                          North First Street)

                       2 (4145 North First Street              $ 7,547,060

                         and 55 Vista Montana)

                      3 (4000 North First Street)              $ 73,387,343

                          4 (81 Vista Montana)                 $ 12,859,356

                      5 (4041 North First Street)              $ 24,809,657

                      6 (3011 North First Street)              $ 52,460,114

                            7 (3175 Hanover)                   $ 38,824,272

                         8 (3940 and 3950 North                $ 23,796,438
                             First Street)
                      -----------------------------        ---------------------
                      Total                                    $245,293,644

                The aggregate amount of all Advances made by Lessor under Facility 2 shall not exceed the total set forth above (the "Total Facility 2 Commitment").

                        (iii) Facility 3. The aggregate amount of all Advances
                made by Lessor under Facility 3 shall not exceed $15,624,402 (the "Total Facility 3 Commitment").

                        (iv) All Facilities. The aggregate amount of all
                Advances made by Lessor under all three Facilities shall not exceed $294,591,000 (the "Total Commitment").

                (e) Tranches. Each Advance shall consist of a Tranche A Portion, a Tranche B Portion and a Tranche C Portion. For accounting purposes, the Tranche A Portion and the Tranche B Portion of each Advance shall constitute debt and the Tranche C Portion shall constitute equity.

2.02. Participation Agreement.

                (a) Advances. Each Participant severally, unconditionally and irrevocably agrees with Lessor to participate in each Advance made by Lessor in an amount equal to such Participant's Proportionate Share of such Advance; provided, however, that:

                        (i) The aggregate amount of each Participant's
                Proportionate Share of all Advances made under Facility 1 shall not exceed such Participant's Facility 1 Commitment;

                        (ii) The aggregate amount of each Participant's
                Proportionate Share of all Advances made under Facility 2 shall not exceed such Participant's Facility 2 Commitment;

                        (iii) The aggregate amount of each Participant's
                Proportionate Share of all Advances made under Facility 3 shall not exceed such Participant's Facility 3 Commitment; and

                        (iv) The aggregate amount of each Participant's
                Proportionate Share of all Advances shall not exceed such Participant's Commitment.

        Each Participant shall fund its Proportionate Share of each Advance as provided in Subparagraph 2.05(a). Each Participant's Proportionate Share of each Advance shall consist of such Participant's Tranche A Portion, Tranche B Portion and Tranche C Portion of such Advance.

                (b) Payments. In consideration of each Participant's participation in each Advance made by Lessor, such Participant shall participate in the payments made by Lessee under this Agreement and the other Operative Documents as provided in Paragraph 2.06.

                (c) Other Rights of Participants and Agent.

                        (i) Until all amounts payable to Agent and Participants
                under this Agreement and the other Operative Documents are paid in full, Lessee shall deliver all notices for Lessor under this Agreement and the other Operative Documents to Agent at the office or facsimile number and during the hours specified in Paragraph 7.01. Agent shall promptly furnish to Lessor and each Participant (other than Novellus Participant) copies of each such notice and, in the case of each request for an Advance, shall notify each Participant of the amount of such Participant's Proportionate Share of the Advance requested thereby. (Lessee shall not be liable for, and no Event of Default shall occur upon, Agent's failure to provide copies of notices delivered to Agent by Lessee to Lessor and/or the Participants.)

                        (ii) Lessor is not an agent for Participants or Agent
                and may exercise or refrain from exercising its rights under this Agreement and the other Operative Documents in its discretion; provided, however that, until all amounts payable to Agent and Participants under this Agreement and the other Operative Documents are paid in full, (A) Lessor shall, subject to the limitations set forth in Section VI, be required to act or to refrain from acting upon instructions of the Required Participants as provided in Paragraph 6.03 and (B) Agent may exercise any or all of the rights and remedies of Lessor, and shall be entitled to the other benefits afforded Lessor, under this Agreement and the other Operative Documents.

                        (iii) Neither Agent nor any Participant shall have any
                right, title or interest in the Property except for (A) the Lien therein granted to Agent, for the benefit of the Participants, in the Lessor Deed of Trust, the Assignment of Lease and the Lessor Security Agreement and (B) any right, title or interest held by Lessee in its capacity as such (and not by Novellus Participant as a Participant).

                (d) Participation by Novellus Participant. On the Closing Date, Novellus Participant shall become a Tranche A Participant under Facility 1 and Facility 2. On the Completion Date, Novellus shall become a Tranche A Participant under Facility 3 by purchasing from ABN AMRO pursuant to Subparagraph 7.05(b) ABN AMRO's Outstanding Tranche A Participation Amount under Facility 3 (and all of ABN AMRO's other rights and obligations under this Agreement and the other Operative Documents relating thereto), and assuming its Tranche A Percentage and Tranche A Portion. Except as otherwise expressly provided in this Agreement or the other Operative Documents, Novellus Participant shall be a Participant with the rights, duties and obligations thereof and, in its capacity as such, shall be included in the term "Participant," "Tranche A Participant" and "Lessor Party."

        2.03. Advance Requests.

                (a) Advance Requests. Lessee shall request Lessor to make each Advance by delivering to Lessor:

                        (i) An irrevocable written request in the form of
                Exhibit E, appropriately completed (an "Advance Request"), which specifies, among other things:

                                (A) The Facility under which such Advance is to
                        be made;

                                (B) The amount of such Advance, which shall be
                        in the minimum amount of $10,000 or an integral multiple of $10,000 in excess thereof, and, if such Advance is to be made under Facility 1 or Facility 2, the portions of such Advance attributable to the respective Parcels of Property under such Facility;

                                (C) The date of such Advance, which shall be (1)
                        a Business Day on or prior to October 30, 2001 in the case of the Initial Advances (which day shall also be the same for all three of the Initial Advances) and (2) the first Business Day of a calendar month in the case of all other Advances; and

                                (D) The Permitted Improvement Costs and
                        Permitted Transaction Expenses under Facility 3 to be paid by such Advance; and

                        (ii) If the proceeds of such Advance are to be used to
                purchase Related Goods under Facility 3:

                                (A) A Supplement to Exhibit B to the Facility 3
                        Lease Agreement in the form of Exhibit B(1) to the Facility 3 Lease Agreement (an "Exhibit B Supplement"), which contains a detailed description of such Related Goods; and

                                (B) Bills of sale for all such Related Goods
                        showing Lessor as the purchaser.

        Lessee shall not request more than one (1) Advance under each Facility in any calendar month.

                (b) Delivery of Advance Requests. Etc. Except for the Advance Request for the initial Advance which may be delivered one (1) Business Day before the date of such Advance, Lessee shall deliver each Advance Request to Lessor at least three (3) Business Days before the date of such Advance by first-class mail or facsimile as required by Subparagraph 2.02(c) and Paragraph 7.01; provided, however, that Lessee shall promptly deliver to Lessor the original of any Advance Request initially delivered by facsimile.

                (c) Capitalization of Certain Amounts Under Facility 3.

                        (i) Lessee shall not be required to pay during the
                Construction Period the following amounts that would otherwise be payable by Lessee under Facility 3 pursuant to the terms of the Operative Documents:

                                (A) Any Base Rent payable by Lessee during the
                        Construction Period under the Facility 3 Lease Agreement; provided, however, that Lessee may pay any such Base Rent due on a Scheduled Rent Payment Date (and such Base Rent shall not be capitalized as provided below) if, not later than three (3) Business Days prior to such Scheduled Rent Payment Date, Lessee notifies Lessor in writing that Lessee will pay such Base Rent;

                                (B) Any fees payable by Lessee pursuant to
                        Paragraph 2.04 during the Construction Period and attributable to the Facility 3 Lease Agreement; and

                                (C) Any increased costs or reduced amounts that
                        would be payable by Lessee during the Construction Period on account of Facility 3 pursuant to Subparagraph 2.12(c) but for the proviso to such subparagraph.

                Lessor shall capitalize all such amounts by automatically treating each such amount as an Advance made on the date such amount would be payable by Lessee but for this clause (i). All such amounts so capitalized shall be added to the Outstanding Lease Amount under Facility 3 and shall be included in the Outstanding Lease Amount under Facility 3 for all purposes, including the calculation of the Base Rent payable by Lessee under the Facility 3 Lease Agreement after the Construction Period and the calculation of the Residual Value Guaranty Amount under the Facility 3 Purchase Agreement.

                        (ii) Lessee also shall not be required to pay the
                following amounts unless Lessee purchases the Facility 3
                Property:

                                (A) Any liabilities, losses, damages or expenses
                        not constituting Project Costs and not covered by insurance that would be payable by

                        Lessee during the Construction Period on account of Facility 3 pursuant to Paragraph 7.03 but for the proviso to such paragraph;

                                (B) Any losses or liabilities not constituting
                        Project Costs and not covered by insurance that would be payable by Lessee during the Construction Period on account of Facility 3 pursuant to Paragraph 3.02 of the Facility 3 Lease Agreement but for the proviso to such paragraph;

                                (C) Any Cost Overrun not constituting Project
                        Costs and not covered by insurance that Lessor and Participants fund under Facility 3, except any Cost Overrun that is caused by or arises from any failure by Lessee to comply with any of its obligations under the Operative Documents (including its insurance obligations), any representation by Lessee in any of the Operative Documents not being true, any negligence or willful misconduct of Lessee, or any claim by any third-party against Lessee (or against any Lessor Party) based upon any alleged action or inaction by Lessee; or

                                (D) Any portion of Base Rent that is
                        attributable to the inclusion in the Facility 3 Outstanding Lease Amount of the amounts of (1) any liabilities, losses, damages or expenses referred to in clause (ii)(A) above, (2) any losses or liabilities referred to in clause (ii)(B) above or (3) any Cost Overruns referred to in clause (ii)(C) above.

                Lessor shall capitalize all such amounts by automatically treating each such amount as an Advance made under Facility 3 on the date such amount would be payable by Lessee but for this clause (ii). All such amounts so capitalized shall be added to the Outstanding Lease Amount under Facility 3 and shall be included in the Outstanding Lease Amount under Facility 3; provided, however, that, if Lessee exercises the Marketing Option in accordance with the Facility 3 Purchase Agreement and the other Operative Documents, Lessee shall have no obligation to pay any such amounts and Lessor Parties may recover such amounts only to the extent provided in Subparagraph 3.02(j) of the Facility 3 Purchase Agreement. If any amounts referred to in clauses (ii)(A), (ii)(B), (ii)(C) or (ii)(D) above (collectively, "Ineligible Project Costs") are capitalized and included in the Outstanding Lease Amount under Facility 3, all Lessee payments and other amounts applied to the Outstanding Lease Amount under Facility 3 shall be applied first to all other amounts included in the Outstanding Lease Amount under Facility 3 and then to pay the Ineligible Project Costs. All payments applied to Ineligible Project Costs shall be shared by the Lessor Parties that funded such Ineligible Project Costs pro rata based on the amounts so funded by and owed to such Lessor Parties.

Agent shall notify Lessee, Lessor and each Participant of each amount capitalized and treated as an Advance under this Subparagraph 2.03(c).

        2.04. Fees.

                (a) Agent's Fees. Lessee shall pay to Agent, for its own account, agent's fees in the amounts and at the times set forth in the Agent's Fee Letter (the "Agent's Fees").

                (b) Facility 3 Commitment Fees. Lessee shall pay to Agent, for the ratable benefit of the Facility 3 Participants as provided in clause
        (ii) of Subparagraph 2.06(c), commitment fees (the "Commitment Fees") equal to the Commitment Fee Percentage of the daily average Unused Total Facility 3 Commitment for the entire Commitment Period. Lessee shall pay the Commitment Fees in arrears on the first Business Day in each January, April, July and October (commencing October 1, 2001) and on the Commitment Termination Date (or if the Total Facility 3 Commitment is cancelled on a date prior to such day, on such prior date).

                (c) Commitment Extension Fee. If Lessor and the Participants consent to any extension of the Commitment Termination Date requested by Lessee pursuant to Subparagraph 2.09(a), Lessee shall pay to Agent, for the ratable benefit of the Facility 3 Participants as provided in clause
        (v) of Subparagraph 2.06(c), an extension fee (the "Commitment Extension Fee") equal to ten hundredths of one percent (0.10%) of the Unused Total Facility 3 Commitment on the date Lessee is notified by Agent of such consent. Lessee shall pay the Commitment Extension Fee on or prior to the Business Day immediately preceding the original Commitment Termination Date.

        2.05. Funding of Advances.

                (a) Participant Funding and Disbursement. Each Participant shall, before 11:00 a.m. on the date of each Advance, make available to Agent at its office specified in Paragraph 7.01, in same day or immediately available funds, such Participant's Proportionate Share of such Advance. After Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 3, Agent will promptly disburse such funds on behalf of Lessor, in same day or immediately available funds, as directed by Lessee in the Advance Request for such Advance.

                (b) Participant Failure to Fund. Unless Agent shall have received notice from a Participant prior to the date of any Advance that such Participant will not make available to Agent such Participant's Proportionate Share of such Advance, Agent may assume that such Participant has made such portion available to Agent on the date of such Advance in accordance with Subparagraph 2.05(a), and Agent may, in reliance upon such assumption, disburse the full amount of such Advance on such date; provided, however, that neither Agent nor Lessor shall have any obligation to make an Advance requested hereunder in an amount which exceeds the aggregate amount of funds actually received by Agent from the Participants on account of their respective Proportionate Shares of such Advance. If any Participant does not make the amount of its Proportionate Share of any Advance available to Agent on or prior to the date such Advance is made, Agent promptly shall notify such Participant of such failure and such Participant shall pay to Agent, on demand, interest which shall accrue on such amount until made available to

        Agent at rates equal to (i) the daily Federal Funds Rate during the period from the date of such Advance through the third Business Day thereafter and (ii) the Base Rate plus two percent (2.0%) thereafter. A certificate of Agent submitted to any Participant with respect to any amounts owing under this Subparagraph 2.05(b) shall be conclusive absent manifest error. If any Participant's Proportionate Share of any Advance is not in fact made available to Agent by such Participant within three
        (3) Business Days after the date of such Advance, Lessee shall pay to Agent, on demand, an amount equal to such Proportionate Share together with interest thereon, for each day from the date such amount was made available to Lessee until the date such amount is repaid to Agent, at a per annum rate equal to the Base Rate.

                (c) Participants' Obligations Several. The failure of any Participant to fund its Proportionate Share of any Advance shall not relieve any other Participant of its obligation hereunder to fund its Proportionate Share of such Advance, and no Participant shall be responsible for the failure of any other Participant to fund its Proportionate Share of any Advance on the date of such Advance.

        2.06. Sharing of Payments.

                (a) Outstanding Lease Amount. Subject to clause (ii) of Subparagraph 2.03(c) in the event any amount is capitalized pursuant to such clause, Lessor shall share payments applied to reduce the Outstanding Lease Amount of a Facility as follows:

                        (i) Each payment of the Outstanding Lease Amount under a
                Facility derived from the purchase price paid by Lessee (or an Assignee Purchaser) to purchase the Property under such Facility pursuant to the Purchase Agreement for such Facility shall be shared by the Participants pro rata according to their respective Outstanding Participation Amounts under such Facility at the time of such payment.

                        (ii) Each payment of the Outstanding Lease Amount under
                a Facility derived from:

                                (A) The Residual Value Guaranty Amount paid by
                        Lessee pursuant to the Purchase Agreement for such Facility; or

                                (B) The Principal Component of Base Rent under
                        such Facility;

                Shall be shared first by the Tranche A Participants pro rata according to their respective applicable Outstanding Tranche A Participation Amounts at the time of such payment; second, if any amounts remain after all such Outstanding Tranche A Participation Amounts are paid in full, by the Tranche B Participants pro rata according to their respective applicable Outstanding Tranche B Participation Amounts at the time of such payment; and third, if any amounts remain after all such Outstanding Tranche A Participation Amounts and all such Outstanding Tranche B Participation Amounts are paid in full, by the Tranche C Participants pro rata according to their respective applicable Outstanding Tranche C Participation Amounts at the time of such payment.

                        (iii) Each payment of the Outstanding Lease Amount under
                a Facility derived from:

                                (A) the purchase price paid by a Designated
                        Purchaser to purchase the Property under such Facility pursuant to the Purchase Agreement for such Facility;

                                (B) the Indemnity Amount paid by Lessee pursuant
                        to the Purchase Agreement for such Facility;

                                (C) Casualty Proceeds or Condemnation Proceeds
                        related to any of the Property under such Facility; or

                                (D) the purchase price paid by any other Person
                        (except as otherwise provided in clause (i) above) to purchase the Property under such Facility, whether after the retention of such Property by Lessor following the Expiration Date of the Lease Agreement for such Facility, upon foreclosure or otherwise;

                Shall be shared first by the Tranche B Participants pro rata according to their respective applicable Outstanding Tranche B Participation Amounts at the time of such payment; second, if any amounts remain after all such Outstanding Tranche B Participation Amounts are paid in full, by the Tranche A Participants (other than Novellus Participant in the case of any proceeds of casualty insurance) pro rata according to their respective applicable Outstanding Tranche A Participation Amounts at the time of such payment; and third, if any amounts remain after all such Outstanding Tranche B Participation Amounts and all such Outstanding Tranche A Participation Amounts are paid in full, by the Tranche C Participants pro rata according to their respective applicable Outstanding Tranche C Participation Amounts at the time of such payment.

                        (iv) Notwithstanding anything to the contrary set forth
                in this Paragraph 2.06, the proceeds from the foreclosure, application, setoff, withdrawal or other collection or disposition of any Cash Collateral shall be shared in accordance with the other provisions of this Paragraph 2.06 based upon the Lessee Obligations to which such proceeds of Cash Collateral are applied; provided, however, that if the Property is sold to a Designated Purchaser pursuant to the Marketing Option in the Purchase Agreement:

                                (A) Any proceeds of Cash Collateral shall be
                        applied only in satisfaction of the obligations of Lessee in respect of the Residual Value Guaranty Amount and such other Lessee Obligations as may then be due and owing in accordance with the Operative Documents, and

                                (B) Such proceeds (as so applied) shall be
                        shared in accordance with the other provisions of this Paragraph 2.06 which govern the sharing of proceeds which are applied to the Residual Value Guaranty Amount and such other Lessee Obligations as are then due and owing, except that any portion of such proceeds which are applied to the Residual Value Guaranty Amount and are attributable to Facility 1 or Facility 2 or, after the Completion Date, to Facility 3, shall be shared only among the Tranche A Participants under such Facilities, if any, other than Novellus Participant, pro rata in accordance with their respective Tranche A Outstanding Amounts.

                Any remaining Cash Collateral after such Lessee Obligations have been paid shall be remitted to Lessee or to such other Person as may be entitled thereto.

        Notwithstanding anything to the contrary in the Operative Documents, if through any foreclosure, application, setoff, withdrawal, collection, disposition or other exercise of remedies against the Cash Collateral, the Outstanding Lease Balance in respect of any Facility (other than any Tranche A Portion thereof held by Novellus Participant) shall be paid, Lessor shall convey the Property related to that Facility to Lessee or its designee as if Lessee had exercised and fully performed its obligations with respect to the Expiration Date Purchase Option.

                (b) Interest Component of Base Rent. Lessor shall share each payment applied to the Interest Component of Base Rent under a Facility among the Participants which funded the Outstanding Lease Amount under such Facility pro rata within the Tranche A Portion, Tranche B Portion and the Tranche C Portion, respectively, according to (i) the respective Outstanding Participation Amounts so funded by such Participants and
        (ii) the dates on which such Participants so funded such amounts.

                (c) Supplemental Rent. Lessor shall share each payment applied to Supplemental Rent under a Facility among the Lessor
        Parties as follows:

                        (i) Each payment applied to Agent's Fees shall be solely
                for the account of Agent.

                        (ii) Each payment applied to Commitment Fees under
                Facility 3 shall be shared by the Facility 3 Participants pro rata according to (A) their respective Proportionate Shares under Facility 3 and (B) in the case of each Facility 3 Participant which becomes a Facility 3 Participant hereunder after the date hereof, the date upon which such Facility 3 Participant so became a Facility 1 Participant.

                        (iii) Each payment applied to reimburse any Lessor Party
                for any fees, costs and expenses incurred by such Lessor Party shall be solely for the account of such Lessor Party.

                        (iv) Each payment of interest (other than Base Rent)
                shall be shared among the Lessor Parties owed the amount upon which such interest accrues pro rata according to (A) the respective amounts so owed such Lessor Parties and (B) the dates on which such amounts became owing to such Lessor Parties.

                        (v) Each payment applied to the Commitment Extension Fee
                shall be shared by the Facility 3 Participants pro rata according to the Unused amounts of their Facility 3 Commitments on the date of such payment.

                        (vi) All other payments under this Agreement and the
                other Operative Documents shall be for the benefit of the Person or Persons specified.

        (All amounts payable by Lessee under the Operative Documents shall be attributable to Facility 1, Facility 2 or Facility 3. If any amounts are not clearly on account of a Facility, Lessor may attribute such amounts to any Facility using reasonable methods of allocation; provided, however, that Lessee may direct Lessor to attribute such amounts to the Facility designated by Lessee if no Default has occurred and is continuing.)

                (d) Disproportionate Payments, Etc. If any Participant shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of amounts owed to it in excess of its ratable share of payments on account of such amounts obtained by all Participants entitled to such payments, such Participant shall forthwith purchase from the other Participants such participations in the payments to be made under the Operative Documents as shall be necessary to cause such purchasing Participant to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Participant, such purchase shall be rescinded and each other Participant shall repay to the purchasing Participant the purchase price to the extent of such recovery together with an amount equal to such other Participant's ratable share (according to the proportion of (i) the amount of such other Participant's required repayment to (ii) the total amount so recovered from the purchasing Participant) of any interest or other amount paid or payable by the purchasing Participant in respect of the total amount so recovered. Lessee agrees that any Participant so purchasing a participation from another Participant pursuant to this Subparagraph 2.06(d) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Participant were the direct creditor of Lessee in the amount of such participation.

        2.07. Other Payment Terms.

                (a) Place and Manner of Payments by Lessee. Lessee shall make all payments due to any Lessor Party under this Agreement and the other Operative Documents by payments to Agent, for the account of such Person, at Agent's office, located at the address specified in Paragraph 7.01, with each payment due to a Participant to be for the account of such Participant's Applicable Participating Office. Lessee shall make all payments in lawful money of the United States and in same day or immediately available funds not later than 11:00 a.m. on the date due. Agent shall promptly disburse to the appropriate Person each such payment received by Agent for such Person.

                (b) Date. Whenever any payment due under this Agreement or any other Operative Document shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of Rent, interest or fees, as the case may be.

                (c) Late Payments. If any amounts required to be paid by Lessee under this Agreement or any other Operative Document (including Rent, interest, fees or other amounts) remain unpaid after such amounts are due, Lessee shall pay interest on the aggregate, outstanding balance of such amounts from the date due until those amounts are paid in full at a per annum rate equal to the Base Rate plus two percent (2.0%), such rate to change from time to time as the Base Rate shall change.

                (d) Application of Payments. All payments under this Agreement and the other Operative Documents on account of a Facility shall be applied first to unpaid fees, costs and expenses and other Supplemental Rent then due and payable under this Agreement or any other Operative Document on account of such Facility, second to the accrued Interest Component of Base Rent then due and payable under this Agreement or any other Operative Document on account of such Facility and finally to the Principal Component of Base Rent or otherwise to reduce the Outstanding Lease Amount under such Facility. If any payments are not clearly on account of either Facility, Lessor may apply such payments to any Facility in its discretion; provided, however, that Lessee may direct Lessor to apply such payments to the Facility designated by Lessee if no Default has occurred and is continuing.

                (e) Failure to Pay Agent. Unless Agent shall have received notice from Lessee at least one (1) Business Day prior to the date on which any payment is due to Lessor or the Participants under this Agreement or the other Operative Documents that Lessee will not make such payment in full, Agent may assume that Lessee has made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to the appropriate Persons on such due date an amount equal to the amount then due such Persons. If and to the extent Lessee shall not have so made such payment in full to Agent, each such Person shall repay to Agent forthwith on demand such amount distributed to such Person together with interest thereon, for each day from the date such amount is distributed to such Person until the date such Person repays such amount to Agent, at (i) the Federal Funds Rate for the first three (3) days and (ii) the Base Rate plus two percent (2.0%) thereafter, such rate to change from time to time as the Base Rate shall change. A certificate of Agent submitted to any Person with respect to any amounts owing by such Person under this Subparagraph 2.07(e) shall be conclusive absent manifest error.

        2.08. Commitment Reductions.

                (a) Reduction or Cancellation of Commitments. Lessee may, at any time prior to the Commitment Termination Date, upon five (5) Business Days written notice to Lessor, permanently reduce the Total Facility 3 Commitment by an amount as so designated in writing by Lessee to Agent or cancel the Total Facility 3 Commitment in its entirety.

                (b) Effect of Commitment Reductions. From the effective date of any reduction of the Total Facility 3 Commitment, the Commitment Fees shall be computed on the basis of the Total Facility 3 Commitment as reduced. The Total Commitment shall be automatically reduced by the amount of each reduction in the Total Facility 3 Commitment. Once reduced or cancelled, the Total Facility 3 Commitment and the Total Commitment may not be increased or reinstated without the prior written consent of Lessor and all Participants. Any reduction of the Total Facility 3 Commitment pursuant to this Paragraph 2.08 shall be applied ratably to reduce each Participant's Facility 3 Commitment pro rata in accordance with its respective Proportionate Share.

        2.09. Extensions.

               (a) Commitment Extension. Lessee may request Lessor to extend the Outside Completion Date for an additional period of one (1), two (2), three (3), four (4), five (5) or six (6) months by appropriately completing, executing and delivering to Agent a written request in the form of Exhibit F(1) (a "Commitment Extension Request"). Lessee shall deliver the Commitment Extension Request to Agent not more than three
        (3) months and not less than two (2) months before the original Outside Completion Date. Agent shall promptly deliver to Lessor and each Participant three (3) copies of each Commitment Extension Request received by Agent. If Lessor or a Participant, in its sole and absolute discretion, consents to the Commitment Extension Request, such Person shall evidence such consent by executing and returning two (2) copies of the Commitment Extension Request to Agent not later than the last Business Day which is not less than twelve (12) Business Days prior to the original Outside Completion Date. Any failure by Lessor or any Participant so to execute and return a Commitment Extension Request shall be deemed a denial thereof. If Lessee shall deliver a Commitment Extension Request to Lessor pursuant to the first sentence of this Subparagraph 2.09(a), then not later than ten (10) Business Days prior to the original Outside Completion Date, Agent shall notify Lessee, Lessor and the Participants in writing whether (i) Agent has received a copy of the Commitment Extension Request executed by Lessor and each Participant, in which case the definition of "Outside Completion Date" set forth in Schedule 1.01 shall be deemed extended to the date which is the requested extension period after the original Outside Completion Date (subject to receipt by Agent of the Commitment Extension Fee), or
        (ii) Agent has not received a copy of the Commitment Extension Request executed by Lessor and each Participant, in which case such Commitment Extension Request shall be deemed denied. Lessee acknowledges that neither Lessor nor any Participant has promised (either expressly or implicitly), or has any obligation or commitment, to extend or consent to the extension of the Outside Completion Date at any time.

                (b) Lease Extensions. Lessee may, as provided herein but not more than three (3) times, request Lessor to extend the Scheduled Expiration Date of each Lease Agreement for an additional period of one
        (1) year by appropriately completing, executing and delivering to Agent a written request in the form of Exhibit F(2), together with an attachment thereto setting forth the terms upon which Lessee would propose for the requested extension (a "Lease Extension Request"). Lessee shall deliver each Lease Extension Request to Agent not more than twelve (12) months and not less than nine (9) months before the then current Scheduled Expiration Date. Agent shall promptly deliver to Lessor and each Participant (other than Novellus Participant) three (3) copies of each Lease Extension Request received by Agent. If Lessor or a Participant (other than Novellus Participant), in its sole and absolute discretion, consents to a Lease Extension Request, such Person shall evidence such consent by executing and returning two (2) copies of such Lease Extension Request to Agent not later than the last Business Day which is not less than seven (7) months prior to the then current Scheduled Expiration Date for the Lease Agreements. Any failure by Lessor or any Participant (other than Novellus Participant) so to execute and return a Lease Extension Request shall be deemed a denial thereof. If Lessee shall deliver a Lease Extension Request to Lessor pursuant to the first sentence of this Subparagraph 2.09(b), then not later than the last Business Day which is not less than six (6) months prior to the then current Scheduled Expiration Date for the Lease Agreements, Agent shall notify Lessee, Lessor and the Participants (other than Novellus Participant) in writing whether (i) Agent has received a copy of the Lease Extension Request executed by Lessor and each Participant (other than Novellus Participant), in which case the definition of "Scheduled Expiration Date" set forth in Subparagraph 2.02(a) of the Lease Agreements shall be deemed extended to the date which is one (1) year after the then current Scheduled Expiration Date (subject to the receipt by Agent of any amounts payable by Lessee in connection with such extension), or (ii) Agent has not received a copy of the Lease Extension Request executed by Lessor and each Participant (other than Novellus Participant), in which case such Lease Extension Request shall be deemed denied. Lessee acknowledges that neither Lessor nor any Participant has promised (either expressly or implicitly), or has any obligation or commitment, to extend or consent to the extension of the Scheduled Expiration Date for the Lease Agreements at any time.

        2.10. Nature of the Transactions. Lessee and the Lessor Parties intend that the transactions evidenced by this Agreement and the other Operative Documents constitute operating leases pursuant to FASB 13 for accounting purposes and loans secured by the Property for other purposes, including federal, state and local income tax purposes and commercial, real estate and bankruptcy law purposes. To the extent that this Agreement and the other Operative Documents reflect the lease form alone, they do so for convenience only. Lessee and the Lessor Parties intend that the Operative Documents have the dual form referred to in the first sentence of this paragraph, notwithstanding the use of the lease form alone.

                (a) Tax Treatment. For purposes of all federal, state and local taxes, Lessee and Lessor Parties intend that the transactions evidenced by the Operative Documents shall be treated as loans by the Participants (through Lessor) to Lessee secured by the Property, with Lessee as owner of the Property. Lessee and the Lessor Parties may only take deductions, credits, allowances and other reporting positions on their respective returns, reports and statements which are consistent with such treatment, unless required to do otherwise by an appropriate taxing authority or after a clearly applicable change in applicable Governmental Rules; provided, however, that if an appropriate taxing authority or a clearly applicable change in applicable Governmental Rules requires any Lessor Party to take such an inconsistent position, such Lessor Party shall promptly notify Lessee.

                (b) Other Legal Treatment. For purposes of commercial, real estate and bankruptcy law and other applicable laws, Lessee and Lessor Parties also intend that the transactions evidenced by the Operative Documents shall be treated as loans by the Participants (through Lessor) to Lessee secured by the Property, with Lessee as owner of the Property. Consistent with such treatment, Lessee and the Lessor Parties intend that, among other things for such purposes, (i) the Advances be treated as loans to Lessee by the Participants (through Lessor); (ii) the Advances be secured by the Property and the Lessor Parties have the rights and remedies of secured lenders; (iii) Base Rent be treated as interest on the Advances; (iv) Lessee be required to pay on the applicable Expiration Date only the Residual Value Guaranty Amount, the Indemnity Amount and the other amounts required by Subparagraph 4.06(b) of the applicable Purchase Agreement (or Subparagraph 4.06(c) if Lessor is retaining the Property) if Lessee exercises the Marketing Option in accordance with the applicable Purchase Agreement; and (v) Lessee be required to pay on the applicable Expiration Date the applicable Outstanding Lease Amount and all other amounts outstanding under this Agreement and the other Operative Documents (including amounts required by Subparagraph 4.06(a) of the applicable Purchase Agreement) if the applicable Lease Agreement is terminated prior to its Scheduled Expiration Date after an Event of Default occurs under such Lease Agreement or if Lessee fails to or is otherwise not entitled to exercise the Marketing Option in accordance with the applicable Purchase Agreement.

                (c) No Reliance by Lessee. Lessee acknowledges and agrees that no Lessor Party has made any representations or warranties to Lessee concerning the tax, accounting or legal characteristics of the Operative Documents and that Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents as it deems appropriate.

        2.11. Security.

                (a) Lessee Obligations.

                        (i) To the extent that the transaction evidenced by the
                Lease Agreement, Purchase Agreement and other Operative Documents for each Facility is treated as a loan by the Participants (through Lessor) to Lessee secured by the Property for such Facility, with Lessee as owner of such Property pursuant to Paragraph 2.10, the Lessee Obligations under such Facility shall be secured by such Property and the other Real Property Collateral and Personal Property Collateral for such Facility (collectively, the "Property Collateral") as provided in

                Subparagraphs 2.07(a) and 2.07(b) of the applicable Lease Agreement and, in the case of Facility 3, in an Assignment of Construction Agreements in the form of Exhibit G, duly executed by Lessee (the "Assignment of Construction Agreements").

                        (ii) In addition to the Property Collateral, the Lessee
                Obligations shall be secured by a Cash Collateral Agreement in the form of Exhibit H duly executed by Lessee (the "Cash Collateral Agreement") and Cash Collateral as provided below:

                                (A) Commencing on the Closing Date and until the
                        Expiration Date of the Facility 1 Lease Agreement and Facility 2 Lease Agreement and the satisfaction in full by Lessee of all Lessee Obligations under Facility 1 and Facility 2, Lessee shall, as security for the Outstanding Tranche B Participation Amounts and Outstanding Tranche C Participation Amounts under Facility 1 and Facility 2, maintain with Agent or a third-party custodian acceptable to Lessor and Agent, pursuant to the Cash Collateral Agreement, Cash Collateral that has an aggregate market value not less at any time than 100% of the sum of the Outstanding Tranche B Participation Amounts and Outstanding Tranche C Participation Amounts under Facility 1 and Facility 2 at such time.

                                (B) Commencing on the Closing Date and until the
                        purchase by Novellus Participant of ABN AMRO's Outstanding Tranche A Participation Amount under Facility 3 pursuant to Subparagraph 2.02(d), Lessee shall, as security for the Lessee Obligations under Facility 3, maintain with a third-party custodian acceptable to Lessor and Agent (which is not an Affiliate of Lessee, Lessor or any of the Participants), pursuant to the Cash Collateral Agreement, Cash Collateral in the form of United States Treasury Securities that have an aggregate market value not less at any time than 111% of the Outstanding Lease Amount under Facility 3 at such time.

                                (C) After the purchase by Novellus Participant
                        of ABN AMRO's Outstanding Tranche A Participation Amount pursuant to Subparagraph 2.02(d) and until the Expiration Date of the Facility 3 Lease Agreement and the satisfaction in full by Lessee of all Lessee Obligations under Facility 3, Lessee shall, as security for the Outstanding Tranche B Participation Amounts and Outstanding Tranche C Participation Amounts under Facility 3, maintain with Agent or a third-party custodian acceptable to Lessor and Agent, pursuant to the Cash Collateral Agreement, Cash Collateral that has an aggregate market value not less at any time than 100% of the sum of the Outstanding Tranche B Participation Amounts and Outstanding Tranche C Participation Amounts under Facility 3 at such time.

                On or prior to the Closing Date, Lessee shall deliver to Lessor a written opinion of its counsel, in form and substance reasonably satisfactory to Lessor and Agent but subject to customary qualifications and assumptions, to the effect that the Cash Collateral Agreement is a legal, valid and binding agreement of Lessee, enforceable in accordance with its terms, and that Lessor has a perfected security interest in the Cash Collateral.

                        (iii) Lessee shall deliver to Lessor and Agent such
                additional mortgages, deeds of trust, security agreements, pledge agreements, control agreements, lessor consents and estoppels (containing appropriate mortgagee and lender protection language) and other instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements and fixture filings and landlord waivers) as Lessor or Agent may reasonably request to
                (A) grant, perfect, maintain, protect and evidence security interests in favor of Lessor or Agent in the Property Collateral and the Cash Collateral prior to the Liens or other interests of any Person, except in the case of the Property Collateral for Permitted Property Liens; and (B) otherwise establish, maintain, protect and evidence the rights provided to Lessor and Agent in the Property Collateral and the Cash Collateral. Lessee shall fully cooperate with Lessor and Agent and perform all additional acts reasonably requested by Lessor or Agent to effect the purposes of this Subparagraph 2.11(a).

                (b) Lessor Obligations.

                        (i) The Lessor Obligations shall be secured by the
                following:

                                (A) An Assignment of Ground Lease Agreement,
                        Sublease Agreement, Lease Agreements and Purchase Agreements in the form of Exhibit I, duly executed by Lessor (the "Assignment of Lease");

                                (B) A Deed of Trust with Assignment of Rents,
                        Security Agreement and Fixture Filing in the form of Exhibit J, duly executed by Lessor (the "Lessor Deed of Trust");

                                (C) An Assignment of Construction Agreements,
                        duly executed by Lessor, in form and substance satisfactory to Agent; and

                                (D) A Security Agreement in the form of Exhibit
                        K, duly executed by Lessor (the "Lessor Security Agreement").

                        (ii) Lessor shall deliver to Agent such additional
                mortgages, deeds of trust, security agreements, pledge agreements, lessor consents and estoppels (containing appropriate mortgagee and lender protection language) and other instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements and fixture filings and landlord waivers) as Agent may reasonably request to (A) grant, perfect, maintain, protect and evidence security interests in favor of Agent in Lessor's rights in the Property Collateral and the Cash Collateral; and (B) otherwise establish, maintain, protect and evidence the rights provided to Agent in the Property Collateral and the Cash Collateral. Lessor shall fully cooperate with Agent and perform all additional acts reasonably requested by Agent to effect the purposes of this Subparagraph 2.11(b).

                        (iii) Lessee hereby consents to the Assignment of Lease,
                the Lessor Deed of Trust and the Lessor Security Agreement; the Liens granted to Agent therein; and all other Liens granted to Agent in any of the Operative Documents and the Property to secure the Lessor Obligations.

        2.12. Change of Circumstances.

                (a) Inability to Determine Rates. If, on or before the first day of any Rental Period for any Portion, (i) any Participant shall advise Agent that the LIBOR Rental Rate for such Rental Period and Portion cannot be adequately and reasonably determined due to the unavailability of funds in or other circumstances affecting the London interbank market or (ii) Majority Participants shall advise Agent that the LIBOR Rental Rate for such Rental Period and Portion does not adequately and fairly reflect the cost to such Participants of funding their shares of such Portions under the applicable Facility, Agent shall immediately give notice of such condition to Lessee, Lessor and the other Participants. After the giving of any such notice (and until Agent shall otherwise notify Lessee and Lessor that the circumstances giving rise to such condition no longer exist), the LIBOR Rental Rate shall be unavailable and the Rental Rate for each new Rental Period shall be the Alternate Rental Rate.

                (b) Illegality. If, after the date of this Agreement, the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by Lessor or any Participant with any request or directive (whether or not having the force of law) of any Governmental Authority (a "Change of Law") shall make it unlawful or impossible for any Participant to fund or maintain its portion of the Outstanding Lease Amount under any Facility at the LIBOR Rental Rate, such Participant shall immediately notify Agent and Agent shall immediately notify Lessee, Lessor and the other Participants of such Change of Law. After the giving of any such notice (and until Agent shall otherwise notify Lessee and Lessor that such Change of Law is no longer in effect), the LIBOR Rental Rate shall be unavailable and the Rental Rate under all Facilities for each Rental Period shall be the Alternate Rental Rate.

                (c) Increased Costs. If, after the date of this Agreement, any Change of Law:

                        (i) Shall subject Lessor or any Participant to any tax,
                duty or other charge with respect to the Outstanding Lease Amount under any Facility, or shall change the basis of taxation of Base Rent payments by Lessee to Lessor or any Participant under this Agreement or any other Operative Document (except for changes in the rate of taxation on the overall net income of Lessor or any Participant imposed by its jurisdiction of incorporation or, in the case of any Participant, the jurisdiction in which its Applicable Participating Office is located); or

                        (ii) Shall impose, modify or hold applicable any reserve
                (excluding any Reserve Requirement or other reserve to the extent included in the calculation of the LIBOR Rental Rate), special deposit or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by Lessor or any Participant for its portion of the Outstanding Lease Amount under any Facility; or

                        (iii) Shall impose on Lessor or any Participant any
                other condition related to the Outstanding Lease Amount under any Facility, Base Rent under any Facility or Lessor's or such Participant's commitments hereunder;

        And the effect of any of the foregoing is to increase the cost to Lessor or such Participant of funding or maintaining its portion of the Outstanding Lease Amount under any Facility or commitments or to reduce any amount receivable by Lessor or such Participant hereunder; then Lessee shall from time to time within five (5) Business Days after demand by such Person, pay to such Person additional amounts sufficient to reimburse such Person for any such increased costs of such Person or to compensate such Person for any such reduced amounts of such Person; provided, however, that Lessee shall have no obligation to pay any additional amounts under this Subparagraph 2.12(c) on account of any increased costs or reduced amounts arising under Facility 3 during the Construction Period except as follows:

                        (A) Lessee shall pay any such additional amounts under
                this Subparagraph 2.12(c) on account of any increased costs or reduced amounts arising under Facility 3 during the Construction Period if caused by or arising from any failure by Lessee to comply with any of its obligations under the Operative Documents (including its insurance obligations), any representation by Lessee in any of the Operative Documents not being true, any negligence or willful misconduct of Lessee, or any claim by any third-party against Lessee (or against any Lessor Party) based upon any alleged action or inaction by Lessee.

                        (B) If any Lessor Party incurs any such increased costs
                or reduced amounts under Facility 3 during the Construction Period for which Lessee is not obligated to pay additional amounts pursuant to clause (A) above, the amount of such increased costs and reduced amounts shall, if such Lessor Party shall so request by a written notice to Lessor, be capitalized pursuant to clause (i) of Subparagraph 2.03(c).

        A certificate setting forth in reasonable detail the amount of any increased costs or reduced amounts submitted by any Lessor Party shall constitute prima facie evidence of such costs or amounts. The obligations of Lessee under this Subparagraph 2.12(c) shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

                (d) Capital Requirements. If, after the date of this Agreement, Lessor or any Participant determines that (i) any Change of Law affects the amount of capital required or expected to be maintained by such Person or any other Person controlling such Person (a "Capital Adequacy Requirement") and (ii) the amount of capital maintained by such Person or such other Person which is attributable to or based upon the Advances, the commitments or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account such Person's or such other Person's policies with respect to capital adequacy), Lessee shall pay to such Person or such other Person, within five (5) Business Days after demand of such Person, such amounts as such Person or such other Person shall determine are necessary to compensate such Person or such other Person for the increased costs to such Person or such other Person of such increased capital. A certificate of Lessor or any Participant setting forth in reasonable detail the computation of any such increased costs, delivered by such Person to Lessee shall constitute prima facie evidence of such costs. The obligations of Lessee under this Subparagraph 2.12(d) shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

                (e) Mitigation. If Lessor or any Participant becomes aware of
        (i) any Change of Law which will make it unlawful or impossible for such Person to fund or maintain its portion of the Outstanding Lease Amount under any Facility at the LIBOR Rental Rate or (ii) any Change of Law or other event or condition which will obligate Lessee or Lessor to pay any amount pursuant to Subparagraph 2.12(c) or Subparagraph 2.12(d), such Person shall notify Lessee and Lessor thereof as promptly as practical. If any Person has given notice of any such Change of Law or other event or condition and thereafter becomes aware that such Change of Law or other event or condition has ceased to exist, such Person shall notify Lessee and Lessor thereof as promptly as practical. Each Person affected by any Change of Law which makes it unlawful or impossible for such Person to fund or maintain its portion of the Outstanding Lease Amount under any Facility at the LIBOR Rental Rate or to which Lessee or Lessor is obligated to pay any amount pursuant to Subparagraph 2.12(c) or Subparagraph 2.12(d) shall use reasonable commercial efforts (including changing the jurisdiction of its Applicable Participating Office) to avoid the effect of such Change of Law or to avoid or materially reduce any amounts which Lessee or Lessor is obligated to pay pursuant to Subparagraph 2.12(c) or Subparagraph 2.12(d) if, in the reasonable opinion of such Person, such efforts would not be disadvantageous to such Person.

        2.13. Taxes on Payments.

                (a) Payments Free of Taxes. All payments made by Lessee under this Agreement and the other Operative Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future Indemnified Taxes, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, except as otherwise provided in the last sentence of Subparagraph 2.13(b). If any Indemnified Taxes are required to be withheld from any amounts payable by Lessee to any Lessor Party hereunder or under the other Operative Documents, the amounts so payable to such Lessor Party shall be increased to the extent necessary to yield to such Lessor Party (after payment of all Indemnified Taxes) the Base Rent or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Operative Documents. Whenever any Indemnified Taxes are payable by Lessee, as promptly as possible thereafter, Lessee shall send to Agent for its own account or for the account of Lessor or such Participant, as the case may be, a certified copy of an original official receipt received by Lessee showing payment thereof. If Lessee fails to pay any Indemnified Taxes when due to the appropriate taxing authority or fails to remit to Agent the required receipts or other required documentary evidence, Lessee shall indemnify the Lessor Parties for any incremental taxes, interest or penalties that may become payable by the Lessor Parties as a result of any such failure. The obligations of Lessee under this Subparagraph 2.13(a) shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

                (b) Withholding Exemption Certificates. On or prior to the Closing Date or, if such date does not occur within thirty (30) days after the date of this Agreement, by the end of such 30-day period, Lessor, if it is not incorporated under the laws of the United States of America or a state thereof, and each Participant which is not incorporated under the laws of the United States of America or a state thereof shall deliver to Lessee and Lessor two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or successor applicable form), as the case may be, certifying in each case that Lessor or such Participant, as the case may be, is entitled to receive payments under this Agreement and the other Operative Documents without deduction or withholding of any United States federal income taxes. Each Person which delivers to Lessee and Lessor a Form 1001 or 4224 pursuant to the immediately preceding sentence further undertakes to deliver to Lessee and Lessor two further copies of Form 1001 or 4224 (or successor applicable forms), or other manner of certification or procedure, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to Lessee and Lessor, and such extensions or renewals thereof as may reasonably be requested by Lessee or Lessor, certifying in the case of a Form 1001 or 4224 that such Person is entitled to receive payments under this Agreement and the other Operative Documents without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent Lessor or a Participant from duly completing and delivering any such form with respect to it and Lessor or such Participant advises Lessee and Lessor that it is not capable of receiving payments without any deduction or withholding of United States federal income tax. If Lessor or any Participant fails to provide to Lessee or Lessor pursuant to this Subparagraph 2.13(b) (or, in the case of an Assignee Participant, Subparagraph 7.05(b)) any certificates or other evidence required by such provision to establish that such Lender is, at the time it becomes a Lender hereunder, entitled to receive payments under this Agreement and the other Operative Documents without deduction or withholding of any United States federal income taxes, Lessor or such Participant, as the case may be, shall not be entitled to any indemnification under Subparagraph 2.13(a) for any Indemnified Taxes imposed on such Lender primarily as a result of such failure.

                (c) Mitigation. If any Lessor Party claims any additional amounts to be payable to it pursuant to this Paragraph 2.13, such Lessor Party shall use reasonable commercial efforts to file any certificate or document requested in writing by Lessee or Lessor (including copies of Internal Revenue Service Form 1001 (or successor forms) reflecting a reduced rate of withholding) or to change the jurisdiction of its Applicable Participating Office if the making of such a filing or such change in the jurisdiction of its Applicable Participating Office would avoid the need for or materially reduce the amount of any such additional amounts which may thereafter accrue and if, in the reasonable opinion of a Participant, in the case of a change in the jurisdiction of its Applicable Participating Office, such change would not be disadvantageous to such Person.

                (d) Tax Returns. Nothing contained in this Paragraph 2.13 shall require any Lessor Party (in its capacity as such) to make available any of its tax returns (or any other information relating to its taxes which it deems to be confidential).

        2.14. Funding Loss Indemnification. If Lessee shall (a) pay all or any Portion of the Outstanding Lease Amount under any Facility on any day other than the last day of a Rental Period therefor (whether an optional payment, a mandatory payment or otherwise) or (b) cancel or otherwise fail to consummate any Advance Request which has been delivered to Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise), then Lessee shall, within five (5) Business Days after demand by Lessor or any Participant, reimburse such Person for and hold such Person harmless from all costs and losses incurred by such Person as a result of such payment, cancellation or failure. Lessee understands that such costs and losses may include, without limitation, losses incurred by Lessor or a Participant as a result of funding and other contracts entered into by such Person to fund its portion of the Outstanding Lease Amount under the applicable Facility. Each Person demanding payment under this Paragraph 2.14 shall deliver to Lessee, with a copy to Agent, a certificate setting forth the amount of costs and losses for which demand is made, which certificate shall set forth in reasonable detail the calculation of the amount demanded. Such a certificate so delivered to Lessee shall constitute prima facie evidence of such costs and losses. The obligations of Lessee under this Paragraph 2.14 shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

        2.15. Replacement of Participants. If any Participant (other than Novellus Participant) shall (a) become a Defaulting Participant more than once in a period of twelve (12) consecutive months, (b) continue as a Defaulting Participant for more than five (5) Business Days at any time, (c) deliver, pursuant to Subparagraph 2.12(b), a notice of a Change of Law which does not affect any other Participant, or (d) demand any payment under Subparagraph 2.12(c), 2.12(d) or

2.13(a) for a reason which is not applicable to any other Participant, then Agent may (or upon the written request of Lessee if no Event of Default has occurred and is continuing, shall) replace such Participant (the "affected Participant"), or cause such affected Participant to be replaced, with another Person (the "replacement Participant") satisfying the requirements of an Eligible Assignee under Subparagraph 7.05(b), by having the affected Participant sell and assign all of its rights and obligations under this Agreement and the other Operative Documents to the replacement Participant pursuant to Subparagraph 7.05(b); provided, however, that if Lessee seeks to exercise such right, it must do so within sixty (60) days after it first knows of the event, condition or demand giving rise to such right, and no Lessor Party (other than Novellus Participant) shall have any obligation to identify or locate a replacement Participant for Lessee. Upon receipt by any affected Participant of a written notice from Agent stating that Agent is exercising the replacement right set forth in this Paragraph 2.15, such affected Participant shall sell and assign all of its rights and obligations under this Agreement and the other Operative Documents to the replacement Participant pursuant to an Assignment Agreement and Subparagraph 7.05(b) for a purchase price equal to the sum of its portion of the Outstanding Lease Amount, the accrued and unpaid portion of the Base Rent relating to such portion and its ratable share of all fees to which it is entitled.

SECTION 3.CONDITIONS PRECEDENT.

        3.01. Initial Advances. The obligation of Lessor to make the Initial Advances (and the obligations of the Participants to fund their respective Proportionate Shares of the Initial Advances) on the Closing Date is (are) subject to receipt by Agent, on or prior to the Closing Date, of each item listed in Schedule 3.01, each in form and substance satisfactory to Lessor, Agent and each Participant, and with sufficient copies for, Lessor, Agent and each Participant.

        3.02. Subsequent Advances. The obligation of Lessor to make each subsequent Advance (and the obligations of the Participants to fund their respective Proportionate Shares of such Advance) is (are) subject to (a) satisfaction of the conditions set forth in Paragraph 3.01; and (b) receipt by Agent pursuant to Paragraph 2.03 of the Advance Request for such Advance, appropriately completed and duly executed by Lessee.

        3.03. Other Conditions Precedent. The occurrence of each Credit Event (including the making of each Advance by Lessor and the funding of each Advance by the Participants) is subject to the further conditions that, on the date such Credit Event is to occur and after giving effect to such Credit Event, the following shall be true and correct:

                (a) The representations and warranties of Lessee set forth in Paragraph 4.01 and in the other Operative Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

                (b) No Default has occurred and is continuing or will result from such Credit Event; and

                (c) All of the Operative Documents are in full force and effect.

The submission by Lessee to Lessor and Agent of each Advance Request, each Notice of Rental Period Selection and a Notice of Marketing Option Exercise shall be deemed to be a representation and warranty by Lessee that each of the statements set forth above in this Paragraph 3.03 is true and correct as of the date of such request and notice.

        3.04. Covenant to Deliver. Lessee agrees (not as a condition but as a covenant) to deliver to Lessor and Agent each item required to be delivered to Lessor and Agent as a condition to each Advance if such Advance is made. Lessee expressly agrees that the making of any Advance prior to the receipt by Lessor and Agent of any such item shall not constitute a waiver by Lessor, Agent or any Participant of Lessee's obligation to deliver such item, unless expressly waived in writing.

SECTION 4. REPRESENTATIONS AND WARRANTIES.

        4.01. Lessee's Representations and Warranties. In order to induce the Lessor Parties to enter into this Agreement and the other Operative Documents to which they are parties, Lessee hereby represents and warrants to the Lessor Parties as follows:

                (a) Due Incorporation, Qualification, etc. Each of Lessee and Lessee's Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and
        (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed is reasonably likely to have a Material Adverse Effect.

                (b) Authority. The execution, delivery and performance by Lessee of each Operative Document executed, or to be executed, by Lessee and the consummation of the transactions contemplated thereby (i) are within the power of Lessee and (ii) have been duly authorized by all necessary actions on the part of Lessee.

                (c) Enforceability. Each Operative Document executed, or to be executed, by Lessee has been, or will be, duly executed and delivered by Lessee and constitutes, or will constitute, a legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

                (d) Non-Contravention. The execution and delivery by Lessee of the Operative Documents executed by Lessee and the performance and consummation of the transactions contemplated thereby do not (i) violate any Requirement of Law applicable to Lessee; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of Lessee; or (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any property, asset or revenue of Lessee (except such Liens as may be created in favor of Lessor or Agent pursuant to this Agreement or the other Operative Documents).

                (e) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Operative Documents executed by Lessee and the performance and consummation by Lessee of the transactions contemplated thereby, except
        (i) such as have been made or obtained and are in full force and effect and (ii) those construction-related permits and approvals which will be obtained as and when necessary in compliance with the Facility 3 Construction Agency Agreement.

                (f) No Violation or Default. Neither Lessee nor any of its Subsidiaries is in violation of or in default with respect to (i) any Requirement of Law applicable to such Person; (ii) any Contractual Obligation of such Person (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), where, in each case, such violation or default is reasonably likely to have a Material Adverse Effect. Without limiting the generality of the foregoing, neither Lessee nor any of its Subsidiaries (A) has violated any Environmental Laws, (B) has any liability under any Environmental Laws or (C) has received notice or other communication of an investigation or is under investigation by any Governmental Authority having authority to enforce Environmental Laws, where such violation, liability or investigation is reasonably likely to have a Material Adverse Effect. No Default has occurred and is continuing.

                (g) Litigation. Except as set forth in the most recent Form 10-Q, 10-K and 8-K reports filed by Lessee with the Securities and Exchange Commission or in Schedule 4.01(g), no actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of Lessee, threatened against Lessee or any of its Subsidiaries at law or in equity in any court or before any other Governmental Authority which (i) is reasonably likely (alone or in the aggregate) to have a Material Adverse Effect or
        (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by Lessee of the Operative Documents or the transactions contemplated thereby.

                (h) Title; Possession Under Leases. Except as set forth in the most recent Form 10-Q, 10-K and 8-K reports filed by Lessee with the Securities and Exchange Commission or in Schedule 4.01(h), Lessee and its Subsidiaries own and have good and marketable title, or a valid leasehold interest in, all their respective properties and assets as reflected in the most recent Financial Statements delivered to Agent (except those assets and properties disposed of in the ordinary course of business or otherwise in compliance with this Agreement since the date of such Financial Statements) and all respective assets and properties acquired by Lessee and its Subsidiaries since such date (except those disposed of in the ordinary course of business or otherwise in compliance with this Agreement), except in any case where the failure so to own or to have such title is not reasonably likely to have a Material Adverse Effect. Such assets and properties are subject to no Lien, except for Permitted Liens. Each of Lessee and its Subsidiaries has complied with all material obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of Lessee and its Subsidiaries enjoys peaceful and undisturbed possession under such leases.

                (i) Financial Statements. The Financial Statements of Lessee and its Subsidiaries which have been delivered to Agent, (i) are in accordance with the books and records of Lessee and its Subsidiaries, which have been maintained in accordance with good business practice;
        (ii) have been prepared in conformity with GAAP; and (iii) fairly present the financial conditions and results of operations of Lessee and its Subsidiaries as of the date thereof and for the period covered thereby. Neither Lessee nor any of its Subsidiaries has any Contingent Obligations, liability for taxes or other outstanding obligations which are material in the aggregate, except as disclosed (A) in the audited Financial Statements of Lessee dated December 31, 2000, or the 10-Q reports filed by Lessee with the Securities and Exchange Commission for the quarters ended March 31, 2001 and June 30, 2001 or the 8-K report filed by Lessee with the Securities and Exchange Commission on June 1, 2001, furnished by Lessee to Agent prior to the date hereof, or (B) in the Financial Statements delivered to Agent pursuant to clause (i) or
        (ii) of Subparagraph 5.01(a).

                (j) Equity Securities. All outstanding Equity Securities of Lessee are duly authorized, validly issued, fully paid and non-assessable. All Equity Securities of Lessee have been offered and sold in compliance with all federal and state securities laws and all other Requirements of Law.

                (k) [Reserved].

                (l) Employee Benefit Plans.

                        (i) Based on the most recent valuation date for any
                Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities) does not exceed an amount equal to $10,000,000. No Pension Plan has failed to meet the minimum funding standard of Code Section 412 (whether or not waived under Code Section 412(d)) or failed to make by its due date a required installment under Code Section 412(m). Neither Lessee nor any ERISA Affiliate has any liability with respect to any post-retirement benefit under any Employee Benefit Plan which is a welfare plan (as defined in section 3(1) of ERISA) that is reasonably likely to have a Material Adverse Effect.

                        (ii) Each Employee Benefit Plan complies, in both form
                and operation, in all material respects, with its terms, ERISA and the IRC, and no condition exists or event has occurred with respect to any such plan which would result in the incurrence by either Lessee or any ERISA Affiliate of any material liability, fine or penalty. Each Employee Benefit Plan, related trust agreement, arrangement and commitment of Lessee or any ERISA Affiliate is legally valid and binding and in full force and effect. No Employee Benefit Plan is being audited or investigated by any government agency or is subject to any pending or threatened claim or suit. Neither Lessee nor any ERISA Affiliate nor any fiduciary of any Employee Benefit Plan has engaged in a prohibited transaction under section 406 of ERISA or section 4975 of the IRC.

                        (iii) Neither Lessee nor any ERISA Affiliate contributes
                to or has any material contingent obligations to any Multiemployer Plan. Neither Lessee nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither Lessee nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or
                Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

                (m) Other Regulations. Lessee is not subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or to any other Governmental Rule limiting its ability to incur indebtedness.

                (n) Patent and Other Rights. Except as set forth in the most recent Form 10-Q, 10-K and 8-K reports filed by Lessee with the Securities and Exchange Commission or in Schedule 4.01(g), Lessee and its Subsidiaries own, license or otherwise have the right to use, under validly existing agreements, all patents, licenses, trademarks, trade names, trade secrets, service marks, copyrights and all rights with respect thereto, which are required to conduct their businesses as now conducted, except where the failure to have any such rights, either individually or collectively, is not reasonably likely to have a Material Adverse Effect.

                (o) Governmental Charges. Lessee and its Subsidiaries have filed or caused to be filed all tax returns which are required to be filed by them. Lessee and its Subsidiaries have paid, or made provision for the payment of, all taxes and other Governmental Charges which have or may have become due pursuant to said returns or otherwise and all other indebtedness, except such Governmental Charges or indebtedness, if any, which are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided or which are not reasonably likely to have a Material Adverse Effect if unpaid.

                (p) Margin Stock. Lessee owns no Margin Stock which, in the aggregate, would constitute a substantial part of the assets of Lessee, and no proceeds of any Loan will be used to purchase or carry, directly or indirectly, any Margin Stock or to extend credit, directly or indirectly, to any Person for the purpose of purchasing or carrying any Margin Stock.

                (q) Subsidiaries, etc. Set forth in Schedule 4.01(q) (as supplemented by Lessee from time to time in a written notice to Agent) is a complete list of all of Lessee's Subsidiaries, the jurisdiction of incorporation of each, the classes of Equity Securities of each and the percentages of shares of each such class owned directly or indirectly by Lessee.

                (r) Catastrophic Events. Neither Lessee nor any of its Subsidiaries and none of their properties is or has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty that is reasonably likely to have a Material Adverse Effect. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which Lessee or any of its Subsidiaries is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the best knowledge of Lessee, jurisdictional disputes or organizing activities occurring or threatened which alone or in the aggregate are reasonably likely to have a Material Adverse Effect.

                (s) No Material Adverse Effect. No event has occurred and is continuing and no condition exists which is reasonably likely to have a Material Adverse Effect.

                (t) The Property. The representations and warranties relating to each Parcel set forth in Schedule 4.01(t) are true and correct. The following representations and warranties apply to all of the Property:

                        (i) Access to the Land for pedestrians and motor
                vehicles from publicly dedicated streets and public highways is available.

                        (ii) All of the Property complies and will comply at all
                times (whether before commencement of any construction, during any construction or after completion of construction of any New Improvements) with all applicable Governmental Rules (including Title III of the Americans with Disabilities Act; Environmental Laws; and zoning, land use, building, planning and fire laws, rules, regulations and codes) and Insurance Requirements, except for violations which could not have a Material Adverse Effect. No Hazardous Materials have been used, generated, manufactured, stored, treated, disposed of, transported or are present on or released or discharged from the Property in any manner that could have a Material Adverse Effect. All listed Hazardous Materials were used, stored, and transported in accordance with Applicable Laws. There are no claims or actions which could have a Material Adverse Effect pending or, to Lessee's knowledge, threatened against any of the Property by any Governmental Authority or any other Person relating to Hazardous Materials or pursuant to any Environmental Laws.

                        (iii) None of the Improvements (whether before
                commencement of any construction, during any construction or after completion of construction of any New Improvements) encroach or will at any time encroach in any manner onto any adjoining land, except as permitted by express written and recorded encroachment agreements approved by Agent or as affirmatively insured against by appropriate title insurance.

                        (iv) All licenses, approvals, authorizations, consents,
                permits, easements and rights-of-way required for the use of any of the Property have been obtained or, if not yet required, will be obtained before required.

                (u) Chief Executive Office. Lessee's chief executive office is located at 4000 North First Street, San Jose, California.

                (v) Accuracy of Information Furnished. None of the Operative Documents and none of the other certificates, statements or information furnished to any Lessor Party by or on behalf of Lessee or any of its Subsidiaries in connection with the Operative Documents or the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Lessee shall be deemed to have reaffirmed, for the benefit of the Lessor Parties, each representation and warranty contained in this Paragraph 4.01 on and as of the date of each Credit Event (except for representations and warranties expressly made as of a specified date, which shall be true as of such date).

        4.02. Lessor's Representations and Warranties. In order to induce Lessee, Agent and the Participants to enter into this Agreement and the other Operative Documents to which they are parties, Lessor hereby represents and warranties to Lessee, Agent and the Participants as follows:

                (a) Due Incorporation, Qualification, etc. Lessor (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

                (b) Authority. The execution, delivery and performance by Lessor of each Operative Document executed, or to be executed, by Lessor and the consummation of the transactions contemplated thereby (i) are within the power of Lessor and (ii) have been duly authorized by all necessary actions on the part of Lessor.

                (c) Enforceability. Each Operative Document executed, or to be executed, by Lessor has been, or will be, duly executed and delivered by Lessor and constitutes, or will constitute, a legal, valid and binding obligation of Lessor, enforceable against Lessor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

                (d) Non-Contravention. The execution and delivery by Lessor of the Operative Documents executed by Lessor and the performance and consummation of the transactions contemplated thereby do not (i) violate any Requirement of Law applicable to Lessor; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of Lessor; or (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any property, asset or revenue of Lessor (except such Liens as may be created in favor of Agent pursuant to this Agreement or the other Operative Documents).

                (e) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Operative Documents executed by Lessor and the performance and consummation of the transactions contemplated thereby, except such as have been made or obtained and are in full force and effect.

                (f) Litigation. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of Lessor, threatened against Lessor at law or in equity in any court or before any other Governmental Authority which (i) is reasonably likely (alone or in the aggregate) to materially and adversely affect the ability of Lessor to perform its obligations under the Operative Documents to which it is a party or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by Lessor of the Operative Documents or the transactions contemplated thereby.

                (g) Other Regulations. Lessor is not subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or to any other Governmental Rule limiting its ability to incur indebtedness.

                (h) Chief Executive Office. Lessor's chief executive office is located at 135 South LaSalle Street, Suite 740, Chicago, Illinois, 60603.

        4.03. Participants' Representations and Warranties. In order to induce Lessee, Lessor and Agent to enter into this Agreement and the other Operative Documents to which they are parties, each Participant hereby represents and warranties to Lessee, Lessor and Agent as follows:

                (a) Due Incorporation, Qualification, etc. Such Participant (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

                (b) Authority. The execution, delivery and performance by such Participant of each Operative Document executed, or to be executed, by such Participant and the consummation of the transactions contemplated thereby (i) are within the power of such Participant and (ii) have been duly authorized by all necessary actions on the part of such Participant.

                (c) Enforceability. Each Operative Document executed, or to be executed, by such Participant has been, or will be, duly executed and delivered by such Participant and constitutes, or will constitute, a legal, valid and binding obligation of such Participant, enforceable against such Participant in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

                (d) Non-Contravention. The execution and delivery by such Participant of the Operative Documents executed by such Participant and the performance and consummation of the transactions contemplated thereby do not (i) violate any Requirement of Law applicable to such Participant; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of such Participant; or (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any property, asset or revenue of such Participant (except such Liens as may be created in favor of Lessor or Agent pursuant to this Agreement or the other Operative Documents).

                (e) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Operative Documents executed by such Participant and the performance and consummation of the transactions contemplated thereby, except such as have been made or obtained and are in full force and effect.

                (f) Litigation. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of such Participant, threatened against such Participant at law or in equity in any court or before any other Governmental Authority which (i) is reasonably likely (alone or in the aggregate) to materially and adversely affect the ability of such Participant to perform its obligations under the Operative Documents to which it is a party or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by such Participant of the Operative Documents or the transactions contemplated thereby.

                (g) Own Account. Such Participant is acquiring its participation interest hereunder for its own account for investment and not with a view to any distribution (as such term is used in Section 2(11) of the Securities Act of 1933) thereof, and, if in the future it should decide to dispose of its participation interest, it understands that it may do so only in compliance with the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder and any applicable state securities laws.

SECTION 5. COVENANTS.

        5.01. Lessee's Affirmative Covenants. Until the termination of this Agreement and the satisfaction in full by Lessee of all Lessee Obligations, Lessee will comply, and will cause compliance, with the following affirmative covenants, unless Lessor and Required Participants shall otherwise consent in writing:

                (a) Financial Statements, Reports, etc. Lessee shall furnish to Agent, with sufficient copies for Lessor and each Participant (other than Novellus Participant), the following, each in such form and such detail as Agent, Lessor or the Required Participants shall reasonably request:

                        (i) As soon as available and in no event later than
                fifty (50) days after the last day of each fiscal quarter of Lessee (other than the last quarter in any fiscal year), a copy of the Financial Statements of Lessee and its Subsidiaries (prepared on a consolidated basis) for such quarter and for the fiscal year to date, certified by the president or chief financial officer of Lessee to present fairly the financial condition, results of operations and other information reflected therein and to have been prepared in accordance with GAAP (subject to normal year-end audit adjustments);

                        (ii) As soon as available and in no event later than one
                hundred (100) days after the close of each fiscal year of Lessee, (A) copies of the audited Financial Statements of Lessee and its Subsidiaries (prepared on a consolidated basis) for such year, prepared by Ernst & Young or by other independent certified public accountants of recognized national standing acceptable to Agent, (B) copies of the unqualified opinions (or qualified opinions reasonably acceptable to Required Participants) and management letters delivered by such accountants in connection with all such Financial Statements and
                (C) certificates of such accountants to Agent stating that in making the examination necessary for their opinion they have reviewed this Agreement and have obtained no knowledge of any Default which has occurred and is continuing, or if, in the opinion of such accountants, a Default has occurred and is continuing, a statement as to the nature thereof;

                        (iii) Contemporaneously with the quarterly and year-end
                Financial Statements required by the foregoing clauses (i) and
                (ii), a compliance certificate of the president or chief financial officer of Lessee which (A) states that no Default has occurred and is continuing, or, if any such Default has occurred and is continuing, a statement as to the nature thereof and what action Lessee proposes to take with respect thereto; and (B) sets forth, for the quarter or year covered by such Financial Statements or as of the last day of such quarter or year (as the case may be), the calculation of the financial ratios and tests provided in Paragraph 5.03;

                        (iv) As soon as possible and in no event later than five
                (5) Business Days after any Senior Officer of Lessee knows of the occurrence or existence of (A) any Reportable Event (excluding any Reportable Event for which the provision of a 30-day notice to the PBGC has been waived by regulation) under any Employee Benefit Plan or Multiemployer Plan; (B) any actual or threatened litigation, suits, claims or disputes against Lessee or any of its Subsidiaries involving potential monetary damages payable by Lessee or its Subsidiaries of $10,000,000 or more (alone or in the aggregate); (C) any other event or condition which is reasonably likely to have a Material Adverse Effect; or (D) any Default; the statement of the president or chief financial officer of Lessee setting forth details of such event, condition or Default and the action which Lessee proposes to take with respect thereto;

                        (v) As soon as available and in no event later than five
                (5) Business Days after they are sent, made available or filed, copies of (A) all registration statements and reports filed by Lessee or any of its Subsidiaries with any securities exchange or the Securities and Exchange Commission (including, without limitation, all 10-Q, 10-K, 8-Q and 8-K reports); (B) all reports, proxy statements and financial statements sent or made available by Lessee or any of its Subsidiaries to its security holders; and (C) all press releases and other similar public concerning any material developments in the business of Lessee or any of its Subsidiaries made available by Lessee or any of its Subsidiaries to the public generally; and

                        (vi) Such other instruments, agreements, certificates,
                opinions, statements, documents and information relating to the operations or condition (financial or otherwise) of Lessee or its Subsidiaries, and compliance by Lessee with the terms of this Agreement and the other Operative Documents as Lessor or Agent may from time to time reasonably request.

        For the purposes of this Subparagraph 5.01(a), (1) the timely delivery by Lessee to Agent pursuant to clause (vi) of a copy of the Form 10-Q report filed by Lessee with the Securities and Exchange Commission for any quarter shall satisfy the requirements of clause (i) for such quarter and (2) the timely delivery by Lessee to Agent pursuant to clause (vi) of a copy of the Form 10-K report filed by Lessee with the Securities and Exchange Commission for any year shall satisfy the requirements of clause (ii)(A) for such year, provided that such reports are required to contain the same information as required by clause (i) and clause (ii)(A), respectively.

                (b) Books and Records. Lessee and its Subsidiaries shall at all times keep proper books of record and account in which full, true and correct entries will be made of their transactions in accordance with GAAP.

                (c) Inspections. Lessee and its Subsidiaries shall permit any Person designated by any Participant, upon reasonable notice and during normal business hours, to visit and inspect any of the properties and offices of Lessee and its Subsidiaries, to examine the books and records of Lessee and its Subsidiaries and make copies thereof and to discuss the affairs, finances and business of Lessee and its Subsidiaries with, and to be advised as to the same by, their officers, auditors and accountants, all at such times and intervals as any Participant may reasonably request.

                (d) Insurance. In addition to the insurance requirements set forth in the Lease Agreements with respect to the Property, Lessee and its Subsidiaries shall:

                        (i) Carry and maintain insurance of the types and in the
                amounts customarily carried from time to time during the term of this Agreement by others engaged in substantially the same business as such Person and operating in the same geographic area as such Person, including, but not limited to, fire, public liability, property damage and worker's compensation; and

                        (ii) Carry and maintain each policy for such insurance
                with financially sound insurers.

                (e) Governmental Charges and Other Indebtedness. Lessee and its Subsidiaries shall promptly pay and discharge when due (i) all taxes and other Governmental Charges prior to the date upon which penalties accrue thereon, (ii) all indebtedness which, if unpaid, could become a Lien upon the property of Lessee or its Subsidiaries and (iii) subject to any subordination provisions applicable thereto, all other indebtedness; except where (A) the failure to pay any such taxes, other Governmental Charges or indebtedness, either alone or collectively, is not reasonably likely to have a Material Adverse Effect and (B) any such taxes, other Governmental Charges or indebtedness as may in good faith be contested or disputed, or for which arrangements for deferred payment have been made, provided that in each such case appropriate reserves as required by GAAP are maintained.

                (f) Use of Proceeds. Lessee shall not use any part of the proceeds of any Advance, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve Lessee or any Lessor Party in a violation of Regulations T, U or X issued by the Federal Reserve Board.

                (g) General Business Operations. Each of Lessee and its Subsidiaries shall (i) preserve and maintain its corporate existence and all of its rights, privileges and franchises reasonably necessary to the conduct of its business, (ii) conduct its business activities in compliance with all Requirements of Law and Contractual Obligations applicable to such Person, the violation of which is reasonably likely to have a Material Adverse Effect and (iii) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; provided, however, that Lessee and its Subsidiaries may dissolve or liquidate any Subsidiary if such Subsidiary is not a Material Subsidiary and such dissolution or liquidation is not reasonably likely to have a Material Adverse Effect. Lessee shall maintain its chief executive office and principal place of business in the United States and shall not relocate its chief executive office or principal place of business outside of California except upon not less than thirty (30) days prior written notice to Agent.

        5.02. Lessee's Negative Covenants. Until the termination of this Agreement and the satisfaction in full by Lessee of all Lessee Obligations, Lessee will comply, and will cause compliance, with the following negative covenants, unless Lessor and Required Participants shall otherwise consent in writing:

                (a) Liens. Neither Lessee nor any of its Subsidiaries shall create, incur, assume or permit to exist any Lien on or with respect to any of its assets or property of any character, whether now owned or hereafter acquired, except for the following ("Permitted Liens"):

                        (i) Liens in favor of Lessor, Agent or any Participant
                securing the Lessee Obligations;

                        (ii) Liens securing Economically Defeased Synthetic
                Lease Obligations;

                        (iii) Liens listed in Schedule 5.02(a) and existing on
                the date of this Agreement;

                        (iv) Liens for taxes or other Governmental Charges not
                at the time delinquent or thereafter payable without penalty or being contested in good faith, provided that adequate reserves for the payment thereof as required by GAAP have been established;

                        (v) Liens of carriers, warehousemen, mechanics,
                materialmen, vendors, and landlords and other similar Liens imposed by law incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided that adequate reserves for the payment thereof as required by GAAP have been established;

                        (vi) Deposits under workers' compensation, unemployment
                insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business;

                        (vii) Zoning restrictions, easements, rights-of-way,
                title irregularities and other similar encumbrances, which alone or in the aggregate are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Lessee or any of its Subsidiaries;

                        (viii) Banker's Liens and similar Liens (including
                set-off rights) in respect of bank deposits;

                        (ix) Liens on property or assets of any corporation
                which becomes a Subsidiary of Lessee or on any property or assets acquired by Lessee or any of its Subsidiaries after the date of this Agreement, provided that (A) such Liens exist at the time the stock of such corporation or such assets or property is or are acquired by Lessee and (B) such Liens were not created in contemplation of such acquisition by Lessee;

                        (x) Judgement Liens, provided that such Liens do not
                have a value in excess of $10,000,000 or such Liens are released, stayed, vacated or otherwise dismissed within twenty
                (20) days after issue or levy and, if so stayed, such stay is not thereafter removed;

                        (xi) Liens in favor of customs and revenue authorities
                arising as a matter of law to secure payment of customs duties and in connection with the importation of goods in the ordinary course of Lessee's and its Subsidiaries' businesses;

                        (xii) Liens securing Indebtedness of Lessee and its
                Subsidiaries under purchase money loans, Capital Leases, conditional sale agreements or other title retention agreements that (A) is incurred by Lessee or any of its Subsidiaries to finance the acquisition by such Person of real property, fixtures or equipment, (B) is incurred by such Person at the time of, or not later than thirty (30) days after, the acquisition by such Person of the property so financed, and (C) does not exceed the purchase price of the property so financed, provided that (1) no Default has occurred and is continuing or will occur at the time each such Lien is granted and (2) in each case, such Lien (I) covers only those assets, the acquisition of which was financed by such Indebtedness, and (II) secures only such Indebtedness;

                        (xiii) Liens on the property or assets of any Subsidiary
                of Lessee in favor of Lessee or any other Subsidiary of Lessee;

                        (xiv) [Reserved];

                        (xv) Liens on insurance proceeds in favor of insurance
                companies with respect to the financing of insurance premiums;

                        (xvi) Permitted Property Liens in the Property; and

                        (xvii) Other Liens on the property of Lessee and its
                Subsidiaries, provided that the aggregate principal amount of all Indebtedness secured by such other Liens does not exceed at any time fifteen percent (15%) of the consolidated total assets of Lessee and its Subsidiaries at such time;

        Provided, however, that the foregoing exceptions shall not be construed to permit any Liens, except for Permitted Property Liens, in any of the Property.

                (b) Mergers, Acquisitions, Etc. Neither Lessee nor any of its Subsidiaries shall consolidate with or merge into any other Person or permit any other Person to merge into it, establish any new Subsidiary, acquire any Person as a new Subsidiary or acquire all or substantially all of the assets of any other Person, except for the following:

                        (i) Any Subsidiary of Lessee may merge or consolidate
                with any other Subsidiary of Lessee;

                        (ii) Any Subsidiary of Lessee may merge or consolidate
                with Lessee, provided that Lessee is the surviving corporation; and

                        (iii) Lessee may merge or consolidate with any other
                corporation, establish a new Subsidiary, acquire any Person as a new Subsidiary or acquire all or substantially all of the assets of any other Person, provided that:

                                (A) In the case of any merger or consolidation,
                        either (1) Lessee is the surviving corporation or (2) the surviving corporation (x) is a Solvent United States corporation, (y) assumes in writing all of the Lessee Obligations and (x) immediately after giving effect to such merger or consolidation, is in compliance with the financial covenants contained in Paragraph 5.03; and

                                (B) No Default has occurred and is continuing at
                        the time of such merger, consolidation, establishment or acquisition or will occur after giving effect to such merger, consolidation or acquisition.

                (c) Change in Business. Neither Lessee nor any of its Subsidiaries shall engage, either directly or indirectly through Affiliates, in any material line of business other than the semiconductor capital equipment business and other businesses incidental or reasonably related thereto.

                (d) ERISA. Neither Lessee nor any ERISA Affiliate shall (i) adopt or institute any Employee Benefit Plan that is an employee pension benefit plan within the meaning of Section 3(2) of ERISA, (ii) take any action which will result in the partial or complete withdrawal, within the meanings of sections 4203 and 4205 of ERISA, from a Multiemployer Plan, (iii) engage or permit any Person to engage in any transaction prohibited by section 406 of ERISA or section 4975 of the IRC involving any Employee Benefit Plan or Multiemployer Plan which would subject either Lessee or any ERISA Affiliate to any tax, penalty or other liability including a liability to indemnify, (iv) incur or allow to exist any accumulated funding deficiency (within the meaning of section 412 of the IRC or section 302 of ERISA), (v) fail to make full payment when due of all amounts due as contributions to any Employee Benefit Plan or Multiemployer Plan, (vi) fail to comply with the requirements of section 4980B of the IRC or Part 6 of Title I(B) of ERISA, or (vii) adopt any amendment to any Employee Benefit Plan which would require the posting of security pursuant to section 401(a)(29) of the IRC, where singly or cumulatively, the above would have a Material Adverse Effect.

                (e) Accounting Changes. Neither Lessee nor any of its Subsidiaries shall change (i) its fiscal year (currently January 1 through December 31) or (ii) its accounting practices except as permitted by GAAP.

        5.03. Lessee's Financial Covenants. Until the termination of this Agreement and the satisfaction in full by Lessee of all Lessee Obligations, Lessee will comply, and will cause compliance, with the following financial covenants, unless Lessor and Required Participants shall otherwise consent in writing:

                (a) Quick Ratio. Lessee shall not permit its Quick Ratio on any day set forth below to be less than the ratio set forth opposite such day below:

               The last day of any
                      fiscal quarter                     1.35 to 1.00.

                (b) Tangible Net Worth. Commencing on June 30, 2001, Lessee shall not permit its Tangible Net Worth on the last day of any fiscal quarter (such date to be referred to herein as a "determination date") to be less than the sum on such determination date of the following:

                        (i) $1,300,000,000;

                                                    plus

                        (ii) Fifty percent (50%) of the sum of Lessee's
                consolidated quarterly net income (ignoring any quarterly losses) for each fiscal quarter ending after June 30, 2001 through and including the fiscal quarter ending on the determination date;

                                                    plus

                        (iii) Seventy-five percent (75%) of the Net Proceeds of
                all Equity Securities issued by Lessee and its Subsidiaries (to Persons other than Lessee or its Subsidiaries) during the period commencing on July 1, 2001 and ending on the determination date;

                                                    plus

                        (iv) Seventy-five percent (75%) of the principal amount
                of all debt securities of Lessee and its Subsidiaries converted into Equity Securities of Lessee and its Subsidiaries during the period commencing on July 1, 2001 and ending on the determination date.

        5.04. Lessor's Covenants.. Until the termination of this Agreement and the satisfaction in full by Lessor of all Lessor Obligations, Lessor will comply, and will cause compliance, with the following covenants, unless Lessee and Required Participants shall otherwise consent in writing:

                (a) Use of Proceeds. Lessor shall use the proceeds of all amounts delivered to Lessor by Participants pursuant to Subparagraph 2.05(a) solely to fund Advances.

                (b) Lessor Liens. Lessor shall not create, incur, assume or permit to exist any Lessor Lien (other than any Lien granted to Agent or any Participant pursuant to the Operative Documents to secure the Lessor Obligations) and shall promptly discharge, at its sole cost and expense, any Lessor Lien on the Property (other than any Liens granted to Agent or any Participant pursuant to the Operative Documents to secure the Lessor Obligations); provided, however, that Lessor shall not be required so to discharge any such Lessor Lien if the same is being (or promptly will be) contested in good faith by appropriate proceedings diligently prosecuted, provided that any such contest is completed and all Lessor Liens are discharged on or prior to the Expiration Date.

                (c) Property Disposition. Lessor shall not sell, lease, transfer or otherwise dispose of its right, title and interest in the Property and the Operative Documents except as provided in Subparagraph 2.11(b) or Subparagraph 7.05(d) in any Purchase Agreement or after retaining the Property following the Expiration Date.

                (d) Chief Executive Office. Lessor shall not change its chief executive office without giving Agent prompt written notice.

        5.05. Participants' Covenants.. Each Participant covenants that it will not fund its portion of any Advance with the assets of any "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any "plan" (as defined in Section 4975(e)(1) of the IRC.

SECTION 6. LESSOR, AGENT AND THEIR RELATIONS WITH PARTICIPANTS.

        6.01. Appointment of Agent Each Participant hereby appoints and authorizes Agent to act as its agent hereunder and under the other Operative Documents with such powers as are expressly delegated to Agent by the terms of this Agreement and the other Operative Documents, together with such other powers as are reasonably incidental thereto. Lessor is not an agent for the Participants or Agent, and neither this Agreement nor any other Operative Document shall be construed to constitute or evidence a partnership among the Lessor Parties or otherwise to impose upon Lessor or Agent any fiduciary duty.

        6.02. Powers and Immunities. Neither Lessor nor Agent shall have any duties or responsibilities except those expressly set forth in this Agreement or in any other Operative Document, be a trustee for any Participant or have any fiduciary duty to any Participant. Notwithstanding anything to the contrary contained herein, neither Lessor nor Agent shall be required to take any action which is contrary to this Agreement or any other Operative Document or any applicable Governmental Rule. Neither Lessor nor Agent nor any Participant shall be responsible to any Participant for any recitals, statements, representations or warranties made by Lessee or any of its Subsidiaries contained in this Agreement or in any other Operative Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this

Agreement or any other Operative Document or for any failure by Lessee or any of its Subsidiaries to perform their respective obligations hereunder or thereunder. Lessor and Agent may employ agents and attorneys-in-fact and shall not be responsible to any Participant for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Lessor nor Agent nor any of their respective directors, officers, employees, agents or advisors shall be responsible to any Participant for any action taken or omitted to be taken by it or them hereunder or under any other Operative Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. Except as otherwise provided under this Agreement, Lessor and Agent shall take such action with respect to the Operative Documents as shall be directed by the Required Participants.

        6.03. Reliance. Lessor or Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, facsimile or telex) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Lessor or Agent with reasonable care. As to any other matters not expressly provided for by this Agreement, neither Lessor nor Agent shall be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Required Participants and shall in all cases be fully protected by the Participants in acting, or in refraining from acting, hereunder or under any other Operative Document in accordance with the instructions of the Required Participants, and such instructions of the Required Participants and any action taken or failure to act pursuant thereto shall be binding on all of the Participants.

        6.04. Defaults. Neither Lessor nor Agent shall be deemed to have knowledge or notice of the occurrence of any Default unless Lessor and Agent have received a written notice from a Participant or Lessee, referring to this Agreement, describing such Default and stating that such notice is a "Notice of Default". If Lessor and Agent receive such a notice of the occurrence of a Default, Agent shall give prompt notice thereof to the Participants (other than Novellus Participant). Lessor and Agent shall take such action with respect to such Default as shall be reasonably directed by the Required Participants; provided, however, that until Lessor and Agent shall have received such directions, Lessor or Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Participants (other than Novellus Participant).

        6.05. Indemnification. Without limiting the obligations of Lessee hereunder, each Participant agrees to indemnify Lessor and Agent, ratably in accordance with such Participant's Proportionate Share, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against Lessor or Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof; provided, however, that no Participant shall be liable for any of the foregoing to the extent they arise from Lessor's or Agent's gross negligence or willful misconduct. Lessor or Agent shall be fully justified in refusing to take or in continuing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Participants against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The obligations of each Participant under this Paragraph 6.05 shall survive the payment and performance of the Lessee Obligations, the termination of this Agreement and any Participant ceasing to be a party to this Agreement (with respect to events which occurred prior to the time such Participant ceased to be a Participant hereunder).

        6.06. Non-Reliance. Each Participant represents that it has, independently and without reliance on Lessor, Agent, or any other Participant, and based on such documents and information as it has deemed appropriate, made its own appraisal of the business, prospects, management, financial condition and affairs of Lessee and the Subsidiaries and its own decision to enter into this Agreement and agrees that it will, independently and without reliance upon Lessor, Agent or any other Participant, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement or any other Operative Document. Neither Lessor nor Agent nor any of their respective affiliates nor any of their respective directors, officers, employees, agents or advisors shall (a) be required to keep any Participant informed as to the performance or observance by Lessee or any of its Subsidiaries of the obligations under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of Lessee or any of its Subsidiaries; (b) have any duty or responsibility to provide any Participant with any credit or other information concerning Lessee or any of its Subsidiaries which may come into the possession of Lessor or Agent, except for notices, reports and other documents and information expressly required to be furnished to the Participants by Lessor or Agent hereunder; or (c) be responsible to any Participant for (i) any recital, statement, representation or warranty made by Lessee or any officer, employee or agent of Lessee in this Agreement or in any of the other Operative Documents,
(ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Operative Document, (iii) the value or sufficiency of the Property or the validity or perfection of any of the liens or security interests intended to be created by the Operative Documents, or (iv) any failure by Lessee to perform its obligations under this Agreement or any other Operative Document.

        6.07. Resignation or Removal of Agent. Agent may resign at any time by giving thirty (30) days prior written notice thereof to Lessee and the Participants, and Agent may be removed at any time with or without cause by the Required Participants; provided, however, that Agent shall not resign and may not be removed without cause prior to the expiration of the Commitment Period without the consent of Lessee unless a Change of Law makes it unlawful or unreasonably burdensome for Agent to continue to act in such capacity. Upon any such resignation or removal, the Required Participants shall have the right to appoint a successor Agent, which Agent, if not a Participant, shall be reasonably acceptable to Lessee; provided, however, that Lessee shall have no right to approve a successor Agent if a Default has occurred and is continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from the duties and obligations thereafter arising hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section VI and any other provision of this Agreement or any other Operative Document which by its terms survives the termination of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

        6.08. Authorization. Agent is hereby authorized by the Participants to execute, deliver and perform, each of the Operative Documents to which Agent is or is intended to be a party and each Participant agrees to be bound by all of the agreements of Agent contained in the Operative Documents.

        6.09. Lessor and Agent in their Individual Capacities. Lessor, Agent and their respective affiliates may make loans to, accept deposits from and generally engage in any kind of banking or other business with Lessee and its Subsidiaries and affiliates as though Lessor were not Lessor hereunder and Agent were not Agent hereunder. With respect to Advances, if any, made by Agent in its capacity as a Participant, Agent in its capacity as a Participant shall have the same rights and powers under this Agreement and the other Operative Documents as any other Participant and may exercise the same as though it were not Agent, and the terms "Participant" or "Participants" shall include Agent in its capacity as a Participant.

SECTION 7. MISCELLANEOUS.

        7.01. Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Lessor, Lessee, any Participant or Agent under this Agreement or the other Operative Documents shall be in writing and faxed, mailed or delivered, if to Lessor, Lessee or Agent, at its respective facsimile number or address set forth below or, if to any Participant, at the address or facsimile number specified beneath the heading "Address for Notices" under the name of such Participant in Part B of Schedule I (or to such other facsimile number or address for any party as indicated in any notice given by that party to the other parties). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the Business Day following the deposit with such service; (b) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt;
(c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt; provided, however, that any Advance Request, Notice of Rental Period Selection, Extension Request, Notice of Term Purchase Option Exercise, Notice of Marketing Option Exercise or Notice of Expiration Date Purchase Option Exercise delivered to Lessor or Agent shall not be effective until received by Lessor or Agent.

        Lessee:       Novellus Systems, Inc.
                      4000 North First Street
                      San Jose, CA 95134
                      Attn:  Treasurer
                      Telephone:  (408) 432-5339
                      Fax No: (408) 545-3009

        Lessor:       ABN AMRO Leasing, Inc.
                      c/o ABN AMRO Bank N.V.
                      135 South LaSalle Street, Suite 740
                      Chicago, IL 60603
                      Attn: Elizabeth McClellan

                      Telephone: (312) 904-2809
                      Fax No: (312) 904-6217

        Agent:        ABN AMRO Bank N.V.
                      Agency Services
                      208 South LaSalle Street, Suite 1500
                      Chicago, IL  60604
                      Attn:  Josephine O'Brien
                      Telephone:  (312) 992-5091
                      Fax: (312) 992-5157

                      with copies to:

                      ABN AMRO Bank N.V.
                      101 California Street, Suite 4550
                      San Francisco, CA  94111-5812
                      Attn:  Joe Endoso
                      Telephone:  (415) 984-3718
                      Fax:  (415) 362-3524

                                 and

                      ABN AMRO Bank N.V.
                      Credit Administration
                      208 South LaSalle Street, Suite 1500
                      Chicago, IL 60604
                      Attn:  Gregory Miller
                      Telephone:  (312) 992-5116
                      Fax:  (312) 992-5111

Each Advance Request, Notice of Rental Period Selection, Extension Request, Notice of Term Purchase Option Exercise, Notice of Marketing Option Exercise and Notice of Expiration Date Purchase Option Exercise shall be given by Lessee to Agent's office located at its address referred to above during its normal business hours; provided, however, that any such notice received by Agent after 10:00 a.m. on any Business Day shall be deemed received by Agent on the next Business Day. In any case where this Agreement authorizes notices, requests, demands or other communications by Lessee to any Lessor Party to be made by telephone or facsimile, any Lessor Party may conclusively presume that anyone purporting to be a person designated in any incumbency certificate or other similar document received by such Lessor Party is such a person.

        7.02. Expenses. Lessee shall pay within five (5) Business Days after demand, whether or not any Advance is made hereunder, (a) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Lessor and Agent in connection with the preparation, negotiation, execution and delivery of, the consummation of the transactions contemplated by and the exercise of their duties under, this Agreement and the other Operative Documents, and the preparation, negotiation, execution and delivery of amendments and waivers hereunder and thereunder (which fees and expenses shall be treated as Permitted Transaction Expenses if incurred prior to the Commitment Termination Date), and (b) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by the Lessor Parties (other than Novellus Participant) in the enforcement or attempted enforcement of any of the Lessee Obligations or in exercising or preserving any of the Lessor Parties' (other than Novellus Participant's) rights and remedies (including all such fees and expenses incurred in connection with any "workout" or restructuring affecting the Operative Documents or the Lessee Obligations or any bankruptcy or similar proceeding involving Lessee or any of its Subsidiaries). As used herein, the term "reasonable attorneys' fees and expenses" shall include, without limitation, allocable costs and expenses of Agent's and Participants' (other than Novellus Participant's) in-house legal counsel and staff. The obligations of Lessee under this Paragraph 7.02 shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

        7.03. Indemnification. To the fullest extent permitted by law, Lessee agrees to protect, indemnify, defend and hold harmless, on an after-tax basis, the Lessor Parties and the other Indemnitees from and against any and all liabilities, losses, damages or expenses of any kind or nature (including Indemnified Taxes) and from any suits, claims or demands (including in respect of or for reasonable attorneys' fees and other expenses) arising on account of or in connection with any matter or thing or action or failure to act by Indemnitees, or any of them, arising out of or relating to the Operative Documents, any transaction contemplated thereby or the Property (including any use by Lessee of the Property or the Advances), except to the extent such liability arises from the willful misconduct or gross negligence of such Indemnitee provided, however, that Lessee shall have no obligation to indemnify any Lessor Party for any such liabilities, losses, damages or expenses under this Paragraph 7.03 arising under Facility 3 during the Construction Period, except as follows:

                (a) Lessee shall indemnify the Lessor Parties as provided in this Paragraph 7.03 from and against any and all such liabilities, losses, damages and expenses arising under Facility 3 during the Construction Period if caused by or arising from any failure by Lessee to comply with any of its obligations under the Operative Documents (including its insurance obligations), any representation by Lessee in any of the Operative Documents not being true, any negligence or willful misconduct of Lessee, or any claim by any third-party against Lessee (or against any Lessor Party) based upon any alleged action or inaction by Lessee.

                (b) If any Lessor Party incurs any such liabilities, losses, damages or expenses arising under Facility 3 during the Construction Period for which Lessee is not obligated to indemnify such Lessor Party pursuant to Subparagraph 7.03(a), such liabilities, losses, damages and expenses shall, if such Lessor Party shall so request by a written notice to Lessor, be capitalized pursuant to clause (ii) of Subparagraph 2.03(c).

Upon receiving knowledge of any suit, claim or demand asserted by a third party that any Lessor Party believes is covered by this indemnity, such Lessor Party shall give Lessee notice of the matter and an opportunity to defend it, at Lessee's sole cost and expense, with legal counsel reasonably satisfactory to such Lessor Party. Such Lessor Parties may also require Lessee to defend the matter. Any failure or delay of any Lessor Party to notify Lessee of any such suit, claim or demand shall not relieve Lessee of its obligations under this Paragraph
7.03. The obligations of Lessee under this Paragraph 7.03 shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

        7.04. Waivers; Amendments. Any term, covenant, agreement or condition of this Agreement or any other Operative Document may be amended or waived if such amendment or waiver is in writing and is signed by Lessor, Lessee and the Required Participants; provided, however that:

                (a) Any amendment, waiver or consent which (i) increases the Total Commitment, (ii) extends the Scheduled Expiration Date under any Lease Agreement, (iii) reduces the Rental Rate or any fees or other amounts payable for the account of the Participants hereunder, (iv) postpones any date scheduled for any payment of Base Rent or any fees or other amounts payable for the account of the Participants hereunder or thereunder, (v) amends Paragraph 2.06 or this Paragraph 7.04, (vi) amends the definition of Required Participants or (vii) releases Lessor's interest in any substantial part of the Property, must be in writing and also signed or approved in writing by all Participants;

                (b) Any amendment, waiver or consent which increases or decreases any Proportionate Share of any Participant must be in writing and also signed by such Participant;

                (c) Any amendment, waiver or consent which affects the rights or obligations of Agent must be in writing and also signed by Agent;

                (d) Upon the exercise by Lessee of the Partial Purchase Option under any Purchase Agreement in accordance with Paragraph 2.02 of such Purchase Agreement, Lessee, and/or Lessor alone may execute such documents, instruments and agreements (including releases and/or amendments to the Operative Documents) as may be reasonably necessary to release the Property to be purchased pursuant to such Partial Purchase Option; and

                (e) If any property is to be added to the Property in connection with a lot line adjustment or other similar action, Lessee and/or Lessor alone may execute such documents, instruments and agreements (including amendments to the Operative Documents) as may be reasonably necessary to add such property.

No failure or delay by any Lessor Party (other than Novellus Participant) in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

        7.05. Successors and Assigns.

               (a) Binding Effect. This Agreement and the other Operative Documents shall be binding upon and inure to the benefit of Lessee, Lessor, the Participants, Agent and their respective permitted successors and assigns. All references in this Agreement to any Person shall be deemed to include all successors and assigns of such Person.

                (b) Participant Assignments.

                        (i) Any Participant may, at any time, sell and assign to
                any other Participant or any Eligible Assignee (individually, an "Assignee Participant") all or a portion of its rights and obligations under this Agreement and the other Operative Documents (such a sale and assignment to be referred to herein as an "Assignment") pursuant to an assignment agreement in the form of Exhibit L (an "Assignment Agreement"), executed by each Assignee Participant and such assignor Participant (an "Assignor Participant") and delivered to Agent for its acceptance and recording in the Register; provided, however, that:

                                (A) Without the written consent of Lessor, Agent
                        and, if no Default has occurred and is continuing, Lessee (which consent of Lessor, Agent and Lessee shall not be unreasonably withheld), no Participant may make any Assignment to any Assignee Participant which is not, immediately prior to such Assignment, a Participant hereunder or an Affiliate thereof (except that ABN AMRO may make an Assignment to Novellus Participant pursuant to Subparagraph 2.02(d)); or

                                (B) Without the written consent of Lessor, Agent
                        and, if no Default has occurred and is continuing, Lessee (which consent of Lessor, Agent and Lessee shall not be unreasonably withheld), no Participant may make any Assignment to any Assignee Participant if, after giving effect to such Assignment, the Commitment of such Participant or such Assignee Participant would be less than Two Million Dollars ($2,000,000) (except that a Participant may make an Assignment which reduces its Commitment to zero without the written consent of Lessor, Agent or Lessee); or

                                (C) Without the written consent of Lessor, Agent
                        and, if no Default has occurred and is continuing, Lessee (which consent of Lessor, Agent and Lessee shall not be unreasonably withheld), no Participant may make any Assignment of its Outstanding Tranche A Participation Amount under any Facility which does not assign and delegate an equal pro rata interest in (1) such Participant's Outstanding Tranche A Participation Amount under all Facilities, (2) such Participant's Tranche A Percentage under all Facilities, and (3) such Participant's other rights, duties and obligations relating to the Tranche A Portion of all Facilities under this Agreement and the other Operative Documents; or

                                (D) Without the written consent of Lessor, Agent
                        and, if no Default has occurred and is continuing, Lessee (which consent of Lessor, Agent and Lessee shall not be unreasonably withheld), no Participant may make any Assignment of its Outstanding Tranche B Participation Amount under any Facility which does not assign and delegate an equal pro rata interest in (1) such Participant's Outstanding Tranche B Participation Amount under all Facilities, (2) such Participant's Tranche B Percentage under all Facilities, and (3) such Participant's other rights, duties and obligations relating to the Tranche B Portion of all Facilities under this Agreement and the other Operative Documents; or

                                (E) Without the written consent of Lessor, Agent
                        and, if no Default has occurred and is continuing, Lessee (which consent of Lessor, Agent and Lessee shall not be unreasonably withheld), no Participant may make any Assignment of its Outstanding Tranche C Participation Amount under any Facility which does not assign and delegate an equal pro rata interest in (1) such Participant's Outstanding Tranche C Participation Amount under all Facilities, (2) such Participant's Tranche C Percentage under all Facilities, and (3) such Participant's other rights, duties and obligations relating to the Tranche C Portion of all Facilities under this Agreement and the other Operative Documents; or

                                (F) Without the written consent of Lessor and
                        Agent (which consent of Lessor and Agent shall not be unreasonably withheld), Novellus Participant may not make any Assignment of its Outstanding Tranche A Participation Amount, its Tranche A Percentage or its other rights, duties and obligations relating to the Tranche A Portion under any Facility under this Agreement and the other Operative Documents. In the event of such a permitted Assignment, the assignee shall acquire such interest without being subject to any of the limitations which may have applied to the rights of the holder thereof while such holder was Novellus Participant.

                Upon such execution, delivery, acceptance and recording of each Assignment Agreement, from and after the Assignment Effective Date determined pursuant to such Assignment Agreement, (y) each Assignee Participant thereunder shall be a Participant hereunder with a Tranche A Percentage, Tranche B Percentage, Tranche C Percentage and Proportionate Share under each Facility as set forth on Attachment 1 to such Assignment Agreement (under the caption "Tranche Percentages and Proportionate Shares After Assignment") and shall have the rights, duties and obligations of such a Participant under this Agreement and the other Operative Documents, and (z) the Assignor Participant thereunder shall be a Participant with a Tranche A Percentage, Tranche B Percentage, Tranche C Percentage and Proportionate Share under each Facility as set forth on Attachment 1 to such Assignment Agreement (under the caption "Tranche Percentages and Proportionate Shares After Assignment"), or, if the Proportionate Share of the Assignor Participant has been reduced to 0% under all Facilities, the Assignor Participant shall cease to be a Participant and to have any obligation to fund any portion of any Advance; provided, however, that any such Assignor Participant which ceases to be a Participant shall continue to be entitled to the benefits of any provision of this Agreement which by its terms survives the termination of this Agreement. Each Assignment Agreement shall be deemed to amend Schedule I to the extent, and only to the extent, necessary to reflect the addition of each Assignee Participant, the deletion of each Assignor Participant which reduces its Proportionate Share to 0% under all Facilities and the resulting adjustment of Tranche A Percentages, Tranche B Percentages, Tranche C Percentages and Proportionate Shares arising from the purchase by each Assignee Participant of all or a portion of the rights and obligations of an Assignor Participant under this Agreement and the other Operative Documents. Each Assignee Participant which was not previously a Participant hereunder and which is not incorporated under the laws of the United States of America or a state thereof shall, within three (3) Business Days of becoming a Participant, deliver to Lessee and Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or successor applicable form), as the case may be, certifying in each case that such Participant is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. (Without limiting the generality of any of the preceding provisions of this clause (i) of Subparagraph 7.05(b), no Participant may, if no Default has occurred and is continuing and Lessee shall object in writing, make any Assignment to any Assignee Participant that, at the time of such Assignment, (1) has a basis for demanding any payment under Subparagraph 2.12(c) or Subparagraph 2.12(d) in excess of the pro rata amount that then could be demanded thereunder by the Participant proposing to make such Assignment or (2) would require Lessee to make any payment under Subparagraph 2.13(a) on account of payments to such Assignee Participant in excess of the pro rata amount that Lessee was then required to make thereunder on account of payments to the Participant proposing to make such Assignment.)

                        (ii) Agent shall maintain at its address referred to in
                Paragraph 7.01 a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Participants and the Tranche A Percentage, Tranche B Percentage, Tranche C Percentage and Proportionate Share of each Participant under each Facility from time to time. The entries in the Register shall be conclusive in the absence of manifest error, and Lessee, Agent and the Participants may treat each Person whose name is recorded in the Register as the owner of the interests recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Lessee or any Participant at any reasonable time and from time to time upon reasonable prior notice.

                        (iii) Upon its receipt of an Assignment Agreement
                executed by an Assignor Participant and an Assignee Participant (and, to the extent required by clause (i) of this Subparagraph 7.05(b), by Lessor, Agent and Lessee), together with payment to Agent by Assignor Participant of a registration and processing fee of $3,000, Agent shall (A) promptly accept such Assignment Agreement and (B) on the Assignment Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to Lessor, the Participants and Lessee. Agent may, from time to time at its election, prepare and deliver to Lessor, the Participants and Lessee a revised Schedule I reflecting the names, addresses and respective Proportionate Shares of all Participants then parties hereto.

                        (iv) Subject to Subparagraph 7.13(g), the Lessor Parties
                may disclose the Operative Documents and any financial or other information relating to Lessee or any Subsidiary to each other or to any potential Assignee Participant.

                (c) Participant Subparticipations. Any Participant (other than Novellus Participant except in compliance with clause (i)(F) of Subparagraph 7.05(b)) may at any time sell to one or more Persons ("Subparticipants") subparticipation interests in the rights and interests of such Participant under this Agreement and the other Operative Documents. In the event of any such sale by a Participant of subparticipation interests, such Participant's obligations under this Agreement and the other Operative Documents shall remain unchanged, such Participant shall remain solely responsible for the performance thereof and Lessee and the other Lessor Parties shall continue to deal solely and directly with such Participant in connection with such Participant's rights and obligations under this Agreement. Any agreement pursuant to which any such sale is effected may require the selling Participant to obtain the consent of the Subparticipant in order for such Participant to agree in writing to any amendment, waiver or consent of a type specified in clause (i), (ii), (iii) or (iv) of Subparagraph 7.04(a) but may not otherwise require the selling Participant to obtain the consent of such Subparticipant to any other amendment, waiver or consent hereunder. Lessee agrees that any Participant which has transferred any subparticipation interest shall, notwithstanding any such transfer, be entitled to the full benefits accorded such Participant under Paragraph 2.12, Paragraph 2.13, and Paragraph 2.14, as if such Participant had not made such transfer.

                (d) Lessor Assignments. Lessor may, upon one (1) month's prior written notice to Lessee and Agent, sell and assign all of its right, title and interest in the Property and its rights, powers, privileges, duties and obligations under this Agreement and the other Operative Documents, provided that:

                        (i) If such sale and assignment is effected after either
                (A) the occurrence of a Change of Law which makes it unlawful or unreasonably burdensome for Lessor to hold legal or beneficial title to the Property or to perform its obligations and duties under this Agreement and the other Operative Documents or (B) the resignation or removal of the Agent which was the Agent at the time Lessor became the Lessor, the purchaser/assignee (the "successor Lessor") shall be either (1) a Participant or an Eligible Assignee that will not cause the transactions evidenced by this Agreement and the other Operative Documents to lose their treatment as operating leases under FASB 13 or (2) a Person approved as provided in clause (ii) below; or

                        (ii) If such sale and assignment is effected in any
                other circumstance, the successor Lessor shall be a Person that is (A) a financial institution or a Person controlled by a financial institution and (B) approved in writing by Agent, Required Participants and, if no Default has occurred and is continuing, Lessee (which consents of Agent, Required Participants and Lessee shall not be unreasonably withheld); provided that Lessee shall have no obligation to consent to any such sale and assignment prior to the Commitment Termination Date; and

                        (iii) The successor Lessor executes such documents,
                instruments and agreements as may reasonably be necessary to evidence its agreement to assume all of the obligations and duties of the Lessor under this Agreement and the other Operative Documents.

        Upon the consummation of any such sale and assignment, (A) the successor Lessor shall become the "Lessor" and shall succeed to and become vested with all the rights, powers, privileges, duties and obligations of the Lessor under this Agreement and the other Operative Documents and (B) the retiring Lessor shall be discharged from the duties and obligations of the Lessor thereafter arising under this Agreement and the other Operative Documents. After any retiring Lessor's discharge as the Lessor, the provisions of Section 6 and any other provision of this Agreement or any other Operative Document which by its terms survives the termination of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Lessor. Unless a sale and assignment by Lessor of its right, title and interest in the Property under this subparagraph is made by Lessor at Lessee's request or pursuant to clause
        (i) above, Lessor shall pay any real property transfer taxes payable as a result of such sale and assignment.

        7.06. Setoff. In addition to any rights and remedies of the Participants provided by law, each Participant shall have the right, with the prior written consent of Agent, but without prior notice to or consent of Lessee, any such notice and consent being expressly waived by Lessee to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default, to set-off and apply against the Lessee Obligations, whether matured or unmatured, any amount owing from such Participant to Lessee, at or at any time after, the occurrence of such Event of Default. The aforesaid right of set-off may be exercised by such Participant against Lessee or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of Lessee or against anyone else claiming through or against Lessee or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Participant prior to the occurrence of an Event of Default. Each Participant agrees promptly to notify Lessee after any such set-off and application made by such Participant, provided that the failure to give such notice shall not affect the validity of such set-off and application.

        7.07. No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

        7.08. Partial Invalidity. If at any time any provision of this Agreement or any other Operative Document is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement or the other Operative Documents nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

        7.09. JURY TRIAL. EACH OF LESSEE AND THE LESSOR PARTIES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING TO THE OPERATIVE DOCUMENTS IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OPERATIVE DOCUMENT.

        7.10. Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

        7.11. No Joint Venture, Etc. Neither this Agreement nor any other Operative Document nor any transaction contemplated hereby or thereby shall be construed to (a) constitute a partnership or joint venture between Lessee and any Lessor Party or (b) impose upon any Lessor Party any agency relationship with or fiduciary duty to Lessee.

        7.12. Usury Savings Clause. Nothing contained in this Agreement or any other Operative Documents shall be deemed to require the payment of interest or other charges by Lessee in excess of the amount the applicable Lessor Parties may lawfully charge under applicable usury laws. In the event any Lessor Party shall collect monies which are deemed to constitute interest which would increase the effective interest rate to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute excess interest shall, upon such determination, at the option of Lessor, be returned to Lessee or credited against other Lessee Obligations.

        7.13. Confidentiality. No Lessor Party (other than Novellus Participant) shall disclose to any Person any information with respect to Lessee or any of its Subsidiaries which is furnished pursuant to this Agreement or under the other Operative Documents, except that any Lessor Party may disclose any such information (a) to its own directors, officers, employees, auditors, counsel and other advisors and to its Affiliates; (b) to any other Lessor Party; (c) which is otherwise available to the public; (d) if required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Lessor Party; (e) if required or appropriate in response to any summons or subpoena; (f) in connection with any litigation relating to the Operative Documents or the transactions contemplated thereby; (g) to comply with any Requirement of Law applicable to such Lessor Party; (h) to any Assignee Participant or Subparticipant or any prospective Assignee Participant or Subparticipant, provided that such Assignee Participant or Subparticipant or prospective Assignee Participant or Subparticipant agrees to be bound by this Paragraph 7.13; or (i) otherwise with the prior consent of Lessee; provided, however, that any disclosure made in violation of this Agreement shall not affect the obligations of Lessee and its Subsidiaries under this Agreement and the other Operative Documents.

        7.14. Governing Law. Unless otherwise provided in any Operative Document, this Agreement and each of the other Operative Documents shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

        7.15. No Merger. Lessee's leasehold or sub-leasehold estate in the applicable Property arising under the Lease Agreements shall not be merged with the fee estate or any other superior interest in any Property as a result of the same Person acquiring, owning or holding, directly or indirectly, in whole or in part, (a) the leasehold or sub-leasehold estate in any Property or any interest in such leasehold estate and (b) the fee estate or other superior interest in such Property or any interest in such fee estate or other superior interest, unless Lessee, Lessor, Agent and all other parties with an interest in such Property that would be adversely affected by such merger specifically agree in writing that such merger shall occur.

                       [The first signature page follows.]

        IN WITNESS WHEREOF, Lessee, Lessor, the Participants and Agent have caused this Agreement to be executed as of the day and year first above written.

LESSEE:                             NOVELLUS SYSTEMS, INC.

                                    By:___________________________
                                       Name:______________________
                                       Title:_____________________


LESSOR:                             ABN AMRO LEASING, INC.

                                    By:___________________________
                                       Name:______________________
                                       Title:_____________________


AGENT:                              ABN AMRO BANK N.V.

                                    By:___________________________
                                       Name:______________________
                                       Title:_____________________


                                    By:___________________________
                                       Name:______________________
                                       Title:_____________________

PARTICIPANTS:                       ABN AMRO BANK N.V.

                                    By:___________________________
                                       Name:______________________
                                       Title:_____________________


                                    By:___________________________
                                       Name:______________________
                                       Title:_____________________



                                    NOVELLUS INVESTMENTS I, LLC

                                    By:___________________________
                                       Name:______________________
                                       Title:_____________________


                                    ABN AMRO LEASING, INC.

                                    By:___________________________
                                       Name:______________________
                                       Title:_____________________

                                   SCHEDULE I

                                  PARTICIPANTS

                      PART A(1) -- TRANCHE PERCENTAGES AND
                      PROPORTIONATE SHARES UNDER FACILITY 1


                           TRANCHE A         TRANCHE B        TRANCHE C     PROPORTIONATE
PARTICIPANT                PERCENTAGE        PERCENTAGE       PERCENTAGE        SHARE
-----------               -------------     ------------     ------------   --------------
ABN AMRO                   0.00000000 %     0.00000000 %     0.00000000 %     0.00000000 %
Novellus Participant      96.50000000 %     0.00000000 %     0.00000000 %    96.50000000 %
ABN AMRO Leasing, Inc.     0.00000000 %     0.00000000 %     3.50000000 %     3.50000000 %
----------------------   --------------   --------------   --------------   --------------
TOTAL                     96.50000000 %     0.00000000 %     3.50000000 %   100.00000000 %

                      PART A(2) -- TRANCHE PERCENTAGES AND
                      PROPORTIONATE SHARES UNDER FACILITY 2

                          TRANCHE A       TRANCHE B        TRANCHE C     PROPORTIONATE
PARTICIPANT               PERCENTAGE      PERCENTAGE       PERCENTAGE        SHARE
-----------              ------------    -------------    ------------   -------------
ABN AMRO                  0.00000000 %   10.00000000 %    0.00000000 %   10.00000000 %
Novellus Participant     86.50000000 %    0.00000000 %    0.00000000 %   86.50000000 %
ABN AMRO Leasing, Inc.    0.00000000 %    0.00000000 %    3.50000000 %    3.50000000 %
----------------------   -------------   -------------   -------------   -------------
TOTAL                    86.50000000 %   10.00000000 %    3.50000000 %   100.0000000 %

                     PART A(3-1) -- TRANCHE PERCENTAGES AND
                      PROPORTIONATE SHARES UNDER FACILITY 3
                          PRIOR TO THE COMPLETION DATE

                           TRANCHE A        TRANCHE B       TRANCHE C     PROPORTIONATE
PARTICIPANT                PERCENTAGE       PERCENTAGE      PERCENTAGE        SHARE
-----------               -------------    ------------    ------------   -------------
ABN AMRO(1)              89.90000000 %    6.60000000 %    0.00000000 %   96.50000000 %
Novellus Participant      0.00000000 %    0.00000000 %    0.00000000 %    0.00000000 %
ABN AMRO Leasing, Inc.    0.00000000.%    0.00000000 %    3.50000000 %    3.50000000 %
----------------------   -------------   -------------   -------------   -------------
TOTAL                    89.90000000.%    6.60000000 %    3.50000000 %   100.00000000 %



                     PART A(3-2) -- TRANCHE PERCENTAGES AND
                      PROPORTIONATE SHARES UNDER FACILITY 2
                        ON AND AFTER THE COMPLETION DATE

                           TRANCHE A        TRANCHE B       TRANCHE C     PROPORTIONATE
PARTICIPANT                PERCENTAGE       PERCENTAGE      PERCENTAGE        SHARE
-----------               -------------    ------------    ------------   -------------

ABN AMRO                 00.00000000 %    9.50000000 %    0.00000000 %    9.50000000 %
Novellus Participant     87.00000000 %    0.00000000 %    0.00000000 %   87.00000000 %
ABN AMRO Leasing, Inc.    0.00000000.%    0.00000000 %    3.50000000 %    3.50000000 %
-----------              -------------    ------------    ------------   -------------
TOTAL                    87.00000000.%    9.50000000 %    3.50000000 %   100.00000000 %


--------

(1) On the Completion Date, ABN AMRO shall sell and assign the Outstanding Tranche A Participation Amount, Tranche A Percentage and Tranche A Portion under Facility 3 to Novellus Participant in accordance with Paragraph 2.02(d) of this Agreement.

                            PART B - ADDRESSES, ETC.

ABN AMRO BANK N.V.
------------------

Applicable Participating Office:

ABN AMRO Bank N.V.
101 California Street, Suite 4550
San Francisco, CA 94111


Address for Notices:

ABN AMRO Bank N.V.
101 California Street, Suite 4550
San Francisco, CA 94111
Attention:  Sean Cutting
Telephone:  (415) 984-3718
Fax:  (415) 362-3524

ABN AMRO Bank N.V.
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL  60604
Attn:  Josephine O'Brien
Telephone:  (312) 992-5091
Fax: (312) 992-5157

ABN AMRO Bank N.V.
101 California Street, Suite 4550
San Francisco, CA 94111
Attn: Joe Endoso
Tel. No: (415) 984-3718
Fax No: (415) 362-3524


Wiring Instructions:

ABN AMRO Bank N.V.
New York, New York

RT/ABA No.:  026009580
Account Name:  ABN AMRO Bank N.V. - CPU
Account No.:  650-001-1789-41

Reference:  Novellus Systems, Inc. Synthetic Leases

NOVELLUS INVESTMENT I, LLC
--------------------------

Applicable Participating Office:

Novellus Investment I, LLC
c/o Novellus Systems, Inc.
4000 North First Street
San Jose, CA 95134


Address for Notices:

Novellus Investment I, LLC
c/o Novellus Systems, Inc.
4000 North First Street
San Jose, CA 95134
Attn:  Treasurer
Telephone:  (408) 432-5339
Fax No: (408) 545-3009


Wiring Instructions:

CALIFORNIA BANK & TRUST
465 California Street
San Francisco, CA 94104 Swift
code: CALBUS66 ABA routing #: 121002042
Beneficiary name:  Novellus Systems, Inc.
Beneficiary account #:  01900180970

ABN AMRO LEASING, INC.

Applicable Participating Office:

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
135 South LaSalle Street, Suite 740
Chicago, IL 60603


Address for Notices:

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
135 South LaSalle Street, Suite 740
Chicago, IL 60603
Attention:  Elizabeth McClellan
Telephone:     (312) 904-2809
Fax:           (312) 904-6217

ABN AMRO Bank N.V.
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL  60604
Attn:  Josephine O'Brien
Telephone:  (312) 992-5091
Fax: (312) 992-5157


Wiring Instructions:

ABN AMRO Leasing, Inc.

Bank Name:  LaSalle Bank, NA
RT/ABA No.:  071-000-505
Account Name:  ABN AMRO Leasing, Inc.
Account No.:  2226951
Reference:  Novellus Systems, Inc. Synthetic Leases

                                  SCHEDULE 1.01

                                   DEFINITIONS

        "ABN AMRO" shall mean ABN AMRO Bank N.V.

        "Advances" shall have the meaning given to that term in Subparagraph 2.01(b) of the Participation Agreement and shall include all amounts capitalized pursuant to Subparagraph 2.03(c) of the Participation Agreement or otherwise.

        "Advance Request" shall have the meaning given to that term in Subparagraph 2.03(a) of the Participation Agreement.

        "Affiliate" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, five percent (5%) or more of any class of Equity Securities of such Person, (b) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (c) each of such Person's officers, directors, joint venturers and partners; provided, however, that in no case shall Lessor, Agent or any Participant (other than Novellus Participant) be deemed to be an Affiliate of Lessee or any of its Subsidiaries for purposes of the Operative Documents. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

        "Agent" shall mean ABN AMRO, acting in its capacity as Agent for the Participants under the Operative Documents.

        "Agent's Fee Letter" shall mean the letter agreement dated as of August 24, 2001 between Lessee and Agent regarding certain fees payable by Lessee to Agent.

        "Agent's Fees" shall have the meaning given to that term in Subparagraph 2.04(a) of the Participation Agreement.

        "Alternate Rental Rate" shall mean, for any Rental Period (or portion thereof), the per annum rate equal to the Base Rate in effect from time to time during such period plus the Applicable Margin, such rate to change from time to time during such period as the Base Rate or Applicable Margin shall change.

        "Applicable Margin" shall mean:

                (a) Facility 1 and Facility 2.

                        (i) Tranche A. With respect to the Outstanding Tranche A
                Participation Amounts, 0% per annum;

                        (ii) Tranche B. With respect to the Outstanding Tranche
                B Participation Amounts, 0.35% per annum;



                                     1.01-1

                        (iii) Tranche C. With respect to the Outstanding Tranche
                C Participation Amounts, (A) 1.80% per annum with respect to the LIBOR Rental Rate, or (B) 0% per annum with respect to the Alternate Rental Rate;

                (b) Facility 3.

                        (i) Tranche A. With respect to the Outstanding Tranche A
                Participation Amounts:

                                (A) During all periods on or prior to the
                        Completion Date, (1) 0.20% per annum with respect to the LIBOR Rental Rate, or (2) 0% per annum with respect to the Alternate Rental Rate;

                                (B) During all periods after the Completion
                        Date, 0% per annum;

                        (ii) Tranche B. With respect to the Outstanding Tranche
                B Participation Amounts:

                                (A) During all periods on or prior to the
                        Completion Date, (1) 0.35% per annum with respect to the LIBOR Rental Rate, or (2) 0% per annum with respect to the Alternate Rental Rate;

                                (B) During all periods after the Completion
                        Date, 0.35% per annum;

                        (iii) Tranche C. With respect to the Outstanding Tranche
                C Participation Amounts, during all periods, whether prior to, on or after the Completion Date, (A) 1.80% per annum with respect to the LIBOR Rental Rate, or (B) 0% per annum with respect to the Alternate Rental Rate;

provided, however, that each Applicable Margin set forth above in subparagraphs
(a) and (b) of this definition shall be increased by two percent (2.0%) per annum on the date an Event of Default occurs and shall continue at such increased rate unless and until such Event of Default is waived in accordance with the Operative Documents.

        "Applicable Participating Office" shall mean, with respect to any Participant, (a) initially, its office designated as such in Part B of Schedule I (or, in the case of any Participant which becomes a Participant by an assignment pursuant to Subparagraph 7.05(b) of the Participation Agreement, its office designated as such in the applicable Assignment Agreement) and (b) subsequently, such other office or offices as such Participant may designate to Agent as the office at which such Participant's interest in the Lease Agreement will thereafter be maintained and for the account of which all payments of Rent and other amounts payable to such Participant under the Operative Documents will thereafter be made.

        "Appraisal" shall mean an appraisal of an interest in any Parcel of Property or a portion thereof in a form satisfactory to Lessor, Agent and the Required Participants, prepared by an


                                     1.01-2
independent MAI appraiser that (a) complies with the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and all other applicable Governmental Rules and (b) is approved by Lessor, Agent and the Required Participants (at the time such appraiser is selected).

        "Appurtenant Rights" shall mean all easements and rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to any Land or the Improvements thereto and the reversions, remainders, and all the estates, rights, titles, interests, property, possession, claim and demand whatsoever, both in law and in equity, of, in and to such Land and Improvements and every part and parcel thereof, with the appurtenances thereto.

        "Assignee Participant" shall have the meaning given to that term in Subparagraph 7.05(b) of the Participation Agreement.

        "Assignee Purchaser" shall have, with respect to each Purchase Agreement, the meaning given to that term in Subparagraph 5.03(b) of such Purchase Agreement.

        "Assignment" shall have the meaning given to that term in Subparagraph 7.05(b) of the Participation Agreement.

        "Assignment Agreement" shall have the meaning given to that term in Subparagraph 7.05(b) of the Participation Agreement.

        "Assignment Effective Date" shall have, with respect to each Assignment Agreement, the meaning set forth therein.

        "Assignment of Construction Agreements" shall have the meaning given to that term in Subparagraph 2.11(a) of the Participation Agreement.

        "Assignment of Lease" shall have the meaning given to that term in Subparagraph 2.11(b) of the Participation Agreement.

        "Assignor Participant" shall have the meaning given to that term in Subparagraph 7.05(b) of the Participation Agreement.

        "Assumed Appraisal" shall have, with respect to each Purchase Agreement, the meaning given to that term in Subparagraph 3.02(h) of such Purchase Agreement.

        "Base Rate" shall mean, on any day, the greater of (a) the Prime Rate in effect on such date and (b) the Federal Funds Rate for such day plus one-half percent (0.50%).

        "Base Rent" shall have, with respect to each Lease Agreement, the meaning given to that term in Subparagraph 2.03(a) of such Lease Agreement. Such term, when used without reference to a Lease Agreement, shall mean all Base Rent under all Lease Agreements.


                                     1.01-3

        "Budget" shall mean the budget for the New Improvements delivered by Lessee to Lessor pursuant to Paragraph 3.01 and Schedule 3.01 of the Participation Agreement.

        "Business Day" shall mean any day on which (a) commercial banks are not authorized or required to close in San Francisco, California, Chicago, Illinois or New York, New York and (b) if such Business Day is related to a LIBOR Rental Rate, dealings in Dollar deposits are carried out in the London interbank market.

        "Call Option" shall have, with respect to any Purchase Agreement, the meaning given to that term in Paragraph 2.03 of such Purchase Agreement.

        "Capital Adequacy Requirement" shall have the meaning given to that term in Subparagraph 2.12(d) of the Participation Agreement.

        "Capital Asset" shall mean, with respect to any Person, any tangible fixed or capital asset owned or leased (in the case of a Capital Lease) by such Person, or any expense incurred by such Person that is required by GAAP to be reported as a non-current asset on such Person's balance sheet.

        "Capital Expenditures" shall mean, with respect to any Person and any period, all expenses accrued by such Person during such period for the acquisition of Capital Assets (including all indebtedness incurred or assumed in connection with Capital Leases).

        "Capital Leases" shall mean any and all lease obligations that, in accordance with GAAP, are required to be capitalized on the books of a lessee.

        "Cash Collateral" shall mean:

                (a) United States Treasury Securities that mature not later than one year from the date of acquisition; and

                (b) Deposit accounts held or maintained by a commercial bank located in the United States and otherwise reasonably acceptable to Lessor and Agent with cash balances in the lawful currency of the United States and immediately available funds and that mature not later than the earlier of (i) one year from the date of acquisition and (ii) the Scheduled Expiration Date of the Lease Agreements;

to the extent such securities and accounts are held and maintained in accordance with the Cash Collateral Agreement and Lessor has a first priority perfected security interest therein securing the Lessee Obligations.

        "Cash Collateral Agreement" shall have the meaning given to that term in Subparagraph 2.11(a) of the Participation Agreement.

        "Cash Equivalents" shall mean:


                                     1.01-4

                (a) Direct obligations of, or obligations the principal and interest on which are unconditionally guaranteed by, the United States of America or obligations of any agency of the United States of America to the extent such obligations are backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof;

                (b) Certificates of deposit maturing within one year from the date of acquisition thereof issued by a commercial bank or trust company organized under the laws of the United States of America or a state thereof or that is a Participant, provided that (A) such deposits are denominated in Dollars, (B) such bank or trust company has capital, surplus and undivided profits of not less than $100,000,000 and (C) such bank or trust company has certificates of deposit or other debt obligations rated at least A-1 (or its equivalent) by Standard and Poor's Ratings Group or P-1 (or its equivalent) by Moody's Investors Service, Inc.;

                (c) Open market commercial paper maturing within 270 days from the date of acquisition thereof issued by a corporation organized under the laws of the United States of America or a state thereof, provided such commercial paper is rated at least A-1 (or its equivalent) by Standard and Poor's Ratings Group or P-1 (or its equivalent) by Moody's Investors Service, Inc.; and

                (d) Any repurchase agreement entered into with a commercial bank or trust company organized under the laws of the United States of America or a state thereof or that is a Participant, provided that (A) such bank or trust company has capital, surplus and undivided profits of not less than $100,000,000, (B) such bank or trust company has certificates of deposit or other debt obligations rated at least A-1 (or its equivalent) by Standard and Poor's Ratings Group or P-1 (or its equivalent) by Moody's Investors Service, Inc., (C) the repurchase obligations of such bank or trust company under such repurchase agreement are fully secured by a perfected security interest in a security or instrument of the type described in clause (a), (b) or (c) above and (D) such security or instrument so securing the repurchase obligations has a fair market value at the time such repurchase agreement is entered into of not less than 100% of such repurchase obligations.

        "Casualty" shall mean any damage to, destruction of or decrease in the value of all or any portion of any of the Property as a result of fire, flood, earthquake or other natural cause; the actions or inactions of any Person or Persons (whether willful or unintentional and whether or not constituting negligence); or any other cause.

        "Casualty and Condemnation Proceeds" shall mean all awards, damages, compensation, reimbursement and other payments made or to be made to Lessee, Lessor or Agent from any insurer, Governmental Authority or other Person (other than Lessee or any Lessor Party) on account of any Casualty or Condemnation.

        "Change of Control" shall mean, with respect to Lessee, (a) the acquisition by any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of


                                     1.01-5

1934 (as amended, the "Exchange Act")) of (i) beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of twenty-five percent (25%) or more of the outstanding Equity Securities of Lessee entitled to vote for members of the board of directors, or (ii) all or substantially all of the assets of Lessee and its Subsidiaries taken as a whole; or (b) during any period of twelve (12) consecutive calendar months, individuals who are directors of Lessee on the first day of such period ("Initial Directors") and any directors of Lessee who are specifically approved by two-thirds of the Initial Directors and previously-approved Directors shall cease to constitute a majority of the Board of Directors of Lessee before the end of such period.

        "Change of Law" shall have the meaning given to that term in Subparagraph 2.12(b) of the Participation Agreement.

        "Closing Date" shall have the meaning given to that term in Subparagraph 2.01(a) of the Participation Agreement.

        "Collateral" shall mean the Property Collateral, the Cash Collateral and all other property in which any Lessor Party (other than Novellus Participant) has a Lien to secure any of the Lessee Obligations.

        "Commencement Date" shall have, with respect to either Lease Agreement, the meaning given to that term in Subparagraph 2.02(a) of such Lease Agreement.

        "Commitment" shall mean, with respect to any Participant at any time, the sum of such Participant's Facility 1 Commitment, Facility 2 Commitment and Facility 3 Commitment at such time.

        "Commitment Extension Fee" shall have the meaning given to that term in Subparagraph 2.04(c) of the Participation Agreement.

        "Commitment Extension Request" shall have the meaning given to that term in Subparagraph 2.09(a) of the Participation Agreement.

        "Commitment Fee Percentage" shall mean 0.30% per annum.

        "Commitment Fees" shall have the meaning given to that term in Subparagraph 2.04(b) of the Participation Agreement.

        "Commitment Period" shall have the meaning given to that term in Subparagraph 2.01(a) of the Participation Agreement.

        "Commitment Termination Date" shall have the meaning given to that term in Subparagraph 2.01(a) of the Participation Agreement.

        "Completion" shall have the meaning given to that term in Subparagraph 3.05(c) of the Facility 3 Construction Agency Agreement. "Complete", "Completed" and "Completion" shall have comparable meanings.


                                     1.01-6

        "Completion Date" shall mean the first date on which all of the conditions set forth in Subparagraph 3.05(c) of the Facility 2 Construction Agency Agreement are satisfied for all Parcels of Property covered by the Facility 3 Construction Agency Agreement.

        "Completion Date Appraisal" shall mean, with respect to the Facility 3 Property or any portion thereof on or as of a recent date prior to the Closing Date, an Appraisal that assesses at such time the Fair Market Value of Lessor's interest in such Property on the Completion Date and as improved in accordance with the Plans and Specifications for the New Improvements.

        "Completion Delay Event" shall mean (a) the occurrence of any event or the existence of any condition that causes the likely Completion Date to be later than the Outside Completion Date and (b) the delivery by Lessee to any Lessor Party (other than Novellus Participant) at any time of any notice, certificate or other writing which indicates that the likely Completion Date will be later than the Outside Completion Date.

        "Compliance Certificate" shall have the meaning given to that term in Subparagraph 5.01(a) of the Participation Agreement.

        "Condemnation" shall mean any condemnation, requisition, confiscation, seizure or other taking or sale of the use, access, occupancy or other right in or to all or any portion of any of the Property (whether wholly or partially, temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Governmental Authority or other Person having the power of eminent domain, including an action by any such Governmental Authority or Person to change the grade of, or widen the streets adjacent to, such Property or alter the pedestrian or vehicular traffic flow to such Property so as to result in change in access to such Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action. A "Condemnation" shall be deemed to have occurred on the earliest of the dates that use, access, occupancy or other right is taken.

        "Conforming Bid" shall have, with respect to any Purchase Agreement, the meaning given to that term in Subparagraph 3.02(c) of such Purchase Agreement.

        "Construction Agency Agreement" shall have the meaning given to that term in Subparagraph 2.01(a) of the Participation Agreement.

        "Construction Agreements" shall have the meaning given to that term in Paragraph 3.01 of the Facility 3 Construction Agency Agreement.

        "Construction Period" shall mean, with respect to any building to be constructed or improved as part of the New Improvements, the period that begins on the Closing Date and ends on the earlier of (a) the first date on which Substantial Completion of such construction or improvement for such building occurs and (b) the Outside Completion Date.

        "Construction Termination Event" shall mean (a) the occurrence or existence of any Cost Overrun Event or Completion Delay Event, (b) the incurrence by any Lessor Party of any liabilities, losses, damages or expenses excluded from Lessee's obligations under Paragraph 7.03 of the Participation Agreement by the proviso to such paragraph, (c) the incurrence by any Lessor


                                     1.01-7

Party of any increased costs or reduced amounts excluded from Lessee's obligations under Subparagraph 2.12(c) of the Participation Agreement by the proviso to such subparagraph or (d) the occurrence or existence of any loss or liability excluded from Lessee's obligations under Paragraph 3.02 of the Facility 3 Lease Agreement by the proviso to such paragraph.

        "Contingent Obligation" shall mean, with respect to any Person, (a) any Guaranty Obligation of that Person; and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person (i) in respect of any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments, (ii) as a partner or joint venturer in any partnership or joint venture, (iii) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (iv) in respect to any Rate Contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person. The amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of "Guaranty Obligation") be deemed equal to the maximum reasonably anticipated liability in respect thereof, and shall with respect to item (b)(iv) of this definition be marked to market on a current basis.

        "Contractual Obligation" of any Person shall mean, any indenture, note, lease, loan agreement, security, deed of trust, mortgage, security agreement, guaranty, instrument; contract, agreement or other form of contractual obligation or undertaking to which such Person is a party or by which such Person or any of its property is bound.

        "Cooley Lease" means that certain Lease, dated as of July 1, 1998, between Lessee, as landlord, and Cooley Godward LLP, as tenant, as amended by that certain First Amendment to Lease, dated as of November 19, 1998.

        "Cost Overrun" shall mean the amount, if any, by which:

                (a) The aggregate cost to acquire the Facility 3 Property and Complete the New Improvements, less that portion of such cost that is payable or reimbursable by an insurer, contractor or other party (other than Lessor, Lessee or Participants);

                                                   exceeds

                (b) The greater of (i) the Total Facility 3 Commitment and (ii) the fair market value of the Facility 3 Property on the Completion Date.

        "Cost Overrun Event" shall mean (a) the delivery by Lessee of an Advance Request for any Advance that will reduce the Unused Total Facility 3 Commitment to $0 prior to the Completion Date, (b) the occurrence of any event or the existence of any condition that causes the likely aggregate remaining cost for Completion of the New Improvements at any time to exceed the Unused Total Facility 3 Commitment at such time or (c) the delivery by Lessee to any


                                     1.01-8

Lessor Party at any time of any notice, certificate or other writing which indicates that the likely aggregate remaining cost for Completion of the New Improvements at such time will exceed the Unused Total Facility 3 Commitment at such time.

        "Credit Event" shall mean the making of each Advance, the selection of a new Rental Period or the exercise of the Partial Purchase Option or Marketing Option under any Purchase Agreement.

        "Current Appraisal" shall have, with respect to a Purchase Agreement, the meaning given to that term in Subparagraph 3.02(h) of such Purchase Agreement.

        "Default" shall mean any Event of Default under any Lease Agreement or any event or circumstance not yet constituting an Event of Default under any Lease Agreement which, with the giving of any notice or the lapse of any period of time or both, would become an Event of Default under any Lease Agreement.

        "Defaulting Participant" shall mean a Participant which has failed to fund its portion of any Advance which it is required to fund under the Participation Agreement and has continued in such failure for three (3) Business Days after written notice from Agent.

        "Deposit Account Control Agreement" shall have the meaning given to that term in Subparagraph 2.01(b) of the Cash Collateral Agreement.

        "Deposit Accounts" shall have the meaning given to that term in Subparagraph 2.01(a) of the Cash Collateral Agreement.

        "Depositary Bank" shall have the meaning given to that term in Paragraph
2.02 of the Cash Collateral Agreement.

        "Designated Purchaser" shall have, with respect to any Purchase Agreement, the meaning given to that term in Subparagraph 3.02(e) of such Purchase Agreement.

        "Dollars" and "$" shall mean the lawful currency of the United States of America and, in relation to any payment under the Operative Documents, same day or immediately available funds.

        "Economically Defeased Synthetic Lease Obligations" shall mean Synthetic Lease Obligations under synthetic leases in which the lessee has secured its obligations in respect of the "Tranche B" portion of such leases and the "Tranche C" portion of such leases with cash and/or Cash Equivalents and initially has purchased (or fully secured with treasury securities, cash or Cash Equivalents, with an obligation to purchase the same upon completion of construction of the leased property) a 100% participation interest in the "Tranche A" portion of such leases.

        "Eligible Assignee" shall mean (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a


                                     1.01-9
political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (c) a Person that is (i) a Subsidiary of a Participant, (ii) a Subsidiary of a Person of which a Participant is a Subsidiary, or (iii) a Person of which a Participant is a Subsidiary; or (d) any other Person (other than a natural person) that is approved by Lessor, Agent and, if no Default has occurred and is continuing, Lessee (which consent of Lessor, Agent and Lessee shall not be unreasonably withheld). Notwithstanding the foregoing, Novellus Participant is an Eligible Assignee of the Tranche A Percentage, Tranche A Proportionate Share and Outstanding Tranche A Participation Amount under each Facility.

        "Eligible Project Costs" shall mean, with respect to Facility 3 on any date, the remainder of:

                (a) The sum of (i) the Outstanding Lease Amount under such Facility on such date, plus (ii) all Prepaid Rent on such date;

                                                minus

                (b) All amounts included in such sum that do not constitute Project Costs, except for the amounts of any costs, expenses, liabilities or losses caused by or arising from any failure by Lessee to comply with any of its obligations under the Operative Documents (including its insurance obligations), any representation by Lessee in any of the Operative Documents not being true, any negligence or willful misconduct of Lessee, or any claim by any third-party against Lessee (or against any Lessor Party) based upon any alleged action or inaction by Lessee.

        "Employee Benefit Plan" shall mean any employee benefit plan within the meaning of section 3(3) of ERISA maintained or contributed to by Lessee or any ERISA Affiliate, other than a Multiemployer Plan.

        "Environmental Laws" shall mean the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980 (including the Superfund Amendments and Reauthorization Act of 1986, "CERCLA"), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, 29 U.S.C.
Section 651; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, 30 U.S.C.
Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all other Governmental Rules relating to the protection of human health and the environment, including all Governmental Rules pertaining to reporting, licensing, permitting, transportation, storage, disposal, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials.


                                    1.01-10

        "Equity Securities" of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing. Notwithstanding the foregoing, the term "Equity Securities" shall not include the $880,000,000 in Liquid Yield Option(TM) Notes issued by Lessee, due 2031 (Zero Coupon -- Subordinated).

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended or supplemented, including any rules or regulations issued in connection therewith.

        "ERISA Affiliate" shall mean any Person which is treated as a single employer with Lessee under Section 414 of the IRC.

        "Event of Default" shall have, with respect to any Lease Agreement, the meaning given to that term in Paragraph 5.01 of such Lease Agreement.

        "Exhibit B Supplement" shall have the meaning given to that term in Subparagraph 2.03(a) of the Participation Agreement.

        "Existing Affiliate Lessors" shall have the meaning given to that term in Recital A of the Participation Agreement.

        "Existing Facilities" shall have the meaning given to that term in Recital A of the Participation Agreement.

        "Existing Improvements" shall mean (a) with respect to a particular Parcel of Land, all Improvements existing on such Land on the Closing Date and
(b) with respect to all the Land, all such Improvements. Each reference to "Existing Improvements" shall refer collectively to Existing Improvements with respect to all the Land unless such reference specifically indicates that it applies to a particular Parcel.

         "Existing Lessors" shall have the meaning given to that term in Recital A of the Participation Agreement.

        "Existing Novellus Participation Agreements" shall have the meaning given to that term in Recital A of the Participation Agreement.

        "Existing Participants" shall have the meaning given to that term in Recital A of the Participation Agreement.

        "Expiration Date" shall mean, with respect to any Lease Agreement, the earlier of (a) the Scheduled Expiration Date under such Lease Agreement, as such date may be extended pursuant to this Agreement, and (b) the Termination Date for such Lease Agreement, if such Lease Agreement is terminated prior to its Scheduled Expiration Date in accordance with its terms.


                                    1.01-11

        "Expiration Date Appraisal" shall mean (a) with respect to the Facility 1 Property or Facility 2 Property (or any portion thereof) as of any date, an Appraisal that assesses at such time the Fair Market Value of such Property on the Scheduled Expiration Date for the applicable Lease Agreement and (b) with respect to the Facility 3 Property (or any portion thereof) as of any date, an Appraisal that assesses at such time the Fair Market Value of such Property on the Scheduled Expiration Date for the Facility 3 Lease Agreement and as improved in accordance with the Plans and Specifications for the New Improvements.

        "Expiration Date Purchase Option" shall have, with respect to any Purchase Agreement, the meaning given to that term in Subparagraph 3.01(b) of such Purchase Agreement.

        "Facilities" shall have the meaning given to that term in Recital B to the Participation Agreement.

        "Facility 1" shall have the meaning given to that term in Recital B to the Participation Agreement.

        "Facility 1 Commitment" shall mean, with respect to any Participant at any time, such Participant's Facility 1 Proportionate Share of the Total Facility 1 Commitment at such time.

        "Facility 1 Land" shall mean all lots, pieces, tracts or parcels of land described in Exhibit A to the Facility 1 Lease Agreement and leased by Lessee pursuant to the Facility 1 Lease Agreement.

        "Facility 1 Lease Agreement" shall have the meaning given to that term in Subparagraph 2.01(a) of the Participation Agreement.

        "Facility 1 Property" shall have the meaning given to that term in Paragraph 2.01 of the Facility 1 Lease Agreement.

        "Facility 1 Purchase Agreement" shall have the meaning given to that term in Subparagraph 2.01(a) of the Participation Agreement.

        "Facility 2" shall have the meaning given to that term in Recital B to the Participation Agreement.

        "Facility 2 Commitment" shall mean, with respect to any Participant at any time, such Participant's Facility 2 Proportionate Share of the Total Facility 2 Commitment at such time.

        "Facility 2 Land" shall mean all lots, pieces, tracts or parcels of land described in Exhibit A(2) to the Facility 2 Lease Agreement and leased by Lessee pursuant to the Facility 2 Lease Agreement.

        "Facility 2 Lease Agreement" shall have the meaning given to that term in Subparagraph 2.01(a) of the Participation Agreement.


                                    1.01-12

        "Facility 2 Property" shall have the meaning given to that term in Paragraph 2.01 of the Facility 2 Lease Agreement.

        "Facility 2 Purchase Agreement" shall have the meaning given to that term in Subparagraph 2.01(a) of the Participation Agreement.

        "Facility 3" shall have the meaning given to that term in Recital B to the Participation Agreement.

        "Facility 3 Commitment" shall mean, with respect to any Participant at any time, such Participant's Facility 3 Proportionate Share of the Total Facility 3 Commitment at such time.

        "Facility 3 Construction Agency Agreement" shall have the meaning given to that term in Subparagraph 2.01(a) of the Participation Agreement.

        "Facility 3 Land" shall mean all lots, pieces, tracts or parcels of land described in Exhibit A to the Facility 3 Lease Agreement and leased by Lessee pursuant to the Facility 3 Lease Agreement.

        "Facility 3 Lease Agreement" shall have the meaning given to that term in Subparagraph 2.01(a) of the Participation Agreement.

        "Facility 3 Property" shall have the meaning given to that term in Paragraph 2.01 of the Facility 3 Lease Agreement.

        "Facility 3 Purchase Agreement" shall have the meaning given to that term in Subparagraph 2.01(a) of the Participation Agreement.

        "Fair Market Value" shall mean, with respect to any of the Property or any portion thereof, the maximum reasonable amount (not less than zero) that would be paid in cash in an arm's-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, for the ownership of the Property or such portion.

        "FASB 13" shall mean Financial Accounting Standards Board Statement No. 13.

        "Federal Funds Rate" shall mean, for any day, the rate per annum set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor publication, "H.15 (519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day, such rate is not yet published in H.15 (519), the rate for such day shall be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, the "Composite 3:30 p.m. Quotations") for such day under the caption "Federal Funds Effective Rate". If on any relevant day, such rate is not yet published in either H.15 (519) or the Composite 3:30 p.m. Quotations, the rate for such day shall be the arithmetic


                                    1.01-13
means, as determined by Agent, of the rates quoted to Agent for such day by three (3) Federal funds brokers of recognized standing selected by Agent.

        "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

        "Financial Statements" shall mean, with respect to any accounting period for any Person, statements of income, shareholders' equity and cash flows of such Person for such period, and a balance sheet of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding annual audit, all prepared in reasonable detail and in accordance with GAAP.

        "Force Majeure Events" shall mean any Acts of God, riots, civil commotions, insurrections, wars, strikes, lockouts or other events beyond the control of Lessee, except for (a) any such events that are known to or should be known to Lessee on the Closing Date; (b) any such events that are caused by the financial condition of Lessee or the failure of Lessee to make any payments under any Construction Agreements, any Operative Documents or any related agreements; or (c) any events that could be remedied through the payment of money or the exercise of other commercially reasonable efforts.

        "GAAP" shall mean generally accepted accounting principles and practices as in effect in the United States of America from time to time, consistently applied.

        "Governmental Authority" shall mean any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Comptroller of the Currency, any central bank or any comparable authority.

        "Governmental Charges" shall mean taxes, levies, assessments, fees, imposts, duties, licenses, recording charges, claims or other charges imposed by any Governmental Authority.

        "Governmental Rule" shall mean any law, rule, regulation, ordinance, order, code, interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.

        "Ground Lease Agreement" shall mean the Amended and Restated Ground Lease Agreement, dated as of September 21, 2001, between Novellus and Lessor, pursuant to which Novellus leased to Lessor the Parcel 7 Property subject to the terms and conditions of the Stanford Lease.

        "Ground Lease Commencement Date" shall have the meaning given to that term in Paragraph 2.02 of the Ground Lease Agreement.


                                    1.01-14

        "Ground Lease Event of Default" shall have the meaning given to that term in Paragraph 5.01 of the Ground Lease Agreement.

        "Ground Lease Expiration Date" shall have the meaning given to that term in Paragraph 4.02 of the Ground Lease Agreement.

        "Ground Option Price" shall have the meaning given to that term in Paragraph 6.02 of the Ground Lease Agreement.

        "Ground Lease Property" shall have the meaning given to that term in Paragraph 2.01 of the Ground Lease Agreement.

        "Ground Lease Purchase Option" shall have the meaning given to that term in Paragraph 6.01 of the Ground Lease Agreement.

        "Ground Lease Purchase Option Date" shall have the meaning given to that term in Paragraph 6.01 of the Ground Lease Agreement.

        "Ground Lease Scheduled Expiration Date" shall have the meaning given to that term in Paragraph 2.02 of the Ground Lease Agreement.

        "Ground Lessee" shall have the meaning given to that term in the introductory paragraph of the Ground Lease Agreement.

        "Ground Lessor" shall have the meaning given to that term in the introductory paragraph of the Ground Lease Agreement.

        "Guaranty Obligation" shall mean, with respect to any Person, any direct or indirect liability of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

        "Hazardous Materials" shall mean all chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid, or gaseous in nature, and all other materials, substances and wastes which are classified or regulated as "hazardous,"


                                    1.01-15

"toxic" or similar descriptions under any Environmental Law or which are hazardous, toxic, harmful or dangerous to the environment or human health.

        "Improvements" shall mean all buildings, structures, facilities, fixtures and other improvements of every kind and description now or hereafter located on any of the Land, including (a) all parking areas, roads, driveways, walks, fences, walls, drainage facilities and other site improvements; (b) all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, all plumbing, lighting, heating, ventilating, air-conditioning, refrigerating, incinerating, compacting, fire protection and sprinkler, surveillance and security, public address and communications equipment and systems, partitions, elevators, escalators, motors, machinery, pipes, fittings and other items of equipment of every kind and description now or hereafter located on such Land or attached to the Improvements thereto which by the nature of their location thereon or attachment thereto are real property under applicable law; and (c) all Modifications to such Land or its Improvements, except for any Modifications removed by Lessee from the Property pursuant to Subparagraph 3.10 of the applicable Lease Agreement.

        "Indebtedness" of any Person shall mean, without duplication:

                (a) All obligations of such Person evidenced by notes, bonds, debentures or other similar instruments and all other obligations of such Person for borrowed money (including obligations to repurchase receivables and other assets sold with recourse);

                (b) All obligations of such Person for the deferred purchase price of property or services (including obligations under letters of credit and other credit facilities which secure or finance such purchase price and obligations under "synthetic" leases);

                (c) All obligations of such Person under conditional sale or other title retention agreements with respect to property acquired by such Person (to the extent of the value of such property if the rights and remedies of the seller or lender under such agreement in the event of default are limited solely to repossession or sale of such property);

                (d) All obligations of such Person as lessee under or with respect to Capital Leases;

                (e) All non-contingent payment or reimbursement obligations of such Person under or with respect to Surety Instruments;

                (f) All net obligations of such Person, contingent or otherwise, under or with respect to Rate Contracts;

                (g) All Guaranty Obligations of such Person with respect to the obligations of other Persons of the types described in clauses (a) - (f) above and all other Contingent Obligations of such Person; and


                                    1.01-16

                (h) All obligations of other Persons of the types described in clauses (a) - (f) above to the extent secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien in any property (including accounts and contract rights) of such Person, even though such Person has not assumed or become liable for the payment of such obligations.

        "Indemnified Taxes" shall mean all income taxes, stamp taxes, sales taxes, use taxes, rental taxes, gross receipts taxes, property (tangible and intangible) taxes, franchise taxes, excise taxes, value added taxes, turnover taxes, withholding taxes and other taxes and Governmental Charges, together with any and all assessments, penalties, fines, additions and interest thereon, except:

                (a) Net income taxes imposed on an Indemnitee by the U.S. federal government (other than those imposed by means of withholding at source) or net income taxes and franchise taxes in lieu of net income taxes imposed on any Lessor Party by its jurisdiction of incorporation or, in the case of any Participant, the jurisdiction in which its Applicable Participating Office is located, or a jurisdiction in which such Indemnitee is otherwise subject to tax other than as a result of transactions contemplated by the Operative Documents (provided, however, that this definition shall not be construed to prevent a payment from being made on an after-tax basis);

                (b) Taxes and other Governmental Charges imposed on an Indemnitee by a foreign Governmental Authority, taxing authority or taxing jurisdiction, unless such Taxes are imposed by reason of (i) the payment by Lessee or any Affiliate of any amount pursuant to the Operative Documents from, or the booking by Lessee or any Affiliate of some or all of the transactions contemplated by the Operative Agreements in, such foreign jurisdiction, (ii) the location of the Property in such jurisdiction or (iii) activities of the Lessee or an Affiliate of the Lessee in such jurisdiction;

                (c) Any tax or other Governmental Charge that has not become a Lien on any of the Property and that Lessee is contesting pursuant to Paragraph 3.12 of any Lease Agreement (but only while Lessee is so contesting such tax or Governmental Charge); or

                (d) Any tax or other Governmental Charge that is imposed upon an Indemnitee primarily as a result of the gross negligence or willful misconduct of such Indemnitee itself (as opposed to gross negligence or willful misconduct imputed to such Indemnitee), but not taxes or other Governmental Charges imposed as a result of ordinary negligence of such Indemnitee.

        "Indemnitees" shall mean the Lessor Parties and their Affiliates and their respective directors, officers, employees, agents, attorneys and advisors.

        "Ineligible Project Costs" shall have the meaning given to that term in Subparagraph 2.03(c) of the Participation Agreement.


                                    1.01-17

        "Indemnity Amount" shall have, with respect to any Purchase Agreement, the meaning given to that term in Subparagraph 3.02(g) of such Purchase Agreement.

        "Initial Advance" shall mean, with respect to each Facility, the initial Advance under such Facility.

        "Initial Bid" shall have, with respect to any Lease Agreement, the meaning given to that term in Subparagraph 3.02(b) of such Purchase Agreement.

        "Initial Marketing Period" shall have, with respect to any Purchase Agreement, the meaning given to that term in Subparagraph 3.02(b) of such Purchase Agreement.

        "Insurance Requirements" shall mean all terms, conditions and requirements imposed by the policies of insurance which Lessee is required to maintain by the Operative Documents.

        "Interest Component" shall have, with respect to any Lease Agreement, the meaning given to that term in Subparagraph 2.03(a) of such Lease Agreement.

        "IRC" shall mean the Internal Revenue Code of 1986.

        "Issues and Profits" shall mean all present and future rents, royalties, issues, profits, receipts, revenues, income, earnings and other benefits accruing from any of the Land, Improvements or Appurtenant Rights (whether in the form of accounts, chattel paper, instruments, documents, investment property, general intangibles or otherwise) including all rents and other amounts payable pursuant to any Subleases.

        "Land" shall mean collectively the Facility 1 Land, the Facility 2 Land and the Facility 3 Land.

        "Lease Agreements" shall mean collectively the Facility 1 Lease Agreement, the Facility 2 Lease Agreement and the Facility 3 Lease Agreement.

        "Lease Extension Request" shall have the meaning given to that term in Subparagraph 2.09(b) of the Participation Agreement.

        "Leasehold Mortgagee" shall have the meaning given to that term in Subparagraph 3.07(c) of the Ground Lease Agreement.

        "Leasehold Mortgages" shall have the meaning given to that term in Subparagraph 3.07(a) of the Ground Lease Agreement.

        "Lease Reduction Payments" shall mean each of the following to the extent applied to reduce the Outstanding Lease Amount under any Facility pursuant to the Operative Documents:

                (a) The Principal Component of Base Rent paid under such
        Facility;

                (b) Casualty and Condemnation Proceeds with respect to such Facility;


                                    1.01-18

                (c) The purchase price paid for the Property (or any portion thereof) by Lessee, an Assignee Purchaser or a Designated Purchaser pursuant to the Purchase Agreement for such Facility;

                (d) The Residual Value Guaranty and Indemnity Amount paid by Lessee pursuant to the Purchase Agreement for such Facility;

                (e) Any proceeds received by Lessee from any sale of the Property under such Facility after the Expiration Date for such Facility if such Property is retained by Lessor after such Expiration Date pursuant to the applicable Purchase Agreement;

                (f) Any proceeds received by any Lessor Party from the exercise of any of its remedies under the Operative Documents after the occurrence of an Event of Default under the Lease Agreement for such Facility; and

                (g) Any other amount received by Lessor that Lessee, Lessor and Agent agree shall be applied to reduce the Outstanding Lease Amount under a Facility.

        "Lessee" shall mean Novellus Systems, Inc., acting in its capacity as Lessee under the Operative Documents.

        "Lessee Obligations" shall mean and include all liabilities and obligations owed by Lessee to any Lessor Party under any of the Operative Documents of every kind and description and however arising (whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising), including the obligation of Lessee to pay Rent, to pay the Residual Value Guaranty Amounts, Indemnity Amounts and/or Outstanding Lease Amounts and to pay all interest, fees, charges, expenses, attorneys' fees and accountants' fees chargeable to Lessee or payable by Lessee under the Operative Documents. Such term, when used with reference to any Facility, shall mean all Lessee Obligations under the Lease Agreement, Purchase Agreement and, in the case of Facility 3, the Facility 3 Construction Agency Agreement for such Facility and all other Lessee Obligations related to such Facility or to all Facilities. Such term, when used without reference to any Facility, shall mean all Lessee Obligations under all Operative Documents.

        "Lessee Security Documents" shall mean and include the Lease Agreements, the Cash Collateral Agreement, the Assignment of Construction Agreements, the Ground Lease Agreement, the Stanford Lease and all other instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements and fixture filings and landlord waivers) delivered to any Lessor Party in connection with any Collateral or to secure the Lessee Obligations.

        "Lessor" shall mean ABN AMRO Leasing, Inc., acting in its capacity as Lessor under the Operative Documents.

        "Lessor Deed of Trust" shall have the meaning given to that term in Subparagraph 2.11(b) of the Participation Agreement.


                                    1.01-19

        "Lessor Liens" shall mean any Liens or other interests in any of the Property of any Person other than Lessee or a Lessor Party arising as a result of (a) any transfer or assignment by Lessor to such Person of any of Lessor's interests in such Property in violation of any of the Operative Documents or (b) any claim against Lessor by any such Person unrelated to any of the Operative Documents or the transactions contemplated thereby.

        "Lessor Obligations" shall mean and include all liabilities and obligations owed by Lessor to Agent or any Participant under any of the Operative Documents of every kind and description and however arising (whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising), including the obligation of Lessor to share payments made by Lessee to Lessor under the Operative Documents as provided in Paragraph 2.06 of the Participation Agreement.

        "Lessor Parties" shall mean Lessor, the Participants and Agent.

        "Lessor Security Agreement" shall have the meaning given to that term in Subparagraph 2.11(b) of the Participation Agreement.

        "LIBO Rate" shall mean, with respect to any Rental Period, a rate per annum equal to the quotient of (a) the arithmetic mean (rounded upward if necessary to the nearest 1/16 of one percent) of the rates per annum appearing on the Telerate Page 3750 (or any successor publication) on the second Business Day prior to the first day of such Rental Period at or about 11:00 A.M. (London time) (for delivery on the first day of such Rental Period) for a term comparable to such Rental Period (or of one (1) month for any Rental Period of less than one (1) month duration), divided by (b) one minus the Reserve Requirement in effect from time to time. If for any reason rates are not available as provided in clause (a) of the preceding sentence, the rate to be used in clause (a) shall be, the arithmetic mean (rounded upward if necessary to the nearest 1/16 of one percent) of the rates per annum at which Dollar deposits are offered by each of the Reference Banks to prime banks in the London interbank market on the second Business Day prior to the first day of such Rental Period at or about 11:00 A.M. (London time) (for delivery on the first day of such Rental Period in an amount substantially equal to such Reference Bank's Proportionate Share of the Outstanding Lease Amount or Advance, as the case may be, and for a term comparable to such Rental Period. The LIBO Rate shall be adjusted automatically as of the effective date of any change in the Reserve Requirement.

        "LIBOR Rental Rate" shall mean, for any Rental Period and Portion, the per annum rate equal to the LIBO Rate for such Rental Period and Portion, plus the Applicable Margin, such rate to change from time to time during such period as the Applicable Margin shall change.

        "Lien" shall mean, with respect to any property, any security interest, mortgage, pledge, lien, charge or other encumbrance in, of, or on such property or the income therefrom, including the interest of a vendor or lessor under a conditional sale agreement, Capital Lease, "synthetic" lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.


                                    1.01-20

        "Major Casualty" shall mean, with respect to any Property, any Casualty affecting such Property where (a) the damage to such Property is treated by any insurer of such Property as a total loss; (b) such Property cannot reasonably be repaired and restored prior to the expiration of the Term of the lease applicable to such Property to the condition in which it existed immediately prior to such Casualty; or (c) the reasonably anticipated cost to repair and restore such Property to the condition in which it existed immediately prior to such Casualty would exceed forty percent (40%) of the Outstanding Lease Amount applicable to such Property.

        "Major Condemnation" shall mean, with respect to any Property, any Condemnation affecting such Property where (a) all or substantially all of such Property is taken by such Condemnation; (b) such Property cannot reasonably be repaired and restored to the condition in which it existed immediately prior to such Condemnation; or (c) the reasonably anticipated cost to repair and restore such Property to the condition in which it existed immediately prior to such Condemnation would exceed forty percent (40%) of the Outstanding Lease Amount applicable to such Property.

        "Majority Participants" shall mean (a) at any time the aggregate Outstanding Lease Amount is greater than $0, Participants (other than Novellus Participant) whose aggregate Outstanding Participation Amounts exceed fifty percent (50%) of the aggregate Outstanding Participation Amounts of all Participants (other than Novellus Participant) at such time and (b) at any time the aggregate Outstanding Lease Amount is $0, Participants (other than Novellus Participant) whose Proportionate Shares exceed fifty percent (50%) of the aggregate Proportionate Shares of all Participants (other than Novellus Participant) at such time.

        "Margin Stock" shall have the meaning given to that term in Regulation U issued by the Federal Reserve Board, as amended from time to time, and any successor regulation thereto.

        "Marketing Option" shall have, with respect to any Purchase Agreement, the meaning given to that term in Subparagraph 3.01(a) of such Purchase Agreement.

        "Marketing Option Event of Default" shall mean, with respect to either Lease Agreement, any Event of Default thereunder other than a Non-Marketing Option Event of Default.

        "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of Lessee and its Subsidiaries, taken as a whole; (b) the ability of Lessee to pay or perform the Lessee Obligations in accordance with the terms of the Operative Documents; (c) the ability of any Lessor Party (other than Novellus Participant) to exercise any of its rights or remedies under the Operative Documents or any related document, instrument or agreement; or (d) the value of the Property and the Collateral, any Lessor Party's (other than Novellus Participant's) security interests, Liens or other rights in the Property and the Collateral or the perfection or priority of such security interests, Liens or rights.

        "Material Casualty" shall mean any Casualty to any Property that alone, or in combination with any prior Casualties to such Property for which repairs to restore such Property to its prior condition have not been completed, will require repairs costing (a) during the


                                    1.01-21

Construction Period, $500,000 or more to restore such Property to its prior condition, or (b) after the Construction Period, $2,500,000 or more to restore such Property to its prior condition.

        "Material Subsidiary" shall mean, as of any date, each Subsidiary of Lessee whose assets on the last day of the immediately preceding fiscal year equaled or exceeded five percent (5%) of the consolidated total assets of Lessee and all of its Subsidiaries on such day. As used herein, "assets" shall mean the net book value of assets calculated in accordance with GAAP.

        "maturity" shall mean, with respect to any Rent, interest, fee or other amount payable by Lessee under the Operative Documents, the date such Rent, interest, fee or other amount becomes due, whether upon the stated maturity or due date, upon acceleration or otherwise.

        "Modifications" shall have, with respect to any Lease Agreement, the meaning given to that term in Subparagraph 3.01(c) of such Lease Agreement.

        "Multiemployer Plan" shall mean any multiemployer plan within the meaning of section 3(37) of ERISA maintained or contributed to by Lessee or any ERISA Affiliate.

        "Net Proceeds" shall mean, with respect to any sale or issuance of any Equity Security or any other security by any Person, the aggregate consideration (excluding intangibles) received by such Person from such sale or issuance less the sum of the actual amount of the customary fees and commissions payable to Persons other than such Person or any Affiliate of such Person, the reasonable legal expenses and the other customary costs and expenses directly related to such sale or issuance that are to be paid by such Person.

        "New Improvements" shall mean all new Improvements under Facility 3 contemplated by the Plans and Specifications therefor.

        "Non-Marketing Option Event of Default" shall mean:

                (a) With respect to the Facility 1 Lease Agreement and Facility 2 Lease Agreement, an Event of Default under Subparagraph 5.01(n) of such Lease Agreement; or

                (b) With respect to the Facility 3 Lease Agreement, an Event of Default under Subparagraph 5.01(l), 5.01(m) or 5.01(n) of such Lease Agreement;

If, in each case, such Event of Default was not caused by any failure by Lessee to comply with any of its obligations under the Operative Documents (including its insurance obligations), any representation by Lessee in any of the Operative Documents not being true, any negligence or willful misconduct of Lessee, or any claim by any third-party against Lessee (or against any Lessor Party) based upon any alleged action or inaction by Lessee.

        "Notice of Call Option Exercise" shall have, with respect to any Purchase Agreement, the meaning given to that term in Paragraph 2.03 of such Purchase Agreement.


                                    1.01-22

        "Notice of Expiration Date Purchase Option Exercise" shall have, with respect to any Purchase Agreement, the meaning given to that term in Paragraph
3.01 of such Purchase Agreement.

        "Notice of Ground Lease Purchase Option Exercise" shall have the meaning given to that term in Paragraph 6.01 of the Ground Lease Agreement.

        "Notice of Ground Lease Rent Increase" shall have the meaning given to that term in Paragraph 2.03 of the Ground Lease Agreement.

        "Notice of Marketing Option Exercise" shall have, with respect to any Purchase Agreement, the meaning given to that term in Paragraph 3.01 of such Purchase Agreement.

        "Notice of Partial Purchase Option Exercise" shall have, with respect to any Purchase Agreement, the meaning given to that term in Subparagraph 2.02(a) of such Purchase Agreement.

        "Notice of Rental Period Selection" shall have, with respect to any Lease Agreement, the meaning given to that term in Subparagraph 2.03(a) of such Lease Agreement.

        "Notice of Term Purchase Option Exercise" shall have, with respect to any Purchase Agreement, the meaning given to that term in Subparagraph 2.01(a) of such Purchase Agreement.

        "Novellus" shall mean Novellus Systems, Inc.

        "Novellus I Participation Agreement" shall have the meaning given to that term in Recital A of the Participation Agreement.

        "Novellus II Participation Agreement" shall have the meaning given to that term in Recital A of the Participation Agreement.

        "Novellus III Participation Agreement" shall have the meaning given to that term in Recital A of the Participation Agreement.

        "Novellus IV Participation Agreement" shall have the meaning given to that term in Recital A of the Participation Agreement.

        "Novellus Participant" shall have the meaning given to that term in the introductory paragraph of the Participation Agreement.

        "Operative Documents" shall mean and include the Participation Agreement, the Stanford Ground Lease, the Ground Lease Agreement, the Lease Agreements, the Facility 3 Construction Agency Agreement, the Purchase Agreements, the Lessee Security Documents, the Lessor Deed of Trust, the Lessor Security Agreement, the Assignment of Lease and the Agent's Fee Letter; all other notices, requests, certificates, documents, instruments and agreements delivered to any Lessor Party pursuant to Paragraph 3.01 of the Participation Agreement; all notices, requests, certificates, documents, instruments and agreements required to be delivered to any Lessor Party in connection with any of the foregoing on or after the date of the Participation Agreement; and


                                    1.01-23
all Rate Contracts provided to Lessee by any Participant (other than Novellus Participant) to hedge against fluctuations in the LIBOR Rental Rate under either or both Lease Agreements. (Without limiting the generality of the preceding definition, the term "Operative Documents" shall include all written waivers, amendments and modifications to any of the notices, requests, certificates, documents, instruments and agreements referred to therein.)

        "Option Exercise Notification Date" shall have the meaning given to that term in Paragraph 6.01 of the Ground Lease Agreement.

        "Outside Completion Date" shall mean the date seven (7) months after the Closing Date, or, if such date is extended pursuant to Subparagraph 2.09(a) of the Participation Agreement or Subparagraph 3.05(d) of the Facility 3 Construction Agency Agreement, that date to which so extended.

        "Outstanding Lease Amount" shall mean, with respect to any Facility on any date, the remainder of (a) the sum of all Advances made by Lessor on or prior to such date under such Facility, minus (b) the sum of all Lease Reduction Payments applied by Lessor on or prior to such date under such Facility. Such term, when used without reference to either Facility, shall mean the aggregate Outstanding Lease Amount under all Facilities.

        "Outstanding Participation Amount" shall mean, with respect to any Participant and any Facility on any date, the remainder of (a) the sum of the portions of all Advances under such Facility funded by such Participant on or prior to such date, minus (b) the sum of such Participant's share of all Lease Reduction Payments applied to the Outstanding Lease Amount under such Facility on or prior to such date. Such term, when used without reference to any Facility, shall mean the aggregate Outstanding Participation Amounts of the applicable Participant under all Facilities.

        "Outstanding Tranche A Participation Amount" shall mean, with respect to any Tranche A Participant under any Facility on any date, the remainder of (a) such Participant's Tranche A Portion of all Advances made by Lessor under such Facility on or prior to such date, minus (b) such Participant's share of all Lease Reduction Payments applied to the Tranche A Portion of the Advances under such Facility on or prior to such date.

        "Outstanding Tranche B Participation Amount" shall mean, with respect to any Tranche B Participant under any Facility on any date, the remainder of (a) such Participant's Tranche B Portion of all Advances made by Lessor under such Facility on or prior to such date, minus (b) such Participant's share of all Lease Reduction Payments applied to the Tranche B Portion of the Advances under such Facility on or prior to such date.

        "Outstanding Tranche C Participation Amount" shall mean, with respect to any Tranche C Participant under any Facility on any date, the remainder of (a) such Participant's Tranche C Portion of all Advances made by Lessor under such Facility on or prior to such date, minus (b) such Participant's share of all Lease Reduction Payments applied to the Tranche C Portion of the Advances under such Facility on or prior to such date.


                                    1.01-24

        "Parcel" shall mean:

                (a) With respect to any land, a parcel of land (or leasehold interest therein) described in one Part of Exhibit A to a Lease Agreement or in one Part of Exhibit A to the Participation Agreement, as the case may be; and

                (b) With respect to any Property, a parcel of land (or leasehold interest therein), together with all Property related to such parcel of land.

        "Parcel 1 Land", "Parcel 2 Land", "Parcel 3 Land", "Parcel 4 Land", "Parcel 5 Land", "Parcel 6 Land", "Parcel 7 Land", "Parcel 8 Land" and "Parcel 9 Land" shall mean the parcels of land described Part 1, Part 2, Part 3, Part 4,
Part 5 Part 6, Part 7, Part 8 and Part 9, respectively, in Exhibit A to the Participation Agreement.

        "Partial Purchase Date" shall have, with respect to any Purchase Agreement, the meaning given to that term in Subparagraph 2.02(a) of such Purchase Agreement.

        "Partial Purchase Option" shall have, with respect to any Purchase Agreement, the meaning given to that term in Paragraph 2.02 of such Purchase Agreement.

        "Participants" shall mean the Persons from time to time listed in
Schedule I to the Participation Agreement (as amended from time to time pursuant to Subparagraph 7.05(b) of the Participation Agreement or otherwise), acting in their capacities as Participants under the Operative Documents.

        "Participation Agreement" shall mean the Participation Agreement, dated as of September 21, 2001 among Lessee and the Lessor Parties.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

        "Pension Plan" shall mean any Employee Benefit Plan subject to Title IV of ERISA that either Lessee or any ERISA Affiliate maintains or contributes to or has any obligation under.

        "Permitted Improvement Costs" shall mean all reasonable costs and expenses necessary for the construction of the New Improvements and the acquisition of the Property under Facility 3, including:

                (a) All reasonable costs and expenses of building supplies and materials necessary for the construction of the New Improvements;

                (b) All reasonable costs and expenses of architects, engineers, contractors and other Persons providing labor and services necessary for the construction of the New Improvements; and

                (c) All reasonable costs and expenses of performance and other bonds and other insurance necessary for the construction of the New Improvements.


                                    1.01-25

        "Permitted Liens" shall have the meaning given to that term in Subparagraph 5.02(a) of the Participation Agreement.

        "Permitted Property Liens" shall have the meaning given to that term in Subparagraph 3.07(a) of the Lease Agreement.

        "Permitted Transaction Expenses" shall mean the following costs and expenses to the extent payable by Lessee in connection with and directly related to the preparation, execution and delivery of the Operative Documents and the transactions contemplated thereby:

                (a) All Base Rent payable during the Commitment Period;

                (b) All rent, if any, payable under the Ground Lease Agreement during the Commitment Period;

                (c) All Commitment Fees and Agent's fees payable during the Commitment Period;

                (d) All other amounts capitalized pursuant to Subparagraph 2.03(c) of the Participation Agreement;

                (e) The reasonable fees and expenses of counsel for each of Lessor and Agent incurred in connection with the Operative Documents;

                (f) The reasonable fees and expenses incurred in recording, registering or filing any of the Operative Documents;

                (g) The title fees, premiums and escrow costs and other expenses relating to title insurance and the closing of the transactions contemplated by the Operative Documents;

                (h) The reasonable fees and expenses of required environmental audits and appraisals;

                (i) The reasonable fees and expenses for surveys and appraisals;

                (j) The incremental cost of insurance required by Paragraph 3.03 of the Lease Agreement during the Construction Period; and

                (k) The reasonable fees and expenses of the accountants, financial advisor and counsel for Lessee incurred in connection with the Operative Documents.

        "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, an unincorporated association, a limited liability company, a joint venture, a trust or other entity or a Governmental Authority.

        "Personal Property Collateral" shall have, with respect to the Facility 3 Lease Agreement, the meaning given to that term in Subparagraph 2.07(b) of such Lease Agreement.


                                    1.01-26

        "Plans and Specifications" shall mean the architectural, engineering and construction plans, specifications and drawings for the New Improvements, if any, to be constructed on the Facility 3 Land, as delivered to Agent on or prior to the Closing Date pursuant to Paragraph 3.01 and Schedule 3.01 of the Participation Agreement, as such plans, specifications and drawings may thereafter be revised, amended or modified pursuant to Paragraph 3.02 of the Facility 2 Construction Agency Agreement.

        "Portion" shall mean a portion of the Outstanding Lease Amount under any Facility. If, at any time, Lessee has not divided the Outstanding Lease Amount into two or more portions, any reference to a Portion shall mean the total Outstanding Lease Amount at such time under such Facility.

        "Prepaid Rent" shall mean Permitted Improvement Costs and Permitted Transaction Expenses under Facility 3 constituting Cost Overruns that are (i) paid by Lessee and not reimbursed through Advances and (ii) capitalizable under GAAP by Lessor.

        "Prime Rate" shall mean the per annum rate publicly announced by ABN AMRO from time to time at its Chicago Office. The Prime Rate is determined by ABN AMRO from time to time as a means of pricing credit extensions to some customers and is neither directly tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by ABN AMRO at any given time for any particular class of customers or credit extensions. Any change in the Base Rate resulting from a change in the Prime Rate shall become effective on the Business Day on which each change in the Prime Rate occurs.

        "Principal Component" shall have, with respect to either Lease Agreement, the meaning given to that term in Subparagraph 2.03(a) of such Lease Agreement.

        "Project Costs" shall mean properly capitalizable "project costs" as that term is used under GAAP.

        "Property" shall mean collectively the Facility 1 Property, the Facility 2 Property and the Facility 3 Property.

        "Property Collateral" shall have the meaning given to that term in Subparagraph 2.11(a) of the Participation Agreement.

        "Proportionate Share" shall mean:

               (a) With respect to each Participant and Facility 1 (including any Advance thereunder) at any time, the percentage set forth under the caption "Proportionate Share" opposite such Participant's name in Part A(1) of Schedule I;

               (b) With respect to each Participant and Facility 2 (including any Advance thereunder) at any time, the percentage set forth under the caption "Proportionate Share" opposite such Participant's name in Part A(2) of Schedule I;


                                    1.01-27

               (c) With respect to each Participant and Facility 3 (including any Advance thereunder) at any time prior to the Completion Date, the percentage set forth under the caption "Proportionate Share" opposite such Participant's name in Part A(3-1) of Schedule I;

               (d) With respect to each Participant and Facility 3 (including any Advance thereunder) at any time on or after the Completion Date, the percentage set forth under the caption "Proportionate Share" opposite such Participant's name in Part A(3-2) of Schedule I; and

               (e) With respect to each Participant without reference to any Facility (or any Advance under any Facility) at any time, a fraction (expressed as a percentage rounded to the eighth digit to the right of the decimal point), the numerator of which is such Participant's Commitment at such time and the denominator of which is the Total Commitment at such time;

or, in the case of any percentage referred to in clause (a), (b) or (c), if changed, such percentage as may be set forth for such Participant in the Register. The Proportionate Share of each Participant under a Facility at any time shall equal the sum of such Participant's Tranche A Percentage, Tranche B Percentage and Tranche C Percentage under such Facility at such time.

        "Purchase Agreements" shall mean collectively the Facility 1 Purchase Agreement, the Facility 2 Purchase Agreement and the Facility 3 Purchase Agreement.

        "Purchase Documents" shall have, with respect to any Purchase Agreement, the meaning given to that term in Subparagraph 4.01(a) of such Purchase Agreement.

        "Purchaser" shall have, with respect to any Purchase Agreement, the meaning given to that term in Subparagraph 4.01(a) of such Purchase Agreement.

        "Quick Ratio" shall mean, with respect to Lessee at any time, the ratio, determined on a consolidated basis in accordance with GAAP, of:

               (a) The remainder of (i) the sum (without duplication) of all cash, Cash Equivalents, short-term investments and net accounts receivable of Lessee and its Subsidiaries at such time, minus (ii) the sum (without duplication) of all such cash, Cash Equivalents, short-term investments and net accounts receivable that are subject to a Lien or are otherwise restricted;

                                                 to

               (b) The remainder of (i) all current liabilities of Lessee and its Subsidiaries at such time, minus (ii) all such current liabilities that are secured by Liens in cash, Cash Equivalents, short-term investments and net accounts receivable and included in the calculation of clause (a)(i) of this definition above.


                                    1.01-28

(In calculating the Quick Ratio, Cash Equivalents and short-term investments shall be marked to market quarterly.)

        "Rate Contracts" shall mean swap agreements (as that term is defined in Section 101 of the Federal Bankruptcy Reform Act of 1978, as amended) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

        "Real Property Collateral" shall have, with respect to any Lease Agreement, the meaning given to that term in Subparagraph 2.07(a) of such Lease Agreement. Such term, when used without reference to any Lease Agreement, shall mean collectively the Real Property Collateral under all Lease Agreements.

        "Reference Banks" shall mean ABN AMRO or, at any time other banks are Participants, ABN AMRO and an additional bank Participant or additional bank Participants (but not more than two additional bank Participants) acceptable to Lessee and Agent.

        "Register" shall have the meaning given to that term in Subparagraph 7.05(b) of the Participation Agreement.

        "Related Agreements" shall mean all chattel paper, accounts, instruments, documents, investment property and general intangibles relating to any of the Land, Improvements or Appurtenant Rights or to the present or future development, construction, operation or use of any of the Land, Improvements or Appurtenant Rights, including (a) all plans, specifications, construction agreements, maps, surveys, studies, books of account, records, files, insurance policies, guarantees and warranties relating to such Land or Improvements or to the present or future development, construction, operation or use of such Land, Improvements or Appurtenant Rights (including the Construction Agreements and the Plans and Specifications); (b) all architectural, engineering, construction and management contracts, all supply and service contracts for water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utilities relating to such Land, Improvements or Appurtenant Rights or to the present or future development, construction, operation or use of such Land, Improvements or Appurtenant Rights; and (c) all computer software and intellectual property, guaranties and warranties, letters of credit, and documents relating to such Land, Improvements or Appurtenant Rights or to the present or future development, construction, operation or use of such Land, Improvements or Appurtenant Rights.

        "Related Goods" shall mean:

               (a) All machinery, furniture, equipment, fixtures and other goods and tangible personal property (including construction materials and supplies) financed by any Advance, including all such property described in Exhibit B to the Facility 2 Lease Agreement and in each Exhibit B Supplement delivered by Lessee; and

               (b) All machinery, equipment, inventory, fixtures and other goods and tangible personal property (including construction materials and supplies) (i) now or


                                    1.01-29
        hereafter located on any of the Land, Improvements or Appurtenant Rights; (ii) now or hereafter intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to any of the Improvements or any other Related Goods; or (iii) now or hereafter used in connection with the present or future operation or occupancy of any of the Land, Improvements or Appurtenant Rights;

Except for any trade fixture, machinery, equipment, inventory or other goods removed by Lessee from the Property pursuant to Paragraph 3.10 of any Lease Agreement.

        "Related Permits" shall mean all licenses, authorizations, certificates, variances, consents, approvals and other permits, now or hereafter pertaining to any of the Land, Improvements or Appurtenant Rights and all tradenames or business names relating to any of the Land, Improvements or Appurtenant Rights or the present or future development, construction, operation or use of any of the Land, Improvements or Appurtenant Rights.

        "Rent" shall mean collectively, with respect to any Facility, Base Rent and Supplemental Rent payable in connection with such Facility. Such term, when used without reference to any Facility, shall mean all Rent under all facilities.

        "Rental Period" shall mean, with respect to any Facility:

               (a) With respect to the entire Outstanding Lease Amount during the period beginning on the Commencement Date for any Lease Agreement and ending on the Commitment Termination Date, the time period which commences on the Commencement Date and each subsequent time period through and including the time period ending on the Commitment Termination Date as specified in Subparagraph 2.03(a) of such Lease Agreement; and

               (b) With respect to any Portion of the Outstanding Lease Amount thereafter, the time period selected by Lessee for such Portion pursuant to Subparagraph 2.03(a) of such Lease Agreement which commences on the first day of such Portion and each subsequent time period selected by Lessee pursuant to Subparagraph 2.03(a) of such Lease Agreement.

Each Rental Period with respect to each Facility shall commence on the last day of the immediately preceding Rental Period.

        "Rental Rate" shall have the meaning given to that term in Subparagraph 2.03(a) of each Lease Agreement.

        "Rent Increase Notification Date" shall have the meaning given to that term in Paragraph 2.03 of the Ground Lease Agreement.

        "Repair and Restoration Account" shall have, with respect to any Lease Agreement, the meaning given to that term in Subparagraph 3.04(c) of such Lease Agreement.


                                    1.01-30

        "Reportable Event" shall have the meaning given to that term in ERISA and applicable regulations thereunder.

        "Required Participants" shall mean (a) at any time the aggregate Outstanding Lease Amount under all Facilities is greater than $0, Participants (other than Novellus Participant) whose aggregate Outstanding Participation Amounts under all Facilities equal or exceed sixty-six and two-thirds percent (66-2/3%) of the aggregate Outstanding Participation Amounts of all Participants (other than Novellus Participant) under all Facilities at such time and (b) at any time the aggregate Outstanding Lease Amount under all Facilities is $0, Participants (other than Novellus Participant) whose Proportionate Shares under all Facilities equal or exceed sixty-six and two-thirds percent (66-2/3%) of the aggregate Proportionate Shares of all Participants (other than Novellus Participant) under all Facilities at such time.

        "Requirement of Law" applicable to any Person shall mean (a) the Articles or Certificate of Incorporation and By-laws, Partnership Agreement or other organizational or governing documents of such Person, (b) any Governmental Rule applicable to such Person, (c) any license, permit, approval or other authorization granted by any Governmental Authority to or for the benefit of such Person or (d) any judgment, decision or determination of any Governmental Authority or arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

        "Reserve Requirement" shall mean, with respect to any day in any Rental Period, the aggregate of the reserve requirement rates (expressed as a decimal) in effect on such day for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Federal Reserve Board) maintained by a member bank of the Federal Reserve System. As used herein, the term "reserve requirement" shall include, without limitation, any basic, supplemental or emergency reserve requirements imposed on any Participant by any Governmental Authority.

        "Residual Value Guaranty Amount" shall have, with respect to any Purchase Agreement, the meaning given to that term in Subparagraph 3.02(g) of such Purchase Agreement.

        "Scheduled Expiration Date" shall have, with respect to either Lease Agreement, the meaning given to that term in Subparagraph 2.02(a) of such Lease Agreement.

        "Scheduled Rent Payment Date" shall have, with respect to any Lease Agreement, the meaning given to that term in Subparagraph 2.03(a) of such Lease Agreement.

        "Secondary Marketing Period" shall have, with respect to any Purchase Agreement, the meaning given to that term in Subparagraph 3.02(b) of the Purchase Agreement.

        "Securities Account Control Agreement" shall have the meaning given to that term in Subparagraph 2.01(a) of the Cash Collateral Agreement.

        "Securities Accounts" shall have the meaning given to that term in Subparagraph 2.01(a) of the Cash Collateral Agreement.


                                    1.01-31

        "Securities Intermediary" shall have the meaning given to that term in Paragraph 2.02 of the Cash Collateral Agreement.

        "Senior Officer" shall mean, with respect to Lessee, the Chief Executive Officer, the Chief Financial Officer, the Executive Vice President of Operations, the Executive Vice President of Sales or the Treasurer of Lessee.

        "Solvent" shall mean, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including, without limitation, contingent liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

        "Stanford Lease" shall have the meaning given to that term in Recital A of the Ground Lease Agreement.

        "Subleases" shall mean all leases and subleases of any of the Land, Improvements and/or Appurtenant Rights by Lessee as lessor or sublessor, now or hereafter in effect, whether or not of record, including all guaranties and security therefor and the right to bring actions and proceedings thereunder or for the enforcement thereof and to do anything which Lessee is or may become entitled to do thereunder.

        "Subparticipants" shall have the meaning given to that term in Subparagraph 7.05(c) of the Participation Agreement.

        "Subsidiary" of any Person shall mean (a) any corporation of which more than 50% of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries, (b) any partnership, joint venture, or other Person of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture, business trust or other Person is at the time owned and controlled by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person's other Subsidiaries or (c) any other Person included in the Financial Statements of such Person on a consolidated basis.

        "Substantial Completion" shall have the meaning given to such term in Subparagraph 3.05(c) of the Facility 3 Construction Agency Agreement.


                                    1.01-32

        "Supplemental Rent" shall have, with respect to any Lease Agreement, the meaning given to such term in Subparagraph 2.03(b) of such Lease Agreement.

        "Surety Instruments" shall mean all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

        "Synthetic Lease Obligations" shall mean the monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

        "Tangible Net Worth" shall mean, with respect to Lessee at any time, the remainder at such time, determined on a consolidated basis in accordance with GAAP, of (a) the total assets of Lessee and its Subsidiaries, minus (b) the sum (without limitation and without duplication of deductions) of (i) the total liabilities of Lessee and its Subsidiaries, (ii) all reserves established by Lessee and its Subsidiaries for anticipated losses and expenses (to the extent not deducted in calculating total assets in clause (a) above) and (iii) all intangible assets of Lessee and its Subsidiaries (to the extent included in calculating total assets in clause (a) above), including, without limitation, goodwill (including any amounts, however designated on the balance sheet, representing the cost of acquisition of businesses and investments in excess of underlying tangible assets), trademarks, trademark rights, trade name rights, copyrights, patents, patent rights, licenses, unamortized debt discount, marketing expenses, organizational expenses, non-compete agreements and deferred research and development.

        "Term" shall mean, with respect to any Lease Agreement, the period beginning on the Commencement Date of such Lease Agreement and ending on the Expiration Date of such Lease Agreement.

        "Termination Date" shall mean, with respect to any Lease Agreement, (a) the date set forth in a Notice of Term Purchase Option as the date on which such Lease Agreement will be terminated by Lessee pursuant to Paragraph 4.01 of such Lease Agreement and the Property will be purchased by Lessee pursuant to Section 2 of the applicable Purchase Agreement; (b) the date set forth in a written notice delivered by Lessor to Lessee pursuant to Subparagraph 5.03(a) or 5.04(a) of such Lease Agreement after the occurrence of an Event of Default thereunder as the date on which such Lease Agreement will be terminated; or (c) the date determined pursuant to clause (ii) of Subparagraph 3.05(d) of the Facility 3 Construction Agency Agreement if Lessee exercises the Marketing Option pursuant such clause.

        "Term Purchase Option" shall have, with respect to any Purchase Agreement, the meaning given to that term in Paragraph 2.01 of such Purchase Agreement.

        "Total Commitment" shall mean the amount set forth as such in clause
(iii) of Subparagraph 2.01(a) of the Participation Agreement or, if such amount is reduced pursuant to Subparagraph 2.08(a) of the Participation Agreement, the amount to which so reduced.


                                    1.01-33

        "Total Facility 1 Commitment" shall mean the amount set forth as such in clause (i) of Subparagraph 2.01(b) of the Participation Agreement.

        "Total Facility 2 Commitment" shall mean the amount set forth as such in clause (ii) of Subparagraph 2.01(b) of the Participation Agreement.

        "Total Facility 3 Commitment" shall mean the amount set forth as such in clause (iii) of Subparagraph 2.01(b) of the Participation Agreement or, if such amount is reduced pursuant to Subparagraph 2.08(a) of the Participation Agreement, the amount to which so reduced.

        "Tranche A Participant" shall mean, with respect to any Facility at any time, any Participant having an Outstanding Tranche A Participation Amount under such Facility at such time.

        "Tranche A Percentage" shall mean (a) with respect to each Participant and Facility 1 at any time, the percentage set forth under the caption "Tranche A Percentage" opposite such Participant's name in Part A(1) of Schedule I; (b) with respect to each Participant and Facility 2 at any time, the percentage set forth under the caption "Tranche A Percentage" opposite such Participant's name in Part A(2) of Schedule I; (c) with respect to each Participant and Facility 3 at any time prior to the Completion Date, the percentage set forth under the caption "Tranche A Percentage" opposite such Participant's name in Part A(3-1) of Schedule I; and (d) with respect to each Participant and Facility 3 at any time on or after the Completion Date, the percentage set forth under the caption "Tranche A Percentage" opposite such Participant's name in Part A(3-2) of
Schedule I; or in the case of any such percentage, if changed, such percentage as may be set forth for such Participant in the Register.

        "Tranche A Portion" shall mean, (a) with respect to any Advance under a Facility without reference to any Participant, the portion of such Advance equal to the applicable Tranche A Proportionate Share of such Advance and (b) with respect to any Advance under a Facility with reference to any Participant, the portion of such Advance equal to such Participant's applicable Tranche A Percentage of such Advance.

        "Tranche A Proportionate Share" shall mean:

                (a) With respect to Facility 1, ninety-six and one-half percent (96.5%);

                (b) With respect to Facility 2, eighty-six and one-half percent (86.5.0%);

                (c) With respect to Facility 3, (i) at any time prior to the Completion Date, eighty-nine and nine-tenths percent (89.9%) and (b) at any time on or after the Completion Date, eighty-seven percent (87.0%).

        "Tranche B Participant" shall mean, with respect to any Facility at any time, any Participant having an Outstanding Tranche B Participation Amount under such Facility at such time.


                                    1.01-34

        "Tranche B Percentage" shall mean (a) with respect to each Participant and Facility 1 at any time, the percentage set forth under the caption "Tranche B Percentage" opposite such Participant's name in Part A(1) of Schedule I; (b) with respect to each Participant and Facility 2 at any time, the percentage set forth under the caption "Tranche B Percentage" opposite such Participant's name in Part A(2) of Schedule I; (c) with respect to each Participant and Facility 3 at any time prior to the Completion Date, the percentage set forth under the caption "Tranche B Percentage" opposite such Participant's name in Part A(3-1) of Schedule I; and (d) with respect to each Participant and Facility 3 at any time on or after the Completion Date, the percentage set forth under the caption "Tranche B Percentage" opposite such Participant's name in Part A(3-2) of
Schedule I; or in the case of any such percentage, if changed, such percentage as may be set forth for such Participant in the Register.

        "Tranche B Portion" shall mean, (a) with respect to any Advance under a Facility without reference to any Participant, the portion of such Advance equal to the applicable Tranche B Proportionate Share of such Advance and (b) with respect to any Advance under a Facility with reference to any Participant, the portion of such Advance equal to such Participant's applicable Tranche B Percentage of such Advance.

        "Tranche B Proportionate Share" shall mean:

               (a) With respect to Facility 1, zero percent (0%);

               (b) With respect to Facility 2, ten percent (10.0%);

               (c) With respect to Facility 3, (i) at any time prior to the Completion Date, six and six-tenths percent (6.60%) and (ii) at any time on or after the Completion Date, nine and one-half percent (9.50%).

        "Tranche C Participant" shall mean, with respect to any Facility at any time, any Participant having an Outstanding Tranche C Participation Amount under such Facility at such time.

        "Tranche C Percentage" shall mean (a) with respect to each Participant and Facility 1 at any time, the percentage set forth under the caption "Tranche C Percentage" opposite such Participant's name in Part A(1) of Schedule I; (b) with respect to each Participant and Facility 2 at any time, the percentage set forth under the caption "Tranche C Percentage" opposite such Participant's name in Part A(2) of Schedule I; (c) with respect to each Participant and Facility 3 at any time prior to the Completion Date, the percentage set forth under the caption "Tranche C Percentage" opposite such Participant's name in Part A(3-1) of Schedule I; and (d) with respect to each Participant and Facility 3 at any time on or after the Completion Date, the percentage set forth under the caption "Tranche C Percentage" opposite such Participant's name in Part A(3-2) of
Schedule I; or in the case of any such percentage, if changed, such percentage as may be set forth for such Participant in the Register.

        "Tranche C Portion" shall mean, (a) with respect to any Advance under a Facility without reference to any Participant, the portion of such Advance equal to the applicable Tranche C


                                    1.01-35

Proportionate Share of such Advance and (b) with respect to any Advance under a Facility with reference to any Participant, the portion of such Advance equal to such Participant's applicable Tranche C Percentage of such Advance.

        "Tranche C Proportionate Share" shall mean:

        (a) With respect to Facility 1, three and one-half percent (3.50%);

        (b) with respect to Facility 2, three and one-half percent (3.50%); and

        (c) with respect to Facility 3, three and one-half percent (3.50%).

        "Trustee" shall have the meaning given to that term in the introductory paragraph of each Lease Agreement.

        "UCC" shall mean the California Uniform Commercial Code.

        "Unused" shall mean:

               (a) With respect to the Total Facility 3 Commitment at any time, the remainder of (i) the Total Facility 3 Commitment at such time minus
        (ii) the aggregate amount of all Advances made under Facility 3 prior to such time; or

               (c) With respect to any Participant's Facility 3 Commitment at any time, the remainder of (i) such Participant's Facility 3 Commitment at such time minus (ii) the aggregate amount of all Advances funded by such Participant under Facility 3 prior to such time.


                                    1.01-36

                                  SCHEDULE 1.02

                              RULES OF CONSTRUCTION

        (a) GAAP. Unless otherwise indicated in any Operative Document, all accounting terms used in the Operative Documents shall be construed, and all accounting and financial computations thereunder shall be computed, in accordance with GAAP. If GAAP changes after the date of the Participation Agreement such that any covenants contained in the Operative Documents would then be calculated in a different manner or with different components, Lessee and the Lessor Parties agree to negotiate in good faith to amend the applicable Operative Documents in such respects as are necessary to conform those covenants as criteria for evaluating Lessee's financial condition to substantially the same criteria as were effective prior to such change in GAAP; provided, however, that, until Lessee and the Lessor Parties so amend the Operative Documents, all such covenants shall be calculated in accordance with GAAP as in effect immediately prior to such change.

        (b) Headings. Headings in each of the Operative Documents are for convenience of reference only and are not part of the substance thereof.

        (c) Plural Terms. All terms defined in any Operative Document in the singular form shall have comparable meanings when used in the plural form and vice versa.

        (d) Time. All references in each of the Operative Documents to a time of day shall mean San Francisco, California time, unless otherwise indicated. All references in each of the Operative Documents to a date (the "action date") which is one month prior to or after another date (the "reference date") shall mean the date in the immediately preceding or succeeding calendar month (as the case may be) which numerically corresponds to the reference date; provided, however, that (i) if such corresponding date in the immediately preceding or succeeding calendar month (as the case may be) is not a Business Day, the action date shall be the next succeeding Business Day after such corresponding date (unless, in the case of a Rental Period, such next Business Day falls in another calendar month, in which case the action date shall be the immediately preceding Business Day) and (ii) if the reference date is the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the immediately preceding calendar month) the action date shall be the last Business Day of the immediately preceding or succeeding calendar month (as the case may be). All references in each of the Operative Documents to an earlier date which is two or more months prior to a reference date or to a later date which is two or more months after a reference date shall be determined in a comparable manner.

        (e) Governing Law. Unless otherwise provided in any Operative Document, each of the Operative Documents shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

        (f) Construction. The Operative Documents are the result of negotiations among, and have been reviewed by Lessee and each Lessor Party and their respective counsel. Accordingly,


                                     1.02-1
the Operative Documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Lessee or any Lessor Party.

        (g) Entire Agreement. The Operative Documents, taken together, constitute and contain the entire agreement of Lessee and the Lessor Parties and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter thereof (including all parts of the commitment letter dated as of September 13, 2001 between Lessee and Agent but excluding the Agent's Fee Letter).

        (h) Calculation of Base Rent, Interest and Fees. All calculations of Base Rent, interest and fees under the Operative Documents for any period (i) shall include the first day of such period and exclude the last day of such period and (ii) shall be calculated on the basis of a year of 360 days for actual days elapsed, except that during any period that Base Rent or any interest is to be calculated based upon the Base Rate, such Base Rent or interest shall be calculated on the basis of a year of 365 or 366 days, as appropriate, for actual days elapsed.

        (i)    References.

               (i) References in any Operative Document to "Recitals," "Sections," "Paragraphs," "Subparagraphs," "Articles," "Exhibits" and "Schedules" are to recitals, sections, paragraphs, subparagraphs, articles, exhibits and schedules therein and thereto unless otherwise indicated.

               (ii) References in any Operative Document to any document, instrument or agreement (A) shall include all exhibits, schedules and other attachments thereto, (B) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (C) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.

               (iii) References in any Operative Document to any Governmental Rule (A) shall include any successor Governmental Rule, (B) shall include all rules and regulations promulgated under such Governmental Rule (or any successor Governmental Rule), and (C) shall mean such Governmental Rule (or successor Governmental Rule) and such rules and regulations, as amended, modified, codified or reenacted from time to time and in effect at any given time.

               (iv) References in any Operative Document to any Person in a particular capacity (A) shall include any permitted successors to and assigns of such Person in that capacity and (B) shall exclude such Person individually or in any other capacity.

        (j) Other Interpretive Provisions. The words "hereof," "herein" and "hereunder" and words of similar import when used in any Operative Document shall refer to such Operative Document as a whole and not to any particular provision of such Operative Document. The words "include" and "including" and words of similar import when used in any Operative


                                     1.02-2

Document shall not be construed to be limiting or exclusive. In the event of any inconsistency between the terms of the Participation Agreement and the terms of any other Operative Document, the terms of the Participation Agreement shall govern.


                                     1.02-3

                                  SCHEDULE 3.01

                          INITIAL CONDITIONS PRECEDENT

A.      PRINCIPAL OPERATIVE DOCUMENTS.

               (1) The Participation Agreement, duly executed by Lessee, Lessor, each Participant and Agent;

               (2) The Ground Lease Agreement in the form of Exhibit M, duly executed by Novellus and Lessor;

               (3) The Lease Agreements, each duly executed by Lessee and Lessor and appropriately notarized;

               (4) The Purchase Agreements, each duly executed by Lessee and Lessor;

               (5) The Facility 3 Construction Agency Agreement, duly executed by Lessee and Lessor;

               (6) The Assignment of Construction Agreements, duly executed by Lessee;

               (7) The Cash Collateral Agreement, duly executed by Lessee, Lessor and Agent;

               (8) The Assignment of Lease, duly executed by Lessor and appropriately notarized;

               (9) The Lessor Deed of Trust, duly executed by Lessor and appropriately notarized; and

               (10) The Lessor Security Agreement, duly executed by Lessor.

B.      LESSEE CORPORATE DOCUMENTS.

               (1) The Certificate or Articles of Incorporation of Lessee, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable official) of its jurisdiction of incorporation;

               (2) A Certificate of Good Standing (or comparable certificate) for Lessee, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable official) of its jurisdiction of incorporation;

               (3) A certificate of the Secretary or an Assistant Secretary of Lessee, dated the Closing Date, certifying (a) that attached thereto is a true and correct copy of the Bylaws of Lessee as in effect on the Closing Date; (b) that attached thereto are true and correct


                                     3.01-1
        copies of resolutions duly adopted by the Board of Directors of Lessee and continuing in effect, which authorize the execution, delivery and performance by Lessee of the Operative Documents executed or to be executed by Lessee and the consummation of the transactions contemplated thereby; and (c) that there are no proceedings for the dissolution or liquidation of Lessee;

               (4) A certificate of the Secretary or an Assistant Secretary of Lessee, dated the Closing Date, certifying the incumbency, signatures and authority of the officers of Lessee authorized to execute, deliver and perform the Operative Documents and all other documents, instruments or agreements related thereto executed or to be executed by Lessee; and

               (5) A Certificate of Good Standing (or comparable certificate) for Lessee, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable official) of the State of California.

C.      FINANCIAL STATEMENTS, FINANCIAL CONDITION, ETC.

               (1) A copy of the audited consolidated Financial Statements of Lessee for the fiscal year ended December 31, 2000, prepared by Ernst & Young, LLP and a copy of the unqualified opinion delivered by such accountants in connection with such Financial Statements;

               (2) Such other financial, business and other information regarding Lessee, or any of its Subsidiaries as Lessor or Agent may reasonably request, including information as to possible contingent liabilities, tax matters, environmental matters and obligations for employee benefits and compensation.

D.      COLLATERAL DOCUMENTS.

               (1) A Memorandum of Ground Lease Agreement, appropriately completed and duly executed by Novellus and Lessor and appropriately notarized for recording;

               (2) Such deeds and other documents, instruments and agreements as Agent determines are necessary to transfer all right, title and interest of the Existing Affiliate Lessors in the Property to Lessor, each duly executed by the appropriate parties and, where appropriate, properly notarized for recording in the Official Records of the County of Santa Clara, California;

               (3) A Memorandum of Purchase Agreement for each Facility, appropriately completed and duly executed by Lessee and Lessor and appropriately notarized for recording;

               (4) Evidence that the Lease Agreements, the Assignment of Lease, the Lessor Deed of Trust, the Memorandum of Ground Lease Agreement, the deeds and the


                                     3.01-2

        Memoranda of Purchase Agreement delivered pursuant to items A(3), A(8), A(9), D(1), D(2) and D(3) have been properly recorded in the Official Records of the County of Santa Clara, California;

               (4) An ALTA extended coverage owner's policy or binder of title insurance (or a commitment therefor) for the Property insuring Lessor's leasehold estate to the Parcel 7 Property and fee title to the remaining Property (subject to such exceptions as Agent may approve), in such amounts and with such endorsements as Agent may reasonably require, issued by a title insurer acceptable to Agent, together with such policies of co-insurance or re-insurance (or commitments therefor) as Agent may require;

               (5) An ALTA extended coverage lender's policy of title insurance (or a commitment therefor) for the Property insuring the validity and priority of the Lease Agreements (subject to such exceptions as Agent may approve), in such amounts and with such endorsements as Agent may reasonably require, issued by a title insurer acceptable to Agent, together with such policies of co-insurance or re-insurance (or commitments therefor) as Agent may require;

               (6) An ALTA extended coverage lender's policy of title insurance (or a commitment therefor) for the Property insuring the validity and priority of the Lessor Deed of Trust (subject to such exceptions as Agent may approve), in such amounts and with such endorsements as Agent may reasonably require, issued by a title insurer acceptable to Agent, together with such policies of co-insurance or re-insurance (or commitments therefor) as Agent may require;

               (7) Copies of all leases for the Property and all other documents, instruments and agreements recorded against or otherwise affecting such Property, including all amendments, extensions and other modifications thereof;

               (8) Subordination, non-disturbance and attornment agreements from the lessee under each of the leases for the Property;

               (9) Such consents and estoppels, with appropriate mortgagee protection language, as are requested by Agent, each duly executed by the appropriate Person;

               (10) Such Uniform Commercial Code financing statements and fixture filings (appropriately completed and executed) for filing in such jurisdictions as Agent may request to perfect the Liens granted to Lessor and Agent in the Lessee Security Documents, the Lessor Security Agreement and the other Operative Documents;

               (11) Such Uniform Commercial Code termination statements (appropriately completed and executed) for filing in such jurisdictions as Agent may request to terminate any financing statement evidencing Liens of other Persons in the Collateral which are prior to the Liens granted to Lessor and Agent in the Lessee Security Documents, the Lessor Security Agreement and the other Operative Documents, except for any such prior Liens which are expressly permitted by the Operative Documents to be prior;


                                     3.01-3

               (12) Uniform Commercial Code search certificates from the jurisdictions in which Uniform Commercial Code financing statements are to be filed pursuant to item D(10) above reflecting no other financing statements or filings which evidence Liens of other Persons in the Collateral which are prior to the Liens granted to Lessor and Agent in the Lessee Security Documents, the Lessor Security Agreement and the other Operative Documents, except for any such prior Liens (a) which are expressly permitted by the Operative Documents to be prior or (b) for which Agent has received a termination statement pursuant to item D(11) above;

               (13) A Securities Account Control Agreement duly executed by Lessee, Lessor and the applicable Securities Intermediary and evidence that Cash Collateral in the form of United States Treasury Securities in the amounts required by Subparagraph 2.11(a) have been delivered to such Securities Intermediary and are subject to the Securities Account Control Agreement as required by the Cash Collateral Agreement;

               (14) Such other documents, instruments and agreements as Agents may reasonably request to establish and perfect the Liens granted to any Lessor Party in the Lessee Security Documents, the Lessor Deed of Trust, the Lessor Security Agreement and the other Operative Documents; and

               (15) Such other evidence as Agent may request to establish that the Liens granted to Agent or any Participant in the Lessee Security Documents, the Lessor Deed of Trust, the Lessor Security Agreement and the other Operative Documents are perfected and prior to the Liens of other Persons in the Collateral, except for any such Liens which are expressly permitted by the Operative Documents to be prior.

E.      Opinions.

               (1) A favorable written opinion of Morrison & Foerster, LLP, counsel for Lessee, dated the Closing Date and addressed to Agent for the benefit of Lessor, Agent and the Participants, covering such legal matters as Agent may reasonably request (including without limitation the perfection of the security interest in the Cash Collateral) and otherwise in form and substance satisfactory to Agent.

F.      Other Items.

               (1) A duly completed and timely delivered Advance Request for each of the Initial Advances, each duly executed by Lessee;

               (2) Bills of sale for all Related Goods to be acquired with the Initial Advances, each reflecting Lessor as the purchaser of such Related Goods;

               (3) An Expiration Date Appraisal for Lessor's interest in the Facility 1 Property, dated as of a recent date prior to the Closing Date, that appraises the Lessor's interest in the Facility 1 Property at not less than the Total Facility 1 Commitment;


                                     3.01-4

               (4) An Expiration Date Appraisal for Lessor's interest in the Facility 2 Property, dated as of a recent date prior to the Closing Date, that appraises the Lessor's interest in the Facility 2 Property at not less than the Total Facility 2 Commitment;

               (5) An Expiration Date Appraisal for Lessor's interest in the Facility 3 Property, dated as of a recent date prior to the Closing Date, that appraises the Lessor's interest in the Facility 3 Property at not less than the Total Facility 3 Commitment;

               (6) A Completion Date Appraisal for Lessor's interest in the Facility 3 Property, dated as of a recent date prior to the Closing Date, that appraises the Lessor's interest in the Facility 3 Property at not less than the Total Facility 3 Commitment;

               (7) A copy of the Plans and Specifications for the New Improvements, together with a certificate of the architect for the New Improvements certifying that such Plans and Specifications are complete;

               (8) A copy of the budget for the New Improvements which (a) includes provisions for all hard and soft costs of constructing the New Improvements (including, without limitation, all capitalized interest) and reasonable allowances for contingencies and (b) budgets the aggregate cost of such construction at $10,617,000 or less; together with a certificate of the Chief Financial Officer of Lessee certifying that such budget is a reasonable budget that sets forth the likely maximum costs of constructing the New Improvements;

               (9) As necessary, an amendment to that certain Participation Agreement, dated as of April 18, 2001 among Novellus (as lessee), ABN AMRO Leasing, Inc. (as lessor), the "Participants" parties thereto, and ABN AMRO Bank, N.V. (as agent) and the related "Operative Documents" (as defined therein), in form and substance satisfactory to the parties thereto;

               (10) If requested by Lessor, Agent or any Participant, a list of and copies of all Construction Agreements;

               (11) Environmental reports and assessments satisfactory to Agent issued by environmental consultants acceptable to Agent with respect to each Property;

               (12) Certificates of insurance evidencing the insurance Lessee is required to maintain pursuant to Paragraph 3.03 of each Lease Agreements;

               (13) Copies of such amendments and other documents, instruments and agreements as Agent determines are necessary to terminate the Existing Participation Agreements and the lease agreements, purchase agreements, construction agency agreements and other documents, instruments and agreements executed in connection therewith (other than the Stanford Lease, the Ground Lease Agreement or any other prior document, instrument or agreement transferring a fee or leasehold interest to any Existing Lessor), each duly executed by the appropriate parties and, where appropriate, properly notarized for recording in the Official Records of the County of Santa Clara, California;


                                     3.01-5

               (14) Evidence that all amounts due and payable by Lessee under the Existing Participation Agreements and related agreements have been paid;

               (15) A certificate of the Chief Financial Officer of Lessee, addressed to Lessor and Agent and dated the Closing Date, certifying that:

                    (a) The representations and warranties set forth in
               Paragraph 4.01 of the Participation Agreement and in the other Operative Documents are true and correct in all material respects as of such date (except for such representations and warranties made as of a specified date, which shall be true as of such date);

                    (b) No Default has occurred and is continuing as of such
               date; and

                    (c) All of the Operative Documents are in full force and
               effect on such date;

               (16) All fees and expenses payable to the Lessor Parties on or prior to the Closing Date (including the Structuring Fee and Amendment Fee payable to ABN AMRO pursuant to the commitment letter dated as of September 13, 2001, and the term sheet attached thereto);

               (17) All fees and expenses of Lessor's and Agent's counsels through the Closing Date; and

               (18) Such other evidence as Agent may reasonably request to establish the accuracy and completeness of the representations and warranties and the compliance with the terms and conditions contained in the Operative Documents.


                                     3.01-6

                                SCHEDULE 4.01(q)

                                  SUBSIDIARIES

SUBSIDIARY                          JURISDICTION                 CLASS          % OWNED
----------                          ------------                 -----          -------
Novellus Systems
International, Inc.                 U.S.A.                       Common         100%

Novellus Malaysia                   Malaysia                     Common         100%

Novellus Systems, Ltd.              U.K.                         Common         100%

Novellus Systems, BV                Netherlands                  Common         100%

Nippon Novellus
Systems, KK                         Japan                        Common         100%

Novellus Systems Korea
Co. Ltd.                            Korea                        Common         100%

Novellus Systems Beijing            Mainland China               Common         100%

Novellus Singapore PTE
Ltd.                                Singapore                    Common         100%

Novellus Systems
Semiconductor Equipment

Shanghai Co., Ltd.                  Mainland China               Common         100%

Novellus Systems
Taiwan Ltd.                         Taiwan                       Common         100%

Novellus Systems GmbH               Germany                      Common         100%

Novellus Systems SARL               France                       Common         100%

Novellus Systems
Ireland, Ltd.                       Ireland                      Common         100%

Novellus Systems                    Israel                       Common         100%
Israel, Ltd.

Novellus Singapore                  Singapore                    Common         100%
Pte. Ltd.


                                   4.01(q)-1

Novellus Systems India,             India            Common         100%
Ltd.

GaSonics International              U.S.A.           Common         100%

GaSonics World Trade, Inc.          U.S.A.           Common         100% (indirectly)

GaSonics International
Japan, Kabushiki Kaisha             Japan            Common         100% (indirectly)

GaSonics International              Israel           Common         100% (indirectly)
Israel, Ltd.



                                   4.01(q)-2

                                SCHEDULE 4.01(t)

                       INDIVIDUAL PROPERTY REPRESENTATIONS



                                   4.01(t)-1

                                SCHEDULE 4.01(t)

                         PARCEL 1 LAND AND IMPROVEMENTS

        (i) The Parcel 1 Land consists of approximately 10.698 acres located at 3930, 3960, and 3970 North First Street, San Jose, California, more particularly described in Part 1 to Exhibit A.

        (ii) On the date of this Agreement, the Existing Improvements on the Parcel 1 Land consist of (1) a one story building consisting of approximately 70,848 square feet used for office purposes (3930 North First Street); (2) a one story building consisting of approximately 33,889 square feet of floor area used for office purposes (3960 North First Street); and (3) a one story office building consisting of approximately 41,262 square feet of floor area (3970 North First Street).

        (iii) The Existing Improvements to Parcel 1 are in good working condition and fit for use as described above. All utilities required to adequately service the Existing Improvements for their intended use are available and "tapped on" and hooked up pursuant to adequate permits (including any that may be required under applicable Environmental Laws). Access to the Existing Improvements for pedestrians and motor vehicles from publicly dedicated streets and public highways is available.

        (iv) No portion of the Parcel 1 Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable Governmental Authority, or if any portion of the Property is located in such an area, flood insurance has been obtained for the Property or such portion thereof in accordance with Paragraph 3.03 of the Facility 2 Lease Agreement and the National Flood Insurance Act of 1968.

        (v) Lessor has a good and valid fee simple title to the Parcel 1 Property, subject to no Liens except for Permitted Property Liens.


                                   4.01(t)-2

                                SCHEDULE 4.01(t)

                         PARCEL 2 LAND AND IMPROVEMENTS

        (i) The Parcel 2 Land consists of approximately 7.068 acres located at 55 Vista Montana and 4145 North First Street, San Jose, California, more particularly described in Part 2 to Exhibit A.

        (ii) On the date of this Agreement, the Existing Improvements on the Parcel 2 Land consist of (1) a two story building consisting of approximately 80,376 square feet of floor area used for office and research and development purposes (55 Vista Montana); and (2) a two story building consisting of approximately 35,600 square feet used for office and research and development purposes (4145 North First Street), together in each case with parking, landscaping, recreational and related facilities, amenities and improvements.

        (iii) The Existing Improvements to Parcel 2 are in good working condition and fit for use as described above. All utilities required to adequately service the Existing Improvements for their intended use are available and "tapped on" and hooked up pursuant to adequate permits (including any that may be required under applicable Environmental Laws).

        (iv) No portion of the Parcel 2 Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable Governmental Authority, or if any portion of the Property is located in such an area, flood insurance has been obtained for the Property or such portion thereof in accordance with Paragraph 3.03 of the Facility 2 Lease Agreement and the National Flood Insurance Act of 1968.

        (v) Lessor has a good and valid fee simple title to the Parcel 2 Property, subject to no Liens except for Permitted Property Liens.

                                   4.01(t)-2

                                SCHEDULE 4.01(t)

                         PARCEL 3 LAND AND IMPROVEMENTS

        (i) The Parcel 3 Land consists of 4.411 acres located at 4000 North First Street, San Jose, California, more particularly described in Part 3 to Exhibit A.

        (ii) On the date of this Agreement, the Existing Improvements on the Parcel 2 Land consist of a two story building consisting of approximately 84,096 square feet of floor area used for research and development and office purposes, together with parking, landscaping, recreational and related facilities, amenities and improvements.

        (iii) The Existing Improvements to Parcel 3 are in good working condition and fit for use as described above. All utilities required to adequately service the Existing Improvements for their intended use are available and "tapped on" and hooked up pursuant to adequate permits (including any that may be required under applicable Environmental Laws).

        (iv) No portion of the Parcel 3 Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable Governmental Authority, or if any portion of the Property is located in such an area, flood insurance has been obtained for the Property or such portion thereof in accordance with Paragraph 3.03 of the Facility 2 Lease Agreement and the National Flood Insurance Act of 1968.

        (v) Lessor has a good and valid fee simple title to the Parcel 3 Property, subject to no Liens except for Permitted Property Liens.

                                   4.01(t)-2

                                SCHEDULE 4.01(t)

                         PARCEL 4 LAND AND IMPROVEMENTS

        (i) The Parcel 4 Land consists of approximately 4.03 acres located at 81 Vista Montana, San Jose, California, more particularly described in Part 4 to Exhibit A.

        (ii) On the date of this Agreement, the Existing Improvements on the Parcel 4 Land consist of a one story building consisting of approximately 57,131 square feet of floor area used for research and development purposes, together with parking, landscaping, recreational and related facilities, amenities and improvements.

        (iii) The Existing Improvements to Parcel 4 are in good working condition and fit for use as described above. All utilities required to adequately service the Existing Improvements for their intended use are available and "tapped on" and hooked up pursuant to adequate permits (including any that may be required under applicable Environmental Laws).

        (iv) No portion of the Parcel 4 Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable Governmental Authority, or if any portion of the Property is located in such an area, flood insurance has been obtained for the Property or such portion thereof in accordance with Paragraph 3.03 of the Facility 2 Lease Agreement and the National Flood Insurance Act of 1968.

        (v) Lessor has a good and valid fee simple title to the Parcel 4 Property, subject to no Liens except for Permitted Property Liens.

                                   4.01(t)-2

                                SCHEDULE 4.01(t)

                         PARCEL 5 LAND AND IMPROVEMENTS

        (i) The Parcel 5 Land consists of approximately 5 acres located at 4041 North First Street, San Jose, California, more particularly described in Part 5 to Exhibit A.

        (ii) On the date of this Agreement, the Existing Improvements on the Parcel 5 Land consist of a two story building consisting of approximately 93,707 square feet of floor area used for research and development purposes, together with parking, landscaping, recreational and related facilities, amenities and improvements.

        (iii) The Existing Improvements to Parcel 5 are in good working condition and fit for use as described above. All utilities required to adequately service the Existing Improvements for their intended use are available and "tapped on" and hooked up pursuant to adequate permits (including any that may be required under applicable Environmental Laws).

        (iv) No portion of the Parcel 5 Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable Governmental Authority, or if any portion of the Property is located in such an area, flood insurance has been obtained for the Property or such portion thereof in accordance with Paragraph 3.03 of the Facility 2 Lease Agreement and the National Flood Insurance Act of 1968.

        (v) Lessor has a good and valid fee simple title to the Parcel 5 Property, subject to no Liens except for Permitted Property Liens.

                                   4.01(t)-2

                                SCHEDULE 4.01(t)

                         PARCEL 6 LAND AND IMPROVEMENTS

        (i) The Parcel 6 Land consists of 6.28 acres located on Orchid Parkway adjacent to 3011 North First Street, San Jose, California, more particularly described in Part 6 to Exhibit A.

        (ii) On the date of this Agreement, the Existing Improvements on the Parcel 6 Land consist of a one story building consisting of approximately 146,000 square feet of floor area used for office, research and development, manufacturing and warehouse purposes, together with parking, landscaping, recreational and related facilities, amenities and improvements.

        (iii) The Existing Improvements to Parcel 6 are in good working condition and fit for use as described above. All utilities required to adequately service the Existing Improvements for their intended use are available and "tapped on" and hooked up pursuant to adequate permits (including any that may be required under applicable Environmental Laws).

        (iv) No portion of the Parcel 6 Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable Governmental Authority, or if any portion of the Property is located in such an area, flood insurance has been obtained for the Property or such portion thereof in accordance with Paragraph 3.03 of the Facility 2 Lease Agreement and the National Flood Insurance Act of 1968.]

        (v) Lessor has a good and valid fee simple title to the Parcel 6 Property, subject to no Liens except for Permitted Property Liens.

                                   4.01(t)-2

                                SCHEDULE 4.01(t)

                         PARCEL 7 LAND AND IMPROVEMENTS

        (i) The Parcel 7 Land consists of approximately 7.167 acres located at 3175 Hanover Street in the City of Palo Alto, California, more particularly described in Part 7 of Exhibit A.

        (ii) On the date of this Agreement, the Existing Improvements on the Parcel 7 Land consist of a two story building containing approximately 128,970 square feet of floor area used for office purposes, together with parking, landscaping, recreational and related facilities, amenities and improvements.

        (iii) The Existing Improvements to Parcel 7 are in good working condition and fit for use as described above. All utilities required to adequately service the Existing Improvements for their intended use are available and "tapped on" and hooked up pursuant to adequate permits (including any that may be required under applicable Environmental Laws).

        (iv) No portion of the Parcel 7 Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable Governmental Authority, or if any portion of the Property is located in such an area, flood insurance has been obtained for the Property or such portion thereof in accordance with Paragraph 3.03 of the Facility 2 Lease Agreement and the National Flood Insurance Act of 1968.

        (v) Lessor has a good and valid leasehold interest in the Parcel 7 Property, subject to no Liens except for Permitted Property Liens.

                                   4.01(t)-2

                                SCHEDULE 4.01(t)

                         PARCEL 8 LAND AND IMPROVEMENTS

        (i) The Parcel 8 Land consists of approximately 7.384 acres located at 3940 and 3950 North First Street, San Jose, California, more particularly described in Part 8 to Exhibit A.

        (ii) On the date of this Agreement, the Existing Improvements on the Parcel 8 Land consist of (1) a one story building consisting of approximately 59,904 square feet of floor area used for office and warehouse purposes (3940 North First Street); and (2) a one story building consisting of approximately 42,624 square feet of floor area used for office, warehouse and manufacturing purposes (3950 North First Street). There are no improvements on the portion of the Parcel 8 Land located at 3940 North First Street and 3950 North First Street.

        (iii) The Existing Improvements to the Parcel 8 Land are in good working condition and fit for use as described above. All utilities required to adequately service the Existing Improvements for their intended use are available and "tapped on" and hooked up pursuant to adequate permits (including any that may be required under applicable Environmental Laws). Access to the Existing Improvements for pedestrians and motor vehicles from publicly dedicated streets and public highways is available.

        (iv) No portion of the Parcel 8 Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable Governmental Authority, or if any portion of the Property is located in such an area, flood insurance has been obtained for the Property or such portion thereof in accordance with Paragraph 3.03 of the Facility 2 Lease Agreement and the National Flood Insurance Act of 1968.

        (v) Lessor has a good and valid fee simple title to the Parcel 8 Property, subject to no Liens except for Permitted Property Liens.

                                   4.01(t)-2

                                SCHEDULE 4.01(t)

                         PARCEL 9 LAND AND IMPROVEMENTS

        (i) The Parcel 9 Land consists of approximately 4.497 acres located at 90 Headquarters Drive, San Jose, California, more particularly described in Part 9 to Exhibit A.

        (ii) On the date of this Agreement, the Existing Improvements on the Parcel 9 Land consist of a two story building consisting of approximately 82,944 square feet of floor area used for office purposes. Upon the Completion of the New Improvements to the Parcel 9 Land, the Improvements thereto will consist of a two story building consisting of approximately 82,944 square feet of floor area of which the second floor is used for office purposes and the ground floor is partially used for office purposes and an unimproved shell for future improvements, together with parking, landscaping, recreational and related facilities, amenities and improvements.

        (iii) To Lessee's knowledge, the Existing Improvements to the Parcel 9 Land are in good working condition and fit for use as described above. To Lessee's knowledge, all utilities required to adequately service the Existing Improvements for their intended use are available and "tapped on" and hooked up pursuant to adequate permits (including any that may be required under applicable Environmental Laws). Access to the Existing Improvements for pedestrians and motor vehicles from publicly dedicated streets and public highways is available.

        (iv) No portion of the Parcel 9 Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable Governmental Authority, or if any portion of the Property is located in such an area, flood insurance has been obtained for the Property or such portion thereof in accordance with Paragraph 3.03 of the Facility 3 Lease Agreement and the National Flood Insurance Act of 1968.

        (v) Lessor has good and valid fee simple title to the Parcel 9 Property, subject to no Liens except for Permitted Property Liens.

                                   4.01(t)-2

                                SCHEDULE 5.02(a)

                                 EXISTING LIENS

The Lien encumbering certain proceeds from the issuance by Lessee of $880,000,000 in Liquid Yield Option(TM) Notes ("LYONS") due 2031 (Zero Coupon -- Subordinated) which have been pledged to secure Lessee's obligations under the LYONS until July 26, 2002, including Lessee's performance with respect to a holder's option to require Lessee to purchase some or all of their LYONS on July 26, 2002 for cash, pursuant to a Pledge Agreement, dated as of July, 2001, between Lessee and Union Bank of California, N.A., together with any permitted investments thereof under such Pledge Agreement and the proceeds thereof.


                                   5.02(b)-1

                                    EXHIBIT A

                                      LAND

                                    EXHIBIT A

                                     PART 1

                                  PARCEL 1 LAND

                                LEGAL DESCRIPTION

                    (3930, 3960 AND 3970 NORTH FIRST STREET)

REAL PROPERTY in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

PCL. 1 as shown on that certain Parcel Map filed in the office of the Recorder of the County of Santa Clara, State of California on August 18, 1983 in Book 516 of Maps, page(s) 34 and 35, Santa Clara County Records.

And, excepting therefrom, the following area:

Beginning at the Northeasterly corner of said Parcel 1; thence North 52(Degrees) 27' 12" West, 409.24 feet along the common line of Parcel 1 and Parcel 2 as shown on said Parcel Map to a common corner thereof; thence leaving said common line, along the Southerly prolongation of a common line of said Parcels, South 19(Degrees) 40' 54" West, 32.25 feet; thence South 52(Degrees) 22' 44" East,
399.34 feet, to a point on the Southeasterly line of said Parcel 1; thence North 37(Degrees) 32' 59" East, 31.22 feet along said Southeasterly line to the Point of Beginning;

PARCEL ONE-A:

A non-exclusive easement for ingress and egress over PCL.2, as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

                                     Strip 1

A strip of land 26.00 feet wide extending entirely across said PCL. 2 and lying
13.00 feet on each side of a line described as follows:

Beginning at the most Easterly corner of said PCL. 2, said corner being on the Southwesterly line of Rose Orchard Way; thence along said Southwesterly line N. 59(Degrees) 57' 13" W., 38.00 feet to the true point of beginning of said strip of land; thence S. 30(Degrees) 02' 47" W., 28.14 feet; thence S. 37(Degrees) 32' 59" W., 423.45 feet to the Southwesterly line of said PCL. 2.

                                     Strip 2

A strip of land 26.00 feet wide extending entirely across said PCL. 2 and lying
13.00 feet on each side of a line described as follows:

Beginning at the most Northerly corner of said PCL. 2, said corner being on the Southwesterly line of Rose Orchard Way; thence along said Southwesterly line S. 59(Degree) 57' 13" E., 388.93 feet to the true point of beginning of said strip of land; thence S. 30(Degree) 02' 47" W., 33.86 feet; thence S. 37(Degree) 32' 48" W., 335.99 feet to the Southwesterly line of said PCL. 2.


                                     Strip 3

A strip of land 26.00 feet wide extending Southwesterly from the Southwesterly line of said Rose Orchard Way to the Northwesterly line of the above described and designated Strip 2 and lying 13.00 feet on each side of a line described as follows:

Beginning at the most Northerly corner of said PCL. 2, said corner being on the Southwesterly line of Rose Orchard Way; thence along said Southwesterly line S. 59(Degree) 57' 13" E., 30.78 feet to the true point of beginning of said strip of land; thence S. 30(Degree) 02' 47" W., 26.86 feet; thence S. 37(Degree) 32' 48" W., 262.18 feet; thence S. 52(Degree) 27' 12" E. 343.00 feet to the
Northwesterly line of the above described and designated Strip 2.


PARCEL ONE-B:

A non-exclusive easement for Landscaping, Lighting and Irrigation Facilities over PCL. 2, as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

A strip of land 10.00 feet wide extending Southeasterly from the Northwesterly line of said PCL. 1 and PCL. 2 and lying 5.00 feet on each side of a line that begins at the most Northerly corner of said PCL. 1 and runs thence along the Northeasterly line of said PCL. 1, S. 52(Degree) 27' 12" E. 375.00 feet.

Excepting Therefrom that portion lying within the bounds of Parcel One mentioned hereinabove.

APN: 097-79-009 & x010
ARB: 97-3-4.01 & 14.01

                                    EXHIBIT A

                                     PART 2

                                  PARCEL 2 LAND

                                LEGAL DESCRIPTION

                 (4145 NORTH FIRST STREET AND 55 VISTA MONTANA)

REAL PROPERTY in the City of San Jose, County of Santa Clara, State of California, described as follows:

All of Lot 43, as shown on that certain Map entitled Tract No. 7526, which Map was filed for record in the office of the Recorder of the County of Santa Clara, State of California on October 27, 1983, in Book 520 of Maps page(s) 28, 29 and 30.

APN: 097-52-013

                                    EXHIBIT A

                                     PART 3

                                  PARCEL 3 LAND

                                LEGAL DESCRIPTION

                            (4000 NORTH FIRST STREET)

REAL PROPERTY in the City of San Jose, County of Santa Clara, State of California, described as follows:

All of Parcel 4, as shown upon that Parcel Map which was filed for record in the Office of the Recorder of the County of Santa Clara, State of California on July 13, 1984 in Book 531 of Maps, at pages 41 and 42.

APN: 097-03-049, 056
ARB: 097-03-005.03 & 015.01

                                    EXHIBIT A

                                     PART 4

                                  PARCEL 4 LAND

                                LEGAL DESCRIPTION

                               (81 VISTA MONTANA)

REAL PROPERTY in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

Lot 65, as shown on that certain Map entitled Tract No. 7649, which Map was filed for record in the office of the Recorder of the County of Santa Clara, State of California on August 27, 1984, in Book 533 of Maps page(s) 17 and 18.

PARCEL TWO:

A non-exclusive easement for private storm drainage over that portion of Lot 64 as shown on said Tract No. 7649 designated as "8' P.S.D.E.".

APN: 097-52-028

                                    EXHIBIT A

                                     PART 5

                                  PARCEL 5 LAND

                                LEGAL DESCRIPTION

                            (4041 NORTH FIRST STREET)

REAL PROPERTY in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

Parcel 1, as shown on that certain Parcel Map filed for record in the office of the Recorder of the County of Santa Clara, State of California on July 13, 1983, in Book 514 of Maps page(s) 47 and 48.

PARCEL TWO:

An easement for the purpose of ingress and egress, said easement being more particularly described as follows:

Beginning at the Westerly corner common to Parcels 1 and 2, as said parcels are shown on that certain Parcel Map recorded in Book 514 of Maps, at pages 47 and 48 of Official Records, Santa Clara County, said point of beginning also being on the Southeasterly right-of-way of Vista Montana (30 feet in half street) as said Vista Montana is shown on said Tract Map and the most Northerly corner of Parcel A as said Parcel is shown on the Grant Deed recorded January 12, 1996 in Book P163 of Official Records, at pages 1259 through 1266; thence from said point of beginning Southeasterly along the line common to said Parcel 1 and Parcels A and B, as shown on said Grant Deed South 52(Degree) 27' 12" East
136.38 feet to its intersection with a non-tangent curve concave to the Northwest having a radius of 50 feet and a radial bearing of South 52(Degree) 27' 12" East at said intersection; thence Southerly and Westerly along said curve, through a central angle of 147(Degree) 49' 56" an arc length of 129.01 feet; thence along a line parallel with and lying 26.62 feet (perpendicular distant) Southwesterly of said line common to Parcel 1 and Parcels A and B, North 52(Degree) 27' 12" West 44.05 feet to said Southeasterly right-of-way line of Vista Montana; thence along said right-of-way line North 37(Degree) 32' 48" East 26.62 feet to the point of beginning.

APN: 097-53-015
ARB: 34 506/24

                                    EXHIBIT A

                                     PART 6

                                  PARCEL 6 LAND

                                LEGAL DESCRIPTION

                            (3011 NORTH FIRST STREET)

REAL PROPERTY in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

Lot D, as shown on that certain Map entitled "Parcel Map being a portion of The Rancho Rincon De Los Esteros", which Map was filed for record in the office of the Recorder of the County of Santa Clara, State of California on February 27, 1979, in Book 436 of Maps page(s) 9 and 10.

PARCEL TWO:

A non-exclusive for emergency ingress and egress and access as granted in the Easement Agreement recorded June 22, 1998 as Instrument No. 14246271, Official Records, being more particularly described as follows:

A strip of land situate in Lot "E", as said lot is shown on that certain Parcel Map filed for record in Book 436 of Maps at pages 9 and 10, and lying within the City of San Jose, County of Santa Clara, State of California, described as follows:

Beginning at a point on the Northeasterly line of said Lot "E", distant South 30(Degree) 04' 00" East 58.06 feet from the most Northerly corner of said Lot "E";

Thence continuing South 30 degrees 04' 00" East along said Northeasterly line
24.46 feet;

Thence Southerly along a non-tangent curve to the left with a radius of 30.00 feet, from which a radial line bears North 45(Degree) 02' 16" West, through a central angle of 75(Degree) 01' 44" for an arc length of 39.28 feet to a point
22.25 feet Southwesterly, measured at right angles, from said Northeasterly line;

Thence South 30(Degree) 04' 00" East 445.12 feet along a line parallel with and distant 22.25 feet Southwesterly, measured at right angles, from said Northeasterly line;

Thence Southeasterly along a tangent curve to the left with a radius of 30.00 feet through a central angle of 75(Degree) 01' 44" for an arc length of 39.28 feet to a point on said Northeasterly line;

Thence South 30(Degree) 04' 00" East along said Northeasterly line 24.46 feet;

Thence Westerly along a non-tangent curve to the right with a radius of 54.00 feet, from which a radial line bears South 21(Degree) 48' 55" East, through a central angle of 81(Degree) 44' 55" for an arc length of 77.05 feet to a point
46.25 feet Southwesterly, measured at right angles, from said Northeasterly line;

Thence North 30(Degree) 04' 00" West 445.12 feet along a line parallel with and distant 46.25 feet Southwesterly, measured at right angles, from said Northeasterly line;

Thence Northerly along a tangent curve to the right with a radius of 54.00 feet, through a central angle of 81(Degree) 44' 55" for an arc length of 77.05 feet to said point of beginning.

APN: 097-56-003
ARB: 097-12-036.04

                                    EXHIBIT A

                                     PART 7

                                  PARCEL 7 LAND

                                LEGAL DESCRIPTION

                                 (3175 HANOVER)

A leasehold estate created by that certain Amendment and Restatement of Ground Lease made effective as of July 1, 1998 by and between The Board of Trustees of the Leland Stanford Junior University and Novellus Systems, Inc. ("Novellus"), a memorandum of which was recorded December 1, 1998 as Document No. 14528602 in the Official Records of Santa Clara County, California, and as subleased by Novellus to ABN AMRO Leasing, Inc., pursuant to that certain Ground Lease dated as of September 21, 2001, with respect to the following property:

REAL PROPERTY in the City of Palo Alto, County of Santa Clara, State of California, described as follows:

PARCEL ONE:  (Varian Unit No. 9A)

Commencing at a concrete highway monument set on the Southwesterly line of El Camino Real (State Highway) opposite Engineer's Station 144+27.00, surveyed by the California Division of Highways, as established by Decree of Condemnation, a certified copy of which was recorded July 7, 1930 in Book 520, page 571, Official Records (said monument also marks the point of intersection of said Southwesterly line with the Southeasterly line of the 1,289-acre tract of land described in the Deed from Evelyn C. Crosby, et al, to Leland Stanford, recorded September 8, 1885 in Book 80 of Deeds, page 382, Santa Clara County Records; thence along said Southeasterly line, South 33(Degree) 14' 40" West 2,834.07 feet to the TRUE POINT OF BEGINNING; thence along the Northeasterly line of the 22.669-acre tract leased by The Board of Trustees of The Leland Stanford Junior University to Lockheed Aircraft Corporation by lease dated March 14, 1956, recorded January 17, 1957 in Book 3709, page 453, Official Records, North 57(Degree) 38' 40" West 570.07 feet to a point in the Southeasterly line of Hanover Street (60.00 feet in width) as described in the grant of easements for street and roadway purposes by The Board of Trustees of The Leland Stanford Junior University to the City of Palo Alto recorded November 14, 1956 in Book 3656, page 424, Official Records; thence along said line North 33(Degree) 14' 40" East 54.98 feet; thence continuing along said line on the arc of a curve to the left, with a radius of 310.00 feet, through a central angle of 57(Degree) 14' 49" an arc distance of 309.74 feet; thence leaving said line of Hanover Street North 75(Degree) 36' 03" East 390.25 feet to a point in the Westerly line of the former Southern Pacific Company 80.00-foot "right-of-way", described in the lease executed by The Board of Trustees of The Leland Stanford Junior University, to Peninsula Railroad Company, dated February 23, 1906, recorded June 30, 1909 in Book N of Leases, page 232, Santa Clara County Records, and in Quitclaim Deed by Southern Pacific Company to said Board of Trustees recorded October 20, 1966 in Book 7541, page 111, Official Records; thence along said line on the arc of a curve to the left, with a radius of 2904.84 feet (a radial line at the point of beginning of said curve bears North 77(Degree) 44' 32" East) through a central angle of 4(Degree) 25' 52" an arc distance of 224.66 feet to a point of compound curve; thence along a curve to the left, with a radius of 3314.08 feet, through a central angle of 0(Degree) 31' 30" an arc distance of 30.37 feet to a point of compound curve; thence along a curve to the left, with a radius of 3859.74 feet, through a central angle of 0(Degree) 27' 00" an arc distance of 30.31 feet to a point of compound curve; thence along a curve to the left, with a radius of 4623.69 feet, through a central angle of 0(Degree) 22' 30" an arc distance of
30.26 feet to a point of compound curve; thence along a curve to the left, with a radius of 5769.61 feet, through a central angle of 0(Degree) 18' 00" an arc distance of 30.21 feet to a point of compound curve; thence along a curve to the left, with a radius of 7679.45 feet, through a central angle of 0(Degree) 13' 30" an arc distance of 30.16 feet to a point of compound curve; thence along a curve to the left, with a radius of 11,499.17 feet, through a central angle of 0(Degree) 09' 00" an arc distance of 30.10 feet to a point of compound curve; thence along a curve to the left, with a radius of 22,958.32 feet, through a central angle of 0(Degree) 04' 30" an arc distance of 30.05 feet; thence continuing along said "right-of-way" line South 18(Degree) 47' 20" East 149.93 feet to a point in the Southeasterly line of said 1,289-acre tract; thence along said line South 33(Degree) 14' 40" West 219.63 feet to the true point of beginning.

PARCEL TWO:  (Varian Unit No. 11B)

A PORTION of that certain "right-of-way" eighty feet (80') in width designated "1. Northern Part." in the said lease to Peninsula Railroad Company and in Quitclaim Deed by Southern Pacific Company to said Board of Trustees recorded October 20, 1966 in Book 7541, page 111, Official Records, more particularly described as follows:

Beginning at the Southeasterly corner of land designated as "Varian Unit No. 6," on the Westerly line of the said 80-foot wide "right-of-way"; thence North 75(Degree) 36' 03" East 80.06 feet to a point on the Easterly line thereof; thence along said line on the arc of a curve to the left, having a radius of 2824.84 feet (a radial line at the point of beginning of said curve bears North 77(Degree) 48' 11" East) through a central angle of 4(Degree) 29' 31" an arc length of 221.47 feet to a point of compound curve; thence along a curve to the left, having a radius of 3234.08 feet, through a central angle of 0(Degree) 31' 30" an arc length of 29.63 feet to a point of compound curve; thence along a curve to the left, having a radius of 3779.74 feet, through a central angle of 0(Degree) 27' 00" an arc length of 29.69 feet to a point of compound curve; thence along a curve to the left, having a radius of 4543.69 feet, through a central angle of 0(Degree) 22' 30" an arc length of 29.74 feet to a point of compound curve; thence on a curve to the left, having a radius of 5689.61 feet, through a central angle of 0(Degree) 18' 00" an arc length of 29.79 feet to a point of compound curve; thence along a curve to the left, having a radius of 7599.45 feet, through a central angle of 0(Degree) 13' 30" an arc length of
29.84 feet to a point of compound curve; thence along a curve to the left, having a radius of 11,419.17 feet, through a central angle of 0(Degree) 09' 00" an arc length of 29.90 feet to a point of compound curve; thence along a curve to the left, having a radius of 22,878.32 feet, through a central angle of 0(Degree) 04' 30" an arc length of 29.95 feet; thence on tangent South 18(Degree) 47' 20" East 87.49 feet to a point in the Southeasterly line of said 1,289-acre tract of land, at the most Southerly corner of land designated as "Varian Unit No. 5,"; thence along said Southeasterly line South 33(Degree) 14' 40" West 101.48 feet to its intersection with the Westerly line of said 80-foot wide "right-of-way"; thence along said Westerly line North 18(Degree) 47' 20" West 149.93 feet; thence along a tangent curve to the right, having a radius of 22,958.32 feet, through a central angle of 0(Degree) 04' 30" an arc length of 30.05 feet to a point of compound curvature; thence along a curve to the right having a radius of 11,499.17 feet; through a central angle of 0(Degree) 09' 00" an arc length of 30.10 feet to a point of compound curvature; thence along a curve to the right having a radius of 7,679.45 feet, through a central angle of 0(Degree) 13' 30" an arc length of 30.16 feet to a point of compound curvature; thence along a curve to the right, having a radius of 5,769.61 feet, through a central angle of 0(Degree) 18' 00" an arc length of
30.21 feet to a point of compound curvature; thence along a curve to the right, having a radius of 4,623.69 feet, through a central angle of 0(Degree) 22' 30" an arc length of 30.26 feet to a point of compound curvature; thence along a curve to the right, having a radius of 3,859.74 feet, through a central angle of 0(Degree) 27' 00" an arc length of 30.31 feet to a point of compound curvature; thence along a curve to the right, having a radius of 3,314.08 feet, through a central angle of 0(Degree) 31' 30" an arc length of 30.37 feet to a point of compound curvature; thence along a curve to the right, having a radius of 2,904.84 feet, through a central angle of 4(Degree) 25' 52" an arc length of
224.66 feet to the point of beginning.

APN: 142-20-042, PTN061
ARB: 142-20-42, X61

                                    EXHIBIT A

                                     PART 8

                                  PARCEL 8 LAND

                                LEGAL DESCRIPTION

                       (3940 AND 3950 NORTH FIRST STREET)

REAL PROPERTY in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

Parcel 2 as shown on that certain Parcel Map filed in the office of the Recorder of the County of Santa Clara, State of California on August 18, 1983 in Book 516 of Maps, page(s) 34 and 35, Santa Clara County Records.

And, in addition thereto, the following area:

Beginning at the Southeasterly corner of said Parcel 2, thence North 52(Degree) 27' 12" West, 409.24 feet along the common line of Parcel 1 and Parcel 2 as shown on said Parcel Map to a common corner thereof; thence leaving said common line, along the Southerly prolongation of a common line of said Parcels, South 19(Degree) 40' 54" West, 32.25 feet; thence South 52(Degree) 22' 44" East,
399.34 feet to a point on the Southeasterly line of said Parcel 1; thence North 37(Degree) 32' 59" East, 31.22 feet along said Southeasterly line to the Point of Beginning.

PARCEL ONE-A:

A non-exclusive easement for ingress and egress over PCL. 1, as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

                                     Strip 1

A strip of land 26.00 feet wide extending entirely across said PCL. 1 and lying
13.00 feet on each side of a line as follows:

Beginning at the Southerly corner of said PCL. 1, said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
N. 52(Degree) 27' 12" W., 34.00 feet to the true point of beginning of said strip of land; thence N. 37(Degree) 32' 59" E.,
540.00 feet to the Northeasterly line of said PCL. 1.

                                     Strip 2

A strip of land 40.00 feet wide extending entirely across said PCL. 1 and lying contiguous to and Southeasterly of a line described as follows:

Beginning at the most Southerly corner of said PCL. 1, said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
N. 52(Degree) 27' 12" W., 429.25 feet to the true point of beginning of said strip of land; thence N. 37(Degree) 32' 48" E., 600.00 feet to the Northeasterly line of said PCL. 1; the Northerly terminus of said 40 foot wide strip of land being the Northeasterly line of said PCL. 1.

                                     Strip 3

A strip of land 26.00 feet wide, extending Northeasterly from the Southwesterly line of said PCL. 1 to the Northwesterly line of the above described and designated Strip 2 and lying 13.00 feet on each side of a line described as follows:

Beginning at the Westerly corner of said PCL. 1, said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
S. 52(Degree) 27' 12" E., 34.00 feet to the true point of beginning of said strip of land; thence N. 37(Degree) 32' 48" E. 566.00 feet; thence S. 52(Degree) 27' 12" E., 355.25 feet to said Northwesterly line of said Strip 2.

                                     Strip 4

A strip of land 13.00 feet wide lying contiguous to and Northwesterly of the Northwesterly line of the above described and designated Strip 2 and extending Southwesterly from the Northeasterly line of said PCL. 1 approximately 21.00 feet to the Northeasterly line of the above described and designated Strip 3.

PARCEL ONE-B:

The right from time to time to construct, install, maintain, replace, remove, and use storm drain sewers, together with a right of way therefor, over a portion of PCL. 1 as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

                                     Strip 1

A strip of land 10.00 feet wide extending entirely across said PCL. 1 and lying
5.00 feet on each side of a line described as follows:

Beginning at the most Westerly corner of said PCL. 1 said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
S. 52(Degree) 27' 12" E., 402.75 feet to the true point of beginning of said strip of land; thence along the centerline of a existing storm drain line the following courses: thence N. 37(Degree) 32' 48" E., 28.00 feet to a point herein designated Point A; thence N. 52(Degree) 27' 12" W., 278.00 feet; thence N. 00(Degree) 51' 00" E., 198.30 feet; thence N. 37(Degree) 32' 33" E., 279.75 feet; thence S. 51(Degree) 19' 51" E., 89.02 feet; thence N. 50(Degree) 06' 47" E., 133.18 feet; thence N. 37(Degree) 32' 48" E., 5.00 feet to the Northeasterly line of said PCL 1.

                                     Strip 2

A strip of land 10 feet wide extending Northeasterly from the Northeasterly line of the above described and designated Strip 1 and lying 5.00 feet on each side of a line which begins at said Point A; thence along the centerline of an existing storm drain line the following courses: thence N. 26(Degree) 55' 37" E., 154.65 feet; thence N. 32(Degree) 55' 53" E., 96.31 feet; thence N. 43(Degree) 21' 28" E., 113.58 feet; thence N. 54(Degree) 44' 21" E., 105.72 feet to a point herein designated as Point B; thence S. 41(Degree) 57' 14" E., 65.85 feet; thence N. 37(Degree) 32' 48" E., 62.00 feet to the Northeasterly line of said PCL 2.

                                     Strip 3

A strip of land 5.00 feet wide lying contiguous to and Southwesterly of the Northeasterly line of said PCL. 1 and extending Southeasterly from the Southeasterly line of the above described and designated Strip 2 approximately 225 feet.

                                     Strip 4

A strip of land 10.00 feet wide extending Northeasterly from the Northeasterly line of the above described and designated Strip 2 to the Northeasterly line of said PCL. 1 and lying 5.00 feet on each side of a line that begins at said Point B; thence along the centerline of an existing storm drain line N. 37(Degree) 32' 48" E., 50.00 feet to the Northeasterly line of said PCL. 1.

PARCEL ONE-C:

The right from time to time to construct, install, inspect, maintain, replace, remove and use any and all Public Service Facilities necessary or useful, together with a right of way therefor, over a portion of PCL. 1 as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

                                     Strip 5

A strip of land 15.00 feet wide extending entirely across said PCL. 1 and lying
7.50 feet on each side of a line described as follows:

Beginning at the most Southerly corner of said PCL. 1, said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
N. 52(Degree) 27' 12" W., 60.50 feet to the true point of beginning of said strip of land; thence N. 37(Degree) 32' 59" E., 394.80 feet to a point herein designated Point C; thence N. 37(Degree) 32' 59" E., 105.20 feet; thence N. 7(Degree) 27' 01" W., 56.57 feet to the Northeasterly line of said PCL. 1.

                                     Strip 6

A strip of land 15.00 feet wide extending Northerly from the Northerly line of the above described and designated Strip 5 to the Northeasterly line of said PCL. 1 and lying 7.5 feet on each side of a line that begins at said Point C; thence N. 30(Degree) 01' 00" E., 59.5 feet; thence N. 8(Degree) 41' 00" E.,
98.44 feet to the Northeasterly line of said PCL. 1.

                                     Strip 7

A strip of land 15.00 feet wide extending entirely across said PCL. 1 and lying
7.5 feet and each side of a line described as follows:

Beginning at the most Westerly corner of said PCL. 1 said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
S. 52(Degree) 27' 12" E., 30.00 feet to the true point of beginning of said strip of land; thence N. 37(Degree) 32' 33" E., 600.00 feet to the Northeasterly line of said PCL 1.

                                     Strip 8

That area located within those portions of PCL.1, of the Parcel Map mentioned hereinabove, lying within the easements designated as "P.S.E.", as shown on said Parcel Map.

PARCEL ONE-D:

A non-exclusive easement for Landscaping, Lighting and Irrigation Facilities over PCL. 1, as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

A strip of land 10.00 feet wide extending Southeasterly from the Northwesterly line of said PCL. 1 and PCL. 2 and lying 5.00 feet on each side of a line that begins at the most Northerly corner of said PCL. 1 and runs thence along the Northeasterly line of said PCL. 1, S. 52(Degree) 27' 12" E. 375.00 feet.

Excepting therefrom that portion lying within the bounds of Parcel 2 mentioned hereinabove.

APN: 097-79-004, x010
ARB: 97-3-x4, x4.01

                                    EXHIBIT A

                                     PART 9

                                  PARCEL 9 LAND

                                LEGAL DESCRIPTION

                             (90 HEADQUARTERS DRIVE)

REAL PROPERTY in the City of San Jose, County of Santa Clara, State of California, described as follows:

Parcel 3, as shown on Parcel Map filed July 13, 1984 in Book 531 of Maps at pages 41 and 42, Santa Clara County Records.

APN: 097-79-003
ARB: 097-03-005.02

                                  EXHIBIT B(1)

                           FACILITY 1 LEASE AGREEMENT


                                     B(1)-1

                                  EXHIBIT B(2)

                           FACILITY 2 LEASE AGREEMENT



                                     B(2)-1

                                  EXHIBIT B(3)

                           FACILITY 3 LEASE AGREEMENT



                                     B(3)-1

                                  EXHIBIT C(1)

                          FACILITY 1 PURCHASE AGREEMENT



                                     C(1)-1

                                  EXHIBIT C(2)

                          FACILITY 2 PURCHASE AGREEMENT


                                     C(2)-1

                                  EXHIBIT C(3)

                          FACILITY 3 PURCHASE AGREEMENT


                                     C(3)-1

                                    EXHIBIT D

                    FACILITY 3 CONSTRUCTION AGENCY AGREEMENT

                                    EXHIBIT E

                                 ADVANCE REQUEST

                                     [Date]

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
  as Agent
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL  60604
Attn:  Josephine O'Brien

        1. Reference is made to that certain Participation Agreement, dated as of September 21, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in
Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"). Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

        2. Pursuant to Subparagraph 2.03(a) of the Participation Agreement, Lessee hereby irrevocably requests Lessor to make an Advance under Facility [_] as follows:

                (a) Such Advance shall be in the aggregate amount of $________[include and complete following if proposed Advance under Facility 1 or Facility 2][, of which amount:

                      (i)    $__________ is for the Parcel [_] Property;

                      (ii)   $__________ is for the Parcel [_] Property;

                      (iii)  $__________ is for the Parcel [_] Property;

                      (iv)   $__________ is for the Parcel [_] Property;

                      (v)    $__________ is for the Parcel [_] Property;

                      (vi)   $__________ is for the Parcel [_] Property; and

                      (vii)  $__________ is for the Parcel [_] Property]; and

                (b) The date of such Advance shall be ____________, ____ (the "Advance Date").

[Add the following language for each of the Initial Advances: This Advance Request is for the Initial Advance under Facility [_], and the Advance Date shall be the Closing Date.]

        3. [Lessee will use $________ of the proceeds of the requested Advance to pay the costs for the Related Goods described in the Supplement to Exhibit B to the Facility [ ] Lease Agreement which is attached hereto. Bills of sale for all such Related Goods, each showing Lessor as the purchaser, also are attached hereto.][Whenever the requested Advance is to be used to pay for Related Goods, include the preceding two sentences, complete and attach an Exhibit B Supplement describing the Related Goods and attach the applicable bills of sale.] Lessee will use the [remaining] proceeds of such Advance to pay the costs and expenses set forth in Attachment 1 hereto. All such costs and expenses are Permitted Improvement Costs and/or Permitted Transaction Expenses which are now due and payable. No prior Advance has been requested to pay any such costs and expenses.

        4. Lessee hereby certifies to the Lessor Parties that, on the date of this Advance Request and after giving effect to the requested Advance:

               (a) The representations and warranties of Lessee set forth in Paragraph 4.01 of the Participation Agreement and in the other Operative Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

               (b) No Default has occurred and is continuing; and

               (c) All of the Operative Documents are in full force and effect on such date.

[Add one of the following, as appropriate, for each Advance under Facility 3:]

[Lessee further certifies to the Lessor Parties that (i) construction of the New Improvements is proceeding in accordance with the Plans and Specifications, the Budget, the Facility 3 Construction Agency Agreement, the other Operative Documents, all applicable Governmental Rules and all applicable Insurance Requirements and (ii) no Cost Overrun Event or Completion Delay Event has occurred.]

[Lessee further certifies to the Lessor Parties that the New Improvements have been Completed in accordance with the Plans and Specifications, the Budget, the Facility 3 Construction Agency Agreement, the other Operative Documents, all applicable Governmental Rules and all applicable Insurance Requirements.]

        5. Please disburse the proceeds of the Advance to

        IN WITNESS WHEREOF, Lessee has executed this Advance Request on the date set forth above.

                                            NOVELLUS SYSTEMS, INC.

                                            By:________________________________
                                                  Name ________________________
                                                  Title: ______________________

                                  EXHIBIT F(1)

                          COMMITMENT EXTENSION REQUEST

                                     [Date]

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
        as Agent
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL  60604
Attn:  Josephine O'Brien

        1. Reference is made to that certain Participation Agreement, dated as of September 21, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in
Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"). Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

        2. Pursuant to Subparagraph 2.09(a) of the Participation Agreement, Lessee hereby irrevocably requests Lessor to extend (and the Participants to consent to such extension) the Unused Total Facility 3 Commitment ($___________) for an additional [______ (_)] month[s] by extending the current Outside Completion Date from [__________] to [__________].

        3. Lessee hereby certifies to the Lessor Parties that, on the date of this Commitment Extension Request and after giving effect to the extension requested hereby:

               (a) The representations and warranties of Lessee set forth in Paragraph 4.01 of the Participation Agreement and in the other Operative Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

               (b) No Default has occurred and is continuing; and

               (c) All of the Operative Documents are in full force and effect.


                                     F(1)-1

        IN WITNESS WHEREOF, Lessee has executed this Commitment Extension Request on the date set forth above.

                                            NOVELLUS SYSTEMS, INC.

                                            By:__________________________
                                                  Name: _________________
                                                  Title: ________________


                                               CONSENT

        The undersigned hereby consents to the extension of the Outside Completion Date requested above upon the terms set forth in the attachment hereto.

                                            -----------------------------

                                            By:__________________________
                                                  Name: _________________
                                                  Title: ________________

                                            Date: _______________________



                                     F(1)-2

                                  EXHIBIT F(2)

                             LEASE EXTENSION REQUEST

                                     [Date]

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
  as Agent
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL  60604
Attn:  Josephine O'Brien

        1. Reference is made to that certain Participation Agreement, dated as of September 21, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in
Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"). Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

        2. Pursuant to Subparagraph 2.09(b) of the Participation Agreement, Lessee hereby irrevocably requests Lessor to extend (and the Participants to consent to such extension) the Term of the Lease Agreements for an additional one (1) year by extending the current Scheduled Expiration Date for each Lease Agreement from [__________] to [__________].

        3. Lessee hereby certifies to the Lessor Parties that, on the date of this Lease Extension Request and after giving effect to the extension requested hereby:

               (a) The representations and warranties of Lessee set forth in Paragraph 4.01 of the Participation Agreement and in the other Operative Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

               (b) No Default has occurred and is continuing; and

               (c) All of the Operative Documents are in full force and effect on such date.



                                     F(2)-1

        IN WITNESS WHEREOF, Lessee has executed this Lease Extension Request on the date set forth above.

                                            NOVELLUS SYSTEMS, INC.

                                            By:__________________________
                                                  Name: _________________
                                                  Title: ________________


                                    CONSENT

        The undersigned hereby consents to the extension of the Scheduled Expiration Date requested above upon the terms set forth in the attachment hereto.

                                            -----------------------------

                                            By:__________________________
                                                  Name: _________________
                                                  Title: ________________

                                            Date: _______________________



                                     F(2)-2

                                    EXHIBIT G

                      ASSIGNMENT OF CONSTRUCTION AGREEMENTS

                                    EXHIBIT H

                            CASH COLLATERAL AGREEMENT

                                    EXHIBIT I

                               ASSIGNMENT OF LEASE

                                    EXHIBIT J

                              LESSOR DEED OF TRUST

                                    EXHIBIT K

                            LESSOR SECURITY AGREEMENT

                                    EXHIBIT L

                              ASSIGNMENT AGREEMENT

        THIS ASSIGNMENT AGREEMENT, dated as of the date set forth at the top of Attachment 1 hereto, by and among:

               (1) The party designated under item A of Attachment I hereto as the Assignor Participant ("Assignor Participant"); and

               (2) Each party designated under item B of Attachment I hereto as an Assignee Participant (individually, an "Assignee Participant").

                                    RECITALS

        A. Assignor Participant is one of the "Participants" in a Participation Agreement dated as of September 21, 2001, among Novellus Systems, Inc. ("Lessee"), ABN AMRO Leasing, Inc. ("Lessor"), Assignor Participant and the other institutions parties thereto as "Participants" (collectively, the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"). (Such Participation Agreement, as amended, supplemented or otherwise modified in accordance with its terms from time to time to be referred to herein as the "Participation Agreement").

        B. Assignor Participant wishes to sell, and each Assignee Participant wishes to purchase, all or a portion of Assignor Participant's rights under the Participation Agreement pursuant to Subparagraph 7.05(b) of the Participation Agreement.

                                   AGREEMENT

        Now, therefore, the parties hereto hereby agree as follows:

        1. Definitions. Except as otherwise defined in this Assignment Agreement, all capitalized terms used herein and defined in the Participation Agreement have the respective meanings given to those terms in the Participation Agreement.

        2. Sale and Assignment. Subject to the terms and conditions of this Assignment Agreement, Assignor Participant hereby agrees to sell, assign and delegate to each Assignee Participant and each Assignee Participant hereby agrees to purchase, accept and assume the rights, obligations and duties of a Participant under the Participation Agreement and the other Operative Documents equal to the Tranche A Percentage, Tranche B Percentage, Tranche C Percentage and Proportionate Share under each Facility set forth under the captions "Tranche Percentages and Proportionate Shares Assigned" opposite such Assignee Participant's name on Part A of Attachment I hereto. Such sale, assignment and delegation shall become effective on the date designated in Part C of Attachment I hereto (the "Assignment Effective Date"), which date shall be, unless Agent shall otherwise consent, at least five (5) Business Days after the date following the date counterparts of this Assignment Agreement are delivered to Agent in accordance with Paragraph 3 hereof.

        3. Assignment Effective Notice. Upon (a) receipt by Agent of five (5) counterparts of this Assignment Agreement (to each of which is attached a fully completed Attachment 1), each of which has been executed by Assignor Participant and each Assignee Participant (and, to the extent required by clause (i) of Subparagraph 7.05(b) of the Participation Agreement, by Lessor, Lessee and Agent) and (b) payment to Agent of the registration and processing fee specified in clause (iii) of Subparagraph 7.05(b) of the Participation Agreement, Agent will transmit to Lessor, Lessee, Assignor Participant and each Assignee Participant an Assignment Effective Notice substantially in the form of Attachment 2 hereto, fully completed (an "Assignment Effective Notice").

        4. Assignment Effective Date. At or before 12:00 noon (local time of Assignor Participant) on the Assignment Effective Date, each Assignee Participant shall pay to Assignor Participant, in immediately available or same day funds, an amount equal to the purchase price, as agreed between Assignor Participant and such Assignee Participant (the "Assignment Purchase Price"), for the respective Tranche A Percentage, Tranche B Percentage, Tranche C Percentage and Proportionate Share under each Facility purchased by such Assignee Participant hereunder. Effective upon receipt by Assignor Participant of the Assignment Purchase Price payable by each Assignee Participant, the sale, assignment and delegation to such Assignee Participant of such Proportionate Share as described in Paragraph 2 hereof shall become effective.

        5. Payments After the Assignment Effective Date. Assignor Participant and each Assignee Participant hereby agree that Agent shall, and hereby authorize and direct Agent to, allocate amounts payable under the Participation Agreement and the other Operative Documents as follows:

               (a) All payments applied to reduce the Outstanding Lease Amount after the Assignment Effective Date with respect to each Tranche A Percentage, Tranche B Percentage, Tranche C Percentage and Proportionate Share assigned to an Assignee Participant pursuant to this Assignment Agreement shall be payable to such Assignee Participant.

               (b) All Base Rent, interest, fees and other amounts accrued after the Assignment Effective Date with respect to each Tranche A Percentage, Tranche B Percentage, Tranche C Percentage and Proportionate Share assigned to an Assignee Participant pursuant to this Assignment Agreement shall be payable to such Assignee Participant.

Assignor Participant and each Assignee Participant shall make any separate arrangements between themselves which they deem appropriate with respect to payments between them of amounts paid under the Operative Documents on account of the Tranche A Percentage, Tranche B Percentage, Tranche C Percentage and Proportionate Share assigned to such Assignee

Participant, and neither Agent nor Lessee shall have any responsibility to effect or carry out such separate arrangements.

        6. Delivery of Copies of Operative Documents. Concurrently with the execution and delivery hereof, Assignor Participant will provide to each Assignee Participant (if it is not already a party to the Participation Agreement) conformed copies of all documents delivered to Assignor Participant on or prior to the Closing Date in satisfaction of the conditions precedent set forth in the Participation Agreement.

        7. Further Assurances. Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

        8. Further Representations, Warranties and Covenants. Assignor Participant and each Assignee Participant further represent and warrant to and covenant with each other, Lessor, Agent and the other Participants as follows:

               (a) Other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, Assignor Participant makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Participation Agreement or the other Operative Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Participation Agreement or the other Operative Documents furnished or the Collateral or any security interest therein.

               (b) Assignor Participant makes no representation or warranty and assumes no responsibility with respect to the financial condition of Lessee or any of its obligations under the Participation Agreement or any other Operative Documents.

               (c) Each Assignee Participant confirms that it has received a copy of the Participation Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement.

               (d) Each Assignee Participant will, independently and without reliance upon Lessor, Agent, Assignor Participant or any other Participant and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Participation Agreement and the other Operative Documents.

               (e) Each Assignee Participant appoints and authorizes Agent to take such action as Agent on its behalf and to exercise such powers under the Participation Agreement and the other Operative Documents as Agent is authorized to exercise by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section VI of the Participation Agreement.

               (f) Each Assignee Participant (i) affirms that each of the representations and warranties set forth in Paragraph 4.03 of the Participation Agreement is true and correct with respect to such Participant and (ii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Participation Agreement and the other Operative Documents are required to be performed by it as a Participant.

               (g) Each Assignee Participant represents and warrants that, as of the date hereof, it would not have any basis for demanding any payment under Subparagraph 2.12(c) or Subparagraph 2.12(d) of the Participation Agreement or, to its knowledge, under Subparagraph 2.13(a) of the Participation Agreement.

               (h) Part B of Attachment 1 hereto sets forth administrative information with respect to each Assignee Participant.

        9. Effect of this Assignment Agreement. On and after the Assignment Effective Date, (a) each Assignee Participant shall be a Participant with a Tranche A Percentage, Tranche B Percentage, Tranche C Percentage and Proportionate Share under each Facility as set forth under the caption "Tranche Percentages and Proportionate Shares After Assignment" opposite such Assignee Participant's name in Part A of Attachment 1 hereto and shall have the rights, duties and obligations of such a Participant under the Participation Agreement and the other Operative Documents and (b) Assignor Participant shall be a Participant with a Tranche A Percentage, Tranche B Percentage, Tranche C Percentage and Proportionate Share under each Facility as set forth under the caption "Tranche Percentages and Proportionate Shares After Assignment" opposite Assignor Participant's name in Part A of Attachment 1 hereto and shall have the rights, duties and obligations of such a Participant under the Participation Agreement and the other Operative Documents, or, if the Proportionate Share of Assignor Participant has been reduced to zero, Assignor Participant shall cease to be a Participant and shall have no further obligation to fund any portion of any Advance.

        10. Miscellaneous. This Assignment Agreement shall be governed by, and construed in accordance with, the laws of the State of California. Paragraph headings in this Assignment Agreement are for convenience of reference only and are not part of the substance hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers as of the date set forth in Attachment 1 hereto.

                                            ______________________________, as
                                            Assignor Participant

                                            By:_________________________________
                                                  Name: ________________________
                                                  Title: _______________________



                                            ____________________________, as an
                                            Assignee Participant

                                            By:_________________________________
                                                  Name: ________________________
                                                  Title: _______________________


                                            ____________________________, as an
                                            Assignee Participant

                                            By:_________________________________
                                                  Name: ________________________
                                                  Title: _______________________


                                            ____________________________, as an
                                            Assignee Participant

                                            By:_________________________________
                                                  Name: ________________________
                                                  Title: _______________________

CONSENTED TO AND ACKNOWLEDGED BY:



------------------------------------
as Lessee

By:_________________________________
      Name: ________________________
      Title: _______________________

-----------------------------------,
as Agent

By:_________________________________
      Name: ________________________
      Title: _______________________

-----------------------------------,
As Lessor

By:_________________________________
      Name: ________________________
      Title: _______________________


ACCEPTED FOR RECORDATION IN REGISTER:

-----------------------------------,
As Agent

By:_________________________________
      Name: ________________________
      Title: _______________________

                                  ATTACHMENT 1

                             TO ASSIGNMENT AGREEMENT

   PART A(1) -- TRANCHE PERCENTAGES AND PROPORTIONATE SHARES UNDER FACILITY 1

                                      Tranche Percentages and                                Tranche Percentages and
                                   Proportionate Shares Assigned                      Proportionate Shares After Assignment
                         --------------------------------------------------    -----------------------------------------------------
                         Tranche A    Tranche B   Tranche C   Proportionate    Tranche A     Tranche B   Tranche C     Proportionate
                         Percentage   Percentage  Percentage      Share        Percentage    Percentage  Percentage       Share
                         ----------   ----------  ----------  -------------    ----------    ----------  -----------   -------------
Assignor Participant:
---------------------
_________                __. _____%   __. _____%  __. _____%  __. _____%       __. _____%    __. _____%  __. ______%    __. ______%

_________                __. _____%   __. _____%  __. _____%  __. _____%       __. _____%    __. _____%  __. ______%    __. ______%

_________                __. _____%   __. _____%  __. _____%  __. _____%       __. _____%    __. _____%  __. ______%    __. ______%

Assignee Participants:
----------------------

_________                __. _____%   __. _____%  __. _____%  __. _____%       __. _____%    __. _____%  __. ______%    __. ______%

_________                __. _____%   __. _____%  __. _____%  __. _____%       __. _____%    __. _____%  __. ______%    __. ______%

_________                __. _____%   __. _____%  __. _____%  __. _____%       __. _____%    __. _____%  __. ______%    __. ______%

_________                __. _____%   __. _____%  __. _____%  __. _____%       __. _____%    __. _____%  __. ______%    __. ______%



                                     L(1)-1

                                  ATTACHMENT 1

                             TO ASSIGNMENT AGREEMENT

   PART A(2) -- TRANCHE PERCENTAGES AND PROPORTIONATE SHARES UNDER FACILITY 2

                                      Tranche Percentages and                                Tranche Percentages and
                                   Proportionate Shares Assigned                      Proportionate Shares After Assignment
                         --------------------------------------------------    -----------------------------------------------------
                         Tranche A    Tranche B   Tranche C   Proportionate    Tranche A     Tranche B   Tranche C     Proportionate
                         Percentage   Percentage  Percentage      Share        Percentage    Percentage  Percentage       Share
                         ----------   ----------  ----------  -------------    ----------    ----------  -----------   -------------
Assignor Participant:
---------------------
_________                __. _____%   __. _____%  __. _____%  __. _____%       __. _____%    __. _____%  __. ______%    __. ______%

_________                __. _____%   __. _____%  __. _____%  __. _____%       __. _____%    __. _____%  __. ______%    __. ______%

_________                __. _____%   __. _____%  __. _____%  __. _____%       __. _____%    __. _____%  __. ______%    __. ______%

Assignee Participants:
----------------------

_________                __. _____%   __. _____%  __. _____%  __. _____%       __. _____%    __. _____%  __. ______%    __. ______%

_________                __. _____%   __. _____%  __. _____%  __. _____%       __. _____%    __. _____%  __. ______%    __. ______%

_________                __. _____%   __. _____%  __. _____%  __. _____%       __. _____%    __. _____%  __. ______%    __. ______%

_________                __. _____%   __. _____%  __. _____%  __. _____%       __. _____%    __. _____%  __. ______%    __. ______%



                                     L(1)-2

                                  ATTACHMENT 1

                             TO ASSIGNMENT AGREEMENT

PART A(3-1) -- TRANCHE PERCENTAGES AND PROPORTIONATE SHARES UNDER FACILITY 2 PRIOR TO COMPLETION DATE

                                      Tranche Percentages and                                Tranche Percentages and
                                   Proportionate Shares Assigned                      Proportionate Shares After Assignment
                         --------------------------------------------------    -----------------------------------------------------
                         Tranche A    Tranche B   Tranche C   Proportionate    Tranche A     Tranche B   Tranche C     Proportionate
                         Percentage   Percentage  Percentage      Share        Percentage    Percentage  Percentage       Share
                         ----------   ----------  ----------  -------------    ----------    ----------  -----------   -------------
Assignor Participant:
---------------------
_________                __. _____%   __. _____%  __. _____%  __. _____%       __. _____%    __. _____%  __. ______%    __. ______%

_________                __. _____%   __. _____%  __. _____%  __. _____%       __. _____%    __. _____%  __. ______%    __. ______%

_________                __. _____%   __. _____%  __. _____%  __. _____%       __. _____%    __. _____%  __. ______%    __. ______%

Assignee Participants:
----------------------

_________                __. _____%   __. _____%  __. _____%  __. _____%       __. _____%    __. _____%  __. ______%    __. ______%

_________                __. _____%   __. _____%  __. _____%  __. _____%       __. _____%    __. _____%  __. ______%    __. ______%

_________                __. _____%   __. _____%  __. _____%  __. _____%       __. _____%    __. _____%  __. ______%    __. ______%

_________                __. _____%   __. _____%  __. _____%  __. _____%       __. _____%    __. _____%  __. ______%    __. ______%



                                     L(1)-3

                                  ATTACHMENT 1

                             TO ASSIGNMENT AGREEMENT

PART A(3-2) -- TRANCHE PERCENTAGES AND PROPORTIONATE SHARES UNDER FACILITY 2 ON AND AFTER COMPLETION DATE

                                      Tranche Percentages and                                Tranche Percentages and
                                   Proportionate Shares Assigned                      Proportionate Shares After Assignment
                         --------------------------------------------------    -----------------------------------------------------
                         Tranche A    Tranche B   Tranche C   Proportionate    Tranche A     Tranche B   Tranche C     Proportionate
                         Percentage   Percentage  Percentage      Share        Percentage    Percentage  Percentage       Share
                         ----------   ----------  ----------  -------------    ----------    ----------  -----------   -------------
Assignor Participant:
---------------------
_________                __. _____%   __. _____%  __. _____%  __. _____%       __. _____%    __. _____%  __. ______%    __. ______%

_________                __. _____%   __. _____%  __. _____%  __. _____%       __. _____%    __. _____%  __. ______%    __. ______%

_________                __. _____%   __. _____%  __. _____%  __. _____%       __. _____%    __. _____%  __. ______%    __. ______%

Assignee Participants:
----------------------

_________                __. _____%   __. _____%  __. _____%  __. _____%       __. _____%    __. _____%  __. ______%    __. ______%

_________                __. _____%   __. _____%  __. _____%  __. _____%       __. _____%    __. _____%  __. ______%    __. ______%

_________                __. _____%   __. _____%  __. _____%  __. _____%       __. _____%    __. _____%  __. ______%    __. ______%

_________                __. _____%   __. _____%  __. _____%  __. _____%       __. _____%    __. _____%  __. ______%    __. ______%


                                     L(1)-4

                                     PART B

       [Assignee Participant]

Applicable Participating Office:

-------------------------


-------------------------
-------------------------


Address for notices:

-------------------------
-------------------------
-------------------------

Telephone No:
              -----------
Telecopier No:
              -----------
Wiring Instructions:

-------------------------
-------------------------


  [Assignee Participant]

Applicable Participating Office:

-------------------------

-------------------------
-------------------------



Address for notices:

-------------------------

-------------------------

-------------------------


Telephone No:
              -----------
Telecopier No:
              -----------
Wiring Instructions:

-------------------------

-------------------------


                                     L(1)-5

               PART C

ASSIGNMENT EFFECTIVE DATE    ________, ____



                                     L(1)-6

                                  ATTACHMENT 2
                             TO ASSIGNMENT AGREEMENT

                                     FORM OF
                           ASSIGNMENT EFFECTIVE NOTICE

        Reference is made to the Participation Agreement, dated as of September 21, 2001, among Novellus Systems, Inc. ("Lessee"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons parties thereto as "Participants" (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"). Agent hereby acknowledges receipt of five executed counterparts of a completed Assignment Agreement, a copy of which is attached hereto. [Note:
Attach copy of Assignment Agreement.] Terms defined in such Assignment Agreement are used herein as therein defined.

        1. Pursuant to such Assignment Agreement, you are advised that the Assignment Effective Date will be __________.

        2. Pursuant to such Assignment Agreement, each Assignee Participant is required to pay its Purchase Price to Assignor Participant at or before 12:00 Noon on the Assignment Effective Date in immediately available funds.

                                            Very truly yours,

                                            ABN AMRO Bank N.V.,
                                              as Agent

                                            By: _____________________________
                                                Name: _______________________
                                                Title: ______________________



                                     L(2)-1

                                   EXHIBIT M

                  AMENDED AND RESTATED GROUND LEASE AGREEMENT



                                     M(1)-1

==============================================================================


                             PARTICIPATION AGREEMENT

                                      Among

                             NOVELLUS SYSTEMS, INC.

                                       And

                             ABN AMRO LEASING, INC.

                                       And

                          THE PARTICIPANTS NAMED HEREIN

                                       And

                               ABN AMRO BANK N.V.,

                          as Agent for the Participants

                               September 21, 2001

==============================================================================

SCHEDULES

       I              Participants (Preamble, 7.01, Schedule 1.01)
       1.01           Definitions
       1.02           Rules of Construction
       3.01           Initial Conditions Precedent
       4.01(q)        Subsidiaries
       4.01(t)        Individual Property Representations
       5.02(a)        Existing Liens


EXHIBITS

        A             Land (Recital A, 2.01(a))
        B(1)          Facility 1 Lease Agreement (2.01(a))
        B(2)          Facility 2 Lease Agreement (2.01(a))
        B(3)          Facility 3 Lease Agreement (2.01(a))
        C(1)          Facility 1 Purchase Agreement (2.01(a))
        C(2)          Facility 2 Purchase Agreement (2.01(a)
        C(3)          Facility 3 Purchase Agreement (2.01(a)
        D             Facility 3 Construction Agency Agreement (2.01(a))
        E             Advance Request (2.03(a))
        F(1)          Commitment Extension Request (2.09(a))
        F(2)          Lease Extension Request (2.09(b))
        G             Assignment of Construction Agreements (2.11(a))
        H             Cash Collateral Agreement (2.11(a))
        I             Assignment of Lease (2.11(b))
        J             Lessor Deed of Trust (2.11(b))
        K             Lessor Security Agreement (2.11(b))
        L             Assignment Agreement (7.05(b))
        M             Ground Lease Agreement (Schedule 3.01)

                               TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
SECTION 1.     INTERPRETATION...............................................................2

        1.01.  Definitions..................................................................2

        1.02.  Rules of Construction........................................................3

SECTION 2.     LEASE FACILITIES.............................................................3

        2.01.  Acquisition, Lease, Amount Limitations, Etc..................................3

        2.02.  Participation Agreement......................................................5

        2.03.  Advance Requests.............................................................7

        2.04.  Fees........................................................................10

        2.05.  Funding of Advances.........................................................10

        2.06.  Sharing of Payments.........................................................11

        2.07.  Other Payment Terms.........................................................14

        2.08.  Commitment Reductions.......................................................15

        2.09.  Extensions..................................................................16

        2.10.  Nature of the Transactions..................................................17

        2.11.  Security....................................................................18

        2.12.  Change of Circumstances.....................................................21

        2.13.  Taxes on Payments...........................................................23

        2.14.  Funding Loss Indemnification................................................25

        2.15.  Replacement of Participants.................................................25

SECTION 3.     CONDITIONS PRECEDENT........................................................26

        3.01.  Initial Advances............................................................26

        3.02.  Subsequent Advances.........................................................26

        3.03.  Other Conditions Precedent..................................................26

        3.04.  Covenant to Deliver.........................................................27

SECTION 4.     REPRESENTATIONS AND WARRANTIES..............................................27

        4.01.  Lessee's Representations and Warranties.....................................27

        4.02.  Lessor's Representations and Warranties.....................................32

        4.03.  Participants' Representations and Warranties................................33

SECTION 5.     COVENANTS...................................................................35

        5.01.  Lessee's Affirmative Covenants..............................................35

        5.02.  Lessee's Negative Covenants.................................................38

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                           PAGE
                                                                                           ----
        5.03.  Lessee's Financial Covenants................................................40

        5.04.  Lessor's Covenants..........................................................41

        5.05.  Participants' Covenants.....................................................41

SECTION 6.     LESSOR, AGENT AND THEIR RELATIONS WITH PARTICIPANTS.........................42

        6.01.  Appointment of Agent........................................................42

        6.02.  Powers and Immunities.......................................................42

        6.03.  Reliance....................................................................42

        6.04.  Defaults....................................................................42

        6.05.  Indemnification.............................................................43

        6.06.  Non-Reliance................................................................43

        6.07.  Resignation or Removal of Agent.............................................44

        6.08.  Authorization...............................................................44

        6.09.  Lessor and Agent in their Individual Capacities.............................44

SECTION 7.     MISCELLANEOUS...............................................................44

        7.01.  Notices.....................................................................44

        7.02.  Expenses....................................................................46

        7.03.  Indemnification.............................................................46

        7.04.  Waivers; Amendments.........................................................47

        7.05.  Successors and Assigns......................................................48

        7.06.  Setoff......................................................................53

        7.07.  No Third Party Rights.......................................................53

        7.08.  Partial Invalidity..........................................................53

        7.09.  JURY TRIAL..................................................................53

        7.10.  Counterparts................................................................53

        7.11.  No Joint Venture, Etc.......................................................53

        7.12.  Usury Savings Clause........................................................54

        7.13.  Confidentiality.............................................................54

        7.14.  Governing Law...............................................................54

        7.15.  No Merger...................................................................54

An extra section break has been inserted above this paragraph. Do not delete this section break if you plan to add text after the Table of Contents/Authorities. Deleting this break will cause Table of Contents/Authorities headers and footers to appear on any pages following the Table of Contents/Authorities.

                           FACILITY 1 LEASE AGREEMENT

                     DEED OF TRUST WITH ASSIGNMENT OF RENTS,

                      SECURITY AGREEMENT AND FIXTURE FILING

        THIS FACILITY 1 LEASE AGREEMENT, DEED OF TRUST WITH ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "Agreement" herein), dated as of September 21, 2001 is entered into by and between:

               (1) NOVELLUS SYSTEMS, INC., a California corporation ("Lessee"); and

               (2) ABN AMRO LEASING, INC., an Illinois corporation, as lessor under this Agreement and as trustee under the deed of trust contained herein ("Lessor").


                                    RECITALS

        A. Lessee has requested Lessor and the Persons which are "Participants" under the Participation Agreement referred to in Recital B below (such Persons to be referred to collectively as the "Participants") to provide to Lessee a lease facility pursuant to which:

               (1) Lessor would (a) lease certain property designated by Lessee to Lessee, and (b) grant to Lessee the right to purchase such property; and

               (2) The Participants would participate in such lease facility by
        (a) funding the advances to be made by Lessor and (b) acquiring participation interests in the rental and certain other payments to be made by Lessee.

        B. Pursuant to a Participation Agreement dated of even date herewith (the "Participation Agreement") among Lessee, Lessor, the Participants and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"), Lessor and the Participants have agreed to provide such lease facility upon the terms and subject to the conditions set forth therein, including without limitation the execution and delivery of this Agreement setting forth the terms of the lease by Lessor to Lessee of the property.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. INTERPRETATION.

        1.01. Definitions. Unless otherwise indicated in this Agreement or any other Operative Document, each term set forth in Schedule 1.01 to the Participation Agreement, when used in this Agreement or any other Operative Document, shall have the respective meaning given to that term in such Schedule
1.01 or in the provision of this Agreement or other document, instrument or agreement referenced in such Schedule 1.01.

        1.02. Rules of Construction. Unless otherwise indicated in this Agreement or any other Operative Document, the rules of construction set forth in Schedule 1.02 to the Participation Agreement shall apply to this Agreement and the other Operative Documents.

SECTION 2. BASIC PROVISIONS.

        2.01. Lease of the Property. Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor the following property (the "Facility 1 Property") to the extent of Lessor's estate, right, title and interest therein, thereto or thereunder:

               (a) All lots, pieces, tracts and parcels of land described in Exhibit A (the "Facility 1 Land"), but excluding the Improvements thereto;

               (b) All Appurtenant Rights belonging, relating or pertaining to the Facility 1 Land;

               (c) All Related Goods (including those described in Exhibit B and in each Exhibit B Supplement), Related Permits and Related Agreements related to the Facility 1 Land or any of the foregoing Appurtenant Rights; and

               (e) All accessions and accretions to and replacements and substitutions for the foregoing.

(Lessee acknowledges that Lessor's only estate, right, title and interest in certain of the Facility 1 Land and certain of the other Facility 1 Property is through the Ground Lease Agreement and is a leasehold interest only.)

        2.02. Term.

               (a) Original Term. The original term of this Agreement shall commence on the Closing Date (the "Commencement Date") and shall end on the date five (5) years after the Closing Date (such date as it may be extended pursuant to Subparagraph 2.02(b) to be referred to as the "Scheduled Expiration Date").

               (b) Extensions. Lessee may request Lessor to extend the Scheduled Expiration Date in effect at any time for three (3) additional periods of one (1) year each, as provided in Subparagraph 2.09(b) of the Participation Agreement. If Lessor and each Participant (other than Novellus Participant) consents to any such a request in accordance with such provision, the then current Scheduled Expiration Date shall be deemed extended by one (1) year in each instance. Lessee acknowledges that neither Lessor nor any Participant has any obligation or commitment (either express or implied) to extend, or consent to the extension of, the Scheduled Expiration Date at any time.

        2.03. Rent.

               (a) Base Rent.

                      (i) Lessee shall pay to Lessor as base rent hereunder
               ("Base Rent") for each Rental Period for each Portion of the Outstanding Lease Amount an amount equal to the sum of the Interest Component and Principal Component for such Rental Period determined as follows:

                             (A) "Interest Component" shall mean, with respect
                      to any Rental Period and Portion, the product of (1) the Rental Rate for such Rental Period and Portion, times (2) the amount of such Portion on the first day of such Rental Period, times (3) a fraction, the numerator of which is the number of days in such Rental Period and the denominator of which is 360. If the Rental Rate shall change during any Rental Period, the Rental Rate for such Rental Period shall be the weighted average of the Rental Rates in effect from time to time during such Rental Period.

                             (B) "Principal Component" shall mean, with respect
                      to any Rental Period, zero Dollars ($0.00).

                      (ii) Prior to the Commitment Termination Date, the
               Outstanding Lease Amount shall consist of a single Portion with the following Rental Periods:

                             (A) A Rental Period which begins on the
                      Commencement Date and ends on the first Business Day in the first calendar month immediately following the month in which the Commencement Date occurs; and

                             (B) Each successive Rental Period thereafter which
                      begins on the last day of the immediately preceding Rental Period and ends one (1) month thereafter on the first Business Day of a calendar month through and including the Commitment Termination Date.

                      (iii) On and after the Commitment Termination Date, Lessee may select the number and amounts of the Portions into which the Outstanding Lease Amount is to be divided and the Rental Period for each such Portion by delivering to Lessor, at least three (3) Business Days prior to the Commitment Termination Date and thereafter the last day of each Rental Period for a Portion, an irrevocable written notice in the form of Exhibit C, appropriately completed (a "Notice of Rental Period Selection"), subject to the following:

                             (A) Each Portion shall be in the amount of
                      $5,000,000 or an integral multiple of $100,000 in excess thereof; provided, however, that (1) the total number of Portions outstanding at any time shall not exceed three (3), and (2) the Outstanding Lease Amount shall consist of a single Portion in the amount of the Outstanding Lease Amount if the Outstanding Lease Amount is less than $5,000,000).

                             (B) The initial and each subsequent Rental Period
                      selected by Lessee for each Portion shall be one (1), two
                      (2), three (3) or six (6) months; provided, however, that
                      (1) each Rental Period shall begin and end on the first Business Day of a calendar month, (2) no Rental Period shall end after the Scheduled Expiration Date, (3) no Rental Period shall be longer than one (1) month if a Default has occurred and is continuing on the date three
                      (3) Business Days prior to the first day of such Rental Period and (4) each Rental Period after the initial Rental Period for any Portion for which Lessee fails to make a selection by delivering a Notice of Rental Period Selection in accordance with this clause (iii) shall be one (1) month.

               Lessee shall deliver each Notice of Rental Period Selection by first-class mail or facsimile as required by Subparagraph 2.02(a) and Paragraph 7.01 of the Participation Agreement; provided, however, that Lessee shall promptly deliver the original of any Notice of Rental Period Selection initially delivered by facsimile.

                      (iv) The rental rate for each Rental Period for a Portion
               ("Rental Rate") shall be the LIBOR Rental Rate for such Rental Period and Portion, except as follows:

                             (A) The rental rate for any part of a Portion
                      attributable to Outstanding Tranche A Participation Amounts or Outstanding Tranche B Participation Amounts shall be the Applicable Margins therefor.

                             (B) Except as otherwise provided in clause (A)
                      above for Outstanding Tranche A Participation Amounts and Outstanding Tranche B Participation Amounts, if any Rental Period is less than one (1) month, the Rental Rate for such Rental Period shall be the Alternate Rental Rate; provided, however, that with respect to the initial Rental Period, the Rental Rate may be calculated (at ABN AMRO's discretion) based upon ABN AMRO's "cost of funds"; or

                             (C) Except as otherwise provided in clause (A)
                      above for Outstanding Tranche A Participation Amounts and Outstanding Tranche B Participation Amounts, if the LIBOR Rental Rate is unavailable for any Rental Period pursuant to Subparagraph 2.12(a) or Subparagraph 2.12(b) of the Participation Agreement, the Rental Rate for such Rental Period shall be the Alternate Rental Rate

                      (v) Lessee shall pay Base Rent in arrears (A) for each
               Portion, on the last day of each Rental Period therefor and, in the case of any Rental Period which exceeds three (3) months, each day occurring every three (3) months after the first day of such Rental Period (individually, a "Scheduled Rent Payment Date") and (B) for all Portions, on the Expiration Date.

               (b) Supplemental Rent. Lessee shall pay as supplemental rent hereunder ("Supplemental Rent") :

                      (i) All amounts payable by Lessor as rent or otherwise
               under the Ground Lease Agreement; and

                      (ii) All other amounts (other than Base Rent, the purchase price payable by Lessee for any purchase of the Facility 1 Property by Lessee pursuant to the Facility 1 Purchase Agreement and the Residual Value Guaranty Amount payable under the Facility 1 Purchase Agreement) payable by Lessee under this Agreement and the other Operative Documents.

        Lessee shall pay all Supplemental Rent amounts on the dates specified in this Agreement and the other Operative Documents for the payment of such amounts or, if no date is specified for the payment of any such amount, within five (5) Business Days after demand of Lessor or any other Person to whom such amount is payable; provided, however, that all Supplemental Rent payable pursuant to clause (i) above during the Commitment Period shall be capitalized as provided in clause (i) of Subparagraph 2.03(c) of the Participation Agreement.

        2.04. Use. Lessee may use the Facility 1 Property for office, research and development, warehouse and manufacturing purposes, and for any other purpose which is in compliance with applicable zoning laws and ordinances for the Facility 1 Property.

        2.05. As Is Lease. Lessee has conducted, or will conduct from time to time with regard to Facility 1 Property that may be added hereto after the date hereof, all due diligence which it deems appropriate regarding the Facility 1 Property and agrees that no Lessor Party has any obligation to conduct any such due diligence. Lessee is leasing the Facility 1 Property "as is, with all faults" without any representation, warranty, indemnity or undertaking by any Lessor Party regarding any aspect of the Facility 1 Property, including (a) the condition of the Facility 1 Property (including any Improvements to the Facility 1 Property made prior to the Commencement Date or during the Term); (b) title to the Facility 1 Property (including possession of the Facility 1 Property by any Person or the existence of any Lien or any other right, title or interest in or to any of the Facility 1 Property in favor of any Person); (c) the value, habitability, usability, design, operation or fitness for use of the Facility 1 Property; (d) the availability or adequacy of utilities and other services to the Facility 1 Property; (e) any latent, hidden or patent defect in the Facility 1 Property; (f) the zoning or status of the Facility 1 Property or any other restrictions on the use of the Facility 1 Property; (g) the economics of the Facility 1 Property; (h) any Casualty or Condemnation; or (i) the compliance of the Facility 1 Property with any applicable Governmental Rule or Insurance Requirement; provided, however, that Lessor shall be obligated to remove Lessor Liens to the extent required in Subparagraph 5.04(b) of the Participation Agreement. Without limiting the generality of the foregoing, Lessee specifically waives any covenant of quiet enjoyment except as otherwise provided in Subparagraph 5.04(b) of the Participation Agreement.

        2.06. Nature of Transaction. As more fully provided in Paragraph 2.10 of the Participation Agreement, Lessee and the Lessor Parties intend that the transaction evidenced by this Agreement and the other Operative Documents constitute an operating lease in accordance with FASB 13 for accounting purposes and a loan secured by the Facility 3 Property for all other purposes, including federal, state and local tax purposes and commercial, real estate and bankruptcy law purposes.

        2.07. Security, Etc. In order to secure the Lessee Obligations and otherwise to assure the Lessor Parties the benefits hereof in the event that the transaction evidenced by this Agreement and the other Operative Documents is, pursuant to the intent of Lessee and the Lessor Parties, treated as a loan for certain purposes, Lessee hereby makes the following grants and agrees as follows:

               (a) Real Property Security. As security for the Lessee Obligations under Facility 1, Lessee hereby irrevocably and unconditionally grants, conveys, transfers and assigns to Lessor, as trustee under this deed of trust, for the benefit of Lessor, as beneficiary (in trust for the benefit of the Lessor Parties), with power of sale and right of entry and possession, all estate, right, title and interest of Lessee in the following property, whether now owned or leased or hereafter acquired, (collectively, the "Real Property Collateral"):

                      (i) The Facility 1 Land (including Lessee's leasehold
               interest therein through the Stanford Lease), but excluding the Improvements thereto;

                      (ii) All Appurtenant Rights belonging, relating or
               pertaining to any of the Facility 1 Land;

                      (iii) All Subleases and Issues and Profits accruing from
               the Facility 1 Land or any of the foregoing Appurtenant Rights to the extent that such Subleases and Issues and Profits constitute real property;

                      (iv) All Related Goods, Related Agreements and Related
               Permits related to any of the Facility 1 Land or any of the foregoing Appurtenant Rights to the extent that such Related Goods, Related Agreements and Related Permits constitute real property;

                      (v) All other Facility 1 Property to the extent that such
               property constitutes real property; and

                      (vi) All proceeds of the foregoing, including Casualty and
               Condemnation Proceeds.

               (b) Personal Property Security. As security for the Lessee Obligations under Facility 1, Lessee hereby irrevocably and unconditionally assigns and grants to Lessor, for the benefit of the Lessor Parties, a security interest in all estate, right, title and interest of Lessee in the following property, whether now owned or leased or hereafter acquired, (collectively, the "Personal Property Collateral"):

                      (i) All Subleases and Issues and Profits accruing from the
               Facility 1 Land or any Appurtenant Rights to the extent that such Subleases and Issues and Profits constitute personal property;

                      (ii) All Related Goods, Related Agreements and Related
               Permits related to the Facility 1 Land or any of the foregoing Appurtenant Rights to the extent that such Related Goods, Related Agreements and Related Permits constitute personal property;

                      (iii) All Cash Collateral and all other deposit accounts,
               instruments, investment property and monies held by any Lessor Party (other than Novellus Participant) in connection with this Agreement or any other Operative Document (including any Repair and Restoration Account);

                      (iv) All other Facility 1 Property to the extent such
               Facility 1 Property constitutes personal property; and

                      (v) All proceeds of the foregoing, including Casualty and
               Condemnation Proceeds.

        For purpose of the provisions of this Agreement related to the creation and enforcement of this Agreement as a security agreement and a fixture filing with respect to the Related Goods, Lessee is the "debtor" and Lessor is the "secured party," acting for the benefit of the Lessor Parties. This Agreement constitutes a fixture filing for purposes of the California Commercial Code with respect to the Related Goods which are or are to become fixtures on the Facility 1 Land or Facility 1 Improvements. The mailing addresses of Lessee and of Lessor from which information concerning security interests hereunder may be obtained are as set forth on the signature page of this Agreement. A carbon, photographic or other reproduction of this Agreement or of any financing statement related to this Agreement shall be sufficient as a financing statement for any of the purposes referenced herein.

               (c) Absolute Assignment of Subleases, Issues and Profits. Lessee hereby irrevocably assigns to Lessor, for the benefit of the Lessor Parties, all of Lessee's estate, right, title and interest in, to and under the Subleases and the Issues and Profits, whether now owned or hereafter acquired. This is a present and absolute assignment, not an assignment for security purposes only, and Lessor's right to the Subleases and Issues and Profits is not contingent upon, and may be exercised without possession of, the Facility 1 Property.

                      (i) If no Event of Default has occurred and is continuing,
               Lessee shall have a revocable license to collect and retain the Issues and Profits as they become due. Upon the occurrence and during the continuance of an Event of Default, such license shall automatically terminate, and Lessor may collect and apply the Issues and Profits pursuant to Subparagraph 5.02(d) without further notice to Lessee or any other Person and without taking possession of the Facility 1 Property. All Issues and Profits thereafter collected by Lessee shall be held by Lessee as trustee in a constructive trust for the benefit of Lessor. Lessee hereby irrevocably authorizes and directs the sublessees under the Subleases, without any need on their part to inquire as to whether an Event of Default has actually occurred or is then existing, to rely upon and comply with any notice or demand by Lessor for the payment to Lessor of any rental or other sums which may become due under the Subleases or for the performance of any of the sublessees' undertakings under the Subleases. Collection of any Issues and Profits by Lessor shall not cure or waive any default or notice of default hereunder or invalidate any acts done pursuant to such notice.

                      (ii) The foregoing irrevocable assignment shall not cause
               any Lessor Party to be (A) a mortgagee in possession; (B) responsible or liable for (1) the control, care, management or repair of the Facility 1 Property or for performing any of Lessee's obligations or duties under the Subleases, (2) any waste committed on the Facility 1 Property by the sublessees under any of the Subleases or by any other Persons, (3) any dangerous or defective condition of the Facility 1 Property, or (4) any negligence in the management, upkeep, repair or control of the Facility 1 Property resulting in loss or injury or death to any sublessee, licensee, employee, invitee or other Person; or (C) responsible for or impose upon any Lessor Party any duty to produce rents or profits. No Lessor Party, in the absence of gross negligence or willful misconduct on its part, shall be liable to Lessee as a consequence of (y) the exercise or failure to exercise any of the rights, remedies or powers granted to Lessor hereunder or (z) the failure or refusal of Lessor to perform or discharge any obligation, duty or liability of Lessee arising under the Subleases.

SECTION 3. OTHER LESSEE AND LESSOR RIGHTS AND OBLIGATIONS.

        3.01. Maintenance, Repair, Etc.

               (a) General. Lessee shall not permit any waste of the Facility 1 Property, except for ordinary wear and tear, and shall, at its sole cost and expense, maintain the Facility 1 Property in good working order, mechanical condition and repair and make all necessary repairs thereto, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by all applicable Governmental Rules and Insurance Requirements and on a basis consistent with the operation and maintenance of commercial properties comparable in type and location to the Facility 1 Property and in compliance with prudent industry practice.

               (b) [Reserved].

               (c) Other Modifications. Lessee, at its sole cost and expense, may from time to time make alterations, renovations, improvements and additions to the Facility 1

        Property and substitutions and replacements therefor (collectively, "Modifications"); provided that:

                      (i) No Modification impairs the value, utility or useful
               life of the Facility 1 Property or any part thereof from that which existed immediately prior to such Modification;

                      (ii) All Modifications are made expeditiously and, in no
               case, unless Lessee currently is exercising either the Term Purchase Option or the Expiration Date Purchase Option, shall Modifications remain uncompleted later than six (6) months prior to the Scheduled Expiration Date;

                      (iii) All Modifications are made in a good and workmanlike manner and in compliance with all applicable Governmental Rules and Insurance Requirements;

                      (iv) Subject to Paragraph 3.12 relating to permitted
               contests, Lessee pays all costs and expenses and discharges (or cause to be insured or bonded over) any Liens arising in connection with any Modification not later than the earlier of
               (A) sixty (60) days after the same shall be filed (or otherwise becomes effective) and (B) unless Lessee currently is exercising either the Term Purchase Option or the Expiration Date Purchase Option, six (6) months prior to the Scheduled Expiration Date;

                      (v) At least one (1) month prior to the commencement of
               (A) any Modifications which are anticipated to cost $500,000 or more in the aggregate, or (B) any Modifications which cause the total of all Modifications undertaken during the previous twelve month period to exceed an aggregate cost of $1,000,000, Lessee shall deliver to Lessor, with sufficient copies for Agent and each Participant(other than Novellus Participant), a brief written description of such Modifications; and

                      (vi) All Modifications otherwise comply with this
               Agreement and the other Operative Documents.

               (d) Abandonment. Lessee shall not abandon the Facility 1 Property or any material portion thereof for any period in excess of thirty (30) consecutive days during the term hereof, except as a part of any Modifications as permitted herein or in the other Operative Documents.

               (e) Maintenance. Lessee shall maintain the Facility 1 Property and each material portion thereof in a manner consistent with other similar properties in the same area, except as a part of any Modifications as permitted herein.

        3.02. Risk of Loss. Lessee assumes all risks of loss arising from any Casualty or Condemnation which arises or occurs prior to the Expiration Date or while Lessee is in possession of the Facility 1 Property and all liability for all personal injuries and deaths and damages to property suffered by any Person or property on or in connection with the Facility 1

Property which arises or occurs prior to the Expiration Date or while Lessee is in possession of the Facility 1 Property, except in each case to the extent any such loss or liability is primarily caused by the gross negligence or willful misconduct of a Lessor Party. Lessee hereby waives the provisions of California Civil Code Sections 1932(1), 1932(2) and 1933(4), and any and all other applicable existing or future Governmental Rules permitting the termination of this Agreement as a result of any Casualty or Condemnation, and Lessor shall in no event be answerable or accountable for any risk of loss of or decrease in the enjoyment and beneficial use of the Facility 1 Property as a result of any such event.

        3.03. Insurance.

               (a) Coverage. Lessee, at its sole cost and expense, shall at all times carry and maintain insurance coverage not less than set forth in
        Schedule 3.03 and such additional insurance of the types (including the types set forth in Schedule 3.03), in amounts, in a form and with deductibles customarily carried by a reasonably prudent Person owning or operating properties similar to the Facility 1 Property in the same geographic area as the Facility 1 Property.

               (b) Carriers. Any insurance carried and maintained by Lessee pursuant to this Paragraph 3.03 shall be underwritten by an insurance company which (i) has, at the time such insurance is placed and at the time of each renewal thereof, a general policyholder rating of "A" and a financial rating of at least VIII from A.M. Best Company or any successor thereto (or if there is none, an organization having a similar national reputation) or (ii) is otherwise approved by Lessor and Required Participants.

               (c) Terms. Each insurance policy maintained by Lessee pursuant to this Paragraph 3.03 shall provide as follows, whether through endorsements or otherwise:

                      (i) Lessor and Agent shall be named as additional
               insureds, in the case of each policy of liability insurance, and additional loss payees, in the case of each policy of property insurance.

                      (ii) In respect of the interests of Lessor in the policy,
               the insurance shall not be invalidated by any action or by inaction of Lessee or by any Person having temporary possession of the Facility 1 Property while under contract with Lessee to perform maintenance, repair, alteration or similar work on the Facility 1 Property, and shall insure the interests of Lessor regardless of any breach or violation of any warranty, declaration or condition contained in the insurance policy by Lessee, Lessor or any other additional insured (other than by such additional insured, as to such additional insured); provided, however, that the foregoing shall not be deemed to (A) cause such insurance policies to cover matters otherwise excluded from coverage by the terms of such policies or (B) require any insurance to remain in force notwithstanding non-payment of premiums except as provided in clause (iii) below.

                      (iii) If the insurance policy is cancelled for any reason
               whatsoever, or substantial change is made in the coverage that affects the interests of Lessor, or if the insurance coverage is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective as to Lessor for thirty (30) days after receipt by Lessor of written notice from the insurers of such cancellation, change or lapse.

                      (iv) No Lessor Party shall have any obligation or
               liability for premiums, commissions, assessments, or calls in connection with the insurance.

                      (v) The insurer shall waive any rights of set-off or
               counterclaim or any other deduction, whether by attachment or otherwise, that it may have against any Lessor Party.

                      (vi) The insurance shall be primary without right of
               contribution from any other insurance that may be carried by any Lessor Party with respect to its interest in the Facility 1 Property.

                      (vii) The insurer shall waive any right of subrogation
               against any Lessor Party (other than Novellus Participant).

                      (viii) All provisions of the insurance, except the limits
               of liability, shall operate in the same manner as if there were a separate policy covering each insured party.

                      (ix) The insurance shall not be invalidated should Lessee
               or any Lessor Party waive, in writing, prior to a loss, any or all rights of recovery against any Person for losses covered by such policy, nor shall the insurance in favor of any Lessor Party or Lessee, as the case may be, or their respective rights under and interests in said policies be invalidated or reduced by any act or omission or negligence of any Lessor Party or Lessee, as the case may be, or any other Person having any interest in the Facility 1 Property.

                      (x) All insurance proceeds with a value of less than two
               million five hundred thousand Dollars ($2,500,000) payable in respect of any loss or occurrence with respect to the Facility 1 Property shall be paid to and adjusted solely by Lessee. All other insurance proceeds shall be paid to Lessor and adjusted jointly by Lessor and Lessee, except that, from and after the date on which the insurer receives written notice from Lessor that an Event of Default has occurred and is continuing (and unless and until such insurer receives written notice from Lessor that all Events of Default have been cured), all losses shall be adjusted solely by, and all insurance proceeds shall be paid solely to, Lessor.

                      (xi) Each policy of property insurance shall contain a
               standard form mortgagee endorsement in favor of Lessor.

                      (xii) Each insurance policy shall provide that the
               coverage to be provided thereunder shall not be invalidated in the event Lessee or any Lessor Party fails to maintain other insurance covering losses of a similar type or types.

                      (xiii) Each insurance policy shall contain a "severability of interest" provision.

                      (xiv) Each insurance policy which is written as "excess
               insurance" shall contain a provision that it will drop down in the event that any underlying insurance coverage has been reduced or exhausted by reason of losses paid thereunder.

               (d) Evidence of Insurance. Lessee, at its sole cost and expense, shall furnish to Lessor (i) not later than the Commencement Date, copies of all policies of insurance required by this Paragraph 3.03, certified by the insurers, (ii) upon each renewal of insurance and upon any material change in the terms thereof, copies of all policies, amendments and/or endorsements evidencing such renewal or change, certified by the insurers, and (iii) upon the request of Lessor, such other certificates or documents as Lessor may reasonably request to evidence Lessee's compliance with the insurance requirements set forth in this Paragraph 3.03.

               (e) Release of Lessor Parties. Lessee hereby waives, releases and discharges each Lessor Party and its directors, officers, employees, agents and advisors from all claims whatsoever arising out of any loss, claim, expense or damage to or destruction covered or coverable by insurance required under this Paragraph 3.03, notwithstanding that such loss, claim, expense or damage may have been caused by any such Person, and, as among Lessee and such Persons, Lessee agrees to look to the insurance coverage only in the event of such loss.

        3.04. Casualty and Condemnation.

               (a) Notice. Lessee shall give Lessor prompt written notice of the occurrence of any Material Casualty affecting, or the institution of any proceedings for the Condemnation of, the Facility 1 Property or any portion thereof.

               (b) Repair Obligations. If any Material Casualty or Condemnation affecting the Facility 1 Property or any portion thereof occurs, Lessee shall, at its election, either (i) repair and restore the Facility 1 Property as required by Subparagraph 3.04(c) or (ii) exercise the Term Purchase Option and purchase the Facility 1 Property pursuant to the Purchase Agreement; provided, however, that Lessee may not elect to repair and restore the Facility 1 Property if such casualty or condemnation is a Major Casualty or Major Condemnation or if an Event of Default has occurred and is continuing unless Lessor and the Required Participants shall consent in writing. (If such casualty or condemnation is a Major Casualty or Major Condemnation, Lessee shall exercise the Term Purchase Option and purchase the Facility 1 Property pursuant to the Purchase Agreement as promptly as possible but not later than two
        (2) months after the occurrence of such Major Casualty or Major Condemnation, unless Lessor and the Required Participants shall otherwise consent in writing. If an Event of Default has occurred and is continuing, Lessor Parties may exercise the rights provided herein.) Not later than one (1) month after the occurrence of any Material Casualty or any Condemnation, Lessee shall deliver to Lessor a written notice indicating whether it elects to repair and restore or purchase the Facility 1 Property.

               (c) Repair and Restoration. If Lessee is required to repair and restore the Facility 1 Property following any Material Casualty or any Condemnation, Lessee shall diligently proceed to repair and restore the Facility 1 Property to the condition in which it existed immediately prior to such Material Casualty or such Condemnation and shall complete all such repairs and restoration as soon as reasonably practicable; provided, however, that Lessee shall in any event complete all such repairs and restoration not later than the earlier of (y) six (6) months after the occurrence of the Material Casualty or the Condemnation, and
        (z) six (6) months prior to the Scheduled Expiration Date unless Lessee currently is exercising either the Term Purchase Option or the Expiration Date Purchase Option. Lessee shall make such repairs using its own funds, except to the extent any Casualty and Condemnation Proceeds are available and are released to Lessee for such purpose pursuant to Subparagraph 3.04(f). Lessee's exercise of the repair and restoration option shall, if Lessor or Required Participants direct, be subject to satisfaction of the following conditions:

                      (i) Within one (1) month after the occurrence of the
               Material Casualty or the Condemnation, Lessee shall deposit in a deposit account acceptable to and controlled by Lessor (a "Repair and Restoration Account") funds (including any Casualty and Condemnation Proceeds which are available and are released to Lessee pursuant to Subparagraph 3.04(f)) in the amount which Lessor determines is needed to complete and fully pay all costs of the repair or restoration (including taxes, financing charges, insurance and rent during the repair period).

                      (ii) As soon as reasonably possible and in no event later
               than two (2) months after the occurrence of the Material Casualty or the Condemnation, Lessee shall establish an arrangement for lien releases and disbursement of funds acceptable to Lessor and in a manner and upon such terms and conditions as would be required by a prudent interim construction lender.

                      (iii) As soon as reasonably possible and in no event later than two (2) months after the occurrence of the Material Casualty or the Condemnation, Lessee shall deliver to Lessor the following, each in form and substance acceptable to Lessor:

                             (A) Evidence that the Facility 1 Property can, in
                      Lessor's reasonable judgment, with diligent restoration or repair, be returned to a condition at least equal to the condition thereof that existed prior to the Casualty or partial Condemnation causing the loss or damage within the earlier to occur of (A) six (6) months after the occurrence of the Casualty or Condemnation and (B) unless Lessee currently is exercising either the Term Purchase Option or the Expiration Date Purchase Option, six (6) months prior to the Scheduled Expiration Date;

                             (B) Evidence that all necessary governmental
                      approvals can be timely obtained to allow the rebuilding and reoccupancy of the Facility 1 Property;

                             (C) Copies of all plans and specifications for the
                      work;

                             (D) Copies of all contracts for the work, signed by
                      a contractor reasonably acceptable to Lessor;

                             (E) A cost breakdown for the work;

                             (F) A payment and performance bond for the work or
                      other security satisfactory to Lessor;

                             (G) Evidence that, upon completion of the work, the
                      size, capacity and total value of the Facility 1 Property will be at least as great as it was before the Casualty or Condemnation occurred; and

                             (H) Evidence of satisfaction of any additional
                      conditions that Lessor or Required Participants may reasonably establish to protect their rights under this Agreement and the other Operative Documents.

               All plans and specifications for the work must be reasonably acceptable to Lessor, except that Lessor's approval shall not be required if the restoration work is based on the same plans and specifications as were originally used to construct the Facility 1 Property. To the extent that the funds in a Repair and Restoration Account include both Casualty and Condemnation Proceeds and other funds deposited by Lessee, the other funds deposited by Lessee shall be used first. Lessee acknowledges that the specific conditions described above are reasonable.

               (d) Prosecution of Claims for Casualty and Condemnation Proceeds. Lessee shall proceed promptly and diligently to prosecute in good faith the settlement or compromise of any and all claims for Casualty and Condemnation Proceeds; provided, however, that any settlement or compromise of any such claim shall, except as otherwise provided in clause (x) of Subparagraph 3.03(c), be subject to the written consent of Lessor and Required Participants, which consents shall not be unreasonably withheld. Lessor may participate in any proceedings relating to such claims, and, after the occurrence and during the continuance of any Event of Default, Lessor is hereby authorized, in its own name or in Lessee's name, to adjust any loss covered by insurance or any Casualty or Condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and Lessee shall from time to time deliver to Lessor any and all further assignments and other instruments required to permit such participation.

               (e) Assignment of Casualty and Condemnation Proceeds. Lessee hereby absolutely and irrevocably assigns to Lessor all Casualty and Condemnation Proceeds and all claims relating thereto, subject to the terms of this Agreement which require Lessor to make such proceeds available to Lessee for restoration. Except as otherwise provided in clause (x) of Subparagraph 3.03(c), Lessee agrees that all Casualty and Condemnation Proceeds are to be paid to Lessor and Lessee hereby authorizes and directs any insurer, Governmental Authority or other Person responsible for paying any Casualty and Condemnation Proceeds to make payment thereof directly to Lessor alone, and not to Lessor and Lessee jointly. If Lessee receives any Casualty and Condemnation Proceeds payable to Lessor hereunder, Lessee shall promptly pay over such Casualty and Condemnation Proceeds to Lessor. Lessee hereby covenants that until such Casualty and Condemnation Proceeds are so paid over to Lessor, Lessee shall hold such Casualty and Condemnation Proceeds in trust for the benefit of Lessor and shall not commingle such Casualty and Condemnation Proceeds with any other funds or assets of Lessee or any other Person. Except as otherwise provided in clause (x) of Subparagraph 3.03(c), Lessor may commence, appear in, defend or prosecute any assigned right, claim or action, and may adjust, compromise, settle and collect all rights, claims and actions assigned to Lessor, but shall not be responsible for any failure to collect any such right, claim or action, regardless of the cause of the failure.

                (f) Use of Casualty and Condemnation Proceeds.

                      (i) If (A) no Event of Default has occurred and is
               continuing, (B) Lessee exercises the repair and restoration option pursuant to Subparagraphs 3.04(b) and 3.04(c) and (C) Lessee complies with any conditions imposed pursuant to Subparagraph 3.04(c); then Lessor shall release any Casualty and Condemnation Proceeds to Lessee for repair or restoration of the Facility 1 Property, but may condition such release and use of the Casualty and Condemnation Proceeds upon deposit of the Casualty and Condemnation Proceeds in a Repair and Restoration Account. Lessor shall have the option, upon the completion of such restoration of the Facility 1 Property, to apply any surplus Casualty and Condemnation Proceeds remaining after the completion of such restoration to the payment of Rent and/or the reduction of the Outstanding Lease Amount, notwithstanding that such amounts are not then due and payable or that such amounts are otherwise adequately secured.

                      (ii) If (A) an Event of Default has occurred and is
               continuing, (B) Lessee fails to or is unable to comply with any conditions imposed pursuant to Subparagraph 3.04(c) or (C) Lessee elects to exercise the Term Purchase Option and purchase the Facility 1 Property pursuant to the Purchase Agreement; then, at the absolute discretion of Lessor and the Required Participants, regardless of any impairment of security or lack of impairment of security, but subject to applicable Governmental Rules governing the use of Casualty and Condemnation Proceeds, if any, Lessor may
               (1) apply all or any of the Casualty and Condemnation Proceeds it receives to the expenses of Lessor Parties (other than Novellus Participant) in obtaining such proceeds; (2) apply the balance to the payment of Rent and/or the reduction of the Outstanding Lease Amount, notwithstanding that such amounts are not then due and payable or that such amounts are otherwise adequately secured and/or (3) release all or any part of such proceeds to Lessee upon any conditions Lessor and the Required Participants may elect.

                      (iii) Lessor shall apply any Casualty and Condemnation
               Proceeds which are to be used to reduce the Outstanding Lease Amount only on the last day of a Rental Period unless an Event of Default has occurred and is continuing.

                      (iv) Application of all or any portion of the Casualty and
               Condemnation Proceeds, or the release thereof to Lessee, shall not cure or waive any Default or notice of default or invalidate any acts done pursuant to such notice.

        3.05. Taxes. Subject to Paragraph 3.12 relating to permitted contests, Lessee shall promptly pay when due all Indemnified Taxes imposed on or payable by Lessee or any Lessor Party in connection with the Facility 1 Property, this Agreement or any of the other Operative Documents, or any of the transactions contemplated hereby or thereby. As promptly as possible after any Indemnified Taxes are payable by Lessee, Lessee shall send to Lessor for the account of the applicable Lessor Party a certified copy of an original official receipt received by Lessee showing payment thereof. If Lessee fails to pay any such Indemnified Taxes when due to the appropriate taxing authority or fails to remit to Lessor the required receipts or other required documentary evidence, Lessee shall indemnify the Lessor Parties for any incremental taxes, interest or penalties that may become payable by the Lessor Parties as a result of any such failure. The obligations of Lessee under this Paragraph 3.05 shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

        3.06. Environmental Matters.

               (a) Lessee's Covenants. Lessee shall not cause or permit Hazardous Materials to be used, generated, manufactured, stored, treated, disposed of, transported or present on or released or discharged from the Facility 1 Property in any manner that is reasonably likely to have a Material Adverse Effect. Lessee shall immediately notify Lessor in writing of (i) any knowledge by Lessee that the Facility 1 Property does not comply with any Environmental Laws; and
        (ii) any claims against Lessee or the Facility 1 Property relating to Hazardous Materials or pursuant to Environmental Laws. In response to the presence of any Hazardous Materials on, under or about the Facility 1 Property, Lessee shall immediately take, at Lessee's sole expense, all remedial action required by any Environmental Laws or any judgment, consent decree, settlement or compromise in respect to any claim based thereon.

               (b) Inspection By Lessor. Upon reasonable prior notice to Lessee, Lessor, its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding), enter and inspect the Facility 1 Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Facility 1 Property.

               (c) Indemnity. Without in any way limiting any other indemnity contained in this Agreement or any other Operative Document, Lessee agrees to defend, indemnify and hold harmless the Lessor Parties and the other Indemnitees from and against any claim, loss, damage, cost, expense or liability directly or indirectly arising out of (i) the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials which are found in, on, under or about the Facility 1 Property or (ii) the breach of any covenant, representation or warranty of Lessee relating to Hazardous Materials or Environmental Laws contained in this Agreement or any Operative Document. This indemnity shall include (A) the costs, whether foreseeable or unforeseeable, of any investigation, repair, cleanup or detoxification of the Facility 1 Property which is required by any Governmental Authority or is otherwise necessary to render the Facility 1 Property in compliance with all Environmental Laws; (B) all other direct or indirect consequential damages (including any third party claims, claims by any Governmental Authority, or any fines or penalties against the Indemnitees; and (C) all court costs and attorneys' fees (including expert witness fees and the cost of any consultants) paid or incurred by the Indemnitees. Lessee shall pay immediately upon Lessor's demand any amounts owing under this indemnity. Lessee shall use legal counsel reasonably acceptable to Lessor in any action or proceeding arising under this indemnity. The obligations of Lessee under this Subparagraph 3.06(c) shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

               (d) Legal Effect of Section. Lessee and Lessor agree that (i) this Paragraph 3.06 and clause (ii) of Subparagraph 4.01(t) of the Participation Agreement are intended as Lessor's written request for information (and Lessee's response) concerning the environmental condition of the real property security as required by California Code of Civil Procedure Section 726.5 and (ii) each representation and warranty and covenant herein and therein (together with any indemnity applicable to a breach of any such representation and warranty) with respect to the environmental condition of the Facility 1 Property is intended by Lessor and Lessee to be an "environmental provision" for purposes of California Code of Civil Procedure Section 736.

        3.07. Liens, Easements, Etc.

               (a) Lessee's Covenants. Subject to Paragraph 3.12 relating to permitted contests, Lessee shall not create, incur, assume or permit to exist any Lien or easement on or with respect to any of the Facility 1 Property of any character, whether now owned or hereafter acquired, except for the following ("Permitted Property Liens"):

                      (i) Liens in favor of a Lessor Party securing the Lessee
               Obligations and other Lessor Liens;

                      (ii) Liens, easements and leases in existence on the
               Commencement Date to the extent reflected in the title insurance policies delivered to Agent pursuant to Paragraph 3.01 of and
               Schedule 3.01 to the Participation Agreement and approved by Lessor, the Stanford Lease and the Cooley Lease;

                      (iii) Liens for taxes or other Governmental Charges not at the time delinquent or thereafter payable without penalty;

                      (iv) Liens of carriers, warehousemen, mechanics,
               materialmen and vendors and other similar Liens imposed by law incurred in the ordinary course of business for sums not overdue;

                      (v) Easements granted or created in connection with and
               reasonably necessary for the operation or maintenance of the Facility 1 Property in the ordinary course of business, in each case as approved by Lessor; and

                      (vi) Lessor Liens.

        Subject to Paragraph 3.12 relating to permitted contests, Lessee shall promptly (A) pay all Indebtedness of Lessee and other obligations prior to the time the non-payment thereof would give rise to a Lien on the Facility 1 Property and (B) discharge, at its sole cost and expense, any Lien on the Facility 1 Property which is not a Permitted Property Lien.

               (b) No Consents. Nothing contained in this Agreement shall be construed as constituting the consent or request of any Lessor Party, express or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Facility 1 Property or any part thereof. NOTICE IS HEREBY GIVEN THAT NO LESSOR PARTY IS OR SHALL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING THE FACILITY 1 PROPERTY OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF ANY LESSOR PARTY IN AND TO THE FACILITY 1 PROPERTY.

        3.08. Subletting. Lessee may, in the ordinary course of business, sublease the Facility 1 Property or any portion thereof to any Person, provided, that (a) Lessee remains directly and primarily liable for performing its obligations under this Agreement and all other Lessee Obligations; (b) each sublease is subject to and subordinated to this Agreement; (c) each sublease expressly provides for the surrender of the Facility 1 Property (or portion thereof) by the sublessee on the Expiration Date; (d) each sublease has a term which expires on or prior to the Scheduled Expiration Date (or, if longer, includes a provision that the sublease terminates on the Expiration Date if such Expiration Date occurs prior to the Scheduled Expiration Date unless Lessee purchases the Facility 1 Property on the Expiration Date pursuant to the Purchase Agreement); (e) each sublease prohibits the sublessee from engaging in any activities on the Facility 1 Property other than those permitted by Paragraph 2.04; and (f) no sublease has a Material Adverse Effect. Any sublease which does not satisfy each of the requirements of the immediately preceding sentence shall be null and void as to the Lessor Parties and their successor and assigns. Except for such permitted subleases, Lessee shall not assign any of its rights or interests under this Agreement to any other Person.

        3.09. Utility Charges. Lessee shall pay all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other utilities and services to, on or in connection with the Facility 1 Property during the Term.

        3.10. Removal of Facility 1 Property. Lessee shall not remove any Improvements from the Facility 1 Land or any other Facility 1 Property from the Facility 1 Land or Improvements, except that, during the Term, Lessee may remove any Modification or any trade fixture, machinery, equipment, inventory or other personal property if such Modification or property (a) was not financed by an Advance, (b) is not required by any applicable Governmental Rule or Insurance Requirement and (c) is readily removable without impairing the value, utility or remaining useful life of the Facility 1 Property.

        3.11. Compliance with Governmental Rules and Insurance Requirements. Lessee, at its sole cost and expense, shall (a) comply, and cause its agents, sublessees, assignees, employees, invitees, licensees, contractors and tenants, and the Facility 1 Property to comply, with all Governmental Rules and Insurance Requirements relating to the Facility 1 Property (including the construction, use, operation, maintenance, repair and restoration thereof, whether or not compliance therewith shall require structural or extraordinary changes in the Improvements or interfere with the use and enjoyment of the Facility 1 Property), and (b) procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required for the construction, use, maintenance and operation of the Facility 1 Property and for the use, operation, maintenance, repair and restoration of the Improvements.

        3.12. Permitted Contests. Lessee, at its sole cost and expense, may contest any alleged Lien or easement on any of the Facility 1 Property or any alleged Governmental Charge, Indebtedness or other obligation which is payable by Lessee hereunder to Persons other than the Lessor Parties or which, if unpaid, would give rise to a Lien on any of the Facility 1 Property, provided that (a) each such contest is diligently pursued in good faith by appropriate proceedings; (b) the commencement and continuation of such proceedings suspends the enforcement of such Lien or easement or the collection of such Governmental Charge, Indebtedness or obligation; (c) Lessee has established adequate reserves for the discharge of such

Lien or easement or the payment of such Governmental Charge, Indebtedness or obligation in accordance with GAAP and, if the failure to discharge such Lien or easement or the failure to pay such Governmental Charge, Indebtedness or obligation might result in any civil liability for any Lessor Party (other than Novellus Participant), Lessee has provided to such Lessor Party a bond or other security satisfactory to such Lessor Party; (d) the failure to discharge such Lien or easement or the failure to pay such Governmental Charge, Indebtedness or obligation could not result in any criminal liability for any Lessor Party (other than Novellus Participant); (e) the failure to discharge such Lien or easement or the failure to pay such Governmental Charge, Indebtedness or obligation is not otherwise reasonably likely to have a Material Adverse Effect; and (f) unless Lessee currently is exercising the Term Purchase Option or the Expiration Date Purchase Option, any such contest is completed and such Lien or easement is discharged (either pursuant to such proceedings or otherwise) or such Governmental Charge, Indebtedness or obligation is declared invalid, paid or otherwise satisfied not later than six (6) months prior to the Scheduled Expiration Date.

        3.13. Lessor Obligations; Right to Perform Lessee Obligations. No Lessor Party shall have any obligation to (a) maintain, repair or make any improvements to the Facility 1 Property, (b) maintain any insurance on the Facility 1 Property, (c) perform any other obligation of Lessee under this Agreement or any other Lessee Obligation, (d) make any expenditure on account of the Facility 1 Property (except to make Advances as required by the Participation Agreement) or
(e) take any other action in connection with the Facility 1 Property, this Agreement or any other Operative Document, except as expressly provided herein or in another Operative Document; provided however, that Lessor may, in its sole discretion and without any obligation to do so, after written notice to Lessee, perform any Lessee Obligation not performed by Lessee when required. Lessor may enter the Facility 1 Property or exercise any other right of Lessee under this Agreement or any other Operative Document to the extent Lessor determines in good faith that such entry or exercise is reasonably necessary for Lessor to perform any such Lessee Obligation not performed by Lessee when required. Lessee shall reimburse Lessor and the other Lessor Parties, within five (5) Business Days after demand and delivery of written evidence of payment, for all fees, costs and expenses reasonably incurred by them in performing any such obligation or curing any Default.

        3.14. Inspection Rights. During the Term, Lessee shall permit any Person designated by Lessor, upon reasonable notice and during normal business hours, to visit and inspect any of the Facility 1 Property.

SECTION 4. EXPIRATION DATE.

        4.01. Termination by Lessee Prior to Scheduled Expiration Date. Subject to the terms and conditions of the Purchase Agreement, Lessee may, on any Scheduled Rent Payment Date prior to the Scheduled Expiration Date, terminate this Agreement and purchase the Facility 1 Property pursuant to Section 2 of the Purchase Agreement. Lessee shall notify Lessor of Lessee's election so to terminate this Agreement and purchase the Facility 1 Property by delivering to Agent a Notice of Term Purchase Option Exercise pursuant to and in accordance with the provisions of Paragraph 2.02 of the Purchase Agreement.

        4.02. Surrender of Facility 1 Property. Unless Lessee purchases the Facility 1 Property on the Expiration Date pursuant to the Purchase Agreement, Lessee shall vacate and surrender the Facility 1 Property to Lessor on the Expiration Date in its then-current condition, subject to compliance by Lessee on or prior to such date of its obligations under this Agreement and the other Operative Documents (including the completion of all Modifications, the completion of all permitted contests and the removal of all Liens which are not Permitted Property Liens of the types described in clauses (i), (ii), (iii) or
(iv) of Subparagraph 3.07(a)).

        4.03. Holding Over. If Lessee does not purchase the Facility 1 Property on the Expiration Date pursuant to the Purchase Agreement but continues in possession of any portion of the Facility 1 Property after the Expiration Date, Lessee shall pay rent for each day it so continues in possession, payable upon demand of Lessor, at a per annum rate equal to the Alternate Rental Rate plus two percent (2.0%) and shall pay and perform all of its other Lessee Obligations under this Agreement and the other Operative Documents in the same manner as though the Term had not ended; provided, however, that this Paragraph 4.03 shall not be interpreted to permit such holding over or to limit any right or remedy of Lessor for such holding over.

SECTION 5. DEFAULT.

        5.01. Events of Default. The occurrence or existence of any one or more of the following shall constitute an "Event of Default" hereunder:

               (a) Non-Payment. Lessee shall (i) fail to pay on the Expiration Date any amount payable by Lessee under this Agreement or any other Operative Document on such date, (ii) fail to pay within five (5) business days after any Scheduled Rent Payment Date any Base Rent payable on such Scheduled Rent Payment Date (other than the Base Rent payable on the Expiration Date) or (iii) fail to pay within five (5) business days after the same becomes due, any Supplemental Rent or other amount required under the terms of this Agreement or any other Operative Document (other than any such amount payable on the Expiration Date or Base Rent); or

               (b) Specific Defaults. Lessee or any of its Subsidiaries shall fail to observe or perform any covenant, obligation, condition or agreement set forth in Subparagraph 3.01(d), Paragraph 3.03 or Subparagraph 3.07(a) hereof, or in Paragraph 5.02 or Paragraph 5.03 of the Participation Agreement; or

               (c) Other Defaults. Lessee or any of its Subsidiaries shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement or any other Operative Document (except for those covenants described in Paragraph 5.01(d) below) and such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor, provided, however, that in the event that such failure cannot reasonably be cured within such thirty (30) day period, such failure shall not constitute an Event of Default hereunder so long as Lessee shall have commenced to cure such failure within such thirty (30) day period and shall thereafter diligently pursue such cure to completion, provided further that such failure shall in all events be cured by the earlier of (i) the Expiration Date, if Lessee is exercising the Marketing Option, (provided that if the Purchase Option is consummated in accordance with the terms of the Purchase Agreement all outstanding Defaults shall be deemed waived), or (ii) one hundred and eighty days (180) days after Lessor's notice thereof; or

               (d) Representations and Warranties. Any representation, warranty, certificate, information or other statement (financial or otherwise) made or furnished by or on behalf of Lessee or any of its Subsidiaries to any Lessor Party in or in connection with this Agreement or any other Operative Document, or as an inducement to any Lessor Party to enter into this Agreement or any other Operative Document, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished and Lessee shall not have cured the facts or circumstances causing such representation, warranty, certificate or other statement to be false, incorrect, incomplete or misleading within thirty (30) days of notice thereof from Lessor; or

               (e) Cross-Default. (i) Lessee or any of its Subsidiaries shall fail to make any payment when due on account of any Indebtedness of such Person (other than the Lessee Obligations) and such failure shall continue beyond any period of grace provided with respect thereto, if the amount of such Indebtedness exceeds $10,000,000 or the effect of such failure is to cause, or permit the holder or holders thereof to cause, Indebtedness of Lessee and its Subsidiaries (other than the Lessee Obligations) in an aggregate amount exceeding $10,000,000 to become due or (ii) Lessee or any of its Subsidiaries shall otherwise fail to observe or perform any agreement, term or condition contained in any agreement or instrument relating to any Indebtedness of such Person (other than the Lessee Obligations), or any other event shall occur or condition shall exist, if the effect of such failure, event or condition is to cause, or permit the holder or holders thereof to cause, Indebtedness of Lessee and its Subsidiaries (other than the Lessee Obligations) in an aggregate amount exceeding $10,000,000 to become due (and/or to be secured by cash collateral); or

               (f) Insolvency, Voluntary Proceedings. Lessee or any of its Material Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute),
        (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

               (g) Involuntary Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Lessee or any of its Material Subsidiaries or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Lessee or any of its Material Subsidiaries or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement; or

               (h) Judgments. (i) One or more judgments, orders, decrees or arbitration awards requiring Lessee and/or its Subsidiaries to pay an aggregate amount of $10,000,000 or more (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of Lessee and otherwise satisfying the requirements set forth in Subparagraph 3.03(b)) shall be rendered against Lessee and/or any of its Subsidiaries in connection with any single or related series of transactions, incidents or circumstances and the same shall not be satisfied, vacated or stayed for a period of thirty (30) consecutive days after the issue or levy; (ii) any judgment, writ, assessment, warrant of attachment, tax lien or execution or similar process shall be issued or levied against a substantial part of the property of Lessee or any of its Subsidiaries and the same shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy; or (iii) any other judgments, orders, decrees, arbitration awards, writs, assessments, warrants of attachment, tax liens or executions or similar processes which, alone or in the aggregate, are reasonably likely to have a Material Adverse Effect are rendered, issued or levied; or

               (i) Operative Documents. Any Operative Document or any material term thereof shall cease to be, or be asserted by Lessee or any of its Subsidiaries not to be, a legal, valid and binding obligation of Lessee or any of its Subsidiaries enforceable in accordance with its terms; or

               (j) ERISA. Any Reportable Event which constitutes grounds for the termination of any Employee Benefit Plan by the PBGC or for the appointment of a trustee by the PBGC to administer any Employee Benefit Plan shall occur, or any Employee Benefit Plan shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by the PBGC to administer any Employee Benefit Plan; or

               (k) Change of Control. Any Change of Control shall occur; or

               (l) Ground Lease Agreement. Lessee shall fail to observe or perform any agreement, term or condition contained in the Ground Lease Agreement and such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor; provided, however, that, in the event that such failure cannot reasonably be cured within such thirty (30) day period, such failure shall not constitute an Event of Default hereunder so long as Lessee shall have commenced to cure such failure within such thirty (30) day period and shall thereafter diligently pursue such cure to completion; or

               (m) Stanford Lease. Any "Event of Default" (as defined in the Stanford Lease) shall occur or exist under the Stanford Lease; or

               (n) Material Adverse Effect. Any other event(s) or condition(s) which is(are) reasonably likely to have a Material Adverse Effect shall occur and be continuing or exist.

        5.02. General Remedies. In all cases, upon the occurrence or existence of any Event of Default and at any time thereafter unless such Event of Default is waived, Lessor may, with the consent of the Required Participants, or shall, upon instructions from the Required Participants, exercise any one or more of the following rights and remedies (except that the remedy set forth in the first sentence of Subparagraph 5.02(a) shall be automatic):

               (a) Termination of Commitments. If such Event of Default is an Event of Default of the type described in Subparagraph 5.01(f) or Subparagraph 5.01(g) affecting Lessee, immediately and without notice, the obligation of Lessor to make Advances and the obligations of the Participants to fund Advances shall automatically terminate. If such Event of Default is any other Event of Default, Lessor may by written notice to Lessee, terminate the obligation of Lessor to make Advances and the obligations of the Participants to fund Advances.

               (b) Appointment of a Receiver. Lessor may apply to any court of competent jurisdiction for, and obtain appointment of, a receiver for the Facility 1 Property.

               (c) Specific Performance. Lessor may bring an action in any court of competent jurisdiction to obtain specific enforcement of any of the covenants or agreements of Lessee in this Agreement or any of the other Operative Documents.

               (d) Collection of Issues and Profits. Lessor may collect Issues and Profits as provided in Subparagraph 2.07(c) and apply the proceeds to pay Lessee Obligations.

               (e) Protection of Facility 1 Property. Lessor may enter, take possession of, manage and operate all or any part of the Facility 1 Property or take any other actions which it reasonably determines are necessary to protect the Facility 1 Property and the rights and remedies of the Lessor Parties (other than Novellus Participant) under this Agreement and the other Operative Documents, including (i) taking and possessing all of Lessee's books and records relating to the Facility 1 Property; (ii) entering into, enforcing, modifying, or canceling subleases on such terms and conditions as Lessor may consider proper;
        (iii) obtaining and evicting tenants; (iv) fixing or modifying sublease rents; (v) collecting and receiving any payment of money owing to Lessee; (vi) completing any unfinished Improvements; and/or (vii) contracting for and making repairs and alterations.

               (f) Other Rights and Remedies. In addition to the specific rights and remedies set forth above in this Paragraph 5.02 and in Paragraph
        5.03 and Paragraph

        5.04, Lessor may exercise any other right, power or remedy permitted to it by any applicable Governmental Rule, either by suit in equity or by action at law, or both.

        5.03. Lease Remedies. If the transaction evidenced by this Agreement and the other Operative Documents is treated as a lease, upon the occurrence or existence of any Event of Default and at any time thereafter unless such Event of Default is waived, Lessor may, with the consent of the Required Participants, or shall, upon instructions from the Required Participants, exercise any one or more of the following rights and remedies in addition to those rights and remedies set forth in Paragraph 5.02, provided that, prior to exercising any remedies provided by this Paragraph 5.03, Lessor shall give Lessee not less than three (3) Business Days notice during which time Lessee may exercise the Purchase Option and, provided the Purchase Option is consummated in accordance with the terms of the Purchase Agreement, Lessor shall not exercise any of the remedies under this Paragraph 5.03:

               (a) Termination of Lease. Lessor may, by written notice to Lessee, terminate this Agreement on a Termination Date which is prior to the Scheduled Expiration Date, subject to Subparagraph 3.02(1) of the Purchase Agreement. Such Termination Date shall be the last day of a Rental Period unless Required Participants shall otherwise direct. On such Termination Date (which shall then be the Expiration Date), Lessee shall pay all unpaid Base Rent accrued through such date, all Supplemental Rent due and payable on or prior to such date and all other amounts payable by Lessee on the Expiration Date pursuant to this Agreement and the other Operative Documents. Lessee also shall pay to Lessor, in addition to all accrued Base Rent, the worth at the time of such payment of the amount by which the unpaid Base Rent through the Scheduled Expiration Date exceeds the amount of such rental loss for the same period that Lessee proves could reasonably be avoided.

               (b) Continuation of Lease. Lessor may exercise the rights and remedies provided by California Civil Code Section 1951.4, including the right to continue this Agreement in effect after Lessee's breach and abandonment and recover Rent as it becomes due. Acts of maintenance or preservation, efforts to relet the Facility 1 Property, the appointment of a receiver upon Lessor's initiative to protect its interest under this Agreement or withholding consent to or terminating a sublease shall not of themselves constitute a termination of Lessee's right to possession.

               (c) Removal and Storage of Facility 1 Property. Lessor may enter the Facility 1 Property and remove therefrom all Persons and property, store such property in a public warehouse or elsewhere at the cost of and for the account of Lessee and sell such property and apply the proceeds therefrom pursuant to applicable California law.

        5.04. Loan Remedies. If the transaction evidenced by this Agreement and the other Operative Documents is treated as a loan, upon the occurrence or existence of any Event of Default and at any time thereafter unless such Event of Default is waived, Lessor may, with the consent of the Required Participants, or shall, upon instructions from the Required Participants, exercise any one or more of the following rights and remedies in addition to those rights and remedies set forth in Paragraph 5.02:

               (a) Acceleration of Lessee Obligations. Lessor may, by written notice to Lessee, terminate this Agreement on a Termination Date which is prior to the Scheduled Expiration Date, subject to Subparagraph 3.02(1) of the Purchase Agreement, and declare all unpaid Lessee Obligations due and payable on such Termination Date. Such Termination Date shall be the last day of a Rental Period unless Required Participants shall otherwise direct. On such Termination Date (which shall then be the Expiration Date), Lessee shall pay all unpaid Base Rent accrued through such date, all Supplemental Rent due and payable on or prior to such date and all other amounts payable by Lessee on the Expiration Date pursuant to this Agreement and the other Operative Documents.

               (b) Uniform Commercial Code Remedies. Lessor may exercise any or all of the remedies granted to a secured party under the California Uniform Commercial Code.

               (c) Judicial Foreclosure. Lessor may bring an action in any court of competent jurisdiction to foreclose the security interest in the Facility 1 Property granted to Lessor by this Agreement or any of the other Operative Documents.

               (d) Power of Sale. Lessor may cause some or all of the Facility 1 Property, including any Personal Property Collateral, to be sold or otherwise disposed of in any combination and in any manner permitted by applicable Governmental Rules.

                      (i) Sales of Personal Property. Lessor may dispose of any
               Personal Property Collateral separately from the sale of Real Property Collateral, in any manner permitted by Division 9 of the California Uniform Commercial Code, including any public or private sale, or in any manner permitted by any other applicable Governmental Rule. Any proceeds of any such disposition shall not cure any Event of Default or reinstate any Lessee Obligation for purposes of Section 2924c of the California Civil Code. In connection with any such sale or other disposition, Lessee agrees that the following procedures constitute a commercially reasonable sale:

                             (A) Lessor shall mail written notice of the sale to
                      Lessee not later than thirty (30) days prior to such sale.

                             (B) Once per week during the three (3) weeks
                      immediately preceding such sale, Lessor will publish notice of the sale in a local daily newspaper of general circulation.

                             (C) Upon receipt of any written request, Lessor
                      will make the Facility 1 Property available to any bona fide prospective purchaser for inspection during reasonable business hours.

                             (D) Notwithstanding, Lessor shall be under no
                      obligation to consummate a sale if, in its judgment, none of the offers received by it equals the fair value of the Facility 1 Property offered for sale.

                             (E) If Lessor so requests, Lessee shall assemble
                      all of the Personal Property Collateral and make it available to Lessor at the site of the Facility 1 Land. Regardless of any provision of this Agreement or any other Operative Document, Lessor shall not be considered to have accepted any property other than cash or immediately available funds in satisfaction of any Lessee Obligation, unless Lessor has given express written notice of its election of that remedy in accordance with California Uniform Commercial Code Section 9621.

               The foregoing procedures do not constitute the only procedures that may be commercially reasonable.

                      (ii) Lessor's Sales of Real Property or Mixed Collateral.
               Lessor may choose to dispose of some or all of the Facility 1 Property which consists solely of Real Property Collateral in any manner then permitted by applicable Governmental Rules, including without limitation a nonjudicial trustee's sale pursuant to California Civil Code Section 2924 et seq. In its discretion, Lessor may also or alternatively choose to dispose of some or all of the Facility 1 Property, in any combination consisting of both Real Property Collateral and Personal Property Collateral, together in one sale to be held in accordance with the law and procedures applicable to real property, as permitted by Section 9604 of the California Uniform Commercial Code. Lessee agrees that such a sale of Personal Property Collateral together with Real Property Collateral constitutes a commercially reasonable sale of the Personal Property Collateral. (For purposes of this power of sale, either a sale of Real Property Collateral alone, or a sale of both Real Property Collateral and Personal Property Collateral together in accordance with California Uniform Commercial Code Section 9604, will sometimes be referred to as a "Lessor's Sale.")

                             (A) Before any Lessor's Sale, Lessor shall give
                      such notice of default and election to sell as may then be required by applicable Governmental Rules.

                             (B) When all time periods then legally mandated
                      have expired, and after such notice of sale as may then be legally required has been given, Lessor shall sell the property being sold at a public auction to be held at the time and place specified in the notice of sale.

                             (C) Neither Lessor nor Agent shall have any
                      obligation to make demand on Lessee before any Lessor's Sale.

                             (D) From time to time in accordance with then
                      applicable law, Lessor may postpone any Lessor's Sale by public announcement at the time and place noticed for that sale.

                             (E) At any Lessor's Sale, Lessor shall sell to the
                      highest bidder at public auction for cash in lawful money of the United States.

                             (F) Lessor shall execute and deliver to the
                      purchaser(s) a deed or deeds conveying the Facility 1 Property being sold without any covenant or warranty whatsoever, express or implied. The recitals in any such deed of any matters or facts, including any facts bearing upon the regularity or validity of any Lessor's Sale, shall be conclusive proof of their truthfulness. Any such deed shall be conclusive against all Persons as to the facts recited in it.

               (e) Foreclosure Sales.

                      (i) Single or Multiple. If the Facility 1 Property
               consists of more than one lot, parcel or item of property, Lessor may:

                             (A) Designate the order in which the lots, parcels
                      and/or items shall be sold or disposed of or offered for sale or disposition; and

                             (B) Elect to dispose of the lots, parcels and/or
                      items through a single consolidated sale or disposition to be held or made under the power of sale granted in Subparagraph 5.04(d), or in connection with judicial proceedings, or by virtue of a judgment and decree of foreclosure and sale; or through two or more such sales or dispositions; or in any other manner Lessor may deem to be in its best interests (any such sale or disposition, a "Foreclosure Sale;" any two or more, "Foreclosure Sales").

               If Lessor chooses to have more than one Foreclosure Sale, Lessor at its option may cause the Foreclosure Sales to be held simultaneously or successively, on the same day, or on such different days and at such different times and in such order as it may deem to be in its best interests. No Foreclosure Sale shall terminate or affect the security interests granted to Lessor in the Facility 1 Property by this Agreement on any part of the Facility 1 Property which has not been sold, until all of the Lessee Obligations have been paid in full.

                      (ii) Third Party Bids and Credit Bids. At any Foreclosure
               Sale, any Person, including any Lessor Party, may bid for and acquire the Facility 1 Property or any part of it to the extent permitted by then applicable Governmental Rules. Instead of paying cash for the Facility 1 Property, Lessor (and no other Lessor Party) may settle for the purchase price by crediting the sales price of the Facility 1 Property against the Lessee Obligations in any order and proportions as Lessor in its sole discretion may choose.

        5.05. [Reserved] .

        5.06. Remedies Cumulative. The rights and remedies of Lessor under this Agreement and the other Operative Documents are cumulative and may be exercised singularly, successively, or together.

        5.07. No Cure or Waiver. Neither the performance by Lessor of any of Lessee's obligations pursuant to Paragraph 3.13 nor the exercise by Lessor of any of its other rights and remedies under this Agreement or any other Operative Document (including the collection of Issues and Profits and the application thereof to the Lessee Obligations) shall constitute a cure or waiver of any Default or nullify the effect of any notice of default or sale, unless and until all Lessee Obligations are paid in full.

        5.08. Exercise of Rights and Remedies. The rights and remedies provided to Lessor under this Agreement may be exercised by Lessor itself, by Agent pursuant to Subparagraph 2.02(c) of the Participation Agreement, by a court-appointed receiver or by any other Person appointed by any of the foregoing to act on its behalf. All of the benefits afforded to Lessor under this Agreement and the other Operative Documents shall accrue to the benefit of Agent to the extent provided in Subparagraph 2.02(c) of the Participation Agreement.

        5.06 SNDA. Lessor shall be bound by the terms of the Subordination, Non-Disturbance and Attornment Agreement, dated as of November 19, 1998, entered into between Cooley Godward LLP and Lessor, and recorded on December 1, 1998 in the Official Records of Santa Clara County, California as Instrument 14528612, as if this Lease Agreement were the "Security Instrument" referred to therein.

SECTION 6. MISCELLANEOUS.

        6.01. Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon Lessee or Lessor under this Agreement shall be given as provided in Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement.

        6.02. Waivers; Amendments. Any term, covenant, agreement or condition of this Agreement may be amended or waived only as provided in the Participation Agreement. No failure or delay by any Lessor Party (other than Novellus Participant) in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

        6.03. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Lessor Parties and Lessee and their permitted successors and assigns; provided, however, that the Lessor Parties and Lessee shall not sell, assign or delegate their respective rights and obligations hereunder except as provided in the Participation Agreement.

        6.04. No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the Lessor Parties and Lessee and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

        6.05. Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

        6.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

        6.07. Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

        6.08. Nature of Lessee's Obligations.

               (a) Independent Obligation. The obligation of Lessee to pay the amounts payable by Lessee under this Agreement and the other Operative Documents and to perform the other Lessee Obligation are absolute, unconditional and irrevocable obligations which are separate and independent of the obligations of the Lessor Parties under this Agreement and the other Operative Documents and all other events and circumstances, including the events and circumstances set forth in Subparagraph 6.08(c).

               (b) No Termination or Abatement. This Agreement and the other Operative Documents and Lessee's obligation to pay Rent and to pay and perform all other Lessee Obligations shall continue in full force and effect without abatement notwithstanding the occurrence or existence of any event or circumstance, including any event or circumstance set forth in Subparagraph 6.08(c).

               (c) Full Payment and Performance. Lessee shall make all payments under this Agreement and the other Operative Documents in the full amounts and at the times required by the terms of this Agreement and the other Operative Documents without setoff, deduction or reduction of any kind and shall perform all other Lessee Obligations as and when required, without regard to any event or circumstances whatsoever, including (i) the condition of the Facility 1 Property (including any Improvements to the Facility 1 Property made prior to the Commencement Date or during the Term); (ii) title to the Facility 1 Property (including possession of the Facility 1 Property by any Person or the existence of any Lien or any other right, title or interest in or to any of the Facility 1 Property in favor of any Person); (iii) the value, habitability, usability, design, operation or fitness for use of the Facility 1 Property; (iv) the availability or adequacy of utilities and other services to the Facility 1 Property; (v) any latent, hidden or patent defect in the Facility 1 Property; (vi) the zoning or status of the Facility 1 Property or any other restrictions on the use of the Facility 1 Property; (g) the economics of the Facility 1 Property; (vii) any Casualty or Condemnation; (viii) the compliance of the Facility 1 Property with any applicable Governmental Rule or Insurance Requirement;
        (ix) any failure by any Lessor Party to perform any of its obligations under this Agreement or any other Operative Document; or (x) the exercise by any Lessor Party of any of its remedies under this Agreement or any other Operative Document; provided, however, that this Paragraph
        6.08 shall not abrogate any right which Lessee may have to recover damages from any Lessor Party for any material breach by such Lessor Party of its obligations under this Agreement or any other Operative Document to the extent permitted hereunder or thereunder.

                          [The signature page follows.]

        IN WITNESS WHEREOF, Lessee and Lessor have caused this Agreement to be executed as of the day and year first above written.

LESSEE:                                NOVELLUS SYSTEMS, INC.

                                       By: _____________________________________
                                           Name: _______________________________
                                           Title: ______________________________

                                       Novellus Systems, Inc.
                                       4000 North First Street
                                       San Jose, California  95134
                                       Attn:  Treasurer
                                       Telephone:   (408) 432-5339
                                       Fax Number:  (408) 545-3009


LESSOR:                                ABN AMRO LEASING, INC.

                                       By: _____________________________________
                                           Name: _______________________________
                                           Title: ______________________________

                                       ABN AMRO Leasing, Inc.
                                       c/o ABN AMRO Bank N.V.
                                       135 South LaSalle Street, Suite 740
                                       Chicago, Illinois 60603
                                       Attn:  David Shipley
                                       Telephone:   (312) 904-2183
                                       Fax Number:  (312) 904-6217

STATE OF CALIFORNIA          )
                             )       ss
COUNTY OF __________________ )

               On _____________, 2001, before me, ___________________ a Notary
Public in and for the State of California, personally appeared , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity on behalf of which the person(s) acted, executed the instrument.

               Witness my hand and official seal.



[SEAL]

STATE OF CALIFORNIA          )
                             )       ss
COUNTY OF __________________ )

               On _____________, 2001, before me, ___________________ a Notary
Public in and for the State of California, personally appeared , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity on behalf of which the person(s) acted, executed the instrument.

               Witness my hand and official seal.



[SEAL]

                                  SCHEDULE 3.03

                             INSURANCE REQUIREMENTS

        (i) At all times during the Term, commercial general liability insurance, umbrella insurance and excess liability insurance, each written on an "occurrence basis", including products and completed operation hazards, covering claims for bodily injury, personal injury or death sustained by persons or damage to property, in an amount of not less than $25,000,000 per occurrence and $25,000,000 annual aggregate;

        (ii) At all times during the Term, workers' compensation insurance for statutory limits and employer's liability insurance covering injury, death or disease sustained by employees, in an amount not less than $1,000,000 for disease and $1,000,000 for bodily injury or death by accident;

        (iii) At all times during the Term, "all risk" property insurance covering loss or damage in amounts approved by Lessor, Agent and Required Participants excluding earthquake and flood coverage. Notwithstanding the foregoing, the maximum amount of any casualty insurance policy required to be maintained shall not exceed the Outstanding Lease Amount under Facility 1 less the Outstanding Tranche A Participation Amount held by Novellus Participant under Facility 1.









                                     3.03-1

                                    EXHIBIT A

                                 FACILITY 1 LAND

               [PARCEL 1 - 3930, 3960 AND 3970 NORTH FIRST STREET]

REAL PROPERTY in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

PCL. 1 as shown on that certain Parcel Map filed in the office of the Recorder of the County of Santa Clara, State of California on August 18, 1983 in Book 516 of Maps, page(s) 34 and 35, Santa Clara County Records.

And, excepting therefrom, the following area:

Beginning at the Northeasterly corner of said Parcel 1; thence North 52(Degree) 27' 12" West, 409.24 feet along the common line of Parcel 1 and Parcel 2 as shown on said Parcel Map to a common corner thereof; thence leaving said common line, along the Southerly prolongation of a common line of said Parcels, South 19(Degree) 40' 54" West, 32.25 feet; thence South 52(Degree) 22' 44" East,
399.34 feet, to a point on the Southeasterly line of said Parcel 1; thence North 37(Degree) 32' 59" East, 31.22 feet along said Southeasterly line to the Point of Beginning;

EXCEPTING THEREFROM ANY IMPROVEMENTS SITUATED ON THE ABOVE-DESCRIBED PROPERTY, WHICH IMPROVEMENTS ARE, AND SHALL REMAIN, REAL PROPERTY.


PARCEL ONE-A:

A non-exclusive easement for ingress and egress over PCL.2, as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

                                     Strip 1

A strip of land 26.00 feet wide extending entirely across said PCL. 2 and lying
13.00 feet on each side of a line described as follows:

Beginning at the most Easterly corner of said PCL. 2, said corner being on the Southwesterly line of Rose Orchard Way; thence along said Southwesterly line N. 59(Degree) 57' 13" W., 38.00 feet to the true point of beginning of said strip of land; thence S. 30(Degree) 02' 47" W., 28.14 feet; thence S. 37(Degree) 32' 59" W., 423.45 feet to the Southwesterly line of said PCL. 2.

                                     Strip 2

A strip of land 26.00 feet wide extending entirely across said PCL. 2 and lying
13.00 feet on each side of a line described as follows:

Beginning at the most Northerly corner of said PCL. 2, said corner being on the Southwesterly line of Rose Orchard Way; thence along said Southwesterly line S. 59(Degree) 57' 13" E., 388.93 feet to the true point of beginning of said strip of land; thence S. 30(Degree) 02' 47" W., 33.86 feet; thence S. 37(Degree) 32' 48" W., 335.99 feet to the Southwesterly line of said PCL. 2.


                                     Strip 3

A strip of land 26.00 feet wide extending Southwesterly from the Southwesterly line of said Rose Orchard Way to the Northwesterly line of the above described and designated Strip 2 and lying 13.00 feet on each side of a line described as follows:

Beginning at the most Northerly corner of said PCL. 2, said corner being on the Southwesterly line of Rose Orchard Way; thence along said Southwesterly line S. 59(Degree) 57' 13" E., 30.78 feet to the true point of beginning of said strip of land; thence S. 30(Degree) 02' 47" W., 26.86 feet; thence S. 37(Degree) 32' 48" W., 262.18 feet; thence S. 52(Degree) 27' 12" E. 343.00 feet to the
Northwesterly line of the above described and designated Strip 2.

EXCEPTING THEREFROM ANY IMPROVEMENTS SITUATED ON THE ABOVE-DESCRIBED PROPERTY, WHICH IMPROVEMENTS ARE, AND SHALL REMAIN, REAL PROPERTY.


PARCEL ONE-B:

A non-exclusive easement for Landscaping, Lighting and Irrigation Facilities over PCL. 2, as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

A strip of land 10.00 feet wide extending Southeasterly from the Northwesterly line of said PCL. 1 and PCL. 2 and lying 5.00 feet on each side of a line that begins at the most Northerly corner of said PCL. 1 and runs thence along the Northeasterly line of said PCL. 1, S. 52(Degree) 27' 12" E. 375.00 feet.

Excepting Therefrom that portion lying within the bounds of Parcel One mentioned hereinabove.

EXCEPTING THEREFROM ANY IMPROVEMENTS SITUATED ON THE ABOVE-DESCRIBED PROPERTY, WHICH IMPROVEMENTS ARE, AND SHALL REMAIN, REAL PROPERTY.

APN: 097-79-009 & x010
ARB: 97-3-4.01 & 14.01

            [PARCEL 2 - 4145 NORTH FIRST STREET AND 55 VISTA MONTANA]

REAL PROPERTY in the City of San Jose, County of Santa Clara, State of California, described as follows:

All of Lot 43, as shown on that certain Map entitled Tract No. 7526, which Map was filed for record in the office of the Recorder of the County of Santa Clara, State of California on October 27, 1983, in Book 520 of Maps page(s) 28, 29 and 30.

EXCEPTING THEREFROM ANY IMPROVEMENTS SITUATED ON THE ABOVE-DESCRIBED PROPERTY, WHICH IMPROVEMENTS ARE, AND SHALL REMAIN, REAL PROPERTY.

APN: 097-52-013

                          [PARCEL 4 - 81 VISTA MONTANA]

REAL PROPERTY in the City of San Jose, County of Santa Clara, State of California, described as follows:


PARCEL ONE:

Lot 65, as shown on that certain Map entitled Tract No. 7649, which Map was filed for record in the office of the Recorder of the County of Santa Clara, State of California on August 27, 1984, in Book 533 of Maps page(s) 17 and 18.

EXCEPTING THEREFROM ANY IMPROVEMENTS SITUATED ON THE ABOVE-DESCRIBED PROPERTY, WHICH IMPROVEMENTS ARE, AND SHALL REMAIN, REAL PROPERTY.


PARCEL TWO:

A non-exclusive easement for private storm drainage over that portion of Lot 64 as shown on said Tract No. 7649 designated as "8' P.S.D.E.".

EXCEPTING THEREFROM ANY IMPROVEMENTS SITUATED ON THE ABOVE-DESCRIBED PROPERTY, WHICH IMPROVEMENTS ARE, AND SHALL REMAIN, REAL PROPERTY.

APN: 097-52-028

                  [PARCEL 8 - 3940 AND 3950 NORTH FIRST STREET]

REAL PROPERTY in the City of San Jose, County of Santa Clara, State of California, described as follows:


PARCEL ONE:

Parcel 2 as shown on that certain Parcel Map filed in the office of the Recorder of the County of Santa Clara, State of California on August 18, 1983 in Book 516 of Maps, page(s) 34 and 35, Santa Clara County Records.

And, in addition thereto, the following area:

Beginning at the Southeasterly corner of said Parcel 2, thence North 52(Degree) 27' 12" West, 409.24 feet along the common line of Parcel 1 and Parcel 2 as shown on said Parcel Map to a common corner thereof; thence leaving said common line, along the Southerly prolongation of a common line of said Parcels, South 19(Degree) 40' 54" West, 32.25 feet; thence South 52(Degree) 22' 44" East,
399.34 feet to a point on the Southeasterly line of said Parcel 1; thence North 37(Degree) 32' 59" East, 31.22 feet along said Southeasterly line to the Point of Beginning.

EXCEPTING THEREFROM ANY IMPROVEMENTS SITUATED ON THE ABOVE-DESCRIBED PROPERTY, WHICH IMPROVEMENTS ARE, AND SHALL REMAIN, REAL PROPERTY.


PARCEL ONE-A:

A non-exclusive easement for ingress and egress over PCL. 1, as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

                                     Strip 1

A strip of land 26.00 feet wide extending entirely across said PCL. 1 and lying
13.00 feet on each side of a line as follows:

Beginning at the Southerly corner of said PCL. 1, said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
N. 52(Degree) 27' 12" W., 34.00 feet to the true point of beginning of said strip of land; thence N. 37(Degree) 32' 59" E., 540.00 feet to the Northeasterly line of said PCL. 1.

                                     Strip 2

A strip of land 40.00 feet wide extending entirely across said PCL. 1 and lying contiguous to and Southeasterly of a line described as follows:

Beginning at the most Southerly corner of said PCL. 1, said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
N. 52(Degree) 27' 12" W., 429.25 feet to the true point of beginning of said strip of land; thence N. 37(Degree) 32' 48" E., 600.00 feet to the Northeasterly line of said PCL. 1; the Northerly terminus of said 40 foot wide strip of land being the Northeasterly line of said PCL. 1.

                                     Strip 3

A strip of land 26.00 feet wide, extending Northeasterly from the Southwesterly line of said PCL. 1 to the Northwesterly line of the above described and designated Strip 2 and lying 13.00 feet on each side of a line described as follows:

Beginning at the Westerly corner of said PCL. 1, said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
S. 52(Degree) 27' 12" E., 34.00 feet to the true point of beginning of said strip of land; thence N. 37(Degree) 32' 48" E. 566.00 feet; thence S. 52(Degree) 27' 12" E., 355.25 feet to said Northwesterly line of said Strip 2.

                                     Strip 4

A strip of land 13.00 feet wide lying contiguous to and Northwesterly of the Northwesterly line of the above described and designated Strip 2 and extending Southwesterly from the Northeasterly line of said PCL. 1 approximately 21.00 feet to the Northeasterly line of the above described and designated Strip 3.

EXCEPTING THEREFROM ANY IMPROVEMENTS SITUATED ON THE ABOVE-DESCRIBED PROPERTY, WHICH IMPROVEMENTS ARE, AND SHALL REMAIN, REAL PROPERTY.


PARCEL ONE-B:

The right from time to time to construct, install, maintain, replace, remove, and use storm drain sewers, together with a right of way therefor, over a portion of PCL. 1 as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

                                     Strip 1

A strip of land 10.00 feet wide extending entirely across said PCL. 1 and lying
5.00 feet on each side of a line described as follows:

Beginning at the most Westerly corner of said PCL. 1 said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
S. 52(Degree) 27' 12" E., 402.75 feet to the true point of beginning of said strip of land; thence along the centerline of a existing storm drain line the following courses: thence N. 37(Degree) 32' 48" E., 28.00 feet to a point herein designated Point A; thence N. 52(Degree) 27' 12" W., 278.00 feet; thence N. 00(Degree) 51' 00" E., 198.30 feet; thence N. 37(Degree) 32' 33" E., 279.75 feet; thence S. 51(Degree) 19' 51" E., 89.02 feet; thence N. 50(Degree) 06' 47" E., 133.18 feet; thence N. 37(Degree) 32' 48" E., 5.00 feet to the Northeasterly line of said PCL 1.

                                     Strip 2

A strip of land 10 feet wide extending Northeasterly from the Northeasterly line of the above described and designated Strip 1 and lying 5.00 feet on each side of a line which begins at said Point A; thence along the centerline of an existing storm drain line the following courses: thence N. 26(Degree) 55' 37" E., 154.65 feet; thence N. 32(Degree) 55' 53" E., 96.31 feet; thence N. 43(Degree) 21' 28" E., 113.58 feet; thence N. 54(Degree) 44' 21" E., 105.72 feet to a point herein designated as Point B; thence S. 41(Degree) 57' 14" E., 65.85 feet; thence N. 37(Degree) 32' 48" E., 62.00 feet to the Northeasterly line of said PCL 2.

                                     Strip 3

A strip of land 5.00 feet wide lying contiguous to and Southwesterly of the Northeasterly line of said PCL. 1 and extending Southeasterly from the Southeasterly line of the above described and designated Strip 2 approximately 225 feet.

                                     Strip 4

A strip of land 10.00 feet wide extending Northeasterly from the Northeasterly line of the above described and designated Strip 2 to the Northeasterly line of said PCL. 1 and lying 5.00 feet on each side of a line that begins at said Point B; thence along the centerline of an existing storm drain line N. 37(Degree) 32' 48" E., 50.00 feet to the Northeasterly line of said PCL. 1.

EXCEPTING THEREFROM ANY IMPROVEMENTS SITUATED ON THE ABOVE-DESCRIBED PROPERTY, WHICH IMPROVEMENTS ARE, AND SHALL REMAIN, REAL PROPERTY.


PARCEL ONE-C:

The right from time to time to construct, install, inspect, maintain, replace, remove and use any and all Public Service Facilities necessary or useful, together with a right of way therefor, over a portion of PCL. 1 as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

                                     Strip 5

A strip of land 15.00 feet wide extending entirely across said PCL. 1 and lying
7.50 feet on each side of a line described as follows:

Beginning at the most Southerly corner of said PCL. 1, said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
N. 52(Degree) 27' 12" W., 60.50 feet to the true point of beginning of said strip of land; thence N. 37(Degree) 32' 59" E., 394.80 feet to a point herein designated Point C; thence N. 37(Degree) 32' 59" E., 105.20 feet; thence N. 7(Degree) 27' 01" W., 56.57 feet to the Northeasterly line of said PCL. 1.

                                     Strip 6

A strip of land 15.00 feet wide extending Northerly from the Northerly line of the above described and designated Strip 5 to the Northeasterly line of said PCL. 1 and lying 7.5 feet on each side of a line that begins at said Point C; thence N. 30(Degree) 01' 00" E., 59.5 feet; thence N. 8(Degree) 41' 00" E.,
98.44 feet to the Northeasterly line of said PCL. 1.

                                     Strip 7

A strip of land 15.00 feet wide extending entirely across said PCL. 1 and lying
7.5 feet and each side of a line described as follows:

Beginning at the most Westerly corner of said PCL. 1 said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
S. 52(Degree) 27' 12" E., 30.00 feet to the true point of beginning of said strip of land; thence N. 37(Degree) 32' 33" E., 600.00 feet to the Northeasterly line of said PCL 1.

                                     Strip 8

That area located within those portions of PCL.1, of the Parcel Map mentioned hereinabove, lying within the easements designated as "P.S.E.", as shown on said Parcel Map.

EXCEPTING THEREFROM ANY IMPROVEMENTS SITUATED ON THE ABOVE-DESCRIBED PROPERTY, WHICH IMPROVEMENTS ARE, AND SHALL REMAIN, REAL PROPERTY.


PARCEL ONE-D:

A non-exclusive easement for Landscaping, Lighting and Irrigation Facilities over PCL. 1, as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

A strip of land 10.00 feet wide extending Southeasterly from the Northwesterly line of said PCL. 1 and PCL. 2 and lying 5.00 feet on each side of a line that begins at the most Northerly corner of said PCL. 1 and runs thence along the Northeasterly line of said PCL. 1, S. 52(Degree) 27' 12" E. 375.00 feet.

Excepting therefrom that portion lying within the bounds of Parcel 2 mentioned hereinabove.

EXCEPTING THEREFROM ANY IMPROVEMENTS SITUATED ON THE ABOVE-DESCRIBED PROPERTY, WHICH IMPROVEMENTS ARE, AND SHALL REMAIN, REAL PROPERTY.

APN: 097-79-004, x010
ARB: 97-3-x4, x4.01

                                    EXHIBIT B

                                  RELATED GOODS

                                      NONE

                                  EXHIBIT B(1)

                   SUPPLEMENT TO EXHIBIT B TO LEASE AGREEMENT

                                     [Date]

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
   as Agent
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL  60604
Attn:  Josephine O'Brien

        1. Reference is made to (a) that certain Participation Agreement, dated as of September 21, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent") and (b) that certain Lease Agreement, dated as of September 21, 2001 (the "Facility 1 Lease Agreement") between Lessee and Lessor. Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

        2. Lessee hereby agrees that the description of "Related Goods" set forth in Exhibit B to the Lease Agreement shall be supplemented by adding thereto the Related Goods described in Attachment 1 hereto. Lessee hereby accepts all such Related Goods and agrees that such Related Goods constitute part of the Facility 1 Property subject to the Lease Agreement.

        IN WITNESS WHEREOF, Lessee has executed this Supplement to Exhibit B on the date set forth above.

LESSEE:                             NOVELLUS SYSTEMS, INC.

                                    By: ________________________________________
                                        Name: __________________________________
                                        Title: _________________________________


LESSOR:                             ABN AMRO LEASING, INC.

                                    By: ________________________________________
                                        Name: __________________________________
                                        Title: _________________________________



                                     B(1)-1

                                  ATTACHMENT 1

                                       TO

                             SUPPLEMENT TO EXHIBIT B




















                                   B (Sch-1)-1

                                    EXHIBIT C

                        NOTICE OF RENTAL PERIOD SELECTION

                                     [Date]

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
   as Agent
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL  60604
Attn:  Josephine O'Brien

        1. Reference is made to (a) that certain Participation Agreement, dated as of September 21, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent") and (b) that certain Lease Agreement, dated as of September 21, 2001 (the "Facility 1 Lease Agreement") between Lessee and Lessor. Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

        2.     [Insert one of the following as appropriate]

               [Pursuant to Subparagraph 2.03(a) of the Facility 1 Lease Agreement, Lessee hereby irrevocably selects a new Rental Period for a Portion of the Outstanding Lease Amount as follows:

               (a) The Portion for which a new Rental Period is to be selected is the Portion in the amount of $__________ with a current Rental Period which began on ________, ____ and ends on __________, ____; and

               (b) The next Rental Period for such Portion shall be __________ month[s].]

               [Pursuant to Subparagraph 2.03(a) of the Facility 1 Lease Agreement, Lessee hereby irrevocably elects to divide a Portion of the Outstanding Lease Amount into further Portions as follows:

               (a) The Portion which is to be divided is the Portion in the amount of $__________ with a current Rental Period which began on ________, ____ and ends on __________, ____; and

               (b) On the last day of the current Rental Period for such Portion, such Portion is to be divided into the following Portions with the following initial Rental Periods:

                         Portion                     Rental Period
                      ------------                 ----------------
                      $___________                 _______ month[s]
                      $___________                 _______ month[s]
                      $___________                 _______ month[s]
                      $___________                 _______ month[s]]

               [Pursuant to Subparagraph 2.03(a) of the Facility 1 Lease Agreement, Lessee hereby irrevocably elects to combine into a single Portion certain Portions of the Outstanding Lease Amount as follows:

               (a) The Portions which are to be combined are the Portions in the amounts of $__________, $_________ and $_______, each with a current
        Rental Period which ends on __________, ____; and

               (b) The initial Rental Period for such newly created Portion shall be __________ month[s].]

        3. Lessee hereby certifies to the Lessor Parties (other than Novellus Participant) that, on the date of this Notice of Rental Period Selection and after giving effect to the selection as described above:

               (a) The representations and warranties of Lessee set forth in Paragraph 4.01 of the Participation Agreement and in the other Operative Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

               (b) No Default has occurred and is continuing; and

               (c) All of the Operative Documents are in full force and effect on such date.

        IN WITNESS WHEREOF, Lessee has executed this Notice of Rental Period Selection on the date set forth above.

                                    NOVELLUS SYSTEMS, INC.

                                    By: ________________________________________
                                        Name: __________________________________
                                        Title: _________________________________

Recording requested by and
when recorded return to:

Orrick, Herrington & Sutcliffe LLP
Old Federal Reserve Bank Building
400 Sansome Street
San Francisco, California  94111
Attn: John Rivers

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                           FACILITY 1 LEASE AGREEMENT

                     DEED OF TRUST WITH ASSIGNMENT OF RENTS,

                      SECURITY AGREEMENT AND FIXTURE FILING

                                     BETWEEN

                             NOVELLUS SYSTEMS, INC.

                                       AND

                             ABN AMRO LEASING, INC.

                               SEPTEMBER 21, 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
SECTION 1.  ...................................................................INTERPRETATION 2

        1.01.  Definitions..................................................................2

        1.02.  Rules of Construction........................................................2

SECTION 2.  BASIC PROVISIONS................................................................2

        2.01.  Lease of the Property........................................................2

        2.02.  Term.........................................................................2

        2.03.  Rent.........................................................................3

        2.04.  Use..........................................................................5

        2.05.  As Is Lease..................................................................5

        2.06.  Nature of Transaction........................................................6

        2.07.  Security, Etc................................................................6

SECTION 3.  OTHER LESSEE AND LESSOR RIGHTS AND OBLIGATIONS..................................8

        3.01.  Maintenance, Repair, Etc.....................................................8

        3.02.  Risk of Loss.................................................................9

        3.03.  Insurance...................................................................10

        3.04.  Casualty and Condemnation...................................................12

        3.05.  Taxes.......................................................................16

        3.06.  Environmental Matters.......................................................16

        3.07.  Liens, Easements, Etc.......................................................17

        3.08.  Subletting..................................................................19

        3.09.  Utility Charges.............................................................19

        3.10.  Removal of Facility 1 Property..............................................19

        3.11.  Compliance with Governmental Rules and Insurance Requirements...............19

        3.12.  Permitted Contests..........................................................19

        3.13.  Lessor Obligations; Right to Perform Lessee Obligations.....................20

        3.14.  Inspection Rights...........................................................20

SECTION 4.  EXPIRATION DATE................................................................21

        4.01.  Termination by Lessee Prior to Scheduled Expiration Date....................21

        4.02.  Surrender of Facility 1 Property............................................21

        4.03.  Holding Over................................................................21

SECTION 5.  DEFAULT........................................................................21

        5.01.  Events of Default...........................................................21

        5.02.  General Remedies............................................................24

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                           PAGE
                                                                                           ----
        5.03.  Lease Remedies..............................................................25

        5.04.  Loan Remedies...............................................................26

        5.05.  [Reserved]..................................................................29

        5.06.  Remedies Cumulative.........................................................29

        5.07.  No Cure or Waiver...........................................................29

        5.08.  Exercise of Rights and Remedies.............................................29

        5.06   SNDA........................................................................29

SECTION 6.  MISCELLANEOUS..................................................................30

        6.01.  Notices.....................................................................30

        6.02.  Waivers; Amendments.........................................................30

        6.03.  Successors and Assigns......................................................30

        6.04.  No Third Party Rights.......................................................30

        6.05.  Partial Invalidity..........................................................30

        6.06.  Governing Law...............................................................30

        6.07.  Counterparts................................................................30

        6.08.  Nature of Lessee's Obligations..............................................30


SCHEDULE

3.03    Insurance Requirements

EXHIBITS

A       Facility 1 Land (2.01(a))
B       Related Goods (2.01(d))
C       Notice of Rental Period Selection (2.03(a))

An extra section break has been inserted above this paragraph. Do not delete this section break if you plan to add text after the Table of Contents/Authorities. Deleting this break will cause Table of Contents/Authorities headers and footers to appear on any pages following the Table of Contents/Authorities.

                           FACILITY 2 LEASE AGREEMENT
                     DEED OF TRUST WITH ASSIGNMENT OF RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING


        THIS FACILITY 2 LEASE AGREEMENT, DEED OF TRUST WITH ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "Agreement" herein), dated as of September 21, 2001 is entered into by and between:

                (1) NOVELLUS SYSTEMS, INC., a California corporation ("Lessee"); and

                (2) ABN AMRO LEASING, INC., an Illinois corporation, as lessor under this Agreement and as trustee under the deed of trust contained herein ("Lessor").


                                    RECITALS

           A. Lessee has requested Lessor and the Persons which are "Participants" under the Participation Agreement referred to in Recital B below (such Persons to be referred to collectively as the "Participants") to provide to Lessee a lease facility pursuant to which:

                (1) Lessor would (a) lease certain property designated by Lessee to Lessee, and (b) grant to Lessee the right to purchase such property; and

                (2) The Participants would participate in such lease facility by
        (a) funding the advances to be made by Lessor and (b) acquiring participation interests in the rental and certain other payments to be made by Lessee.

        B. Pursuant to a Participation Agreement dated of even date herewith (the "Participation Agreement") among Lessee, Lessor, the Participants and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"), Lessor and the Participants have agreed to provide such lease facility upon the terms and subject to the conditions set forth therein, including without limitation the execution and delivery of this Agreement setting forth the terms of the lease by Lessor to Lessee of the property.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. INTERPRETATION.

        1.01. Definitions. Unless otherwise indicated in this Agreement or any other Operative Document, each term set forth in Schedule 1.01 to the Participation Agreement, when used in this Agreement or any other Operative Document, shall have the respective meaning given to that term in such Schedule
1.01 or in the provision of this Agreement or other document, instrument or agreement referenced in such Schedule 1.01.

        1.02. Rules of Construction. Unless otherwise indicated in this Agreement or any other Operative Document, the rules of construction set forth in Schedule 1.02 to the Participation Agreement shall apply to this Agreement and the other Operative Documents.

SECTION 2. BASIC PROVISIONS.

        2.01. Lease of the Property. Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor the following property (the "Facility 2 Property") to the extent of Lessor's estate, right, title and interest therein, thereto or thereunder:

                (a) All lots, pieces, tracts and parcels of land described in Exhibit A(2) (the "Facility 2 Land");

                (b) All Improvements now or hereafter located on (i) all lots, pieces, tracts and parcels of land described in Exhibit A(1) (the "Facility 1 Land"), but excluding the Facility 1 Land itself, and (ii) the Facility 2 Land ;

                (c) All Appurtenant Rights belonging, relating or pertaining to the Facility 2 Land or any of the foregoing Improvements;

                (d) All Related Goods (including those described in Exhibit B and in each Exhibit B Supplement), Related Permits and Related Agreements related to the Facility 2 Land or any of the foregoing Improvements or Appurtenant Rights; and

                (e) All accessions and accretions to and replacements and substitutions for the foregoing.

(Lessee acknowledges that Lessor's only estate, right, title and interest in certain of the Facility 2 Land and certain of the other Facility 2 Property is through the Ground Lease Agreement and is a leasehold interest only.)

        2.02. Term.

                (a) Original Term. The original term of this Agreement shall commence on the Closing Date (the "Commencement Date") and shall end on the date five (5) years after the Closing Date (such date as it may be extended pursuant to Subparagraph 2.02(b) to be referred to as the "Scheduled Expiration Date").

                (b) Extensions. Lessee may request Lessor to extend the Scheduled Expiration Date in effect at any time for three (3) additional periods of one (1) year each, as provided in Subparagraph 2.09(b) of the Participation Agreement. If Lessor and each Participant (other than Novellus Participant) consents to any such a request in accordance with such provision, the then current Scheduled Expiration Date shall be deemed extended by one (1) year in each instance. Lessee acknowledges that neither Lessor nor any Participant has any obligation or commitment (either express or implied) to extend, or consent to the extension of, the Scheduled Expiration Date at any time.

        2.03. Rent.

                (a) Base Rent.

                        (i) Lessee shall pay to Lessor as base rent hereunder
                ("Base Rent") for each Rental Period for each Portion of the Outstanding Lease Amount an amount equal to the sum of the Interest Component and Principal Component for such Rental Period determined as follows:

                                (A) "Interest Component" shall mean, with
                        respect to any Rental Period and Portion, the product of
                        (1) the Rental Rate for such Rental Period and Portion, times (2) the amount of such Portion on the first day of such Rental Period, times (3) a fraction, the numerator of which is the number of days in such Rental Period and the denominator of which is 360. If the Rental Rate shall change during any Rental Period, the Rental Rate for such Rental Period shall be the weighted average of the Rental Rates in effect from time to time during such Rental Period.

                                (B) "Principal Component" shall mean, with
                        respect to any Rental Period, zero Dollars ($0.00).

                        (ii) Prior to the Commitment Termination Date, the
                Outstanding Lease Amount shall consist of a single Portion with the following Rental Periods:

                                (A) A Rental Period which begins on the
                        Commencement Date and ends on the first Business Day in the first calendar month immediately following the month in which the Commencement Date occurs; and

                                (B) Each successive Rental Period thereafter
                        which begins on the last day of the immediately preceding Rental Period and ends one (1) month thereafter on the first Business Day of a calendar month through and including the Commitment Termination Date.

                        (iii) On and after the Commitment Termination Date,
                Lessee may select the number and amounts of the Portions into which the Outstanding Lease Amount is to be divided and the Rental Period for each such Portion by delivering to Lessor, at least three (3) Business Days prior to the Commitment Termination Date and thereafter the last day of each Rental Period for a Portion, an irrevocable written notice in the form of Exhibit C, appropriately completed (a "Notice of Rental Period Selection"), subject to the following:

                                (A) Each Portion shall be in the amount of
                        $5,000,000 or an integral multiple of $100,000 in excess thereof; provided, however, that (1) the total number of Portions outstanding at any time shall not exceed three
                        (3), and (2) the Outstanding Lease Amount shall consist of a single Portion in the amount of the Outstanding Lease Amount if the Outstanding Lease Amount is less than $5,000,000).

                                (B) The initial and each subsequent Rental
                        Period selected by Lessee for each Portion shall be one
                        (1), two (2), three (3) or six (6) months; provided, however, that (1) each Rental Period shall begin and end on the first Business Day of a calendar month, (2) no Rental Period shall end after the Scheduled Expiration Date, (3) no Rental Period shall be longer than one (1) month if a Default has occurred and is continuing on the date three (3) Business Days prior to the first day of such Rental Period and (4) each Rental Period after the initial Rental Period for any Portion for which Lessee fails to make a selection by delivering a Notice of Rental Period Selection in accordance with this clause
                        (iii) shall be one (1) month.

                Lessee shall deliver each Notice of Rental Period Selection by first-class mail or facsimile as required by Subparagraph 2.02(a) and Paragraph 7.01 of the Participation Agreement; provided, however, that Lessee shall promptly deliver the original of any Notice of Rental Period Selection initially delivered by facsimile.

                        (iv) The rental rate for each Rental Period for a
                Portion ("Rental Rate") shall be the LIBOR Rental Rate for such Rental Period and Portion, except as follows:

                                (A) The rental rate for any part of a Portion
                        attributable to Outstanding Tranche A Participation Amounts or Outstanding Tranche B Participation Amounts shall be the Applicable Margins therefor.

                                (B) Except as otherwise provided in clause (A)
                        above for Outstanding Tranche A Participation Amounts and Outstanding Tranche B Participation Amounts, if any Rental Period is less than one (1) month, the Rental Rate for such Rental Period shall be the Alternate Rental Rate; provided, however, that with respect to the initial Rental Period, the Rental Rate may be calculated (at ABN AMRO's discretion) based upon ABN AMRO's "cost of funds"; or

                                (C) Except as otherwise provided in clause (A)
                        above for Outstanding Tranche A Participation Amounts and Outstanding Tranche B Participation Amounts, if the LIBOR Rental Rate is unavailable for any

                        Rental Period pursuant to Subparagraph 2.12(a) or Subparagraph 2.12(b) of the Participation Agreement, the Rental Rate for such Rental Period shall be the Alternate Rental Rate

                        (v) Lessee shall pay Base Rent in arrears (A) for each
                Portion, on the last day of each Rental Period therefor and, in the case of any Rental Period which exceeds three (3) months, each day occurring every three (3) months after the first day of such Rental Period (individually, a "Scheduled Rent Payment Date") and (B) for all Portions, on the Expiration Date.

                (b) Supplemental Rent. Lessee shall pay as supplemental rent hereunder ("Supplemental Rent") :

                        (i) All amounts payable by Lessor as rent or otherwise
                under the Ground Lease Agreement; and

                        (ii) All other amounts (other than Base Rent, the
                purchase price payable by Lessee for any purchase of the Facility 2 Property by Lessee pursuant to the Facility 2 Purchase Agreement and the Residual Value Guaranty Amount payable under the Facility 2 Purchase Agreement) payable by Lessee under this Agreement and the other Operative Documents.

        Lessee shall pay all Supplemental Rent amounts on the dates specified in this Agreement and the other Operative Documents for the payment of such amounts or, if no date is specified for the payment of any such amount, within five (5) Business Days after demand of Lessor or any other Person to whom such amount is payable; provided, however, that all Supplemental Rent payable pursuant to clause (i) above during the Commitment Period shall be capitalized as provided in clause (i) of Subparagraph 2.03(c) of the Participation Agreement.

        2.04. Use. Lessee may use the Facility 2 Property for office, research and development, warehouse and manufacturing purposes, and for any other purpose which is in compliance with applicable zoning laws and ordinances for the Facility 2 Property.

        2.05. As Is Lease. Lessee has conducted, or will conduct from time to time with regard to Facility 2 Property that may be added hereto after the date hereof, all due diligence which it deems appropriate regarding the Facility 2 Property and agrees that no Lessor Party has any obligation to conduct any such due diligence. Lessee is leasing the Facility 2 Property "as is, with all faults" without any representation, warranty, indemnity or undertaking by any Lessor Party regarding any aspect of the Facility 2 Property, including (a) the condition of the Facility 2 Property (including any Improvements to the Facility 2 Property made prior to the Commencement Date or during the Term); (b) title to the Facility 2 Property (including possession of the Facility 2 Property by any Person or the existence of any Lien or any other right, title or interest in or to any of the Facility 2 Property in favor of any Person); (c) the value, habitability, usability, design, operation or fitness for use of the Facility 2 Property; (d) the availability or adequacy of utilities and other services to the Facility 2 Property; (e) any latent, hidden or patent defect in the Facility 2 Property; (f) the zoning or status of the Facility 2

Property or any other restrictions on the use of the Facility 2 Property; (g) the economics of the Facility 2 Property; (h) any Casualty or Condemnation; or
(i) the compliance of the Facility 2 Property with any applicable Governmental Rule or Insurance Requirement; provided, however, that Lessor shall be obligated to remove Lessor Liens to the extent required in Subparagraph 5.04(b) of the Participation Agreement. Without limiting the generality of the foregoing, Lessee specifically waives any covenant of quiet enjoyment except as otherwise provided in Subparagraph 5.04(b) of the Participation Agreement.

        2.06. Nature of Transaction. As more fully provided in Paragraph 2.10 of the Participation Agreement, Lessee and the Lessor Parties intend that the transaction evidenced by this Agreement and the other Operative Documents constitute an operating lease in accordance with FASB 13 for accounting purposes and a loan secured by the Facility 3 Property for all other purposes, including federal, state and local tax purposes and commercial, real estate and bankruptcy law purposes.

        2.07. Security, Etc. In order to secure the Lessee Obligations and otherwise to assure the Lessor Parties the benefits hereof in the event that the transaction evidenced by this Agreement and the other Operative Documents is, pursuant to the intent of Lessee and the Lessor Parties, treated as a loan for certain purposes, Lessee hereby makes the following grants and agrees as follows:

                (a) Real Property Security. As security for the Lessee Obligations under Facility 2, Lessee hereby irrevocably and unconditionally grants, conveys, transfers and assigns to Lessor, as trustee under this deed of trust, for the benefit of Lessor, as beneficiary (in trust for the benefit of the Lessor Parties), with power of sale and right of entry and possession, all estate, right, title and interest of Lessee in the following property, whether now owned or leased or hereafter acquired, (collectively, the "Real Property Collateral"):

                        (i) The Facility 2 Land (including Lessee's leasehold
                interest therein through the Stanford Lease);

                        (ii) All Improvements now or hereafter located on the
                Facility 1 Land (but excluding the Facility 1 Land itself) or the Facility 2 Land;

                        (iii) All Appurtenant Rights belonging, relating or
                pertaining to any of the Facility 2 Land or any of the foregoing Improvements;

                        (iv) All Subleases and Issues and Profits accruing from
                the Facility 2 Land or any of the foregoing Improvements or Appurtenant Rights to the extent that such Subleases and Issues and Profits constitute real property;

                        (v) All Related Goods, Related Agreements and Related
                Permits related to any of the Facility 2 Land or any of the foregoing Improvements or Appurtenant Rights to the extent that such Related Goods, Related Agreements and Related Permits constitute real property;

                        (vi) All other Facility 2 Property to the extent that
                such property constitutes real property; and

                        (vii) All proceeds of the foregoing, including Casualty
                and Condemnation Proceeds.

                (b) Personal Property Security. As security for the Lessee Obligations under Facility 2, Lessee hereby irrevocably and unconditionally assigns and grants to Lessor, for the benefit of the Lessor Parties, a security interest in all estate, right, title and interest of Lessee in the following property, whether now owned or leased or hereafter acquired, (collectively, the "Personal Property Collateral"):

                        (i) All Subleases and Issues and Profits accruing from
                the Facility 2 Land, any Improvements to the Facility 1 Land or Facility 2 Land or any Appurtenant Rights to the extent that such Subleases and Issues and Profits constitute personal property;

                        (ii) All Related Goods, Related Agreements and Related
                Permits related to the Facility 2 Land or any of the foregoing Improvements or Appurtenant Rights to the extent that such Related Goods, Related Agreements and Related Permits constitute personal property;

                        (iii) All Cash Collateral and all other deposit
                accounts, instruments, investment property and monies held by any Lessor Party (other than Novellus Participant) in connection with this Agreement or any other Operative Document (including any Repair and Restoration Account);

                        (iv) All other Facility 2 Property to the extent such
                Facility 2 Property constitutes personal property; and

                        (v) All proceeds of the foregoing, including Casualty
                and Condemnation Proceeds.

        For purpose of the provisions of this Agreement related to the creation and enforcement of this Agreement as a security agreement and a fixture filing with respect to the Related Goods, Lessee is the "debtor" and Lessor is the "secured party," acting for the benefit of the Lessor Parties. This Agreement constitutes a fixture filing for purposes of the California Commercial Code with respect to the Related Goods which are or are to become fixtures on the Facility 2 Land or Facility 2 Improvements. The mailing addresses of Lessee and of Lessor from which information concerning security interests hereunder may be obtained are as set forth on the signature page of this Agreement. A carbon, photographic or other reproduction of this Agreement or of any financing statement related to this Agreement shall be sufficient as a financing statement for any of the purposes referenced herein.

                (c) Absolute Assignment of Subleases, Issues and Profits. Lessee hereby irrevocably assigns to Lessor, for the benefit of the Lessor Parties, all of Lessee's estate, right, title and interest in, to and under the Subleases and the Issues and Profits, whether now owned or hereafter acquired. This is a present and absolute assignment, not an assignment for security purposes only, and Lessor's right to the Subleases and Issues and Profits is not contingent upon, and may be exercised without possession of, the Facility 2 Property.

                        (i) If no Event of Default has occurred and is
                continuing, Lessee shall have a revocable license to collect and retain the Issues and Profits as they become due. Upon the occurrence and during the continuance of an Event of Default, such license shall automatically terminate, and Lessor may collect and apply the Issues and Profits pursuant to Subparagraph 5.02(d) without further notice to Lessee or any other Person and without taking possession of the Facility 2 Property. All Issues and Profits thereafter collected by Lessee shall be held by Lessee as trustee in a constructive trust for the benefit of Lessor. Lessee hereby irrevocably authorizes and directs the sublessees under the Subleases, without any need on their part to inquire as to whether an Event of Default has actually occurred or is then existing, to rely upon and comply with any notice or demand by Lessor for the payment to Lessor of any rental or other sums which may become due under the Subleases or for the performance of any of the sublessees' undertakings under the Subleases. Collection of any Issues and Profits by Lessor shall not cure or waive any default or notice of default hereunder or invalidate any acts done pursuant to such notice.

                        (ii) The foregoing irrevocable assignment shall not
                cause any Lessor Party to be (A) a mortgagee in possession; (B) responsible or liable for (1) the control, care, management or repair of the Facility 2 Property or for performing any of Lessee's obligations or duties under the Subleases, (2) any waste committed on the Facility 2 Property by the sublessees under any of the Subleases or by any other Persons, (3) any dangerous or defective condition of the Facility 2 Property, or
                (4) any negligence in the management, upkeep, repair or control of the Facility 2 Property resulting in loss or injury or death to any sublessee, licensee, employee, invitee or other Person; or (C) responsible for or impose upon any Lessor Party any duty to produce rents or profits. No Lessor Party, in the absence of gross negligence or willful misconduct on its part, shall be liable to Lessee as a consequence of (y) the exercise or failure to exercise any of the rights, remedies or powers granted to Lessor hereunder or (z) the failure or refusal of Lessor to perform or discharge any obligation, duty or liability of Lessee arising under the Subleases.

SECTION 3. OTHER LESSEE AND LESSOR RIGHTS AND OBLIGATIONS.

        3.01. Maintenance, Repair, Etc.

                (a) General. Lessee shall not permit any waste of the Facility 2 Property, except for ordinary wear and tear, and shall, at its sole cost and expense, maintain the Facility 2 Property in good working order, mechanical condition and repair and make all necessary repairs thereto, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by all applicable Governmental Rules and Insurance Requirements and on a basis consistent with the operation and maintenance of commercial properties comparable in type and location to the Facility 2 Property and in compliance with prudent industry practice.

                (b) [Reserved].

                (c) Other Modifications. Lessee, at its sole cost and expense, may from time to time make alterations, renovations, improvements and additions to the Facility 2 Property and substitutions and replacements therefor (collectively, "Modifications"); provided that:

                        (i) No Modification impairs the value, utility or useful
                life of the Facility 2 Property or any part thereof from that which existed immediately prior to such Modification;

                        (ii) All Modifications are made expeditiously and, in no
                case, unless Lessee currently is exercising either the Term Purchase Option or the Expiration Date Purchase Option, shall Modifications remain uncompleted later than six (6) months prior to the Scheduled Expiration Date;

                        (iii) All Modifications are made in a good and
                workmanlike manner and in compliance with all applicable Governmental Rules and Insurance Requirements;

                        (iv) Subject to Paragraph 3.12 relating to permitted
                contests, Lessee pays all costs and expenses and discharges (or cause to be insured or bonded over) any Liens arising in connection with any Modification not later than the earlier of
                (A) sixty (60) days after the same shall be filed (or otherwise becomes effective) and (B) unless Lessee currently is exercising either the Term Purchase Option or the Expiration Date Purchase Option, six (6) months prior to the Scheduled Expiration Date;

                        (v) At least one (1) month prior to the commencement of
                (A) any Modifications which are anticipated to cost $500,000 or more in the aggregate, or (B) any Modifications which cause the total of all Modifications undertaken during the previous twelve month period to exceed an aggregate cost of $1,000,000, Lessee shall deliver to Lessor, with sufficient copies for Agent and each Participant(other than Novellus Participant), a brief written description of such Modifications; and

                        (vi) All Modifications otherwise comply with this
                Agreement and the other Operative Documents.

                (d) Abandonment. Lessee shall not abandon the Facility 2 Property or any material portion thereof for any period in excess of thirty (30) consecutive days during the term hereof, except as a part of any Modifications as permitted herein or in the other Operative Documents.

                (e) Maintenance. Lessee shall maintain the Facility 2 Property and each material portion thereof in a manner consistent with other similar properties in the same area, except as a part of any Modifications as permitted herein.

        3.02. Risk of Loss. Lessee assumes all risks of loss arising from any Casualty or Condemnation which arises or occurs prior to the Expiration Date or while Lessee is in possession of the Facility 2 Property and all liability for all personal injuries and deaths and damages to property suffered by any Person or property on or in connection with the Facility 2 Property which arises or occurs prior to the Expiration Date or while Lessee is in possession of the Facility 2 Property, except in each case to the extent any such loss or liability is primarily caused by the gross negligence or willful misconduct of a Lessor Party. Lessee hereby waives the provisions of California Civil Code Sections 1932(1), 1932(2) and 1933(4), and any and all other applicable existing or future Governmental Rules permitting the termination of this Agreement as a result of any Casualty or Condemnation, and Lessor shall in no event be answerable or accountable for any risk of loss of or decrease in the enjoyment and beneficial use of the Facility 2 Property as a result of any such event.

        3.03. Insurance.

                (a) Coverage. Lessee, at its sole cost and expense, shall at all times carry and maintain insurance coverage not less than set forth in
        Schedule 3.03 and such additional insurance of the types (including the types set forth in Schedule 3.03), in amounts, in a form and with deductibles customarily carried by a reasonably prudent Person owning or operating properties similar to the Facility 2 Property in the same geographic area as the Facility 2 Property.

                (b) Carriers. Any insurance carried and maintained by Lessee pursuant to this Paragraph 3.03 shall be underwritten by an insurance company which (i) has, at the time such insurance is placed and at the time of each renewal thereof, a general policyholder rating of "A" and a financial rating of at least VIII from A.M. Best Company or any successor thereto (or if there is none, an organization having a similar national reputation) or (ii) is otherwise approved by Lessor and Required Participants.

                (c) Terms. Each insurance policy maintained by Lessee pursuant to this Paragraph 3.03 shall provide as follows, whether through endorsements or otherwise:

                        (i) Lessor and Agent shall be named as additional
                insureds, in the case of each policy of liability insurance, and additional loss payees, in the case of each policy of property insurance.

                        (ii) In respect of the interests of Lessor in the
                policy, the insurance shall not be invalidated by any action or by inaction of Lessee or by any Person having temporary possession of the Facility 2 Property while under contract with Lessee to perform maintenance, repair, alteration or similar work on the Facility 2 Property, and shall insure the interests of Lessor regardless of any breach or violation of any warranty, declaration or condition contained in the insurance policy by Lessee, Lessor or any other additional insured (other than by such additional insured, as to such additional insured); provided, however, that the foregoing shall not be deemed to (A) cause such insurance policies to cover matters otherwise excluded from coverage by the terms of such policies or (B) require any insurance to remain in force notwithstanding non-payment of premiums except as provided in clause (iii) below.

                        (iii) If the insurance policy is cancelled for any
                reason whatsoever, or substantial change is made in the coverage that affects the interests of Lessor, or if the insurance coverage is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective as to Lessor for thirty (30) days after receipt by Lessor of written notice from the insurers of such cancellation, change or lapse.

                        (iv) No Lessor Party shall have any obligation or
                liability for premiums, commissions, assessments, or calls in connection with the insurance.

                        (v) The insurer shall waive any rights of set-off or
                counterclaim or any other deduction, whether by attachment or otherwise, that it may have against any Lessor Party.

                        (vi) The insurance shall be primary without right of
                contribution from any other insurance that may be carried by any Lessor Party with respect to its interest in the Facility 2 Property.

                        (vii) The insurer shall waive any right of subrogation
                against any Lessor Party (other than Novellus Participant).

                        (viii) All provisions of the insurance, except the
                limits of liability, shall operate in the same manner as if there were a separate policy covering each insured party.

                        (ix) The insurance shall not be invalidated should
                Lessee or any Lessor Party waive, in writing, prior to a loss, any or all rights of recovery against any Person for losses covered by such policy, nor shall the insurance in favor of any Lessor Party or Lessee, as the case may be, or their respective rights under and interests in said policies be invalidated or reduced by any act or omission or negligence of any Lessor Party or Lessee, as the case may be, or any other Person having any interest in the Facility 2 Property.

                        (x) All insurance proceeds with a value of less than two
                million five hundred thousand Dollars ($2,500,000) payable in respect of any loss or occurrence with respect to the Facility 2 Property shall be paid to and adjusted solely by Lessee. All other insurance proceeds shall be paid to Lessor and adjusted jointly by Lessor and Lessee, except that, from and after the date on which the insurer receives written notice from Lessor that an Event of Default has occurred and is continuing (and unless and until such insurer receives written notice from Lessor that all Events of Default have been cured), all losses shall be adjusted solely by, and all insurance proceeds shall be paid solely to, Lessor.

                        (xi) Each policy of property insurance shall contain a
                standard form mortgagee endorsement in favor of Lessor.

                        (xii) Each insurance policy shall provide that the
                coverage to be provided thereunder shall not be invalidated in the event Lessee or any Lessor Party fails to maintain other insurance covering losses of a similar type or types.

                        (xiii) Each insurance policy shall contain a
                "severability of interest" provision.

                        (xiv) Each insurance policy which is written as "excess
                insurance" shall contain a provision that it will drop down in the event that any underlying insurance coverage has been reduced or exhausted by reason of losses paid thereunder.

                (d) Evidence of Insurance. Lessee, at its sole cost and expense, shall furnish to Lessor (i) not later than the Commencement Date, copies of all policies of insurance required by this Paragraph 3.03, certified by the insurers, (ii) upon each renewal of insurance and upon any material change in the terms thereof, copies of all policies, amendments and/or endorsements evidencing such renewal or change, certified by the insurers, and (iii) upon the request of Lessor, such other certificates or documents as Lessor may reasonably request to evidence Lessee's compliance with the insurance requirements set forth in this Paragraph 3.03.

                (e) Release of Lessor Parties. Lessee hereby waives, releases and discharges each Lessor Party and its directors, officers, employees, agents and advisors from all claims whatsoever arising out of any loss, claim, expense or damage to or destruction covered or coverable by insurance required under this Paragraph 3.03, notwithstanding that such loss, claim, expense or damage may have been caused by any such Person, and, as among Lessee and such Persons, Lessee agrees to look to the insurance coverage only in the event of such loss.

        3.04. Casualty and Condemnation.

                (a) Notice. Lessee shall give Lessor prompt written notice of the occurrence of any Material Casualty affecting, or the institution of any proceedings for the Condemnation of, the Facility 2 Property or any portion thereof.

                (b) Repair Obligations. If any Material Casualty or Condemnation affecting the Facility 2 Property or any portion thereof occurs, Lessee shall, at its election, either (i) repair and restore the Facility 2 Property as required by Subparagraph 3.04(c) or (ii) exercise the Term Purchase Option and purchase the Facility 2 Property pursuant to the Purchase Agreement; provided, however, that Lessee may not elect to repair and restore the Facility 2 Property if such casualty or condemnation is a Major Casualty or Major Condemnation or if an Event of Default has occurred and is continuing unless Lessor and the Required Participants shall consent in writing. (If such casualty or condemnation is a Major Casualty or Major Condemnation, Lessee shall exercise the Term Purchase Option and purchase the Facility 2 Property pursuant to the Purchase Agreement as promptly as possible but not later than two (2) months after the occurrence of such Major Casualty or Major Condemnation, unless Lessor and the Required Participants shall otherwise consent in writing. If an Event of Default has occurred and is continuing, Lessor Parties may exercise the rights provided herein.) Not later than one (1) month after the occurrence of any Material Casualty or any Condemnation, Lessee shall deliver to Lessor a written notice indicating whether it elects to repair and restore or purchase the Facility 2 Property.

                (c) Repair and Restoration. If Lessee is required to repair and restore the Facility 2 Property following any Material Casualty or any Condemnation, Lessee shall diligently proceed to repair and restore the Facility 2 Property to the condition in which it existed immediately prior to such Material Casualty or such Condemnation and shall complete all such repairs and restoration as soon as reasonably practicable; provided, however, that Lessee shall in any event complete all such repairs and restoration not later than the earlier of (y) six (6) months after the occurrence of the Material Casualty or the Condemnation, and
        (z) six (6) months prior to the Scheduled Expiration Date unless Lessee currently is exercising either the Term Purchase Option or the Expiration Date Purchase Option. Lessee shall make such repairs using its own funds, except to the extent any Casualty and Condemnation Proceeds are available and are released to Lessee for such purpose pursuant to Subparagraph 3.04(f). Lessee's exercise of the repair and restoration option shall, if Lessor or Required Participants direct, be subject to satisfaction of the following conditions:

                        (i) Within one (1) month after the occurrence of the
                Material Casualty or the Condemnation, Lessee shall deposit in a deposit account acceptable to and controlled by Lessor (a "Repair and Restoration Account") funds (including any Casualty and Condemnation Proceeds which are available and are released to Lessee pursuant to Subparagraph 3.04(f)) in the amount which Lessor determines is needed to complete and fully pay all costs of the repair or restoration (including taxes, financing charges, insurance and rent during the repair period).

                        (ii) As soon as reasonably possible and in no event
                later than two (2) months after the occurrence of the Material Casualty or the Condemnation, Lessee shall establish an arrangement for lien releases and disbursement of funds acceptable to Lessor and in a manner and upon such terms and conditions as would be required by a prudent interim construction lender.

                        (iii) As soon as reasonably possible and in no event
                later than two (2) months after the occurrence of the Material Casualty or the Condemnation, Lessee shall deliver to Lessor the following, each in form and substance acceptable to Lessor:

                                (A) Evidence that the Facility 2 Property can,
                        in Lessor's reasonable judgment, with diligent restoration or repair, be returned to a condition at least equal to the condition thereof that existed prior to the Casualty or partial Condemnation causing the loss or damage within the earlier to occur of (A) six (6) months after the occurrence of the Casualty or Condemnation and (B) unless Lessee currently is exercising either the Term Purchase Option or the Expiration Date Purchase Option, six (6) months prior to the Scheduled Expiration Date;

                                (B) Evidence that all necessary governmental
                        approvals can be timely obtained to allow the rebuilding and reoccupancy of the Facility 2 Property;

                                (C) Copies of all plans and specifications for
                        the work;

                                (D) Copies of all contracts for the work, signed
                        by a contractor reasonably acceptable to Lessor;

                                (E) A cost breakdown for the work;

                                (F) A payment and performance bond for the work
                        or other security satisfactory to Lessor;

                                (G) Evidence that, upon completion of the work,
                        the size, capacity and total value of the Facility 2 Property will be at least as great as it was before the Casualty or Condemnation occurred; and

                                (H) Evidence of satisfaction of any additional
                        conditions that Lessor or Required Participants may reasonably establish to protect their rights under this Agreement and the other Operative Documents.

                All plans and specifications for the work must be reasonably acceptable to Lessor, except that Lessor's approval shall not be required if the restoration work is based on the same plans and specifications as were originally used to construct the Facility 2 Property. To the extent that the funds in a Repair and Restoration Account include both Casualty and Condemnation Proceeds and other funds deposited by Lessee, the other funds deposited by Lessee shall be used first. Lessee acknowledges that the specific conditions described above are reasonable.

                (d) Prosecution of Claims for Casualty and Condemnation Proceeds. Lessee shall proceed promptly and diligently to prosecute in good faith the settlement or compromise of any and all claims for Casualty and Condemnation Proceeds; provided, however, that any settlement or compromise of any such claim shall, except as otherwise provided in clause (x) of Subparagraph 3.03(c), be subject to the written consent of Lessor and Required Participants, which consents shall not be unreasonably withheld. Lessor may participate in any proceedings relating to such claims, and, after the occurrence and during the continuance of any Event of Default, Lessor is hereby authorized, in its own name or in Lessee's name, to adjust any loss covered by insurance or any Casualty or Condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and Lessee shall from time to time deliver to Lessor any and all further assignments and other instruments required to permit such participation.

                (e) Assignment of Casualty and Condemnation Proceeds. Lessee hereby absolutely and irrevocably assigns to Lessor all Casualty and Condemnation Proceeds and all claims relating thereto, subject to the terms of this Agreement which require Lessor to make such proceeds available to Lessee for restoration. Except as otherwise provided in clause (x) of Subparagraph 3.03(c), Lessee agrees that all Casualty and Condemnation Proceeds are to be paid to Lessor and Lessee hereby authorizes and directs any insurer, Governmental Authority or other Person responsible for paying any Casualty and Condemnation Proceeds to make payment thereof directly to Lessor alone, and not to Lessor and Lessee jointly. If Lessee receives any Casualty and Condemnation Proceeds payable to Lessor hereunder, Lessee shall promptly pay over such Casualty and Condemnation Proceeds to Lessor. Lessee hereby covenants that until such Casualty and Condemnation Proceeds are so paid over to Lessor, Lessee shall hold such Casualty and Condemnation Proceeds in trust for the benefit of Lessor and shall not commingle such Casualty and Condemnation Proceeds with any other funds or assets of Lessee or any other Person. Except as otherwise provided in clause (x) of Subparagraph 3.03(c), Lessor may commence, appear in, defend or prosecute any assigned right, claim or action, and may adjust, compromise, settle and collect all rights, claims and actions assigned to Lessor, but shall not be responsible for any failure to collect any such right, claim or action, regardless of the cause of the failure.

                (f) Use of Casualty and Condemnation Proceeds.

                        (i) If (A) no Event of Default has occurred and is
                continuing, (B) Lessee exercises the repair and restoration option pursuant to Subparagraphs 3.04(b) and 3.04(c) and (C) Lessee complies with any conditions imposed pursuant to Subparagraph 3.04(c); then Lessor shall release any Casualty and Condemnation Proceeds to Lessee for repair or restoration of the Facility 2 Property, but may condition such release and use of the Casualty and Condemnation Proceeds upon deposit of the Casualty and Condemnation Proceeds in a Repair and Restoration Account. Lessor shall have the option, upon the completion of such restoration of the Facility 2 Property, to apply any surplus Casualty and Condemnation Proceeds remaining after the completion of such restoration to the payment of Rent and/or the reduction of the Outstanding Lease Amount, notwithstanding that such amounts are not then due and payable or that such amounts are otherwise adequately secured.

                        (ii) If (A) an Event of Default has occurred and is
                continuing, (B) Lessee fails to or is unable to comply with any conditions imposed pursuant to Subparagraph 3.04(c) or (C) Lessee elects to exercise the Term Purchase Option and purchase the Facility 2 Property pursuant to the Purchase Agreement; then, at the absolute discretion of Lessor and the Required Participants, regardless of any impairment of security or lack of impairment of security, but subject to applicable Governmental Rules governing the use of Casualty and Condemnation Proceeds, if any, Lessor may (1) apply all or any of the Casualty and Condemnation

                Proceeds it receives to the expenses of Lessor Parties (other than Novellus Participant) in obtaining such proceeds; (2) apply the balance to the payment of Rent and/or the reduction of the Outstanding Lease Amount, notwithstanding that such amounts are not then due and payable or that such amounts are otherwise adequately secured and/or (3) release all or any part of such proceeds to Lessee upon any conditions Lessor and the Required Participants may elect.

                        (iii) Lessor shall apply any Casualty and Condemnation
                Proceeds which are to be used to reduce the Outstanding Lease Amount only on the last day of a Rental Period unless an Event of Default has occurred and is continuing.

                        (iv) Application of all or any portion of the Casualty
                and Condemnation Proceeds, or the release thereof to Lessee, shall not cure or waive any Default or notice of default or invalidate any acts done pursuant to such notice.

        3.05. Taxes. Subject to Paragraph 3.12 relating to permitted contests, Lessee shall promptly pay when due all Indemnified Taxes imposed on or payable by Lessee or any Lessor Party in connection with the Facility 2 Property, this Agreement or any of the other Operative Documents, or any of the transactions contemplated hereby or thereby. As promptly as possible after any Indemnified Taxes are payable by Lessee, Lessee shall send to Lessor for the account of the applicable Lessor Party a certified copy of an original official receipt received by Lessee showing payment thereof. If Lessee fails to pay any such Indemnified Taxes when due to the appropriate taxing authority or fails to remit to Lessor the required receipts or other required documentary evidence, Lessee shall indemnify the Lessor Parties for any incremental taxes, interest or penalties that may become payable by the Lessor Parties as a result of any such failure. The obligations of Lessee under this Paragraph 3.05 shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

        3.06. Environmental Matters.

                (a) Lessee's Covenants. Lessee shall not cause or permit Hazardous Materials to be used, generated, manufactured, stored, treated, disposed of, transported or present on or released or discharged from the Facility 2 Property in any manner that is reasonably likely to have a Material Adverse Effect. Lessee shall immediately notify Lessor in writing of (i) any knowledge by Lessee that the Facility 2 Property does not comply with any Environmental Laws; and
        (ii) any claims against Lessee or the Facility 2 Property relating to Hazardous Materials or pursuant to Environmental Laws. In response to the presence of any Hazardous Materials on, under or about the Facility 2 Property, Lessee shall immediately take, at Lessee's sole expense, all remedial action required by any Environmental Laws or any judgment, consent decree, settlement or compromise in respect to any claim based thereon.

                (b) Inspection By Lessor. Upon reasonable prior notice to Lessee, Lessor, its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding), enter and inspect the Facility 2 Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Facility 2 Property.

                (c) Indemnity. Without in any way limiting any other indemnity contained in this Agreement or any other Operative Document, Lessee agrees to defend, indemnify and hold harmless the Lessor Parties and the other Indemnitees from and against any claim, loss, damage, cost, expense or liability directly or indirectly arising out of (i) the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials which are found in, on, under or about the Facility 2 Property or (ii) the breach of any covenant, representation or warranty of Lessee relating to Hazardous Materials or Environmental Laws contained in this Agreement or any Operative Document. This indemnity shall include (A) the costs, whether foreseeable or unforeseeable, of any investigation, repair, cleanup or detoxification of the Facility 2 Property which is required by any Governmental Authority or is otherwise necessary to render the Facility 2 Property in compliance with all Environmental Laws; (B) all other direct or indirect consequential damages (including any third party claims, claims by any Governmental Authority, or any fines or penalties against the Indemnitees; and (C) all court costs and attorneys' fees (including expert witness fees and the cost of any consultants) paid or incurred by the Indemnitees. Lessee shall pay immediately upon Lessor's demand any amounts owing under this indemnity. Lessee shall use legal counsel reasonably acceptable to Lessor in any action or proceeding arising under this indemnity. The obligations of Lessee under this Subparagraph 3.06(c) shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

                (d) Legal Effect of Section. Lessee and Lessor agree that (i) this Paragraph 3.06 and clause (ii) of Subparagraph 4.01(t) of the Participation Agreement are intended as Lessor's written request for information (and Lessee's response) concerning the environmental condition of the real property security as required by California Code of Civil Procedure Section 726.5 and (ii) each representation and warranty and covenant herein and therein (together with any indemnity applicable to a breach of any such representation and warranty) with respect to the environmental condition of the Facility 2 Property is intended by Lessor and Lessee to be an "environmental provision" for purposes of California Code of Civil Procedure Section 736.

        3.07. Liens, Easements, Etc.

                (a) Lessee's Covenants. Subject to Paragraph 3.12 relating to permitted contests, Lessee shall not create, incur, assume or permit to exist any Lien or easement on or with respect to any of the Facility 2 Property of any character, whether now owned or hereafter acquired, except for the following ("Permitted Property Liens"):

                        (i) Liens in favor of a Lessor Party securing the Lessee
                Obligations and other Lessor Liens;

                        (ii) Liens, easements and leases in existence on the
                Commencement Date to the extent reflected in the title insurance policies delivered to Agent pursuant to Paragraph 3.01 of and Schedule 3.01 to the Participation Agreement and approved by Lessor, the Stanford Lease and the Cooley Lease;

                (iii) Liens for taxes or other Governmental Charges not at the time delinquent or thereafter payable without penalty;

                (iv) Liens of carriers, warehousemen, mechanics, materialmen and vendors and other similar Liens imposed by law incurred in the ordinary course of business for sums not overdue;

                (v) Easements granted or created in connection with and reasonably necessary for the operation or maintenance of the Facility 2 Property in the ordinary course of business, in each case as approved by Lessor; and

                (vi) Lessor Liens.

        Subject to Paragraph 3.12 relating to permitted contests, Lessee shall promptly (A) pay all Indebtedness of Lessee and other obligations prior to the time the non-payment thereof would give rise to a Lien on the Facility 2 Property and (B) discharge, at its sole cost and expense, any Lien on the Facility 2 Property which is not a Permitted Property Lien.

                (b) No Consents. Nothing contained in this Agreement shall be construed as constituting the consent or request of any Lessor Party, express or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Facility 2 Property or any part thereof. NOTICE IS HEREBY GIVEN THAT NO LESSOR PARTY IS OR SHALL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING THE FACILITY 2 PROPERTY OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF ANY LESSOR PARTY IN AND TO THE FACILITY 2 PROPERTY.

        3.08. Subletting. Lessee may, in the ordinary course of business, sublease the Facility 2 Property or any portion thereof to any Person, provided, that (a) Lessee remains directly and primarily liable for performing its obligations under this Agreement and all other Lessee Obligations; (b) each sublease is subject to and subordinated to this Agreement; (c) each sublease expressly provides for the surrender of the Facility 2 Property (or portion thereof) by the sublessee on the Expiration Date; (d) each sublease has a term which expires on or prior to the Scheduled Expiration Date (or, if longer, includes a provision that the sublease terminates on the Expiration Date if such Expiration Date occurs prior to the Scheduled Expiration Date unless Lessee purchases the Facility 2 Property on the Expiration Date pursuant to the Purchase Agreement); (e) each sublease prohibits the sublessee from engaging in any activities on the Facility 2 Property other than those permitted by Paragraph 2.04; and (f) no sublease has a Material Adverse Effect. Any sublease which does not satisfy each of the requirements of the immediately preceding sentence shall be null and void as to the Lessor Parties and their successor and assigns. Except for such permitted subleases, Lessee shall not assign any of its rights or interests under this Agreement to any other Person.

        3.09. Utility Charges. Lessee shall pay all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other utilities and services to, on or in connection with the Facility 2 Property during the Term.

        3.10. Removal of Facility 2 Property. Lessee shall not remove any Improvements from the Facility 2 Land or any other Facility 2 Property from the Facility 2 Land or Improvements, except that, during the Term, Lessee may remove any Modification or any trade fixture, machinery, equipment, inventory or other personal property if such Modification or property (a) was not financed by an Advance, (b) is not required by any applicable Governmental Rule or Insurance Requirement and (c) is readily removable without impairing the value, utility or remaining useful life of the Facility 2 Property.

        3.11. Compliance with Governmental Rules and Insurance Requirements. Lessee, at its sole cost and expense, shall (a) comply, and cause its agents, sublessees, assignees, employees, invitees, licensees, contractors and tenants, and the Facility 2 Property to comply, with all Governmental Rules and Insurance Requirements relating to the Facility 2 Property (including the construction, use, operation, maintenance, repair and restoration thereof, whether or not compliance therewith shall require structural or extraordinary changes in the Improvements or interfere with the use and enjoyment of the Facility 2 Property), and (b) procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required for the construction, use, maintenance and operation of the Facility 2 Property and for the use, operation, maintenance, repair and restoration of the Improvements.

        3.12. Permitted Contests. Lessee, at its sole cost and expense, may contest any alleged Lien or easement on any of the Facility 2 Property or any alleged Governmental Charge, Indebtedness or other obligation which is payable by Lessee hereunder to Persons other than the Lessor Parties or which, if unpaid, would give rise to a Lien on any of the Facility 2 Property, provided that (a) each such contest is diligently pursued in good faith by appropriate proceedings; (b) the commencement and continuation of such proceedings suspends the enforcement of such Lien or easement or the collection of such Governmental Charge, Indebtedness or obligation; (c) Lessee has established adequate reserves for the discharge of such Lien or easement or the payment of such Governmental Charge, Indebtedness or obligation in accordance with GAAP and, if the failure to discharge such Lien or easement or the failure to pay such Governmental Charge, Indebtedness or obligation might result in any civil liability for any Lessor Party (other than Novellus Participant), Lessee has provided to such Lessor Party a bond or other security satisfactory to such Lessor Party; (d) the failure to discharge such Lien or easement or the failure to pay such Governmental Charge, Indebtedness or obligation could not result in any criminal liability for any Lessor Party (other than Novellus Participant); (e) the failure to discharge such Lien or easement or the failure to pay such Governmental Charge, Indebtedness or obligation is not otherwise reasonably likely to have a Material Adverse Effect; and (f) unless Lessee currently is exercising the Term Purchase Option or the Expiration Date Purchase Option, any such contest is completed and such Lien or easement is discharged (either pursuant to such proceedings or otherwise) or such Governmental Charge, Indebtedness or obligation is declared invalid, paid or otherwise satisfied not later than six
(6) months prior to the Scheduled Expiration Date.

        3.13. Lessor Obligations; Right to Perform Lessee Obligations. No Lessor Party shall have any obligation to (a) maintain, repair or make any improvements to the Facility 2 Property, (b) maintain any insurance on the Facility 2 Property, (c) perform any other obligation of Lessee under this Agreement or any other Lessee Obligation, (d) make any expenditure on account of the Facility 2 Property (except to make Advances as required by the Participation Agreement) or
(e) take any other action in connection with the Facility 2 Property, this Agreement or any other Operative Document, except as expressly provided herein or in another Operative Document; provided however, that Lessor may, in its sole discretion and without any obligation to do so, after written notice to Lessee, perform any Lessee Obligation not performed by Lessee when required. Lessor may enter the Facility 2 Property or exercise any other right of Lessee under this Agreement or any other Operative Document to the extent Lessor determines in good faith that such entry or exercise is reasonably necessary for Lessor to perform any such Lessee Obligation not performed by Lessee when required. Lessee shall reimburse Lessor and the other Lessor Parties, within five (5) Business Days after demand and delivery of written evidence of payment, for all fees, costs and expenses reasonably incurred by them in performing any such obligation or curing any Default.

        3.14. Inspection Rights. During the Term, Lessee shall permit any Person designated by Lessor, upon reasonable notice and during normal business hours, to visit and inspect any of the Facility 2 Property.


SECTION 4. EXPIRATION DATE.

        4.01. Termination by Lessee Prior to Scheduled Expiration Date. Subject to the terms and conditions of the Purchase Agreement, Lessee may, on any Scheduled Rent Payment Date prior to the Scheduled Expiration Date, terminate this Agreement and purchase the Facility 2 Property pursuant to Section 2 of the Purchase Agreement. Lessee shall notify Lessor of Lessee's election so to terminate this Agreement and purchase the Facility 2 Property by delivering to Agent a Notice of Term Purchase Option Exercise pursuant to and in accordance with the provisions of Paragraph 2.02 of the Purchase Agreement.

        4.02. Surrender of Facility 2 Property. Unless Lessee purchases the Facility 2 Property on the Expiration Date pursuant to the Purchase Agreement, Lessee shall vacate and surrender the Facility 2 Property to Lessor on the Expiration Date in its then-current condition, subject to compliance by Lessee on or prior to such date of its obligations under this Agreement and the other Operative Documents (including the completion of all Modifications, the completion of all permitted contests and the removal of all Liens which are not Permitted Property Liens of the types described in clauses (i), (ii), (iii) or
(iv) of Subparagraph 3.07(a)).

        4.03. Holding Over. If Lessee does not purchase the Facility 2 Property on the Expiration Date pursuant to the Purchase Agreement but continues in possession of any portion of the Facility 2 Property after the Expiration Date, Lessee shall pay rent for each day it so continues in possession, payable upon demand of Lessor, at a per annum rate equal to the

Alternate Rental Rate plus two percent (2.0%) and shall pay and perform all of its other Lessee Obligations under this Agreement and the other Operative Documents in the same manner as though the Term had not ended; provided, however, that this Paragraph 4.03 shall not be interpreted to permit such holding over or to limit any right or remedy of Lessor for such holding over.

SECTION 5. DEFAULT.

        5.01. Events of Default. The occurrence or existence of any one or more of the following shall constitute an "Event of Default" hereunder:

                (a) Non-Payment. Lessee shall (i) fail to pay on the Expiration Date any amount payable by Lessee under this Agreement or any other Operative Document on such date, (ii) fail to pay within five (5) business days after any Scheduled Rent Payment Date any Base Rent payable on such Scheduled Rent Payment Date (other than the Base Rent payable on the Expiration Date) or (iii) fail to pay within five (5) business days after the same becomes due, any Supplemental Rent or other amount required under the terms of this Agreement or any other Operative Document (other than any such amount payable on the Expiration Date or Base Rent); or

                (b) Specific Defaults. Lessee or any of its Subsidiaries shall fail to observe or perform any covenant, obligation, condition or agreement set forth in Subparagraph 3.01(d), Paragraph 3.03 or Subparagraph 3.07(a) hereof, or in Paragraph 5.02 or Paragraph 5.03 of the Participation Agreement; or

                (c) Other Defaults. Lessee or any of its Subsidiaries shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement or any other Operative Document (except for those covenants described in Paragraph 5.01(d) below) and such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor, provided, however, that in the event that such failure cannot reasonably be cured within such thirty (30) day period, such failure shall not constitute an Event of Default hereunder so long as Lessee shall have commenced to cure such failure within such thirty (30) day period and shall thereafter diligently pursue such cure to completion, provided further that such failure shall in all events be cured by the earlier of (i) the Expiration Date, if Lessee is exercising the Marketing Option, (provided that if the Purchase Option is consummated in accordance with the terms of the Purchase Agreement all outstanding Defaults shall be deemed waived), or (ii) one hundred and eighty days (180) days after Lessor's notice thereof; or

                (d) Representations and Warranties. Any representation, warranty, certificate, information or other statement (financial or otherwise) made or furnished by or on behalf of Lessee or any of its Subsidiaries to any Lessor Party in or in connection with this Agreement or any other Operative Document, or as an inducement to any Lessor Party to enter into this Agreement or any other Operative Document, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished and Lessee shall not have cured the facts or circumstances causing such representation, warranty, certificate or other statement to be false, incorrect, incomplete or misleading within thirty (30) days of notice thereof from Lessor; or

                (e) Cross-Default. (i) Lessee or any of its Subsidiaries shall fail to make any payment when due on account of any Indebtedness of such Person (other than the Lessee Obligations) and such failure shall continue beyond any period of grace provided with respect thereto, if the amount of such Indebtedness exceeds $10,000,000 or the effect of such failure is to cause, or permit the holder or holders thereof to cause, Indebtedness of Lessee and its Subsidiaries (other than the Lessee Obligations) in an aggregate amount exceeding $10,000,000 to become due or (ii) Lessee or any of its Subsidiaries shall otherwise fail to observe or perform any agreement, term or condition contained in any agreement or instrument relating to any Indebtedness of such Person (other than the Lessee Obligations), or any other event shall occur or condition shall exist, if the effect of such failure, event or condition is to cause, or permit the holder or holders thereof to cause, Indebtedness of Lessee and its Subsidiaries (other than the Lessee Obligations) in an aggregate amount exceeding $10,000,000 to become due (and/or to be secured by cash collateral); or

                (f) Insolvency, Voluntary Proceedings. Lessee or any of its Material Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute),
        (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

                (g) Involuntary Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Lessee or any of its Material Subsidiaries or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Lessee or any of its Material Subsidiaries or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement; or

                (h) Judgments. (i) One or more judgments, orders, decrees or arbitration awards requiring Lessee and/or its Subsidiaries to pay an aggregate amount of $10,000,000 or more (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of Lessee and otherwise satisfying the requirements set forth in Subparagraph 3.03(b)) shall be rendered against Lessee and/or any of its Subsidiaries in connection with any single or related series of transactions, incidents or circumstances and the same shall not be satisfied, vacated or stayed for a period of thirty (30) consecutive days after the issue or levy; (ii) any judgment, writ, assessment, warrant of attachment, tax lien or execution or similar process shall be issued or levied against a substantial part of the property of Lessee or any of its Subsidiaries and the same shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy; or
        (iii) any other judgments, orders, decrees, arbitration awards, writs, assessments, warrants of attachment, tax liens or executions or similar processes which, alone or in the aggregate, are reasonably likely to have a Material Adverse Effect are rendered, issued or levied; or

                (i) Operative Documents. Any Operative Document or any material term thereof shall cease to be, or be asserted by Lessee or any of its Subsidiaries not to be, a legal, valid and binding obligation of Lessee or any of its Subsidiaries enforceable in accordance with its terms; or

                (j) ERISA. Any Reportable Event which constitutes grounds for the termination of any Employee Benefit Plan by the PBGC or for the appointment of a trustee by the PBGC to administer any Employee Benefit Plan shall occur, or any Employee Benefit Plan shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by the PBGC to administer any Employee Benefit Plan; or

                (k) Change of Control. Any Change of Control shall occur; or

                (l) Ground Lease Agreement. Lessee shall fail to observe or perform any agreement, term or condition contained in the Ground Lease Agreement and such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor; provided, however, that, in the event that such failure cannot reasonably be cured within such thirty (30) day period, such failure shall not constitute an Event of Default hereunder so long as Lessee shall have commenced to cure such failure within such thirty (30) day period and shall thereafter diligently pursue such cure to completion; or

                (m) Stanford Lease. Any "Event of Default" (as defined in the Stanford Lease) shall occur or exist under the Stanford Lease; or

                (n) Material Adverse Effect. Any other event(s) or condition(s) which is(are) reasonably likely to have a Material Adverse Effect shall occur and be continuing or exist.

        5.02. General Remedies. In all cases, upon the occurrence or existence of any Event of Default and at any time thereafter unless such Event of Default is waived, Lessor may, with the consent of the Required Participants, or shall, upon instructions from the Required Participants, exercise any one or more of the following rights and remedies (except that the remedy set forth in the first sentence of Subparagraph 5.02(a) shall be automatic):

                (a) Termination of Commitments. If such Event of Default is an Event of Default of the type described in Subparagraph 5.01(f) or Subparagraph 5.01(g) affecting Lessee, immediately and without notice, the obligation of Lessor to make Advances and the obligations of the Participants to fund Advances shall automatically terminate. If such Event of Default is any other Event of Default, Lessor may by written notice to

        Lessee, terminate the obligation of Lessor to make Advances and the obligations of the Participants to fund Advances.

                (b) Appointment of a Receiver. Lessor may apply to any court of competent jurisdiction for, and obtain appointment of, a receiver for the Facility 2 Property.

                (c) Specific Performance. Lessor may bring an action in any court of competent jurisdiction to obtain specific enforcement of any of the covenants or agreements of Lessee in this Agreement or any of the other Operative Documents.

                (d) Collection of Issues and Profits. Lessor may collect Issues and Profits as provided in Subparagraph 2.07(c) and apply the proceeds to pay Lessee Obligations.

                (e) Protection of Facility 2 Property. Lessor may enter, take possession of, manage and operate all or any part of the Facility 2 Property or take any other actions which it reasonably determines are necessary to protect the Facility 2 Property and the rights and remedies of the Lessor Parties (other than Novellus Participant) under this Agreement and the other Operative Documents, including (i) taking and possessing all of Lessee's books and records relating to the Facility 2 Property; (ii) entering into, enforcing, modifying, or canceling subleases on such terms and conditions as Lessor may consider proper;
        (iii) obtaining and evicting tenants; (iv) fixing or modifying sublease rents; (v) collecting and receiving any payment of money owing to Lessee; (vi) completing any unfinished Improvements; and/or (vii) contracting for and making repairs and alterations.

                (f) Other Rights and Remedies. In addition to the specific rights and remedies set forth above in this Paragraph 5.02 and in Paragraph 5.03 and Paragraph 5.04, Lessor may exercise any other right, power or remedy permitted to it by any applicable Governmental Rule, either by suit in equity or by action at law, or both.

        5.03. Lease Remedies. If the transaction evidenced by this Agreement and the other Operative Documents is treated as a lease, upon the occurrence or existence of any Event of Default and at any time thereafter unless such Event of Default is waived, Lessor may, with the consent of the Required Participants, or shall, upon instructions from the Required Participants, exercise any one or more of the following rights and remedies in addition to those rights and remedies set forth in Paragraph 5.02, provided that, prior to exercising any remedies provided by this Paragraph 5.03, Lessor shall give Lessee not less than three (3) Business Days notice during which time Lessee may exercise the Purchase Option and, provided the Purchase Option is consummated in accordance with the terms of the Purchase Agreement, Lessor shall not exercise any of the remedies under this Paragraph 5.03:

                (a) Termination of Lease. Lessor may, by written notice to Lessee, terminate this Agreement on a Termination Date which is prior to the Scheduled Expiration Date, subject to Subparagraph 3.02(1) of the Purchase Agreement. Such Termination Date shall be the last day of a Rental Period unless Required Participants shall otherwise direct. On such Termination Date (which shall then be the Expiration Date), Lessee shall pay all unpaid Base Rent accrued through such date, all Supplemental Rent due and payable on or prior to such date and all other amounts payable by Lessee on the Expiration Date pursuant to this Agreement and the other Operative Documents. Lessee also shall pay to Lessor, in addition to all accrued Base Rent, the worth at the time of such payment of the amount by which the unpaid Base Rent through the Scheduled Expiration Date exceeds the amount of such rental loss for the same period that Lessee proves could reasonably be avoided.

                (b) Continuation of Lease. Lessor may exercise the rights and remedies provided by California Civil Code Section 1951.4, including the right to continue this Agreement in effect after Lessee's breach and abandonment and recover Rent as it becomes due. Acts of maintenance or preservation, efforts to relet the Facility 2 Property, the appointment of a receiver upon Lessor's initiative to protect its interest under this Agreement or withholding consent to or terminating a sublease shall not of themselves constitute a termination of Lessee's right to possession.

                (c) Removal and Storage of Facility 2 Property. Lessor may enter the Facility 2 Property and remove therefrom all Persons and property, store such property in a public warehouse or elsewhere at the cost of and for the account of Lessee and sell such property and apply the proceeds therefrom pursuant to applicable California law.

        5.04. Loan Remedies. If the transaction evidenced by this Agreement and the other Operative Documents is treated as a loan, upon the occurrence or existence of any Event of Default and at any time thereafter unless such Event of Default is waived, Lessor may, with the consent of the Required Participants, or shall, upon instructions from the Required Participants, exercise any one or more of the following rights and remedies in addition to those rights and remedies set forth in Paragraph 5.02:

                (a) Acceleration of Lessee Obligations. Lessor may, by written notice to Lessee, terminate this Agreement on a Termination Date which is prior to the Scheduled Expiration Date, subject to Subparagraph 3.02(1) of the Purchase Agreement, and declare all unpaid Lessee Obligations due and payable on such Termination Date. Such Termination Date shall be the last day of a Rental Period unless Required Participants shall otherwise direct. On such Termination Date (which shall then be the Expiration Date), Lessee shall pay all unpaid Base Rent accrued through such date, all Supplemental Rent due and payable on or prior to such date and all other amounts payable by Lessee on the Expiration Date pursuant to this Agreement and the other Operative Documents.

                (b) Uniform Commercial Code Remedies. Lessor may exercise any or all of the remedies granted to a secured party under the California Uniform Commercial Code.

                (c) Judicial Foreclosure. Lessor may bring an action in any court of competent jurisdiction to foreclose the security interest in the Facility 2 Property granted to Lessor by this Agreement or any of the other Operative Documents.

                (d) Power of Sale. Lessor may cause some or all of the Facility 2 Property, including any Personal Property Collateral, to be sold or otherwise disposed of in any combination and in any manner permitted by applicable Governmental Rules.

                        (i) Sales of Personal Property. Lessor may dispose of
                any Personal Property Collateral separately from the sale of Real Property Collateral, in any manner permitted by Division 9 of the California Uniform Commercial Code, including any public or private sale, or in any manner permitted by any other applicable Governmental Rule. Any proceeds of any such disposition shall not cure any Event of Default or reinstate any Lessee Obligation for purposes of Section 2924c of the California Civil Code. In connection with any such sale or other disposition, Lessee agrees that the following procedures constitute a commercially reasonable sale:

                                (A) Lessor shall mail written notice of the sale
                        to Lessee not later than thirty (30) days prior to such sale.

                                (B) Once per week during the three (3) weeks
                        immediately preceding such sale, Lessor will publish notice of the sale in a local daily newspaper of general circulation.

                                (C) Upon receipt of any written request, Lessor
                        will make the Facility 2 Property available to any bona fide prospective purchaser for inspection during reasonable business hours.

                                (D) Notwithstanding, Lessor shall be under no
                        obligation to consummate a sale if, in its judgment, none of the offers received by it equals the fair value of the Facility 2 Property offered for sale.

                                (E) If Lessor so requests, Lessee shall assemble
                        all of the Personal Property Collateral and make it available to Lessor at the site of the Facility 2 Land. Regardless of any provision of this Agreement or any other Operative Document, Lessor shall not be considered to have accepted any property other than cash or immediately available funds in satisfaction of any Lessee Obligation, unless Lessor has given express written notice of its election of that remedy in accordance with California Uniform Commercial Code
                        Section 9621.

                The foregoing procedures do not constitute the only procedures that may be commercially reasonable.

                        (ii) Lessor's Sales of Real Property or Mixed
                Collateral. Lessor may choose to dispose of some or all of the Facility 2 Property which consists solely of Real Property Collateral in any manner then permitted by applicable Governmental Rules, including without limitation a nonjudicial trustee's sale pursuant to California Civil Code Sections 2924 et seq. In its discretion, Lessor may also or alternatively choose to dispose of some or all of the Facility 2 Property, in any combination consisting of both Real Property Collateral and Personal Property Collateral, together in one sale to be held in accordance with the law and procedures applicable to real property, as permitted by Section 9604 of the California Uniform Commercial Code. Lessee agrees that such a sale of Personal

                Property Collateral together with Real Property Collateral constitutes a commercially reasonable sale of the Personal Property Collateral. (For purposes of this power of sale, either a sale of Real Property Collateral alone, or a sale of both Real Property Collateral and Personal Property Collateral together in accordance with California Uniform Commercial Code Section 9604, will sometimes be referred to as a "Lessor's Sale.")

                                (A) Before any Lessor's Sale, Lessor shall give
                        such notice of default and election to sell as may then be required by applicable Governmental Rules.

                                (B) When all time periods then legally mandated
                        have expired, and after such notice of sale as may then be legally required has been given, Lessor shall sell the property being sold at a public auction to be held at the time and place specified in the notice of sale.

                                (C) Neither Lessor nor Agent shall have any
                        obligation to make demand on Lessee before any Lessor's Sale.

                                (D) From time to time in accordance with then
                        applicable law, Lessor may postpone any Lessor's Sale by public announcement at the time and place noticed for that sale.

                                (E) At any Lessor's Sale, Lessor shall sell to
                        the highest bidder at public auction for cash in lawful money of the United States.

                                (F) Lessor shall execute and deliver to the
                        purchaser(s) a deed or deeds conveying the Facility 2 Property being sold without any covenant or warranty whatsoever, express or implied. The recitals in any such deed of any matters or facts, including any facts bearing upon the regularity or validity of any Lessor's Sale, shall be conclusive proof of their truthfulness. Any such deed shall be conclusive against all Persons as to the facts recited in it.

                (e) Foreclosure Sales.

                        (i) Single or Multiple. If the Facility 2 Property
                consists of more than one lot, parcel or item of property, Lessor may:

                                (A) Designate the order in which the lots,
                        parcels and/or items shall be sold or disposed of or offered for sale or disposition; and

                                (B) Elect to dispose of the lots, parcels and/or
                        items through a single consolidated sale or disposition to be held or made under the power of sale granted in Subparagraph 5.04(d), or in connection with judicial proceedings, or by virtue of a judgment and decree of foreclosure and sale; or through two or more such sales or dispositions; or in any other manner

                        Lessor may deem to be in its best interests (any such sale or disposition, a "Foreclosure Sale;" any two or more, "Foreclosure Sales").

                If Lessor chooses to have more than one Foreclosure Sale, Lessor at its option may cause the Foreclosure Sales to be held simultaneously or successively, on the same day, or on such different days and at such different times and in such order as it may deem to be in its best interests. No Foreclosure Sale shall terminate or affect the security interests granted to Lessor in the Facility 2 Property by this Agreement on any part of the Facility 2 Property which has not been sold, until all of the Lessee Obligations have been paid in full.

                        (ii) Third Party Bids and Credit Bids. At any
                Foreclosure Sale, any Person, including any Lessor Party, may bid for and acquire the Facility 2 Property or any part of it to the extent permitted by then applicable Governmental Rules. Instead of paying cash for the Facility 2 Property, Lessor (and no other Lessor Party) may settle for the purchase price by crediting the sales price of the Facility 2 Property against the Lessee Obligations in any order and proportions as Lessor in its sole discretion may choose.

        5.05. [Reserved] .

        5.06. Remedies Cumulative. The rights and remedies of Lessor under this Agreement and the other Operative Documents are cumulative and may be exercised singularly, successively, or together.

        5.07. No Cure or Waiver. Neither the performance by Lessor of any of Lessee's obligations pursuant to Paragraph 3.13 nor the exercise by Lessor of any of its other rights and remedies under this Agreement or any other Operative Document (including the collection of Issues and Profits and the application thereof to the Lessee Obligations) shall constitute a cure or waiver of any Default or nullify the effect of any notice of default or sale, unless and until all Lessee Obligations are paid in full.

        5.08. Exercise of Rights and Remedies. The rights and remedies provided to Lessor under this Agreement may be exercised by Lessor itself, by Agent pursuant to Subparagraph 2.02(c) of the Participation Agreement, by a court-appointed receiver or by any other Person appointed by any of the foregoing to act on its behalf. All of the benefits afforded to Lessor under this Agreement and the other Operative Documents shall accrue to the benefit of Agent to the extent provided in Subparagraph 2.02(c) of the Participation Agreement.

        5.06 SNDA. Lessor shall be bound by the terms of the Subordination, Non-Disturbance and Attornment Agreement, dated as of November 19, 1998, entered into between Cooley Godward LLP and Lessor, and recorded on December 1, 1998 in the Official Records of Santa Clara County, California as Instrument 14528612, as if this Lease Agreement were the "Security Instrument" referred to therein.

SECTION 6. MISCELLANEOUS.

        6.01. Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon Lessee or Lessor under this Agreement shall be given as provided in Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement.

        6.02. Waivers; Amendments. Any term, covenant, agreement or condition of this Agreement may be amended or waived only as provided in the Participation Agreement. No failure or delay by any Lessor Party (other than Novellus Participant) in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

        6.03. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Lessor Parties and Lessee and their permitted successors and assigns; provided, however, that the Lessor Parties and Lessee shall not sell, assign or delegate their respective rights and obligations hereunder except as provided in the Participation Agreement.

        6.04. No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the Lessor Parties and Lessee and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

        6.05. Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

        6.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

        6.07. Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

        6.08. Nature of Lessee's Obligations.

                (a) Independent Obligation. The obligation of Lessee to pay the amounts payable by Lessee under this Agreement and the other Operative Documents and to perform the other Lessee Obligation are absolute, unconditional and irrevocable obligations which are separate and independent of the obligations of the Lessor Parties under this Agreement and the other Operative Documents and all other events and circumstances, including the events and circumstances set forth in Subparagraph 6.08(c).

                (b) No Termination or Abatement. This Agreement and the other Operative Documents and Lessee's obligation to pay Rent and to pay and perform all other Lessee Obligations shall continue in full force and effect without abatement notwithstanding the occurrence or existence of any event or circumstance, including any event or circumstance set forth in Subparagraph 6.08(c).

                (c) Full Payment and Performance. Lessee shall make all payments under this Agreement and the other Operative Documents in the full amounts and at the times required by the terms of this Agreement and the other Operative Documents without setoff, deduction or reduction of any kind and shall perform all other Lessee Obligations as and when required, without regard to any event or circumstances whatsoever, including (i) the condition of the Facility 2 Property (including any Improvements to the Facility 2 Property made prior to the Commencement Date or during the Term); (ii) title to the Facility 2 Property (including possession of the Facility 2 Property by any Person or the existence of any Lien or any other right, title or interest in or to any of the Facility 2 Property in favor of any Person); (iii) the value, habitability, usability, design, operation or fitness for use of the Facility 2 Property; (iv) the availability or adequacy of utilities and other services to the Facility 2 Property; (v) any latent, hidden or patent defect in the Facility 2 Property; (vi) the zoning or status of the Facility 2 Property or any other restrictions on the use of the Facility 2 Property; (g) the economics of the Facility 2 Property; (vii) any Casualty or Condemnation; (viii) the compliance of the Facility 2 Property with any applicable Governmental Rule or Insurance Requirement;
        (ix) any failure by any Lessor Party to perform any of its obligations under this Agreement or any other Operative Document; or (x) the exercise by any Lessor Party of any of its remedies under this Agreement or any other Operative Document; provided, however, that this Paragraph
        6.08 shall not abrogate any right which Lessee may have to recover damages from any Lessor Party for any material breach by such Lessor Party of its obligations under this Agreement or any other Operative Document to the extent permitted hereunder or thereunder.


                          [The signature page follows.]

        IN WITNESS WHEREOF, Lessee and Lessor have caused this Agreement to be executed as of the day and year first above written.


LESSEE:                               NOVELLUS SYSTEMS, INC.

                                      By: _____________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                      Novellus Systems, Inc.
                                      4000 North First Street
                                      San Jose, California  95134
                                      Attn:  Treasurer
                                      Telephone:    (408) 432-5339
                                      Fax Number:   (408) 545-3009



LESSOR:                               ABN AMRO LEASING, INC.

                                      By: _____________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                      ABN AMRO Leasing, Inc.
                                      c/o ABN AMRO Bank N.V.
                                      135 South LaSalle Street, Suite 740
                                      Chicago, Illinois 60603
                                      Attn:       David Shipley
                                      Telephone:  (312) 904-2183
                                      Fax Number: (312) 904-6217

STATE OF CALIFORNIA          )
                             )   ss
COUNTY OF __________________ )

        On _____________, 2001, before me, ___________________ a Notary Public in and for the State of California, personally appeared ___________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity on behalf of which the person(s) acted, executed the instrument.

        Witness my hand and official seal.



[SEAL]

STATE OF CALIFORNIA          )
                             )    ss
COUNTY OF __________________ )

        On _____________, 2001, before me, ___________________ a Notary Public in and for the State of California, personally appeared ___________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity on behalf of which the person(s) acted, executed the instrument.

        Witness my hand and official seal.




----------------------------
[SEAL]

                                  SCHEDULE 3.03

                             INSURANCE REQUIREMENTS


        (i) At all times during the Term, commercial general liability insurance, umbrella insurance and excess liability insurance, each written on an "occurrence basis", including products and completed operation hazards, covering claims for bodily injury, personal injury or death sustained by persons or damage to property, in an amount of not less than $25,000,000 per occurrence and $25,000,000 annual aggregate;

        (ii) At all times during the Term, workers' compensation insurance for statutory limits and employer's liability insurance covering injury, death or disease sustained by employees, in an amount not less than $1,000,000 for disease and $1,000,000 for bodily injury or death by accident;

        (iii) At all times during the Term, "all risk" property insurance covering loss or damage in amounts approved by Lessor, Agent and Required Participants excluding earthquake and flood coverage. Notwithstanding the foregoing, the maximum amount of any casualty insurance policy required to be maintained shall not exceed the Outstanding Lease Amount under Facility 2 less the Outstanding Tranche A Participation Amount held by Novellus Participant under Facility 2.



                                     3.03-1

                                  EXHIBIT A(1)

                                 FACILITY 1 LAND

              [PARCEL 1 -- 3930, 3960 AND 3970 NORTH FIRST STREET]


REAL PROPERTY in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

PCL. 1 as shown on that certain Parcel Map filed in the office of the Recorder of the County of Santa Clara, State of California on August 18, 1983 in Book 516 of Maps, page(s) 34 and 35, Santa Clara County Records.

And, excepting therefrom, the following area:

Beginning at the Northeasterly corner of said Parcel 1; thence North 52 degrees 27' 12" West, 409.24 feet along the common line of Parcel 1 and Parcel 2 as shown on said Parcel Map to a common corner thereof; thence leaving said common line, along the Southerly prolongation of a common line of said Parcels, South 19 degrees 40' 54" West, 32.25 feet; thence South 52 degrees 22' 44" East,
399.34 feet, to a point on the Southeasterly line of said Parcel 1; thence North 37 degrees 32' 59" East, 31.22 feet along said Southeasterly line to the Point of Beginning;

PARCEL ONE-A:

A non-exclusive easement for ingress and egress over PCL.2, as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

                                     Strip 1

A strip of land 26.00 feet wide extending entirely across said PCL. 2 and lying
13.00 feet on each side of a line described as follows:

Beginning at the most Easterly corner of said PCL. 2, said corner being on the Southwesterly line of Rose Orchard Way; thence along said Southwesterly line N. 59 degrees 57' 13" W., 38.00 feet to the true point of beginning of said strip of land; thence S. 30 degrees 02' 47" W., 28.14 feet; thence S. 37 degrees 32' 59" W., 423.45 feet to the Southwesterly line of said PCL. 2.

                                     Strip 2

A strip of land 26.00 feet wide extending entirely across said PCL. 2 and lying
13.00 feet on each side of a line described as follows:


                                     A(1)-1

Beginning at the most Northerly corner of said PCL. 2, said corner being on the Southwesterly line of Rose Orchard Way; thence along said Southwesterly line S. 59 degrees 57' 13" E., 388.93 feet to the true point of beginning of said strip of land; thence S. 30 degrees 02' 47" W., 33.86 feet; thence S. 37 degrees 32' 48" W., 335.99 feet to the Southwesterly line of said PCL. 2.

                                     Strip 3

A strip of land 26.00 feet wide extending Southwesterly from the Southwesterly line of said Rose Orchard Way to the Northwesterly line of the above described and designated Strip 2 and lying 13.00 feet on each side of a line described as follows:

Beginning at the most Northerly corner of said PCL. 2, said corner being on the Southwesterly line of Rose Orchard Way; thence along said Southwesterly line S. 59 degrees 57' 13" E., 30.78 feet to the true point of beginning of said strip of land; thence S. 30 degrees 02' 47" W., 26.86 feet; thence S. 37 degrees 32' 48" W., 262.18 feet; thence S. 52 degrees 27' 12" E. 343.00 feet to the Northwesterly line of the above described and designated Strip 2.


PARCEL ONE-B:

A non-exclusive easement for Landscaping, Lighting and Irrigation Facilities over PCL. 2, as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

A strip of land 10.00 feet wide extending Southeasterly from the Northwesterly line of said PCL. 1 and PCL. 2 and lying 5.00 feet on each side of a line that begins at the most Northerly corner of said PCL. 1 and runs thence along the Northeasterly line of said PCL. 1, S. 52 degrees 27' 12" E. 375.00 feet.

Excepting Therefrom that portion lying within the bounds of Parcel One mentioned hereinabove.

APN: 097-79-009 & x010
ARB: 97-3-4.01 & 14.01



                                     A(1)-2

           [PARCEL 2 -- 4145 NORTH FIRST STREET AND 55 VISTA MONTANA]


REAL PROPERTY in the City of San Jose, County of Santa Clara, State of California, described as follows:

All of Lot 43, as shown on that certain Map entitled Tract No. 7526, which Map was filed for record in the office of the Recorder of the County of Santa Clara, State of California on October 27, 1983, in Book 520 of Maps page(s) 28, 29 and 30.

APN: 097-52-013



                                     A(1)-3

                         [PARCEL 4 -- 81 VISTA MONTANA]


REAL PROPERTY in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

Lot 65, as shown on that certain Map entitled Tract No. 7649, which Map was filed for record in the office of the Recorder of the County of Santa Clara, State of California on August 27, 1984, in Book 533 of Maps page(s) 17 and 18.

PARCEL TWO:

A non-exclusive easement for private storm drainage over that portion of Lot 64 as shown on said Tract No. 7649 designated as "8' P.S.D.E.".

APN: 097-52-028



                                     A(1)-4

                 [PARCEL 8 -- 3940 AND 3950 NORTH FIRST STREET]


REAL PROPERTY in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

Parcel 2 as shown on that certain Parcel Map filed in the office of the Recorder of the County of Santa Clara, State of California on August 18, 1983 in Book 516 of Maps, page(s) 34 and 35, Santa Clara County Records.

And, in addition thereto, the following area:

Beginning at the Southeasterly corner of said Parcel 2, thence North 52 degrees 27' 12" West, 409.24 feet along the common line of Parcel 1 and Parcel 2 as shown on said Parcel Map to a common corner thereof; thence leaving said common line, along the Southerly prolongation of a common line of said Parcels, South 19 degrees 40' 54" West, 32.25 feet; thence South 52 degrees 22' 44" East,
399.34 feet to a point on the Southeasterly line of said Parcel 1; thence North 37 degrees 32' 59" East, 31.22 feet along said Southeasterly line to the Point of Beginning.

PARCEL ONE-A:

A non-exclusive easement for ingress and egress over PCL. 1, as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

                                     Strip 1

A strip of land 26.00 feet wide extending entirely across said PCL. 1 and lying
13.00 feet on each side of a line as follows:

Beginning at the Southerly corner of said PCL. 1, said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
N. 52 degrees 27' 12" W., 34.00 feet to the true point of beginning of said strip of land; thence N. 37 degrees 32' 59" E., 540.00 feet to the Northeasterly line of said PCL. 1.

                                     Strip 2

A strip of land 40.00 feet wide extending entirely across said PCL. 1 and lying contiguous to and Southeasterly of a line described as follows:

Beginning at the most Southerly corner of said PCL. 1, said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
N. 52 degrees 27' 12" W., 429.25 feet to the true



                                     A(1)-5
point of beginning of said strip of land; thence N. 37 degrees 32' 48" E.,
600.00 feet to the Northeasterly line of said PCL. 1; the Northerly terminus of said 40 foot wide strip of land being the Northeasterly line of said PCL. 1.

                                     Strip 3

A strip of land 26.00 feet wide, extending Northeasterly from the Southwesterly line of said PCL. 1 to the Northwesterly line of the above described and designated Strip 2 and lying 13.00 feet on each side of a line described as follows:

Beginning at the Westerly corner of said PCL. 1, said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
S. 52 degrees 27' 12" E., 34.00 feet to the true point of beginning of said strip of land; thence N. 37 degrees 32' 48" E. 566.00 feet; thence S. 52 degrees 27' 12" E., 355.25 feet to said Northwesterly line of said Strip 2.

                                    Strip 4

A strip of land 13.00 feet wide lying contiguous to and Northwesterly of the Northwesterly line of the above described and designated Strip 2 and extending Southwesterly from the Northeasterly line of said PCL. 1 approximately 21.00 feet to the Northeasterly line of the above described and designated Strip 3.

PARCEL ONE-B:

The right from time to time to construct, install, maintain, replace, remove, and use storm drain sewers, together with a right of way therefor, over a portion of PCL. 1 as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

                                     Strip 1

A strip of land 10.00 feet wide extending entirely across said PCL. 1 and lying
5.00 feet on each side of a line described as follows:

Beginning at the most Westerly corner of said PCL. 1 said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
S. 52 degrees 27' 12" E., 402.75 feet to the true point of beginning of said strip of land; thence along the centerline of a existing storm drain line the following courses: thence N. 37 degrees 32' 48" E., 28.00 feet to a point herein designated Point A; thence N. 52 degrees 27' 12" W., 278.00 feet; thence N. 00 degrees 51' 00" E., 198.30 feet; thence N. 37 degrees 32' 33" E., 279.75 feet;
thence S. 51 degrees 19' 51" E., 89.02 feet; thence N. 50 degrees 06' 47" E.,
133.18 feet; thence N. 37 degrees 32' 48" E., 5.00 feet to the Northeasterly line of said PCL 1.

                                     Strip 2

A strip of land 10 feet wide extending Northeasterly from the Northeasterly line of the above described and designated Strip 1 and lying 5.00 feet on each side of a line which begins at said



                                     A(1)-6

Point A; thence along the centerline of an existing storm drain line the following courses: thence N. 26 degrees 55' 37" E., 154.65 feet; thence N. 32 degrees 55' 53" E., 96.31 feet; thence N. 43 degrees 21' 28" E., 113.58 feet;
thence N. 54 degrees 44' 21" E., 105.72 feet to a point herein designated as Point B; thence S. 41 degrees 57' 14" E., 65.85 feet; thence N. 37 degrees 32' 48" E., 62.00 feet to the Northeasterly line of said PCL 2.

                                     Strip 3

A strip of land 5.00 feet wide lying contiguous to and Southwesterly of the Northeasterly line of said PCL. 1 and extending Southeasterly from the Southeasterly line of the above described and designated Strip 2 approximately 225 feet.

                                    Strip 4

A strip of land 10.00 feet wide extending Northeasterly from the Northeasterly line of the above described and designated Strip 2 to the Northeasterly line of said PCL. 1 and lying 5.00 feet on each side of a line that begins at said Point B; thence along the centerline of an existing storm drain line N. 37 degrees 32' 48" E., 50.00 feet to the Northeasterly line of said PCL. 1.

PARCEL ONE-C:

The right from time to time to construct, install, inspect, maintain, replace, remove and use any and all Public Service Facilities necessary or useful, together with a right of way therefor, over a portion of PCL. 1 as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

                                     Strip 5

A strip of land 15.00 feet wide extending entirely across said PCL. 1 and lying
7.50 feet on each side of a line described as follows:

Beginning at the most Southerly corner of said PCL. 1, said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
N. 52 degrees 27' 12" W., 60.50 feet to the true point of beginning of said strip of land; thence N. 37 degrees 32' 59" E., 394.80 feet to a point herein designated Point C; thence N. 37 degrees 32' 59" E., 105.20 feet; thence N. 7 degrees 27' 01" W., 56.57 feet to the Northeasterly line of said PCL. 1.

                                     Strip 6

A strip of land 15.00 feet wide extending Northerly from the Northerly line of the above described and designated Strip 5 to the Northeasterly line of said PCL. 1 and lying 7.5 feet on each side of a line that begins at said Point C; thence N. 30 degrees 01' 00" E., 59.5 feet; thence N. 8 degrees 41' 00" E.,
98.44 feet to the Northeasterly line of said PCL. 1.




                                     A(1)-7

                                     Strip 7

A strip of land 15.00 feet wide extending entirely across said PCL. 1 and lying
7.5 feet and each side of a line described as follows:

Beginning at the most Westerly corner of said PCL. 1 said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
S. 52 degrees 27' 12" E., 30.00 feet to the true point of beginning of said strip of land; thence N. 37 degrees 32' 33" E., 600.00 feet to the Northeasterly line of said PCL 1.

                                    Strip 8

That area located within those portions of PCL.1, of the Parcel Map mentioned hereinabove, lying within the easements designated as "P.S.E.", as shown on said Parcel Map.

PARCEL ONE-D:

A non-exclusive easement for Landscaping, Lighting and Irrigation Facilities over PCL. 1, as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

A strip of land 10.00 feet wide extending Southeasterly from the Northwesterly line of said PCL. 1 and PCL. 2 and lying 5.00 feet on each side of a line that begins at the most Northerly corner of said PCL. 1 and runs thence along the Northeasterly line of said PCL. 1, S. 52 degrees 27' 12" E. 375.00 feet.

Excepting therefrom that portion lying within the bounds of Parcel 2 mentioned hereinabove.

APN: 097-79-004, x010
ARB: 97-3-x4, x4.01



                                     A(1)-8

                                  EXHIBIT A(2)

                                 FACILITY 2 LAND

                      [PARCEL 3 -- 4000 NORTH FIRST STREET]


REAL PROPERTY in the City of San Jose, County of Santa Clara, State of California, described as follows:

All of Parcel 4, as shown upon that Parcel Map which was filed for record in the Office of the Recorder of the County of Santa Clara, State of California on July 13, 1984 in Book 531 of Maps, at pages 41 and 42.

APN: 097-03-049, 056
ARB: 097-03-005.03 & 015.01



                                     A(2)-1

                      [PARCEL 5 -- 4041 NORTH FIRST STREET]


REAL PROPERTY in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

Parcel 1, as shown on that certain Parcel Map filed for record in the office of the Recorder of the County of Santa Clara, State of California on July 13, 1983, in Book 514 of Maps page(s) 47 and 48.

PARCEL TWO:

An easement for the purpose of ingress and egress, said easement being more particularly described as follows:

Beginning at the Westerly corner common to Parcels 1 and 2, as said parcels are shown on that certain Parcel Map recorded in Book 514 of Maps, at pages 47 and 48 of Official Records, Santa Clara County, said point of beginning also being on the Southeasterly right-of-way of Vista Montana (30 feet in half street) as said Vista Montana is shown on said Tract Map and the most Northerly corner of Parcel A as said Parcel is shown on the Grant Deed recorded January 12, 1996 in Book P163 of Official Records, at pages 1259 through 1266; thence from said point of beginning Southeasterly along the line common to said Parcel 1 and Parcels A and B, as shown on said Grant Deed South 52 degrees 27' 12" East
136.38 feet to its intersection with a non-tangent curve concave to the Northwest having a radius of 50 feet and a radial bearing of South 52 degrees 27' 12" East at said intersection; thence Southerly and Westerly along said curve, through a central angle of 147 degrees 49' 56" an arc length of 129.01 feet; thence along a line parallel with and lying 26.62 feet (perpendicular distant) Southwesterly of said line common to Parcel 1 and Parcels A and B, North 52 degrees 27' 12" West 44.05 feet to said Southeasterly right-of-way line of Vista Montana; thence along said right-of-way line North 37 degrees 32' 48" East 26.62 feet to the point of beginning.

APN: 097-53-015
ARB: 34 506/24



                                     A(2)-2

                      [PARCEL 6 -- 3011 NORTH FIRST STREET]


REAL PROPERTY in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

Lot D, as shown on that certain Map entitled "Parcel Map being a portion of The Rancho Rincon De Los Esteros", which Map was filed for record in the office of the Recorder of the County of Santa Clara, State of California on February 27, 1979, in Book 436 of Maps page(s) 9 and 10.

PARCEL TWO:

A non-exclusive for emergency ingress and egress and access as granted in the Easement Agreement recorded June 22, 1998 as Instrument No. 14246271, Official Records, being more particularly described as follows:

A strip of land situate in Lot "E", as said lot is shown on that certain Parcel Map filed for record in Book 436 of Maps at pages 9 and 10, and lying within the City of San Jose, County of Santa Clara, State of California, described as follows:

Beginning at a point on the Northeasterly line of said Lot "E", distant South 30 degrees 04' 00" East 58.06 feet from the most Northerly corner of said Lot "E";

Thence continuing South 30 degrees 04' 00" East along said Northeasterly line
24.46 feet;

Thence Southerly along a non-tangent curve to the left with a radius of 30.00 feet, from which a radial line bears North 45 degrees 02' 16" West, through a central angle of 75 degrees 01' 44" for an arc length of 39.28 feet to a point
22.25 feet Southwesterly, measured at right angles, from said Northeasterly line;

Thence South 30 degrees 04' 00" East 445.12 feet along a line parallel with and distant 22.25 feet Southwesterly, measured at right angles, from said Northeasterly line;

Thence Southeasterly along a tangent curve to the left with a radius of 30.00 feet through a central angle of 75 degrees 01' 44" for an arc length of 39.28 feet to a point on said Northeasterly line;

Thence South 30 degrees 04' 00" East along said Northeasterly line 24.46 feet;

Thence Westerly along a non-tangent curve to the right with a radius of 54.00 feet, from which a radial line bears South 21 degrees 48' 55" East, through a central angle of 81 degrees 44' 55" for an arc length of 77.05 feet to a point
46.25 feet Southwesterly, measured at right angles, from said Northeasterly line;



                                     A(2)-3

Thence North 30 degrees 04' 00" West 445.12 feet along a line parallel with and distant 46.25 feet Southwesterly, measured at right angles, from said Northeasterly line;

Thence Northerly along a tangent curve to the right with a radius of 54.00 feet, through a central angle of 81 degrees 44' 55" for an arc length of 77.05 feet to said point of beginning.

APN: 097-56-003
ARB: 097-12-036.04





                                     A(2)-4

                                    EXHIBIT B

                                  RELATED GOODS

                                      NONE

                                  EXHIBIT B(1)

                   SUPPLEMENT TO EXHIBIT B TO LEASE AGREEMENT

                                     [Date]


ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
   as Agent
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL  60604
Attn:  Josephine O'Brien

        1. Reference is made to (a) that certain Participation Agreement, dated as of September 21, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent") and (b) that certain Lease Agreement, dated as of September 21, 2001 (the "Facility 2 Lease Agreement") between Lessee and Lessor. Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

        2. Lessee hereby agrees that the description of "Related Goods" set forth in Exhibit B to the Lease Agreement shall be supplemented by adding thereto the Related Goods described in Attachment 1 hereto. Lessee hereby accepts all such Related Goods and agrees that such Related Goods constitute part of the Facility 2 Property subject to the Lease Agreement.

        IN WITNESS WHEREOF, Lessee has executed this Supplement to Exhibit B on the date set forth above.


LESSEE:                               NOVELLUS SYSTEMS, INC.

                                      By: _____________________________________
                                          Name: _______________________________
                                          Title: ______________________________



LESSOR:                               ABN AMRO LEASING, INC.

                                      By: _____________________________________
                                          Name: _______________________________
                                          Title: ______________________________




                                     B(1)-1

                                  ATTACHMENT 1
                                       TO
                             SUPPLEMENT TO EXHIBIT B







                                   B(SCH-1)-1

                                    EXHIBIT C

                        NOTICE OF RENTAL PERIOD SELECTION

                                     [Date]



ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
   as Agent
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL  60604
Attn:  Josephine O'Brien

        1. Reference is made to (a) that certain Participation Agreement, dated as of September 21, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent") and (b) that certain Lease Agreement, dated as of September 21, 2001 (the "Facility 2 Lease Agreement") between Lessee and Lessor. Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

        2. [Insert one of the following as appropriate]

        [Pursuant to Subparagraph 2.03(a) of the Facility 2 Lease Agreement, Lessee hereby irrevocably selects a new Rental Period for a Portion of the Outstanding Lease Amount as follows:

                (a) The Portion for which a new Rental Period is to be selected is the Portion in the amount of $__________ with a current Rental Period which began on ________, ____ and ends on __________, ____; and

                (b) The next Rental Period for such Portion shall be __________ month[s].]

                [Pursuant to Subparagraph 2.03(a) of the Facility 2 Lease Agreement, Lessee hereby irrevocably elects to divide a Portion of the Outstanding Lease Amount into further Portions as follows:

                (a) The Portion which is to be divided is the Portion in the amount of $__________ with a current Rental Period which began on ________, ____ and ends on __________, ____; and

                (b) On the last day of the current Rental Period for such Portion, such Portion is to be divided into the following Portions with the following initial Rental Periods:


                   Portion                    Rental Period
                ------------                 ----------------
                $___________                 _______ month[s]
                $___________                 _______ month[s]
                $___________                 _______ month[s]
                $___________                 _______ month[s]]

           [Pursuant to Subparagraph 2.03(a) of the Facility 2 Lease Agreement, Lessee hereby irrevocably elects to combine into a single Portion certain Portions of the Outstanding Lease Amount as follows:

                (a) The Portions which are to be combined are the Portions in the amounts of $__________, $_________ and $_______, each with a current Rental Period which ends on __________, ____; and

                (b) The initial Rental Period for such newly created Portion shall be __________ month[s].]

        3. Lessee hereby certifies to the Lessor Parties (other than Novellus Participant) that, on the date of this Notice of Rental Period Selection and after giving effect to the selection as described above:

                (a) The representations and warranties of Lessee set forth in Paragraph 4.01 of the Participation Agreement and in the other Operative Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

                (b) No Default has occurred and is continuing; and

                (c) All of the Operative Documents are in full force and effect on such date.

        IN WITNESS WHEREOF, Lessee has executed this Notice of Rental Period Selection on the date set forth above.



                                      NOVELLUS SYSTEMS, INC.

                                      By: _____________________________________
                                          Name: _______________________________
                                          Title: ______________________________

Recording requested by and when recorded return to:

Orrick, Herrington & Sutcliffe LLP
Old Federal Reserve Bank Building
400 Sansome Street
San Francisco, California  94111
Attn: John Rivers


================================================================================

                           FACILITY 2 LEASE AGREEMENT

                     DEED OF TRUST WITH ASSIGNMENT OF RENTS,

                      SECURITY AGREEMENT AND FIXTURE FILING

                                     BETWEEN

                             NOVELLUS SYSTEMS, INC.

                                       AND

                             ABN AMRO LEASING, INC.

                               SEPTEMBER 21, 2001


================================================================================

                                TABLE OF CONTENTS


                                                                                          PAGE
                                                                                          ----
SECTION 1.  INTERPRETATION..................................................................2

        1.01.  Definitions..................................................................2

        1.02.  Rules of Construction........................................................2

SECTION 2.  BASIC PROVISIONS................................................................2

        2.01.  Lease of the Property........................................................2

        2.02.  Term.........................................................................2

        2.03.  Rent.........................................................................3

        2.04.  Use..........................................................................5

        2.05.  As Is Lease..................................................................5

        2.06.  Nature of Transaction........................................................6

        2.07.  Security, Etc................................................................6

SECTION 3.  OTHER LESSEE AND LESSOR RIGHTS AND OBLIGATIONS..................................8

        3.01.  Maintenance, Repair, Etc.....................................................8

        3.02.  Risk of Loss................................................................10

        3.03.  Insurance...................................................................10

        3.04.  Casualty and Condemnation...................................................12

        3.05.  Taxes.......................................................................16

        3.06.  Environmental Matters.......................................................16

        3.07.  Liens, Easements, Etc.......................................................17

        3.08.  Subletting..................................................................18

        3.09.  Utility Charges.............................................................19

        3.10.  Removal of Facility 2 Property..............................................19

        3.11.  Compliance with Governmental Rules and Insurance Requirements...............19

        3.12.  Permitted Contests..........................................................19

        3.13.  Lessor Obligations; Right to Perform Lessee Obligations.....................20

        3.14.  Inspection Rights...........................................................20

SECTION 4.  EXPIRATION DATE................................................................20

        4.01.  Termination by Lessee Prior to Scheduled Expiration Date....................20

        4.02.  Surrender of Facility 2 Property............................................20

        4.03.  Holding Over................................................................20

SECTION 5.  DEFAULT........................................................................21

        5.01.  Events of Default...........................................................21

        5.02.  General Remedies............................................................23

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                          PAGE
                                                                                          ----
        5.03.  Lease Remedies..............................................................24

        5.04.  Loan Remedies...............................................................25

        5.05.  [Reserved]..................................................................28

        5.06.  Remedies Cumulative.........................................................28

        5.07.  No Cure or Waiver...........................................................28

        5.08.  Exercise of Rights and Remedies.............................................28

        5.06   SNDA........................................................................28

SECTION 6.  MISCELLANEOUS..................................................................29

        6.01.  Notices.....................................................................29

        6.02.  Waivers; Amendments.........................................................29

        6.03.  Successors and Assigns......................................................29

        6.04.  No Third Party Rights.......................................................29

        6.05.  Partial Invalidity..........................................................29

        6.06.  Governing Law...............................................................29

        6.07.  Counterparts................................................................29

        6.08.  Nature of Lessee's Obligations..............................................29


SCHEDULE

3.03    Insurance Requirements

EXHIBITS

A(1)    Facility 1 Land (2.01(a))
A(2)    Facility 2 Land (2.01(a))
B       Related Goods (2.01(d))
C       Notice of Rental Period Selection (2.03(a))

An extra section break has been inserted above this paragraph. Do not delete this section break if you plan to add text after the Table of Contents/Authorities. Deleting this break will cause Table of Contents/Authorities headers and footers to appear on any pages following the Table of Contents/Authorities.

                           FACILITY 3 LEASE AGREEMENT
              CONSTRUCTION DEED OF TRUST WITH ASSIGNMENT OF RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING

        THIS FACILITY 3 LEASE AGREEMENT, CONSTRUCTION DEED OF TRUST WITH ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "Agreement" herein), dated as of September 21, 2001 is entered into by and between:

                (1) NOVELLUS SYSTEMS, INC., a California corporation ("Lessee"); and

                (2) ABN AMRO LEASING, INC., an Illinois corporation, as lessor under this Agreement and as trustee under the deed of trust contained herein ("Lessor").

                                    RECITALS

        A. Lessee has requested Lessor and the Persons which are "Participants" under the Participation Agreement referred to in Recital B below (such Persons to be referred to collectively as the "Participants") to provide to Lessee a lease facility pursuant to which:

                (1) Lessor would (a) lease certain property designated by Lessee to Lessee, (B) appoint Lessee as Lessor's agent to make certain improvements to such property, (c) make advances to finance such improvements and to pay certain related expenses and (d) grant to Lessee the right to purchase such property; and

                (2) The Participants would participate in such lease facility by
        (a) funding the advances to be made by Lessor and (b) acquiring participation interests in the rental and certain other payments to be made by Lessee.

        B. Pursuant to a Participation Agreement dated of even date herewith (the "Participation Agreement") among Lessee, Lessor, the Participants and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"), Lessor and the Participants have agreed to provide such lease facility upon the terms and subject to the conditions set forth therein, including without limitation the execution and delivery of this Agreement setting forth the terms of the lease by Lessor to Lessee of the property.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. INTERPRETATION.

        1.01. Definitions. Unless otherwise indicated in this Agreement or any other Operative Document, each term set forth in Schedule 1.01 to the Participation Agreement, when used in this Agreement or any other Operative Document, shall have the respective meaning given to that term in such Schedule
1.01 or in the provision of this Agreement or other document, instrument or agreement referenced in such Schedule 1.01.

        1.02. Rules of Construction. Unless otherwise indicated in this Agreement or any other Operative Document, the rules of construction set forth in Schedule 1.02 to the Participation Agreement shall apply to this Agreement and the other Operative Documents.

SECTION 2. BASIC PROVISIONS.

        2.01. Lease of the Property. Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor the following property (the "Facility 3 Property") to the extent of Lessor's estate, right, title and interest therein, thereto or thereunder:

                (a) All lots, pieces, tracts and parcels of land described in Exhibit A (the "Facility 3 Land");

                (b) All Improvements now or hereafter located on the Facility 3 Land;

                (c) All Appurtenant Rights belonging, relating or pertaining to the Facility 3 Land or the Improvements thereto;

                (d) All Related Goods (including those described in Exhibit B and in each Exhibit B Supplement), Related Permits and Related Agreements related to the Facility 3 Land or any of the foregoing Improvements or Appurtenant Rights; and

                (e) All accessions and accretions to and replacements and substitutions for the foregoing.

        2.02. Term.

                (a) Original Term. The original term of this Agreement shall commence on the Closing Date (the "Commencement Date") and shall end on the date five (5) years after the Closing Date (such date as it may be extended pursuant to Subparagraph 2.02(b) to be referred to as the "Scheduled Expiration Date").

                (b) Extensions. Lessee may request Lessor to extend the Scheduled Expiration Date in effect at any time for three (3) additional periods of one (1) year each, as provided in Subparagraph 2.09(b) of the Participation Agreement. If Lessor and each Participant (other than Novellus Participant) consents to any such a request in accordance with such provision, the then current Scheduled Expiration Date shall be deemed extended by one (1) year in each instance. Lessee acknowledges that neither Lessor nor any Participant has any obligation or commitment (either express or implied) to extend, or consent to the extension of, the Scheduled Expiration Date at any time.

        2.03. Rent.

                (a) Base Rent.

                        (i) Lessee shall pay to Lessor as base rent hereunder
                ("Base Rent") for each Rental Period for each Portion of the Outstanding Lease Amount an amount equal to the sum of the Interest Component and Principal Component for such Rental Period determined as follows:

                                (A) "Interest Component" shall mean, with
                        respect to any Rental Period and Portion, the product of
                        (1) the Rental Rate for such Rental Period and Portion, times (2) the amount of such Portion on the first day of such Rental Period, times (3) a fraction, the numerator of which is the number of days in such Rental Period and the denominator of which is 360. If the Rental Rate shall change during any Rental Period, the Rental Rate for such Rental Period shall be the weighted average of the Rental Rates in effect from time to time during such Rental Period.

                                (B) "Principal Component" shall mean, with
                        respect to any Rental Period, zero Dollars ($0.00).

                        (ii) Prior to the Commitment Termination Date, the
                Outstanding Lease Amount shall consist of a single Portion with the following Rental Periods:

                                (A) A Rental Period which begins on the
                        Commencement Date and ends on the first Business Day in the first calendar month immediately following the month in which the Commencement Date occurs; and

                                (B) Each successive Rental Period thereafter
                        which begins on the last day of the immediately preceding Rental Period and ends one (1) month thereafter on the first Business Day of a calendar month through and including the Commitment Termination Date.

                        (iii) On and after the Commitment Termination Date,
                Lessee may select the number and amounts of the Portions into which the Outstanding Lease Amount is to be divided and the Rental Period for each such Portion by delivering to Lessor, at least three (3) Business Days prior to the Commitment Termination Date and thereafter the last day of each Rental Period for a Portion, an irrevocable written notice in the form of Exhibit C, appropriately completed (a "Notice of Rental Period Selection"), subject to the following:

                                (A) Each Portion shall be in the amount of
                        $5,000,000 or an integral multiple of $100,000 in excess thereof; provided, however, that (1) the total number of Portions outstanding at any time shall not exceed three
                        (3), and (2) the Outstanding Lease Amount shall consist of a single

                        Portion in the amount of the Outstanding Lease Amount if the Outstanding Lease Amount is less than $5,000,000).

                                (B) The initial and each subsequent Rental
                        Period selected by Lessee for each Portion shall be one
                        (1), two (2), three (3) or six (6) months; provided, however, that (1) each Rental Period shall begin and end on the first Business Day of a calendar month, (2) no Rental Period shall end after the Scheduled Expiration Date, (3) no Rental Period shall be longer than one (1) month if a Default has occurred and is continuing on the date three (3) Business Days prior to the first day of such Rental Period and (4) each Rental Period after the initial Rental Period for any Portion for which Lessee fails to make a selection by delivering a Notice of Rental Period Selection in accordance with this clause
                        (iii) shall be one (1) month.

                Lessee shall deliver each Notice of Rental Period Selection by first-class mail or facsimile as required by Subparagraph 2.02(a) and Paragraph 7.01 of the Participation Agreement; provided, however, that Lessee shall promptly deliver the original of any Notice of Rental Period Selection initially delivered by facsimile.

                        (iv) The rental rate for each Rental Period for a
                Portion ("Rental Rate") shall be the LIBOR Rental Rate for such Rental Period and Portion, except as follows:

                                (A) The rental rate for any part of a Portion
                        attributable to Outstanding Tranche A Participation Amounts or Outstanding Tranche B Participation Amounts after the Completion Date shall be the Applicable Margins therefor.

                                (B) Except as otherwise provided in clause (A)
                        above for Outstanding Tranche A Participation Amounts and Outstanding Tranche B Participation Amounts after the Completion Date, if any Rental Period is less than one (1) month, the Rental Rate for such Rental Period shall be the Alternate Rental Rate; provided, however, that with respect to the initial Rental Period, the Rental Rate may be calculated (at ABN AMRO's discretion) based upon ABN AMRO's "cost of funds"; or

                                (C) Except as otherwise provided in clause (A)
                        above for Outstanding Tranche A Participation Amounts and Outstanding Tranche B Participation Amounts after the Completion Date, if the LIBOR Rental Rate is unavailable for any Rental Period pursuant to Subparagraph 2.12(a) or Subparagraph 2.12(b) of the Participation Agreement, the Rental Rate for such Rental Period shall be the Alternate Rental Rate

                        (v) Lessee shall pay Base Rent in arrears (A) for each
                Portion, on the last day of each Rental Period therefor and, in the case of any Rental Period which exceeds three (3) months, each day occurring every three (3) months after the first day of such Rental Period (individually, a "Scheduled Rent Payment Date") and (B) for all Portions, on the Expiration Date.

                        (b) Supplemental Rent. Lessee shall pay as supplemental
                rent hereunder ("Supplemental Rent") all amounts (other than Base Rent, the purchase price payable by Lessee for any purchase of the Facility 3 Property by Lessee pursuant to the Facility 3 Purchase Agreement and the Residual Value Guaranty Amount payable under the Facility 3 Purchase Agreement) payable by Lessee under this Agreement and the other Operative Documents. Lessee shall pay all Supplemental Rent amounts on the dates specified in this Agreement and the other Operative Documents for the payment of such amounts or, if no date is specified for the payment of any such amount, within five (5) Business Days after demand of Lessor or any other Person to whom such amount is payable; provided, however, that all Supplemental Rent payable pursuant to clause (i) above during the Commitment Period shall be capitalized as provided in clause (i) of Subparagraph 2.03(c) of the Participation Agreement.

        2.04. Use. Lessee may use the Facility 3 Property for office, research and development, warehouse and manufacturing purposes, and for any other purpose which is in compliance with applicable zoning laws and ordinances for the Facility 3 Property.

        2.05. As Is Lease. Lessee has conducted, or will conduct from time to time with regard to Facility 3 Property that may be added hereto after the date hereof, all due diligence which it deems appropriate regarding the Facility 3 Property and agrees that no Lessor Party has any obligation to conduct any such due diligence. Lessee is leasing the Facility 3 Property "as is, with all faults" without any representation, warranty, indemnity or undertaking by any Lessor Party regarding any aspect of the Facility 3 Property, including (a) the condition of the Facility 3 Property (including any Improvements to the Facility 3 Property made prior to the Commencement Date or during the Term); (b) title to the Facility 3 Property (including possession of the Facility 3 Property by any Person or the existence of any Lien or any other right, title or interest in or to any of the Facility 3 Property in favor of any Person); (c) the value, habitability, usability, design, operation or fitness for use of the Facility 3 Property; (d) the availability or adequacy of utilities and other services to the Facility 3 Property; (e) any latent, hidden or patent defect in the Facility 3 Property; (f) the zoning or status of the Facility 3 Property or any other restrictions on the use of the Facility 3 Property; (g) the economics of the Facility 3 Property; (h) any Casualty or Condemnation; or (i) the compliance of the Facility 3 Property with any applicable Governmental Rule or Insurance Requirement; provided, however, that Lessor shall be obligated to remove Lessor Liens to the extent required in Subparagraph 5.04(b) of the Participation Agreement. Without limiting the generality of the foregoing, Lessee specifically waives any covenant of quiet enjoyment except as otherwise provided in Subparagraph 5.04(b) of the Participation Agreement.

        2.06. Nature of Transaction. As more fully provided in Paragraph 2.10 of the Participation Agreement, Lessee and the Lessor Parties intend that the transaction evidenced by this Agreement and the other Operative Documents constitute an operating lease in accordance with FASB 13 for accounting purposes and a loan secured by the Facility 3 Property for all other purposes, including federal, state and local tax purposes and commercial, real estate and bankruptcy law purposes.

        2.07. Security, Etc. In order to secure the Lessee Obligations and otherwise to assure the Lessor Parties the benefits hereof in the event that the transaction evidenced by this Agreement and the other Operative Documents is, pursuant to the intent of Lessee and the Lessor Parties, treated as a loan for certain purposes, Lessee hereby makes the following grants and agrees as follows:

                (a) Real Property Security. As security for the Lessee Obligations under Facility 3, Lessee hereby irrevocably and unconditionally grants, conveys, transfers and assigns to Lessor, as trustee under this deed of trust, for the benefit of Lessor, as beneficiary (in trust for the benefit of the Lessor Parties), with power of sale and right of entry and possession, all estate, right, title and interest of Lessee in the following property, whether now owned or leased or hereafter acquired, (collectively, the "Real Property Collateral"):

                        (i) The Facility 3 Land;

                        (ii) All Improvements now or hereafter located on the
                Facility 3 Land;

                        (iii) All Appurtenant Rights belonging, relating or
                pertaining to any of the Facility 3 Land or Improvements thereto;

                        (iv) All Subleases and Issues and Profits accruing from
                the Facility 3 Land or any of the foregoing Improvements or Appurtenant Rights to the extent that such Subleases and Issues and Profits constitute real property;

                        (v) All Related Goods, Related Agreements and Related
                Permits related to any of the Facility 3 Land or any of the foregoing Improvements or Appurtenant Rights to the extent that such Related Goods, Related Agreements and Related Permits constitute real property;

                        (vi) All other Facility 3 Property to the extent that
                such property constitutes real property; and

                        (vii) All proceeds of the foregoing, including Casualty
                and Condemnation Proceeds.

                (b) Personal Property Security. As security for the Lessee Obligations under Facility 3, Lessee hereby irrevocably and unconditionally assigns and grants to Lessor, for the benefit of the Lessor Parties, a security interest in all estate, right, title and interest of Lessee in the following property, whether now owned or leased or hereafter acquired, (collectively, the "Personal Property Collateral"):

                        (i) All Subleases and Issues and Profits accruing from
                the Facility 3 Land or any of the foregoing Improvements or Appurtenant Rights to the extent that such Subleases and Issues and Profits constitute personal property;

                        (ii) All Related Goods, Related Agreements and Related
                Permits related to the Facility 3 Land or any of the foregoing Improvements or Appurtenant Rights to the extent that such Related Goods, Related Agreements and Related Permits constitute personal property;

                        (iii) All Cash Collateral and all other deposit
                accounts, instruments, investment property and monies held by any Lessor Party (other than Novellus Participant) in connection with this Agreement or any other Operative Document (including any Repair and Restoration Account);

                        (iv) All other Facility 3 Property to the extent such
                Facility 3 Property constitutes personal property; and

                        (v) All proceeds of the foregoing, including Casualty
                and Condemnation Proceeds.

        For purpose of the provisions of this Agreement related to the creation and enforcement of this Agreement as a security agreement and a fixture filing with respect to the Related Goods, Lessee is the "debtor" and Lessor is the "secured party," acting for the benefit of the Lessor Parties. This Agreement constitutes a fixture filing for purposes of the California Commercial Code with respect to the Related Goods which are or are to become fixtures on the Facility 3 Land or Facility 3 Improvements. The mailing addresses of Lessee and of Lessor from which information concerning security interests hereunder may be obtained are as set forth on the signature page of this Agreement. A carbon, photographic or other reproduction of this Agreement or of any financing statement related to this Agreement shall be sufficient as a financing statement for any of the purposes referenced herein.

                (c) Absolute Assignment of Subleases, Issues and Profits. Lessee hereby irrevocably assigns to Lessor, for the benefit of the Lessor Parties, all of Lessee's estate, right, title and interest in, to and under the Subleases and the Issues and Profits, whether now owned or hereafter acquired. This is a present and absolute assignment, not an assignment for security purposes only, and Lessor's right to the Subleases and Issues and Profits is not contingent upon, and may be exercised without possession of, the Facility 3 Property.

                        (i) If no Event of Default has occurred and is
                continuing, Lessee shall have a revocable license to collect and retain the Issues and Profits as they become due. Upon the occurrence and during the continuance of an Event of Default, such license shall automatically terminate, and Lessor may collect and apply the Issues and Profits pursuant to Subparagraph 5.02(d) without further notice to Lessee or any other Person and without taking possession of the Facility 3 Property. All Issues and Profits thereafter collected by Lessee shall be held by Lessee as trustee in a constructive trust for the benefit of Lessor. Lessee hereby irrevocably authorizes and directs the sublessees under the Subleases, without any need on their part to inquire as to whether an Event of Default has actually occurred or is then existing, to rely upon and comply with any notice or demand by Lessor for the payment to Lessor of any rental or other sums which may become due under the Subleases or for the performance of any of the sublessees' undertakings under the Subleases. Collection of any Issues and Profits by Lessor shall not cure or waive any default or notice of default hereunder or invalidate any acts done pursuant to such notice.

                        (ii) The foregoing irrevocable assignment shall not
                cause any Lessor Party to be (A) a mortgagee in possession; (B) responsible or liable for (1) the control, care, management or repair of the Facility 3 Property or for performing any of Lessee's obligations or duties under the Subleases, (2) any waste committed on the Facility 3 Property by the sublessees under any of the Subleases or by any other Persons, (3) any dangerous or defective condition of the Facility 3 Property, or
                (4) any negligence in the management, upkeep, repair or control of the Facility 3 Property resulting in loss or injury or death to any sublessee, licensee, employee, invitee or other Person; or (C) responsible for or impose upon any Lessor Party any duty to produce rents or profits. No Lessor Party, in the absence of gross negligence or willful misconduct on its part, shall be liable to Lessee as a consequence of (y) the exercise or failure to exercise any of the rights, remedies or powers granted to Lessor hereunder or (z) the failure or refusal of Lessor to perform or discharge any obligation, duty or liability of Lessee arising under the Subleases.

SECTION 3. OTHER LESSEE AND LESSOR RIGHTS AND OBLIGATIONS.

        3.01. Maintenance, Repair, Etc.

                (a) General. Lessee shall not permit any waste of the Facility 3 Property, except for ordinary wear and tear, and shall, at its sole cost and expense, maintain the Facility 3 Property in good working order, mechanical condition and repair and make all necessary repairs thereto, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by all applicable Governmental Rules and Insurance Requirements and on a basis consistent with the operation and maintenance of commercial properties comparable in type and location to the Facility 3 Property and in compliance with prudent industry practice.

                (b) New Improvements. Lessee shall make or cause to be made all of the New Improvements authorized and required by the Facility 3 Construction Agency Agreement in accordance with the Facility 3 Construction Agency Agreement.

                (c) Other Modifications. After the Completion of the New Improvements, Lessee, at its sole cost and expense, may from time to time make alterations, renovations, improvements and additions to the Facility 3 Property and substitutions and replacements therefor (collectively, "Modifications") in addition to the New Improvements; provided that:

                        (i) No Modification impairs the value, utility or useful
                life of the Facility 3 Property or any part thereof from that which existed immediately prior to such Modification;

                        (ii) All Modifications are made expeditiously and, in no
                case, unless Lessee currently is exercising either the Term Purchase Option or the Expiration Date Purchase Option, shall Modifications remain uncompleted later than six (6) months prior to the Scheduled Expiration Date;

                        (iii) All Modifications are made in a good and
                workmanlike manner and in compliance with all applicable Governmental Rules and Insurance Requirements;

                        (iv) Subject to Paragraph 3.12 relating to permitted
                contests, Lessee pays all costs and expenses and discharges (or cause to be insured or bonded over) any Liens arising in connection with any Modification not later than the earlier of
                (A) sixty (60) days after the same shall be filed (or otherwise becomes effective) and (B) unless Lessee currently is exercising either the Term Purchase Option or the Expiration Date Purchase Option, six (6) months prior to the Scheduled Expiration Date;

                        (v) At least one (1) month prior to the commencement of
                (A) any Modifications which are anticipated to cost $500,000 or more in the aggregate, or (B) any Modifications which cause the total of all Modifications undertaken during the previous twelve month period to exceed an aggregate cost of $1,000,000, Lessee shall deliver to Lessor, with sufficient copies for Agent and each Participant(other than Novellus Participant), a brief written description of such Modifications; and

                        (vi) All Modifications otherwise comply with this
                Agreement and the other Operative Documents.

                (d) Abandonment. Lessee shall not abandon the Facility 3 Property or any material portion thereof for any period in excess of thirty (30) consecutive days during the term hereof, except as a part of any New Improvements or Modifications as permitted herein or in the other Operative Documents.

                (e) Maintenance. Lessee shall maintain the Facility 3 Property and each material portion thereof in a manner consistent with other similar properties in the same area, except as a part of any New Improvements or Modifications as permitted herein.

        3.02. Risk of Loss. Lessee assumes all risks of loss arising from any Casualty or Condemnation which arises or occurs prior to the Expiration Date or while Lessee is in possession of the Facility 3 Property and all liability for all personal injuries and deaths and damages to property suffered by any Person or property on or in connection with the Facility 3 Property which arises or occurs prior to the Expiration Date or while Lessee is in possession of the Facility 3 Property, except in each case to the extent any such loss or liability is primarily caused by the gross negligence or willful misconduct of a Lessor Party; provided, however, that

Lessee shall have no obligation under this Paragraph 3.02 on account of any such loss or liability arising under Facility 3 during the Construction Period except as follows:

                (a) Lessee shall be liable under this Paragraph 3.02 for all such losses and liabilities arising under Facility 3 during the Construction Period if caused by or arising from any failure by Lessee to comply with any of its obligations under the Operative Documents (including its insurance obligations), any representation by Lessee in any of the Operative Documents not being true, any negligence or willful misconduct of Lessee, or any claim by any third-party against Lessee (or against any Lessor Party) based upon any alleged action or inaction by Lessee.

                (b) If any Lessor Party incurs any such loss or liability arising under Facility 3 during the Construction Period for which Lessee is not liable pursuant to Subparagraph 3.02(a), the amount of such loss or liability shall, if such Lessor Party shall so request by a written notice to Lessor, be capitalized pursuant to clause (ii) of Subparagraph 2.03(c) of the Participation Agreement.

Lessee hereby waives the provisions of California Civil Code Sections 1932(1), 1932(2) and 1933(4), and any and all other applicable existing or future Governmental Rules permitting the termination of this Agreement as a result of any Casualty or Condemnation, and Lessor shall in no event be answerable or accountable for any risk of loss of or decrease in the enjoyment and beneficial use of the Facility 3 Property as a result of any such event.

        3.03. Insurance.

                (a) Coverage.

                        (i) During the Construction Period, Lessee shall arrange
                for insurance as agent for Lessor and the incremental cost of such insurance shall be capitalized as a project cost. Such insurance coverage, during the Construction Period, shall be not less than set forth in Schedule 3.03 and such additional insurance of the types (including the types set forth in Schedule 3.03), in amounts and in a form acceptable to Lessor. The deductibles for all such insurance shall be limited to $25,000 for flood coverage, $-0- for earthquake coverage, and $10,000 for all other coverage.

                        (ii) After the Construction Period, Lessee, at its sole
                cost and expense, shall at all times carry and maintain insurance coverage. Such insurance coverage, after the Construction Period, shall be not less than set forth in
                Schedule 3.03 and such additional insurance of the types (including the types set forth in Schedule 3.03), in amounts, in a form and with deductibles customarily carried by a reasonably prudent Person owning or operating properties similar to the Facility 3 Property in the same geographic area as the Facility 3 Property.

                (b) Carriers. Any insurance carried and maintained by Lessee pursuant to this Paragraph 3.03 shall be underwritten by an insurance company which (i) has, at the time such insurance is placed and at the time of each renewal thereof, a general policyholder rating of "A" and a financial rating of at least VIII from A.M. Best Company or any successor thereto (or if there is none, an organization having a similar national reputation) or (ii) is otherwise approved by Lessor and Required Participants; provided, however, that, any insurance company underwriting Lessee's earthquake and flood insurance shall be acceptable as long as each such insurance company has a general policyholder rating of "A-" and a financial rating of at least VIII from A.M. Best Company on the date such insurance is placed.

                (c) Terms. Each insurance policy maintained by Lessee pursuant to this Paragraph 3.03 shall provide as follows, whether through endorsements or otherwise:

                        (i) Lessor and Agent shall be named as additional
                insureds, in the case of each policy of liability insurance, and additional loss payees, in the case of each policy of property insurance.

                        (ii) In respect of the interests of Lessor in the
                policy, the insurance shall not be invalidated by any action or by inaction of Lessee or by any Person having temporary possession of the Facility 3 Property while under contract with Lessee to perform maintenance, repair, alteration or similar work on the Facility 3 Property, and shall insure the interests of Lessor regardless of any breach or violation of any warranty, declaration or condition contained in the insurance policy by Lessee, Lessor or any other additional insured (other than by such additional insured, as to such additional insured); provided, however, that the foregoing shall not be deemed to (A) cause such insurance policies to cover matters otherwise excluded from coverage by the terms of such policies or (B) require any insurance to remain in force notwithstanding non-payment of premiums except as provided in clause (iii) below.

                        (iii) If the insurance policy is cancelled for any
                reason whatsoever, or substantial change is made in the coverage that affects the interests of Lessor, or if the insurance coverage is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective as to Lessor for thirty (30) days after receipt by Lessor of written notice from the insurers of such cancellation, change or lapse.

                        (iv) No Lessor Party shall have any obligation or
                liability for premiums, commissions, assessments, or calls in connection with the insurance.

                        (v) The insurer shall waive any rights of set-off or
                counterclaim or any other deduction, whether by attachment or otherwise, that it may have against any Lessor Party.

                        (vi) The insurance shall be primary without right of
                contribution from any other insurance that may be carried by any Lessor Party with respect to its interest in the Facility 3 Property.

                        (vii) The insurer shall waive any right of subrogation
                against any Lessor Party (other than Novellus Participant).

                        (viii) All provisions of the insurance, except the
                limits of liability, shall operate in the same manner as if there were a separate policy covering each insured party.

                        (ix) The insurance shall not be invalidated should
                Lessee or any Lessor Party waive, in writing, prior to a loss, any or all rights of recovery against any Person for losses covered by such policy, nor shall the insurance in favor of any Lessor Party or Lessee, as the case may be, or their respective rights under and interests in said policies be invalidated or reduced by any act or omission or negligence of any Lessor Party or Lessee, as the case may be, or any other Person having any interest in the Facility 3 Property.

                        (x) All insurance proceeds with a value of less than
                five hundred thousand Dollars ($500,000) payable in respect of any loss or occurrence with respect to the Facility 3 Property during the Construction Period shall be paid to and adjusted solely by Lessee. All insurance proceeds with a value of less than two million five hundred thousand Dollars ($2,500,000) payable in respect of any loss or occurrence with respect to the Facility 3 Property after the Construction Period shall be paid to and adjusted solely by Lessee. All other insurance proceeds shall be paid to Lessor and adjusted jointly by Lessor and Lessee, except that, from and after the date on which the insurer receives written notice from Lessor that an Event of Default has occurred and is continuing (and unless and until such insurer receives written notice from Lessor that all Events of Default have been cured), all losses shall be adjusted solely by, and all insurance proceeds shall be paid solely to, Lessor.

                        (xi) Each policy of property insurance shall contain a
                standard form mortgagee endorsement in favor of Lessor.

                        (xii) Each insurance policy shall provide that the
                coverage to be provided thereunder shall not be invalidated in the event Lessee or any Lessor Party fails to maintain other insurance covering losses of a similar type or types.

                        (xiii) Each insurance policy shall contain a
                "severability of interest" provision.

                        (xiv) Each insurance policy which is written as "excess
                insurance" shall contain a provision that it will drop down in the event that any underlying insurance coverage has been reduced or exhausted by reason of losses paid thereunder.

                (d) Evidence of Insurance. Lessee, at its sole cost and expense, shall furnish to Lessor (i) not later than the Commencement Date, copies of all policies of insurance required by this Paragraph 3.03, certified by the insurers, (ii) upon each renewal of insurance and upon any material change in the terms thereof, copies of all policies, amendments and/or endorsements evidencing such renewal or change, certified by the insurers, and (iii) upon the request of Lessor, such other certificates or documents as

        Lessor may reasonably request to evidence Lessee's compliance with the insurance requirements set forth in this Paragraph 3.03.

                (e) Release of Lessor Parties. Lessee hereby waives, releases and discharges each Lessor Party and its directors, officers, employees, agents and advisors from all claims whatsoever arising out of any loss, claim, expense or damage to or destruction covered or coverable by insurance required under this Paragraph 3.03, notwithstanding that such loss, claim, expense or damage may have been caused by any such Person, and, as among Lessee and such Persons, Lessee agrees to look to the insurance coverage only in the event of such loss.

        3.04. Casualty and Condemnation.

                (a) Notice. Lessee shall give Lessor prompt written notice of the occurrence of any Material Casualty affecting, or the institution of any proceedings for the Condemnation of, the Facility 3 Property or any portion thereof.

                (b) Repair Obligations.

                        (i) If any Material Casualty or Condemnation affecting
                the Facility 3 Property or any portion thereof occurs during the Construction Period, Lessee shall, if so directed by Lessor and Required Participants in writing, repair and restore the Facility 3 Property as required by Subparagraph 3.04(c) to the extent that Casualty and Condemnation Proceeds and Advances are available for such work; provided, however, that, if Casualty and Condemnation Proceeds and Advances are not available for such work, Lessee shall pay Prepaid Rent if the Material Casualty or Condemnation was caused by any failure by Lessee to comply with any of its obligations under the Operative Documents (including its insurance obligations), any representation by Lessee in any of the Operative Documents not being true, any negligence or willful misconduct of Lessee, or any claim by any third-party against Lessee (or against any Lessor Party) based upon any alleged action or inaction by Lessee.

                        (ii) If any Material Casualty or Condemnation affecting
                the Facility 3 Property or any portion thereof occurs after the Construction Period, Lessee shall, at its election, either (A) repair and restore the Facility 3 Property as required by Subparagraph 3.04(c) or (B) exercise the Term Purchase Option and purchase the Facility 3 Property pursuant to the Purchase Agreement; provided, however, that Lessee may not elect to repair and restore the Facility 3 Property if such casualty or condemnation is a Major Casualty or Major Condemnation or if an Event of Default has occurred and is continuing unless Lessor and the Required Participants shall consent in writing. (If such casualty or condemnation is a Major Casualty or Major Condemnation that occurs after the Construction Period, Lessee shall exercise the Term Purchase Option and purchase the Facility 3 Property pursuant to the Purchase Agreement as promptly as possible but not later than two (2) months after the occurrence of such Major Casualty or Major Condemnation, unless Lessor and the Required Participants shall otherwise consent in writing. If an Event of Default has occurred and is continuing, Lessor Parties may exercise the rights provided herein.) Not later than one (1) month after the occurrence of any Material Casualty or any Condemnation occurring after the Construction Period, Lessee shall deliver to Lessor a written notice indicating whether it elects to repair and restore or purchase the Facility 3 Property.

                (c) Repair and Restoration. If Lessee is required to repair and restore the Facility 3 Property following any Material Casualty or any Condemnation, Lessee shall diligently proceed to repair and restore the Facility 3 Property to the condition in which it existed immediately prior to such Material Casualty or such Condemnation and shall complete all such repairs and restoration as soon as reasonably practicable; provided, however, that Lessee shall in any event complete all such repairs and restoration not later than the earlier of (y) six (6) months after the occurrence of the Material Casualty or the Condemnation, and
        (z) six (6) months prior to the Scheduled Expiration Date unless (I) Lessee currently is exercising either the Term Purchase Option or the Expiration Date Purchase Option or (II) the Material Casualty or Condemnation occurs during the Construction Period and is not caused by any failure by Lessee to comply with any of its obligations under the Operative Documents (including its insurance obligations), any representation by Lessee in any of the Operative Documents not being true, any negligence or willful misconduct of Lessee, or any claim by any third-party against Lessee (or against any Lessor Party) based upon any alleged action or inaction by Lessee). In the case of a Casualty or Condemnation occurring during the Construction Period, Lessee shall make such repairs and restoration using, to the extent available, any Casualty and Condemnation Proceeds that are available and are released to Lessee for such purpose pursuant to Subparagraph 3.04(f) and Advances. In the case of a Casualty or Condemnation occurring after the Construction Period, Lessee shall make such repairs using its own funds, except to the extent any Casualty and Condemnation Proceeds are available and are released to Lessee for such purpose pursuant to Subparagraph 3.04(f). Lessee's exercise of the repair and restoration option shall, if Lessor or Required Participants direct, be subject to satisfaction of the following conditions:

                        (i) Within one (1) month after the occurrence of the
                Material Casualty or the Condemnation, Lessee shall deposit in a deposit account acceptable to and controlled by Lessor (a "Repair and Restoration Account"):

                                (A) Any Casualty and Condemnation Proceeds which
                        are available and are released to Lessee pursuant to Subparagraph 3.04(f) if the Material Casualty or Condemnation occurs during the Construction Period and is not caused by any failure by Lessee to comply with any of its obligations under the Operative Documents (including its insurance obligations), any representation by Lessee in any of the Operative Documents not being true, any negligence or willful misconduct of Lessee, or any claim by any third-party against Lessee (or against any Lessor Party) based upon any alleged action or inaction by Lessee); or

                                (B) Funds (including any Casualty and
                        Condemnation Proceeds which are available and are released to Lessee pursuant to Subparagraph 3.04(f)) in the amount which Lessor determines is needed to complete and fully pay all costs of the repair or restoration (including taxes, financing charges, insurance and rent during the repair period) in all cases not covered by the preceding clause (A).

                        (ii) As soon as reasonably possible and in no event
                later than two (2) months after the occurrence of the Material Casualty or the Condemnation, Lessee shall establish an arrangement for lien releases and disbursement of funds acceptable to Lessor and in a manner and upon such terms and conditions as would be required by a prudent interim construction lender.

                        (iii) As soon as reasonably possible and in no event
                later than two (2) months after the occurrence of the Material Casualty or the Condemnation, Lessee shall deliver to Lessor the following, each in form and substance acceptable to Lessor:

                                (A) Evidence that the Facility 3 Property can,
                        in Lessor's reasonable judgment, with diligent restoration or repair, be returned to a condition at least equal to the condition thereof that existed prior to the Casualty or partial Condemnation causing the loss or damage within the earlier to occur of (A) six (6) months after the occurrence of the Casualty or Condemnation and (B) unless Lessee currently is exercising either the Term Purchase Option or the Expiration Date Purchase Option, six (6) months prior to the Scheduled Expiration Date;

                                (B) Evidence that all necessary governmental
                        approvals can be timely obtained to allow the rebuilding and reoccupancy of the Facility 3 Property;

                                (C) Copies of all plans and specifications for
                        the work;

                                (D) Copies of all contracts for the work, signed
                        by a contractor reasonably acceptable to Lessor;

                                (E) A cost breakdown for the work;

                                (F) A payment and performance bond for the work
                        or other security satisfactory to Lessor;

                                (G) Evidence that, upon completion of the work,
                        the size, capacity and total value of the Facility 3 Property will be at least as great as it was before the Casualty or Condemnation occurred; and

                                (H) Evidence of satisfaction of any additional
                        conditions that Lessor or Required Participants may reasonably establish to protect their rights under this Agreement and the other Operative Documents.

                All plans and specifications for the work must be reasonably acceptable to Lessor, except that Lessor's approval shall not be required if the restoration work is based on the same plans and specifications as were originally used to construct the Facility 3 Property. To the extent that the funds in a Repair and Restoration Account include both Casualty and Condemnation Proceeds and other funds deposited by Lessee, the other funds deposited by Lessee shall be used first. Lessee acknowledges that the specific conditions described above are reasonable.

                (d) Prosecution of Claims for Casualty and Condemnation Proceeds. Lessee shall proceed promptly and diligently to prosecute in good faith the settlement or compromise of any and all claims for Casualty and Condemnation Proceeds; provided, however, that any settlement or compromise of any such claim shall, except as otherwise provided in clause (x) of Subparagraph 3.03(c), be subject to the written consent of Lessor and Required Participants, which consents shall not be unreasonably withheld. Lessor may participate in any proceedings relating to such claims, and, after the occurrence and during the continuance of any Event of Default, Lessor is hereby authorized, in its own name or in Lessee's name, to adjust any loss covered by insurance or any Casualty or Condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and Lessee shall from time to time deliver to Lessor any and all further assignments and other instruments required to permit such participation.

                (e) Assignment of Casualty and Condemnation Proceeds. Lessee hereby absolutely and irrevocably assigns to Lessor all Casualty and Condemnation Proceeds and all claims relating thereto, subject to the terms of this Agreement which require Lessor to make such proceeds available to Lessee for restoration. Except as otherwise provided in clause (x) of Subparagraph 3.03(c), Lessee agrees that all Casualty and Condemnation Proceeds are to be paid to Lessor and Lessee hereby authorizes and directs any insurer, Governmental Authority or other Person responsible for paying any Casualty and Condemnation Proceeds to make payment thereof directly to Lessor alone, and not to Lessor and Lessee jointly. If Lessee receives any Casualty and Condemnation Proceeds payable to Lessor hereunder, Lessee shall promptly pay over such Casualty and Condemnation Proceeds to Lessor. Lessee hereby covenants that until such Casualty and Condemnation Proceeds are so paid over to Lessor, Lessee shall hold such Casualty and Condemnation Proceeds in trust for the benefit of Lessor and shall not commingle such Casualty and Condemnation Proceeds with any other funds or assets of Lessee or any other Person. Except as otherwise provided in clause (x) of Subparagraph 3.03(c), Lessor may commence, appear in, defend or prosecute any assigned right, claim or action, and may adjust, compromise, settle and collect all rights, claims and actions assigned to Lessor, but shall not be responsible for any failure to collect any such right, claim or action, regardless of the cause of the failure.

                (f) Use of Casualty and Condemnation Proceeds.

                        (i) If (A) no Event of Default has occurred and is
                continuing, (B) Lessee exercises the repair and restoration option pursuant to Subparagraphs 3.04(b) and 3.04(c) and (C) Lessee complies with any conditions imposed pursuant to Subparagraph 3.04(c); then Lessor shall release any Casualty and Condemnation Proceeds to Lessee for repair or restoration of the Facility 3 Property, but may condition such release and use of the Casualty and Condemnation Proceeds upon deposit of the Casualty and Condemnation Proceeds in a Repair and Restoration Account. Lessor shall have the option, upon the completion of such restoration of the Facility 3 Property, to apply any surplus Casualty and Condemnation Proceeds remaining after the completion of such restoration to the payment of Rent and/or the reduction of the Outstanding Lease Amount, notwithstanding that such amounts are not then due and payable or that such amounts are otherwise adequately secured.

                        (ii) If (A) an Event of Default has occurred and is
                continuing, (B) Lessee fails to or is unable to comply with any conditions imposed pursuant to Subparagraph 3.04(c) or (C) Lessee elects to exercise the Term Purchase Option and purchase the Facility 3 Property pursuant to the Purchase Agreement; then, at the absolute discretion of Lessor and the Required Participants, regardless of any impairment of security or lack of impairment of security, but subject to applicable Governmental Rules governing the use of Casualty and Condemnation Proceeds, if any, Lessor may (1) apply all or any of the Casualty and Condemnation Proceeds it receives to the expenses of Lessor Parties (other than Novellus Participant) in obtaining such proceeds; (2) apply the balance to the payment of Rent and/or the reduction of the Outstanding Lease Amount, notwithstanding that such amounts are not then due and payable or that such amounts are otherwise adequately secured and/or (3) release all or any part of such proceeds to Lessee upon any conditions Lessor and the Required Participants may elect.

                        (iii) Lessor shall apply any Casualty and Condemnation
                Proceeds which are to be used to reduce the Outstanding Lease Amount only on the last day of a Rental Period unless an Event of Default has occurred and is continuing.

                        (iv) Application of all or any portion of the Casualty
                and Condemnation Proceeds, or the release thereof to Lessee, shall not cure or waive any Default or notice of default or invalidate any acts done pursuant to such notice.

        3.05. Taxes. Subject to Paragraph 3.12 relating to permitted contests, Lessee shall promptly pay when due all Indemnified Taxes imposed on or payable by Lessee or any Lessor Party in connection with the Facility 3 Property, this Agreement or any of the other Operative Documents, or any of the transactions contemplated hereby or thereby. As promptly as possible after any Indemnified Taxes are payable by Lessee, Lessee shall send to Lessor for the account of the applicable Lessor Party a certified copy of an original official receipt received by Lessee showing payment thereof. If Lessee fails to pay any such Indemnified Taxes when due to the appropriate taxing authority or fails to remit to Lessor the required receipts or other required documentary evidence, Lessee shall indemnify the Lessor Parties for any incremental taxes, interest or penalties that may become payable by the Lessor Parties as a result of any such failure. The obligations of Lessee under this Paragraph 3.05 shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

        3.06. Environmental Matters.

                (a) Lessee's Covenants. Lessee shall not cause or permit Hazardous Materials to be used, generated, manufactured, stored, treated, disposed of, transported or present on or released or discharged from the Facility 3 Property in any manner that is reasonably likely to have a Material Adverse Effect. Lessee shall immediately notify Lessor in writing of (i) any knowledge by Lessee that the Facility 3 Property does not comply with any Environmental Laws; and
        (ii) any claims against Lessee or the Facility 3 Property relating to Hazardous Materials or pursuant to Environmental Laws. In response to the presence of any Hazardous Materials on, under or about the Facility 3 Property, Lessee shall immediately take, at Lessee's sole expense, all remedial action required by any Environmental Laws or any judgment, consent decree, settlement or compromise in respect to any claim based thereon.

                (b) Inspection By Lessor. Upon reasonable prior notice to Lessee, Lessor, its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding), enter and inspect the Facility 3 Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Facility 3 Property.

                (c) Indemnity. Without in any way limiting any other indemnity contained in this Agreement or any other Operative Document, Lessee agrees to defend, indemnify and hold harmless the Lessor Parties and the other Indemnitees from and against any claim, loss, damage, cost, expense or liability directly or indirectly arising out of (i) the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials which are found in, on, under or about the Facility 3 Property or (ii) the breach of any covenant, representation or warranty of Lessee relating to Hazardous Materials or Environmental Laws contained in this Agreement or any Operative Document. This indemnity shall include (A) the costs, whether foreseeable or unforeseeable, of any investigation, repair, cleanup or detoxification of the Facility 3 Property which is required by any Governmental Authority or is otherwise necessary to render the Facility 3 Property in compliance with all Environmental Laws; (B) all other direct or indirect consequential damages (including any third party claims, claims by any Governmental Authority, or any fines or penalties against the Indemnitees; and (C) all court costs and attorneys' fees (including expert witness fees and the cost of any consultants) paid or incurred by the Indemnitees. Lessee shall pay immediately upon Lessor's demand any amounts owing under this indemnity. Lessee shall use legal counsel reasonably acceptable to Lessor in any action or proceeding arising under this indemnity. The obligations of Lessee under this Subparagraph 3.06(c) shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

                (d) Legal Effect of Section. Lessee and Lessor agree that (i) this Paragraph 3.06 and clause (ii) of Subparagraph 4.01(t) of the Participation Agreement are intended as Lessor's written request for information (and Lessee's response) concerning the environmental condition of the real property security as required by California Code of Civil Procedure Section 726.5 and (ii) each representation and warranty and covenant herein and therein (together with any indemnity applicable to a breach of any such representation and warranty) with respect to the environmental condition of the Facility 3 Property is intended by Lessor and Lessee to be an "environmental provision" for purposes of California Code of Civil Procedure Section 736.

        3.07. Liens, Easements, Etc.

                (a) Lessee's Covenants. Subject to Paragraph 3.12 relating to permitted contests, Lessee shall not create, incur, assume or permit to exist any Lien or easement on or with respect to any of the Facility 3 Property of any character, whether now owned or hereafter acquired, except for the following ("Permitted Property Liens"):

                        (i) Liens in favor of a Lessor Party securing the Lessee
                Obligations and other Lessor Liens;

                        (ii) Liens, easements and leases in existence on the
                Commencement Date to the extent reflected in the title insurance policies delivered to Agent pursuant to Paragraph 3.01 of and
                Schedule 3.01 to the Participation Agreement and approved by Lessor, the Stanford Lease and the Cooley Lease;

                        (iii) Liens for taxes or other Governmental Charges not
                at the time delinquent or thereafter payable without penalty;

                        (iv) Liens of carriers, warehousemen, mechanics,
                materialmen and vendors and other similar Liens imposed by law incurred in the ordinary course of business for sums not overdue;

                        (v) Easements granted or created in connection with and
                reasonably necessary for the construction of the New Improvements or for the operation or maintenance of the Facility 3 Property in the ordinary course of business, in each case as approved by Lessor; and

                        (vi) Lessor Liens.

        Subject to Paragraph 3.12 relating to permitted contests, Lessee shall promptly (A) pay all Indebtedness of Lessee and other obligations prior to the time the non-payment thereof would give rise to a Lien on the Facility 3 Property and (B) discharge, at its sole cost and expense, any Lien on the Facility 3 Property which is not a Permitted Property Lien.

                (b) No Consents. Nothing contained in this Agreement shall be construed as constituting the consent or request of any Lessor Party, express or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Facility 3 Property or any part thereof. NOTICE IS HEREBY GIVEN THAT NO LESSOR PARTY IS OR SHALL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING THE FACILITY 3 PROPERTY OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF ANY LESSOR PARTY IN AND TO THE FACILITY 3 PROPERTY.

        3.08. Subletting. Lessee may, in the ordinary course of business, sublease the Facility 3 Property or any portion thereof to any Person, provided, that (a) Lessee remains directly and primarily liable for performing its obligations under this Agreement and all other Lessee Obligations; (b) each sublease is subject to and subordinated to this Agreement; (c) each sublease expressly provides for the surrender of the Facility 3 Property (or portion thereof) by the sublessee on the Expiration Date; (d) each sublease has a term which expires on or prior to the Scheduled Expiration Date (or, if longer, includes a provision that the sublease terminates on the Expiration Date if such Expiration Date occurs prior to the Scheduled Expiration Date unless Lessee purchases the Facility 3 Property on the Expiration Date pursuant to the Purchase Agreement); (e) each sublease prohibits the sublessee from engaging in any activities on the Facility 3 Property other than those permitted by Paragraph 2.04; and (f) no sublease has a Material Adverse Effect. Any sublease which does not satisfy each of the requirements of the immediately preceding sentence shall be null and void as to the Lessor Parties and their successor and assigns. Except for such permitted subleases, Lessee shall not assign any of its rights or interests under this Agreement to any other Person.

        3.09. Utility Charges. Lessee shall pay all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other utilities and services to, on or in connection with the Facility 3 Property during the Term.

        3.10. Removal of Facility 3 Property. Lessee shall not remove any Improvements from the Facility 3 Land or any other Facility 3 Property from the Facility 3 Land or Improvements, except that, during the Term, Lessee may remove any Modification or any trade fixture, machinery, equipment, inventory or other personal property if such Modification or property (a) was not financed by an Advance, (b) is not required by any applicable Governmental Rule or Insurance Requirement and (c) is readily removable without impairing the value, utility or remaining useful life of the Facility 3 Property.

        3.11. Compliance with Governmental Rules and Insurance Requirements. Lessee, at its sole cost and expense, shall (a) comply, and cause its agents, sublessees, assignees, employees, invitees, licensees, contractors and tenants, and the Facility 3 Property to comply, with all Governmental Rules and Insurance Requirements relating to the Facility 3 Property (including the construction, use, operation, maintenance, repair and restoration thereof, whether or not compliance therewith shall require structural or extraordinary changes in the Improvements or interfere with the use and enjoyment of the Facility 3 Property), and (b) procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required for the construction, use, maintenance and operation of the Facility 3 Property and for the use, operation, maintenance, repair and restoration of the Improvements.

        3.12. Permitted Contests. Lessee, at its sole cost and expense, may contest any alleged Lien or easement on any of the Facility 3 Property or any alleged Governmental Charge, Indebtedness or other obligation which is payable by Lessee hereunder to Persons other than the Lessor Parties or which, if unpaid, would give rise to a Lien on any of the Facility 3 Property, provided that (a) each such contest is diligently pursued in good faith by appropriate proceedings; (b) the commencement and continuation of such proceedings suspends the enforcement of such Lien or easement or the collection of such Governmental Charge, Indebtedness or obligation; (c) Lessee has established adequate reserves for the discharge of such

Lien or easement or the payment of such Governmental Charge, Indebtedness or obligation in accordance with GAAP and, if the failure to discharge such Lien or easement or the failure to pay such Governmental Charge, Indebtedness or obligation might result in any civil liability for any Lessor Party (other than Novellus Participant), Lessee has provided to such Lessor Party a bond or other security satisfactory to such Lessor Party; (d) the failure to discharge such Lien or easement or the failure to pay such Governmental Charge, Indebtedness or obligation could not result in any criminal liability for any Lessor Party (other than Novellus Participant); (e) the failure to discharge such Lien or easement or the failure to pay such Governmental Charge, Indebtedness or obligation is not otherwise reasonably likely to have a Material Adverse Effect; and (f) unless Lessee currently is exercising the Term Purchase Option or the Expiration Date Purchase Option, any such contest is completed and such Lien or easement is discharged (either pursuant to such proceedings or otherwise) or such Governmental Charge, Indebtedness or obligation is declared invalid, paid or otherwise satisfied not later than six (6) months prior to the Scheduled Expiration Date.

        3.13. Lessor Obligations; Right to Perform Lessee Obligations. No Lessor Party shall have any obligation to (a) maintain, repair or make any improvements to the Facility 3 Property, (b) maintain any insurance on the Facility 3 Property, (c) perform any other obligation of Lessee under this Agreement or any other Lessee Obligation, (d) make any expenditure on account of the Facility 3 Property (except to make Advances as required by the Participation Agreement) or
(e) take any other action in connection with the Facility 3 Property, this Agreement or any other Operative Document, except as expressly provided herein or in another Operative Document; provided however, that Lessor may, in its sole discretion and without any obligation to do so, after written notice to Lessee, perform any Lessee Obligation not performed by Lessee when required. Lessor may enter the Facility 3 Property or exercise any other right of Lessee under this Agreement or any other Operative Document to the extent Lessor determines in good faith that such entry or exercise is reasonably necessary for Lessor to perform any such Lessee Obligation not performed by Lessee when required. Lessee shall reimburse Lessor and the other Lessor Parties, within five (5) Business Days after demand and delivery of written evidence of payment, for all fees, costs and expenses reasonably incurred by them in performing any such obligation or curing any Default.

        3.14. Inspection Rights. During the Term, Lessee shall permit any Person designated by Lessor, upon reasonable notice and during normal business hours, to visit and inspect any of the Facility 3 Property.

SECTION 4. EXPIRATION DATE.

        4.01. Termination by Lessee Prior to Scheduled Expiration Date. Subject to the terms and conditions of the Purchase Agreement, Lessee may, on any Scheduled Rent Payment Date prior to the Scheduled Expiration Date, terminate this Agreement and purchase the Facility 3 Property pursuant to Section 2 of the Purchase Agreement. Lessee shall notify Lessor of Lessee's election so to terminate this Agreement and purchase the Facility 3 Property by delivering to Agent a Notice of Term Purchase Option Exercise pursuant to and in accordance with the provisions of Paragraph 2.02 of the Purchase Agreement.

        4.02. Surrender of Facility 3 Property. Unless Lessee purchases the Facility 3 Property on the Expiration Date pursuant to the Purchase Agreement, Lessee shall vacate and surrender the Facility 3 Property to Lessor on the Expiration Date in its then-current condition, subject to compliance by Lessee on or prior to such date of its obligations under this Agreement and the other Operative Documents (including the completion of the New Improvements and all Modifications, the completion of all permitted contests and the removal of all Liens which are not Permitted Property Liens of the types described in clauses
(i), (ii), (iii) or (iv) of Subparagraph 3.07(a)).

        4.03. Holding Over. If Lessee does not purchase the Facility 3 Property on the Expiration Date pursuant to the Purchase Agreement but continues in possession of any portion of the Facility 3 Property after the Expiration Date, Lessee shall pay rent for each day it so continues in possession, payable upon demand of Lessor, at a per annum rate equal to the Alternate Rental Rate plus two percent (2.0%) and shall pay and perform all of its other Lessee Obligations under this Agreement and the other Operative Documents in the same manner as though the Term had not ended; provided, however, that this Paragraph 4.03 shall not be interpreted to permit such holding over or to limit any right or remedy of Lessor for such holding over.

SECTION 5. DEFAULT.

        5.01. Events of Default. The occurrence or existence of any one or more of the following shall constitute an "Event of Default" hereunder:

                (a) Non-Payment. Lessee shall (i) fail to pay on the Expiration Date any amount payable by Lessee under this Agreement or any other Operative Document on such date, (ii) fail to pay within five (5) business days after any Scheduled Rent Payment Date any Base Rent payable on such Scheduled Rent Payment Date (other than the Base Rent payable on the Expiration Date) or (iii) fail to pay within five (5) business days after the same becomes due, any Supplemental Rent or other amount required under the terms of this Agreement or any other Operative Document (other than any such amount payable on the Expiration Date or Base Rent); or

                (b) Specific Defaults. Lessee or any of its Subsidiaries shall fail to observe or perform any covenant, obligation, condition or agreement set forth in Subparagraph 3.01(d), Paragraph 3.03 or Subparagraph 3.07(a) hereof, in Paragraph 5.02 or Paragraph

        5.03 of the Participation Agreement or in Paragraph 3.01 or Paragraph
        3.02 of the Facility 3 Construction Agency Agreement; or

                (c) Other Defaults. Lessee or any of its Subsidiaries shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement or any other Operative Document (except for those covenants described in Paragraph 5.01(d) below) and such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor, provided, however, that in the event that such failure cannot reasonably be cured within such thirty (30) day period, such failure shall not constitute an Event of Default hereunder so long as Lessee shall have commenced to cure such failure within such thirty (30) day period and shall thereafter diligently pursue such cure to completion, provided further that such failure shall in all events be cured by the earlier of (i) the Expiration Date, if Lessee is exercising the Marketing Option, (provided that if the Purchase Option is consummated in accordance with the terms of the Purchase Agreement all outstanding Defaults shall be deemed waived), or (ii) one hundred and eighty days (180) days after Lessor's notice thereof; or

                (d) Representations and Warranties. Any representation, warranty, certificate, information or other statement (financial or otherwise) made or furnished by or on behalf of Lessee or any of its Subsidiaries to any Lessor Party in or in connection with this Agreement or any other Operative Document, or as an inducement to any Lessor Party to enter into this Agreement or any other Operative Document, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished and Lessee shall not have cured the facts or circumstances causing such representation, warranty, certificate or other statement to be false, incorrect, incomplete or misleading within thirty (30) days of notice thereof from Lessor; or

                (e) Cross-Default. (i) Lessee or any of its Subsidiaries shall fail to make any payment when due on account of any Indebtedness of such Person (other than the Lessee Obligations) and such failure shall continue beyond any period of grace provided with respect thereto, if the amount of such Indebtedness exceeds $10,000,000 or the effect of such failure is to cause, or permit the holder or holders thereof to cause, Indebtedness of Lessee and its Subsidiaries (other than the Lessee Obligations) in an aggregate amount exceeding $10,000,000 to become due or (ii) Lessee or any of its Subsidiaries shall otherwise fail to observe or perform any agreement, term or condition contained in any agreement or instrument relating to any Indebtedness of such Person (other than the Lessee Obligations), or any other event shall occur or condition shall exist, if the effect of such failure, event or condition is to cause, or permit the holder or holders thereof to cause, Indebtedness of Lessee and its Subsidiaries (other than the Lessee Obligations) in an aggregate amount exceeding $10,000,000 to become due (and/or to be secured by cash collateral); or

                (f) Insolvency, Voluntary Proceedings. Lessee or any of its Material Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

                (g) Involuntary Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Lessee or any of its Material Subsidiaries or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Lessee or any of its Material Subsidiaries or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement; or

                (h) Judgments. (i) One or more judgments, orders, decrees or arbitration awards requiring Lessee and/or its Subsidiaries to pay an aggregate amount of $10,000,000 or more (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of Lessee and otherwise satisfying the requirements set forth in Subparagraph 3.03(b)) shall be rendered against Lessee and/or any of its Subsidiaries in connection with any single or related series of transactions, incidents or circumstances and the same shall not be satisfied, vacated or stayed for a period of thirty (30) consecutive days after the issue or levy; (ii) any judgment, writ, assessment, warrant of attachment, tax lien or execution or similar process shall be issued or levied against a substantial part of the property of Lessee or any of its Subsidiaries and the same shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy; or (iii) any other judgments, orders, decrees, arbitration awards, writs, assessments, warrants of attachment, tax liens or executions or similar processes which, alone or in the aggregate, are reasonably likely to have a Material Adverse Effect are rendered, issued or levied; or

                (i) Operative Documents. Any Operative Document or any material term thereof shall cease to be, or be asserted by Lessee or any of its Subsidiaries not to be, a legal, valid and binding obligation of Lessee or any of its Subsidiaries enforceable in accordance with its terms; or

                (j) ERISA. Any Reportable Event which constitutes grounds for the termination of any Employee Benefit Plan by the PBGC or for the appointment of a trustee by the PBGC to administer any Employee Benefit Plan shall occur, or any Employee Benefit Plan shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by the PBGC to administer any Employee Benefit Plan; or

                (k) Change of Control. Any Change of Control shall occur; or

                (l) Construction Termination Event. Any Construction Termination Event shall occur or exist; or

                (m) Material Casualty or Condemnation. Any Material Casualty or Material Condemnation affecting the Facility 3 Property and not fully covered by insurance meeting the requirements set forth herein shall occur during the Construction Period, unless Required Participants and Lessor direct Lessee to repair and restore the Facility 3 Property following such Casualty or Condemnation pursuant to clause (i) of Subparagraph 3.04(b); or

                (n) Material Adverse Effect. Any other event(s) or condition(s) which is (are) reasonably likely to have a Material Adverse Effect shall occur and be continuing or exist.

        5.02. General Remedies. In all cases, except as otherwise provided in Paragraph 5.05, upon the occurrence or existence of any Event of Default and at any time thereafter unless such Event of Default is waived, Lessor may, with the consent of the Required Participants, or shall, upon instructions from the Required Participants, exercise any one or more of the following rights and remedies (except that the remedy set forth in the first sentence of Subparagraph 5.02(a) shall be automatic):

                (a) Termination of Commitments. If such Event of Default is an Event of Default of the type described in Subparagraph 5.01(f) or Subparagraph 5.01(g) affecting Lessee, immediately and without notice, the obligation of Lessor to make Advances and the obligations of the Participants to fund Advances shall automatically terminate. If such Event of Default is any other Event of Default, Lessor may by written notice to Lessee, terminate the obligation of Lessor to make Advances and the obligations of the Participants to fund Advances.

                (b) Appointment of a Receiver. Lessor may apply to any court of competent jurisdiction for, and obtain appointment of, a receiver for the Facility 3 Property.

                (c) Specific Performance. Lessor may bring an action in any court of competent jurisdiction to obtain specific enforcement of any of the covenants or agreements of Lessee in this Agreement or any of the other Operative Documents.

                (d) Collection of Issues and Profits. Lessor may collect Issues and Profits as provided in Subparagraph 2.07(c) and apply the proceeds to pay Lessee Obligations.

                (e) Protection of Facility 3 Property. Lessor may enter, take possession of, manage and operate all or any part of the Facility 3 Property or take any other actions which it reasonably determines are necessary to protect the Facility 3 Property and the rights and remedies of the Lessor Parties (other than Novellus Participant) under this Agreement and the other Operative Documents, including (i) taking and possessing all of Lessee's books and records relating to the Facility 3 Property; (ii) entering into, enforcing, modifying, or canceling subleases on such terms and conditions as Lessor may consider proper;
        (iii) obtaining and evicting tenants; (iv) fixing or modifying sublease rents; (v) collecting and receiving any payment of money owing to Lessee; (vi) completing any unfinished Improvements; and/or (vii) contracting for and making repairs and alterations.

                (f) Other Rights and Remedies. In addition to the specific rights and remedies set forth above in this Paragraph 5.02 and in Paragraph 5.03 and Paragraph 5.04, Lessor may exercise any other right, power or remedy permitted to it by any applicable Governmental Rule, either by suit in equity or by action at law, or both.

        5.03. Lease Remedies. If the transaction evidenced by this Agreement and the other Operative Documents is treated as a lease, except as otherwise provided in Paragraph 5.05, upon the occurrence or existence of any Event of Default and at any time thereafter unless such Event of Default is waived, Lessor may, with the consent of the Required Participants, or shall, upon instructions from the Required Participants, exercise any one or more of the following rights and remedies in addition to those rights and remedies set forth in Paragraph 5.02, provided that, prior to exercising any remedies provided by this Paragraph 5.03, Lessor shall give Lessee not less than three (3) Business Days notice during which time Lessee may exercise the Purchase Option and, provided the Purchase Option is consummated in accordance with the terms of the Purchase Agreement, Lessor shall not exercise any of the remedies under this Paragraph 5.03:

                (a) Termination of Lease. Lessor may, by written notice to Lessee, terminate this Agreement on a Termination Date which is prior to the Scheduled Expiration Date, subject to Subparagraph 3.02(1) of the Purchase Agreement. Such Termination Date shall be the last day of a Rental Period unless Required Participants shall otherwise direct. On such Termination Date (which shall then be the Expiration Date), Lessee shall pay all unpaid Base Rent accrued through such date, all Supplemental Rent due and payable on or prior to such date and all other amounts payable by Lessee on the Expiration Date pursuant to this Agreement and the other Operative Documents. Lessee also shall pay to Lessor, in addition to all accrued Base Rent, the worth at the time of such payment of the amount by which the unpaid Base Rent through the Scheduled Expiration Date exceeds the amount of such rental loss for the same period that Lessee proves could reasonably be avoided.

                (b) Continuation of Lease. Lessor may exercise the rights and remedies provided by California Civil Code Section 1951.4, including the right to continue this Agreement in effect after Lessee's breach and abandonment and recover Rent as it becomes due. Acts of maintenance or preservation, efforts to relet the Facility 3 Property, the appointment of a receiver upon Lessor's initiative to protect its interest under this Agreement or withholding consent to or terminating a sublease shall not of themselves constitute a termination of Lessee's right to possession.

                (c) Removal and Storage of Facility 3 Property. Lessor may enter the Facility 3 Property and remove therefrom all Persons and property, store such property in a public warehouse or elsewhere at the cost of and for the account of Lessee and sell such property and apply the proceeds therefrom pursuant to applicable California law.

        5.04. Loan Remedies. If the transaction evidenced by this Agreement and the other Operative Documents is treated as a loan, except as otherwise provided in Paragraph 5.05, upon the occurrence or existence of any Event of Default and at any time thereafter unless such Event of Default is waived, Lessor may, with the consent of the Required Participants, or shall, upon instructions from the Required Participants, exercise any one or more of the following rights and remedies in addition to those rights and remedies set forth in Paragraph 5.02:

                (a) Acceleration of Lessee Obligations. Lessor may, by written notice to Lessee, terminate this Agreement on a Termination Date which is prior to the Scheduled Expiration Date, subject to Subparagraph 3.02(1) of the Purchase Agreement, and declare all unpaid Lessee Obligations due and payable on such Termination Date. Such Termination Date shall be the last day of a Rental Period unless Required Participants shall otherwise direct. On such Termination Date (which shall then be the Expiration Date), Lessee shall pay all unpaid Base Rent accrued through such date, all Supplemental Rent due and payable on or prior to such date and all other amounts payable by Lessee on the Expiration Date pursuant to this Agreement and the other Operative Documents.

                (b) Uniform Commercial Code Remedies. Lessor may exercise any or all of the remedies granted to a secured party under the California Uniform Commercial Code.

                (c) Judicial Foreclosure. Lessor may bring an action in any court of competent jurisdiction to foreclose the security interest in the Facility 3 Property granted to Lessor by this Agreement or any of the other Operative Documents.

                (d) Power of Sale. Lessor may cause some or all of the Facility 3 Property, including any Personal Property Collateral, to be sold or otherwise disposed of in any combination and in any manner permitted by applicable Governmental Rules.

                        (i) Sales of Personal Property. Lessor may dispose of
                any Personal Property Collateral separately from the sale of Real Property Collateral, in any manner permitted by Division 9 of the California Uniform Commercial Code, including any public or private sale, or in any manner permitted by any other applicable Governmental Rule. Any proceeds of any such disposition shall not cure any Event of Default or reinstate any Lessee Obligation for purposes of Section 2924c of the California Civil Code. In connection with any such sale or other disposition, Lessee agrees that the following procedures constitute a commercially reasonable sale:

                                (A) Lessor shall mail written notice of the sale
                        to Lessee not later than thirty (30) days prior to such sale.

                                (B) Once per week during the three (3) weeks
                        immediately preceding such sale, Lessor will publish notice of the sale in a local daily newspaper of general circulation.

                                (C) Upon receipt of any written request, Lessor
                        will make the Facility 3 Property available to any bona fide prospective purchaser for inspection during reasonable business hours.

                                (D) Notwithstanding, Lessor shall be under no
                        obligation to consummate a sale if, in its judgment, none of the offers received by it equals the fair value of the Facility 3 Property offered for sale.

                                (E) If Lessor so requests, Lessee shall assemble
                        all of the Personal Property Collateral and make it available to Lessor at the site of the Facility 3 Land. Regardless of any provision of this Agreement or any other Operative Document, Lessor shall not be considered to have accepted any property other than cash or immediately available funds in satisfaction of any Lessee Obligation, unless Lessor has given express written notice of its election of that remedy in accordance with California Uniform Commercial Code
                        Section 9621.

                The foregoing procedures do not constitute the only procedures that may be commercially reasonable.

                        (ii) Lessor's Sales of Real Property or Mixed
                Collateral. Lessor may choose to dispose of some or all of the Facility 3 Property which consists solely of Real Property Collateral in any manner then permitted by applicable Governmental Rules, including without limitation a nonjudicial trustee's sale pursuant to California Civil Code Sections 2924 et seq. In its discretion, Lessor may also or alternatively choose to dispose of some or all of the Facility 3 Property, in any combination consisting of both Real Property Collateral and Personal Property Collateral, together in one sale to be held in accordance with the law and procedures applicable to real property, as permitted by Section 9604 of the California Uniform Commercial Code. Lessee agrees that such a sale of Personal Property Collateral together with Real Property Collateral constitutes a commercially reasonable sale of the Personal Property Collateral. (For purposes of this power of sale, either a sale of Real Property Collateral alone, or a sale of both Real Property Collateral and Personal Property Collateral together in accordance with California Uniform Commercial Code Section 9604, will sometimes be referred to as a "Lessor's Sale.")

                                (A) Before any Lessor's Sale, Lessor shall give
                        such notice of default and election to sell as may then be required by applicable Governmental Rules.

                                (B) When all time periods then legally mandated
                        have expired, and after such notice of sale as may then be legally required has been given, Lessor shall sell the property being sold at a public auction to be held at the time and place specified in the notice of sale.

                                (C) Neither Lessor nor Agent shall have any
                        obligation to make demand on Lessee before any Lessor's Sale.

                                (D) From time to time in accordance with then
                        applicable law, Lessor may postpone any Lessor's Sale by public announcement at the time and place noticed for that sale.

                                (E) At any Lessor's Sale, Lessor shall sell to
                        the highest bidder at public auction for cash in lawful money of the United States.

                                (F) Lessor shall execute and deliver to the
                        purchaser(s) a deed or deeds conveying the Facility 3 Property being sold without any covenant or warranty whatsoever, express or implied. The recitals in any such deed of any matters or facts, including any facts bearing upon the regularity or validity of any Lessor's Sale, shall be conclusive proof of their truthfulness. Any such deed shall be conclusive against all Persons as to the facts recited in it.

                (e) Foreclosure Sales.

                        (i) Single or Multiple. If the Facility 3 Property
                consists of more than one lot, parcel or item of property, Lessor may:

                                (A) Designate the order in which the lots,
                        parcels and/or items shall be sold or disposed of or offered for sale or disposition; and

                                (B) Elect to dispose of the lots, parcels and/or
                        items through a single consolidated sale or disposition to be held or made under the power of sale granted in Subparagraph 5.04(d), or in connection with judicial proceedings, or by virtue of a judgment and decree of foreclosure and sale; or through two or more such sales or dispositions; or in any other manner Lessor may deem to be in its best interests (any such sale or disposition, a "Foreclosure Sale;" any two or more, "Foreclosure Sales").

                If Lessor chooses to have more than one Foreclosure Sale, Lessor at its option may cause the Foreclosure Sales to be held simultaneously or successively, on the same day, or on such different days and at such different times and in such order as it may deem to be in its best interests. No Foreclosure Sale shall terminate or affect the security interests granted to Lessor in the Facility 3 Property by this Agreement on any part of the Facility 3 Property which has not been sold, until all of the Lessee Obligations have been paid in full.

                        (ii) Third Party Bids and Credit Bids. At any
                Foreclosure Sale, any Person, including any Lessor Party, may bid for and acquire the Facility 3 Property or any part of it to the extent permitted by then applicable Governmental Rules. Instead of paying cash for the Facility 3 Property, Lessor (and no other Lessor Party) may settle for the purchase price by crediting the sales price of the Facility 3 Property against the Lessee Obligations in any order and proportions as Lessor in its sole discretion may choose.

        5.05. Limitation of Remedies. Notwithstanding any rights and remedies granted to Lessor in Paragraph 5.02, Paragraph 5.03 or Paragraph 5.04, if Lessor notifies Lessee pursuant to Subparagraph 5.03(a) or Subparagraph 5.04(a) that Lessor is terminating this Agreement on a Termination Date which is prior to the Scheduled Expiration Date and the only basis for such early termination is the occurrence of a Non-Marketing Option Event of Default under Subparagraph 5.01(l) or Subparagraph 5.01(m), Lessee shall have no obligation to make any payment otherwise required under this Agreement or the Facility 3 Purchase Agreement if

Lessee, on or prior to such Termination Date, (y) executes and delivers to Lessor such documents, instruments and agreements as Lessor shall reasonably request to release, transfer and assign to Lessor all right, title and interest that Lessee may have in the Facility 3 Property, all property and casualty insurance policies required by Paragraph 3.03 during the Construction Period, all proceeds of such insurance and all other Casualty and Condemnation Proceeds, free and clear of all Liens and other interests of other Persons other than Lessor Liens or Permitted Property Liens, and (z) vacates and surrenders the Facility 3 Property to Lessor. Upon satisfaction of the foregoing conditions, all Cash Collateral shall be released to Lessee.

        5.06. Remedies Cumulative. The rights and remedies of Lessor under this Agreement and the other Operative Documents are cumulative and may be exercised singularly, successively, or together.

        5.07. No Cure or Waiver. Neither the performance by Lessor of any of Lessee's obligations pursuant to Paragraph 3.13 nor the exercise by Lessor of any of its other rights and remedies under this Agreement or any other Operative Document (including the collection of Issues and Profits and the application thereof to the Lessee Obligations) shall constitute a cure or waiver of any Default or nullify the effect of any notice of default or sale, unless and until all Lessee Obligations are paid in full.

        5.08. Exercise of Rights and Remedies. The rights and remedies provided to Lessor under this Agreement may be exercised by Lessor itself, by Agent pursuant to Subparagraph 2.02(c) of the Participation Agreement, by a court-appointed receiver or by any other Person appointed by any of the foregoing to act on its behalf. All of the benefits afforded to Lessor under this Agreement and the other Operative Documents shall accrue to the benefit of Agent to the extent provided in Subparagraph 2.02(c) of the Participation Agreement.

SECTION 6. MISCELLANEOUS.

        6.01. Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon Lessee or Lessor under this Agreement shall be given as provided in Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement.

        6.02. Waivers; Amendments. Any term, covenant, agreement or condition of this Agreement may be amended or waived only as provided in the Participation Agreement. No failure or delay by any Lessor Party (other than Novellus Participant) in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

        6.03. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Lessor Parties and Lessee and their permitted successors and assigns; provided, however, that the Lessor Parties and Lessee shall not sell, assign or delegate their respective rights and obligations hereunder except as provided in the Participation Agreement.

        6.04. No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the Lessor Parties and Lessee and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

        6.05. Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

        6.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

        6.07. Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

        6.08. Nature of Lessee's Obligations.

                (a) Independent Obligation. The obligation of Lessee to pay the amounts payable by Lessee under this Agreement and the other Operative Documents and to perform the other Lessee Obligation are absolute, unconditional and irrevocable obligations which are separate and independent of the obligations of the Lessor Parties under this Agreement and the other Operative Documents and all other events and circumstances, including the events and circumstances set forth in Subparagraph 6.08(c).

                (b) No Termination or Abatement. This Agreement and the other Operative Documents and Lessee's obligation to pay Rent and to pay and perform all other Lessee Obligations shall continue in full force and effect without abatement notwithstanding the occurrence or existence of any event or circumstance, including any event or circumstance set forth in Subparagraph 6.08(c).

                (c) Full Payment and Performance. Lessee shall make all payments under this Agreement and the other Operative Documents in the full amounts and at the times required by the terms of this Agreement and the other Operative Documents without setoff, deduction or reduction of any kind and shall perform all other Lessee Obligations as and when required, without regard to any event or circumstances whatsoever, including (i) the condition of the Facility 3 Property (including any Improvements to the Facility 3 Property made prior to the Commencement Date or during the Term); (ii) title to the Facility 3 Property (including possession of the Facility 3 Property by any Person or the existence of any Lien or any other right, title or interest in or to any of the Facility 3 Property in favor of any Person); (iii) the value, habitability, usability, design, operation or fitness for use of the Facility 3 Property; (iv) the availability or adequacy of utilities and other services to the Facility 3 Property; (v) any latent, hidden or patent defect in the Facility 3 Property; (vi) the zoning or status of the Facility 3 Property or any other restrictions on the use of the Facility 3 Property; (g) the economics of the Facility 3 Property; (vii) any Casualty or Condemnation; (viii) the compliance of the Facility 3 Property with any applicable Governmental Rule or Insurance Requirement;
        (ix) any failure by any Lessor Party to perform any of its obligations under this Agreement or any other Operative Document; or (x) the exercise by any Lessor Party of any of its remedies under this Agreement or any other Operative Document; provided, however, that this Paragraph
        6.08 shall not abrogate any right which Lessee may have to recover damages from any Lessor Party for any material breach by such Lessor Party of its obligations under this Agreement or any other Operative Document to the extent permitted hereunder or thereunder.

        6.09. Construction License. The lease by Lessor to Lessee of the Facility 3 Property under this Agreement is granted to Lessee reserving to Lessor and its agents a temporary construction license to enter upon the Facility 3 Property for purposes of constructing the New Improvements.



                          [The signature page follows.]

        IN WITNESS WHEREOF, Lessee and Lessor have caused this Agreement to be executed as of the day and year first above written.


LESSEE:                                 NOVELLUS SYSTEMS, INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


                                        Novellus Systems, Inc.
                                        4000 North First Street
                                        San Jose, California  95134
                                        Attn:  Treasurer
                                        Telephone:    (408) 432-5339
                                        Fax Number:   (408) 545-3009


LESSOR:                                 ABN AMRO LEASING, INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                        ABN AMRO Leasing, Inc.
                                        c/o ABN AMRO Bank N.V.
                                        135 South LaSalle Street, Suite 740
                                        Chicago, Illinois 60603
                                        Attn:  Elizabeth McClellan
                                        Telephone:    (312) 904-2809
                                        Fax Number:   (312) 904-6217

STATE OF CALIFORNIA          )
                             )       ss
COUNTY OF __________________ )

        On _____________, 2001, before me, ___________________ a Notary Public in and for the State of California, personally appeared ___________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity on behalf of which the person(s) acted, executed the instrument.

        Witness my hand and official seal.




[SEAL]

STATE OF CALIFORNIA          )
                             )       ss
COUNTY OF __________________ )

        On _____________, 2001, before me, ___________________ a Notary Public in and for the State of California, personally appeared ___________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity on behalf of which the person(s) acted, executed the instrument.

        Witness my hand and official seal.





[SEAL]

                                  SCHEDULE 3.03

                             INSURANCE REQUIREMENTS

        (i) At all times during the Term, commercial general liability insurance, umbrella insurance and excess liability insurance, each written on an "occurrence basis", including products and completed operation hazards, covering claims for bodily injury, personal injury or death sustained by persons or damage to property, in an amount of not less than $25,000,000 per occurrence and $25,000,000 annual aggregate;

        (ii) At all times during the Term, workers' compensation insurance for statutory limits and employer's liability insurance covering injury, death or disease sustained by employees, in an amount not less than $1,000,000 for disease and $1,000,000 for bodily injury or death by accident;

        (iii) At all times during the Construction Period portion of the Term, "all risk" builders' risk insurance, or equivalent property insurance, covering course of construction risks (whether on-site or off-site), including risks of collapse, flood and earthquake, in an amount of not less than the value of the Facility 3 Property upon the Completion of the New Improvements; and

        (iv) At all times during the Term after the Construction Period, "all risk" property insurance covering loss or damage in amounts approved by Lessor, Agent and Required Participants excluding earthquake and flood coverage. Notwithstanding the foregoing, the maximum amount of any casualty insurance policy required to be maintained after the Construction Period shall not exceed the Outstanding Lease Amount under Facility 3 less the Outstanding Tranche A Participation Amount held by Novellus Participant under Facility 3.



                                     3.03-1

                                    EXHIBIT A

                                 FACILITY 3 LAND

                              90 HEADQUARTERS DRIVE

REAL PROPERTY in the City of San Jose, County of Santa Clara, State of California, described as follows:

Parcel 3, as shown on Parcel Map filed July 13, 1984 in Book 531 of Maps at pages 41 and 42, Santa Clara County Records.

APN: 097-79-003
ARB: 097-03-005.02

                                    EXHIBIT B

                                  RELATED GOODS

                                      NONE

                                  EXHIBIT B(1)

                   SUPPLEMENT TO EXHIBIT B TO LEASE AGREEMENT

                                     [Date]

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
    as Agent
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL 60604
Attn: Josephine O'Brien

        1. Reference is made to (a) that certain Participation Agreement, dated as of September 21, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent") and (b) that certain Lease Agreement, dated as of September 21, 2001 (the "Facility 3 Lease Agreement") between Lessee and Lessor. Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

        2. Lessee hereby agrees that the description of "Related Goods" set forth in Exhibit B to the Lease Agreement shall be supplemented by adding thereto the Related Goods described in Attachment 1 hereto. Lessee hereby accepts all such Related Goods and agrees that such Related Goods constitute part of the Facility 3 Property subject to the Lease Agreement.

        IN WITNESS WHEREOF, Lessee has executed this Supplement to Exhibit B on the date set forth above.


LESSEE:                                 NOVELLUS SYSTEMS, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


LESSOR:                                 ABN AMRO LEASING, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------



                                     B(1)-1

                                  ATTACHMENT 1

                                       TO

                             SUPPLEMENT TO EXHIBIT B




                                  (B (Sch-1)-1

                                    EXHIBIT C

                        NOTICE OF RENTAL PERIOD SELECTION

                                     [Date]

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
    as Agent
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL 60604
Attn: Josephine O'Brien

        1. Reference is made to (a) that certain Participation Agreement, dated as of September 21, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent") and (b) that certain Lease Agreement, dated as of September 21, 2001 (the "Facility 3 Lease Agreement") between Lessee and Lessor. Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

        2. [Insert one of the following as appropriate]

                [Pursuant to Subparagraph 2.03(a) of the Facility 3 Lease Agreement, Lessee hereby irrevocably selects a new Rental Period for a Portion of the Outstanding Lease Amount as follows:

                (a) The Portion for which a new Rental Period is to be selected is the Portion in the amount of $__________ with a current Rental Period which began on ________, ____ and ends on __________, ____; and

                (b) The next Rental Period for such Portion shall be __________ month[s].]

                [Pursuant to Subparagraph 2.03(a) of the Facility 3 Lease Agreement, Lessee hereby irrevocably elects to divide a Portion of the Outstanding Lease Amount into further Portions as follows:

                (a) The Portion which is to be divided is the Portion in the amount of $__________ with a current Rental Period which began on ________, ____ and ends on __________, ____; and

                (b) On the last day of the current Rental Period for such Portion, such Portion is to be divided into the following Portions with the following initial Rental Periods:

                   Portion                      Rental Period
                   -------                      -------------
                 $___________                 _______ month[s]

                 $___________                 _______ month[s]

                 $___________                 _______ month[s]

                 $___________                 _______ month[s]]

                [Pursuant to Subparagraph 2.03(a) of the Facility 3 Lease Agreement, Lessee hereby irrevocably elects to combine into a single Portion certain Portions of the Outstanding Lease Amount as follows:

                (a) The Portions which are to be combined are the Portions in the amounts of $__________, $_________ and $_______, each with a current Rental Period which ends on __________, ____; and

                (b) The initial Rental Period for such newly created Portion shall be __________ month[s].]

        3. Lessee hereby certifies to the Lessor Parties (other than Novellus Participant) that, on the date of this Notice of Rental Period Selection and after giving effect to the selection as described above:

                (a) The representations and warranties of Lessee set forth in Paragraph 4.01 of the Participation Agreement and in the other Operative Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

                (b) No Default has occurred and is continuing; and

                (c) All of the Operative Documents are in full force and effect on such date.

        IN WITNESS WHEREOF, Lessee has executed this Notice of Rental Period Selection on the date set forth above.


                                        NOVELLUS SYSTEMS, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

Recording requested by and when recorded return to:

Orrick, Herrington & Sutcliffe LLP
Old Federal Reserve Bank Building
400 Sansome Street
San Francisco, California 94111
Attn: John Rivers

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                           FACILITY 3 LEASE AGREEMENT

              CONSTRUCTION DEED OF TRUST WITH ASSIGNMENT OF RENTS,

                      SECURITY AGREEMENT AND FIXTURE FILING

                                     BETWEEN

                             NOVELLUS SYSTEMS, INC.

                                       AND

                             ABN AMRO LEASING, INC.

                               SEPTEMBER 21, 2001

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
SECTION 1.  INTERPRETATION..................................................................2

        1.01.  Definitions..................................................................2

        1.02.  Rules of Construction........................................................2

SECTION 2.  BASIC PROVISIONS................................................................2

        2.01.  Lease of the Property........................................................2

        2.02.  Term.........................................................................2

        2.03.  Rent.........................................................................3

        2.04.  Use..........................................................................6

        2.05.  As Is Lease..................................................................6

        2.06.  Nature of Transaction........................................................6

        2.07.  Security, Etc................................................................6

SECTION 3.  OTHER LESSEE AND LESSOR RIGHTS AND OBLIGATIONS..................................9

        3.01.  Maintenance, Repair, Etc.....................................................9

        3.02.  Risk of Loss................................................................10

        3.03.  Insurance...................................................................11

        3.04.  Casualty and Condemnation...................................................13

        3.05.  Taxes.......................................................................18

        3.06.  Environmental Matters.......................................................18

        3.07.  Liens, Easements, Etc.......................................................19

        3.08.  Subletting..................................................................20

        3.09.  Utility Charges.............................................................21

        3.10.  Removal of Facility 3 Property..............................................21

        3.11.  Compliance with Governmental Rules and Insurance Requirements...............21

        3.12.  Permitted Contests..........................................................21

        3.13.  Lessor Obligations; Right to Perform Lessee Obligations.....................22

        3.14.  Inspection Rights...........................................................22

SECTION 4.  EXPIRATION DATE................................................................22

        4.01.  Termination by Lessee Prior to Scheduled Expiration Date....................22

        4.02.  Surrender of Facility 3 Property............................................22

        4.03.  Holding Over................................................................22

SECTION 5.  DEFAULT........................................................................23

        5.01.  Events of Default...........................................................23

        5.02.  General Remedies............................................................25

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                          PAGE
                                                                                          ----
        5.03.  Lease Remedies..............................................................26

        5.04.  Loan Remedies...............................................................27

        5.05.  Limitation of Remedies......................................................31

        5.06.  Remedies Cumulative.........................................................31

        5.07.  No Cure or Waiver...........................................................31

        5.08.  Exercise of Rights and Remedies.............................................31

SECTION 6.  MISCELLANEOUS..................................................................31

        6.01.  Notices.....................................................................31

        6.02.  Waivers; Amendments.........................................................31

        6.03.  Successors and Assigns......................................................32

        6.04.  No Third Party Rights.......................................................32

        6.05.  Partial Invalidity..........................................................32

        6.06.  Governing Law...............................................................32

        6.07.  Counterparts................................................................32

        6.08.  Nature of Lessee's Obligations..............................................32

        6.09.  Construction License........................................................33


SCHEDULE

3.03    Insurance Requirements

EXHIBITS

A       Facility 3 Land (2.01(a))
B       Related Goods (2.01(d))
C       Notice of Rental Period Selection (2.03(a))

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                                     -iii-

                         FACILITY 1 PURCHASE AGREEMENT

        THIS FACILITY 1 PURCHASE AGREEMENT (this "Agreement" herein), dated as of September 21, 2001, is entered into by and between:

                (1) NOVELLUS SYSTEMS, INC., a California corporation ("Lessee"); and

                (2) ABN AMRO LEASING, INC., an Illinois corporation ("Lessor").

                                    RECITALS

        A. Lessee has requested Lessor and the Persons which are "Participants" under the Participation Agreement referred to in Recital B below (such Persons to be referred to collectively as the "Participants") to provide to Lessee a lease facility pursuant to which:

                (1) Lessor would (a) lease certain property designated by Lessee to Lessee, and (b) grant to Lessee the right to purchase such property; and

                (2) The Participants would participate in such lease facility by
        (a) funding the advances to be made by Lessor and (b) acquiring participation interests in the rental and certain other payments to be made by Lessee.

        B. Pursuant to a Participation Agreement dated of even date herewith (the "Participation Agreement") among Lessee, Lessor, the Participants and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"), Lessor and the Participants have agreed to provide such lease facility upon the terms and subject to the conditions set forth therein, including without limitation the execution and delivery of this Agreement setting forth the terms for the purchase of the property by Lessee.

                                   AGREEMENT

        NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. INTERPRETATION.

        1.01. Definitions. Unless otherwise indicated in this Agreement or any other Operative Document, each term set forth in Schedule 1.01 to the Participation Agreement, when used in this Agreement or any other Operative Document, shall have the respective meaning given to that term in such Schedule
1.01 or in the provision of this Agreement or other document, instrument or agreement referenced in such Schedule 1.01.

        1.02. Rules of Construction. Unless otherwise indicated in this Agreement or any other Operative Document, the rules of construction set forth in Schedule 1.02 to the Participation Agreement shall apply to this Agreement and the other Operative Documents.

SECTION 2. OPTIONAL PURCHASE BY LESSEE DURING THE TERM.

        2.01. Term Purchase Option. Subject to the terms and conditions of this Agreement and the other Operative Documents (including those set forth below in this Paragraph 2.01), Lessee may, at its option on any Business Day prior to the Scheduled Expiration Date of the Facility 1 Lease Agreement, terminate the Facility 1 Lease Agreement and purchase all of the Facility 1 Property (the "Term Purchase Option").

                (a) Notice of Term Purchase Option Exercise. Lessee shall notify Lessor of Lessee's exercise of the Term Purchase Option by delivering to Lessor an irrevocable written notice in the form of Exhibit A(1), appropriately completed (the "Notice of Term Purchase Option Exercise"), which states that Lessee is exercising its right to terminate the Facility 1 Lease Agreement prior to the Scheduled Expiration Date thereof pursuant to Paragraph 4.01 of the Facility 1 Lease Agreement and purchase all of the Facility 1 Property pursuant to this Paragraph 2.01 and specifies the Business Day on which such termination and purchase are to occur (which date, after the delivery of such notice, shall be the Expiration Date). Lessee shall give the Notice of Term Purchase Option Exercise to Lessor as soon as possible but in no event later than ten (10) Business Days prior to the date on which such termination and purchase are to occur. (Lessee shall also, to the extent reasonably practicable, provide Lessor with advance notice indicating that it is considering exercising the Term Purchase Option.) The Notice of Term Purchase Option Exercise shall be delivered as required by Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement; provided, however, that Lessee shall promptly deliver the original of any Notice of Term Purchase Option Exercise initially delivered by facsimile. After delivering to Lessor the Notice of Term Purchase Option Exercise, Lessee may, upon not less than ten (10) Business Days prior written notice to Lessor, extend the date on which the termination of the Facility 1 Lease Agreement and Lessee's purchase of the Facility 1 Property is to occur to a Business Day not more than ten (10) Business Days after the date specified in the Notice of Term Purchase Option Exercise, provided that Lessee may so extend such date only once.

                (b) Term Purchase Option Purchase Price. Lessee or its designee shall pay to Lessor on the Expiration Date, as the purchase price for the Property, an amount equal to the Outstanding Lease Amount on such date.

        2.02. Partial Purchase Option. Subject to the terms and conditions of this Agreement and the other Operative Documents (including those set forth below in this Paragraph 2.02), Lessee may, at its option on any Business Day prior to the Scheduled Expiration Date of the Facility 1 Lease Agreement, without terminating the Facility 1 Lease Agreement, purchase one or more Parcels (but not less than all of any such Parcel) of the Facility 1 Property (the "Partial Purchase Option").

                (a) Notice of Partial Purchase Option Exercise. Lessee shall notify Lessor of Lessee's exercise of the Partial Purchase Option by delivering to Lessor an irrevocable written notice in the form of Exhibit A(2), appropriately completed (a "Notice of Partial Purchase Option Exercise"), which states that Lessee is exercising its right to purchase one or more Parcels of the Facility 1 Property prior to the Scheduled Expiration Date pursuant to this Paragraph 2.02 and specifies
        (i) the Parcel(s) so to be purchased and (ii) the Business Day on which such purchase is to occur (a "Partial Purchase Date"). Lessee shall give each Notice of Partial Purchase Option Exercise to Lessor as soon as possible but in no event later than one (1) month prior to the Partial Purchase Date on which a purchase is to occur. (Lessee shall also, to the extent reasonably practicable, provide Lessor with advance notice indicating that it is considering exercising the Partial Purchase Option.) Each Notice of Partial Purchase Option Exercise shall be delivered as required by Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement; provided, however, that Lessee shall promptly deliver the original of any Notice of Partial Purchase Option Exercise initially delivered by facsimile. After delivering to Lessor the Notice of Partial Purchase Option Exercise, Lessee may, upon not less than ten
        (10) Business Days prior written notice to Lessor, extend the date on which the termination of the Facility 1 Lease Agreement and Lessee's purchase of the Facility 1 Property is to occur to a Business Day not more than ten (10) Business Days after the date specified in the Notice of Partial Purchase Option Exercise, provided that Lessee may so extend such date only once.

                (b) Partial Purchase Option Purchase Price. Lessee shall pay to Lessor on each Partial Purchase Date, as the purchase price for each Parcel of Facility 1 Property to be purchased on such date, an amount equal to the portion of the Outstanding Lease Amount under Facility 1 on such date attributable to such Parcel of Facility 1 Property.

                (c) Conditions to Exercise of Partial Purchase Option. The purchase by Lessee on any Partial Purchase Date of any Parcel of Facility 1 Property pursuant to this Paragraph 2.02 is subject to the following conditions:

                        (i) Lessor shall have received the Notice of Partial
                Purchase Option Exercise for such purchase pursuant to Subparagraph 2.02(a);

                        (ii) Lessor shall have received, on or prior to such
                Partial Purchase Date:

                                (A) New Expiration Date Appraisals for all
                        Parcels of Facility 1 Property that are to remain subject to the Facility 1 Lease Agreement after such Partial Purchase Date, which appraisals (1) each shall be dated a recent date prior to such Partial Purchase Date and (2) together shall assess the aggregate Fair Market Value of all such remaining Parcels of Facility 1 Property at not less than the Outstanding Lease Amount under Facility 1 that will remain after application of all amounts to be applied thereto on such Partial Purchase Date; and

                                (B) The purchase price payable by Lessee for
                        such Parcel of

                        Facility 1 Property pursuant to Subparagraph 2.02(b) and any other amounts payable by Lessee pursuant to Subparagraph 4.06(b); and

                        (iii) No Default shall have occurred and be continuing
                on such Partial Purchase Date or will occur as a result of such purchase by Lessee.

        2.03. Call Option. Subject to the terms and conditions of this Agreement and the other Operative Documents (including those set forth below in this Paragraph 2.03), Lessee may, at its option on any Business Day prior to the Scheduled Expiration Date of the Facility 1 Lease Agreement, require Lessor and the Participants to sell to Lessee (or its designee) all of their respective right, title and interest in, and assume all obligations and liabilities arising after such sale under, the Operative Documents related to Facility 1 at par, together with all accrued and unpaid interest, yield and fees thereon to the date of such sale and, as applicable, any other amounts then due and payable under any of the Operative Documents related to Facility 1 (including, without limitation, any unpaid amounts in respect of unpaid claims for indemnification then due and owing and any breakage and related costs which are payable pursuant to the Participation Agreement if the amounts due in respect of such interest were being prepaid, and not purchased, on such date) (the "Call Option").

                (a) Notice of Call Option Exercise. Lessee shall notify Lessor of Lessee's exercise of the Call Option by delivering to Lessor an irrevocable written notice in the form of Exhibit A(3), appropriately completed (the "Notice of Call Option Exercise"), which states that Lessee is exercising its right to purchase from the Lessor and the Participants their respective right, title and interest in, and assume all obligations and liabilities arising after such sale under, the Operative Documents related to Facility 1 pursuant to this Paragraph
        2.03 and specifies the date on which such purchases are to occur (which date, after the delivery of such notice, shall be the Expiration Date). Lessee shall give the Notice of Call Option Exercise as soon as possible but in no event later than one (1) month prior to the date on which such purchase is to occur. (Lessee shall also, to the extent reasonably practicable, provide Lessor with advance notice indicating that it is considering exercising the Call Option.) Each Notice of Call Option Exercise shall be delivered as required by Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement; provided, however, that Lessee shall promptly deliver the original of any Notice of Call Option Exercise initially delivered by facsimile. After delivering to Lessor the Notice of Call Option Exercise, Lessee may, upon not less than ten
        (10) Business Days prior written notice to Lessor, extend the date on which such purchase of the Operative Documents related to the Facility 1 Property is to occur to a Business Day not more than ten (10) Business Days after the date specified in the Notice of Call Option Exercise, provided that Lessee may so extend such date only once.

                (b) Conditions Precedent to Call Option Exercise. Prior to the effectiveness of the Call Option Exercise, (i) Lessee (or its designee) shall have obtained all necessary authorizations, approvals and consents for such Call Option Exercise and each such authorization, approval and consent shall be in full force and effect, (ii) Lessee shall have reimbursed the Lessor Parties for all costs and expenses incurred by such Lessor Parties (including the fees and expenses of their respective counsel) in connection with such Call

        Option Exercise, (iii) title to the Facility 1 Property shall have been transferred from Lessor to Lessee in a manner as if Lessee shall have exercised the Term Purchase Option and (iv) each Lessor Party shall have received such documents, instruments, agreements and certificates as it may reasonably request, each in form and substance satisfactory to such Lessor Party, in order to effectuate such purchase and sale. Upon satisfaction of the conditions described in this Paragraph 2.03 by Lessee (or its designee), the Lessor Parties shall convey their respective right, title and interest in, and Lessee (or its designee) shall assume all obligations and liabilities arising after such sale under, the transactions contemplated by the Operative Documents related to Facility 1, free and clear of any Lessor Lien, whereupon such rights, interests, obligations and liabilities of the Lessor Parties shall thereupon be assumed by and inure to the benefit of Lessee (or its designee) (other than rights arising as a result of claims or impositions theretofore arising, which shall remain exercisable by such Lessor Party). Subject to the satisfaction by Lessee of the terms and conditions set forth herein, the Lessor Parties agree to cooperate in good faith with Lessee in effectuating any such transaction.

SECTION 3. OBLIGATIONS OF LESSEE ON THE EXPIRATION DATE.

        3.01. Alternative. Unless Lessee has exercised the Term Purchase Option, on the Expiration Date of the Facility 1 Lease Agreement, Lessee shall either:

                (a) Marketing Option. Cause another Person to complete the purchase of the Facility 1 Property pursuant to Paragraph 3.02 (the "Marketing Option"); or

                (b) Expiration Date Purchase Option. Purchase the Facility 1 Property itself pursuant to Paragraph 3.03 (the "Expiration Date Purchase Option").

Lessee shall elect either the Marketing Option or the Expiration Date Purchase Option by delivering to Lessor, not more than nine (9) months nor less than six
(6) months prior to the Scheduled Expiration Date for the Facility 1 Lease Agreement, either (i) a written notice in the form of Exhibit B, appropriately completed (the "Notice of Marketing Option Exercise"), or (ii) a written notice in the form of Exhibit C, appropriately completed (the "Notice of Expiration Date Purchase Option Exercise"); provided, however, that (A) Lessee shall be deemed to have elected the Expiration Date Purchase Option if it fails to deliver either notice as required by this sentence; (B) Lessee's election of the Expiration Date Purchase Option (whether expressly by a notice so delivered or implicitly by the failure to deliver any notice) shall be irrevocable; and (C) Lessee may not elect the Marketing Option if (1) the Expiration Date has been accelerated to an earlier Termination Date following a Marketing Option Event of Default under the Facility 1 Lease Agreement, or (2) the conditions set forth in Paragraph 3.03 of the Participation Agreement are not satisfied on the date Lessee delivers its election notice or on the Expiration Date of the Facility 1 Lease Agreement (unless, in each case, the only event or condition causing such conditions not to be so satisfied is the occurrence of a Non-Marketing Option Event of Default under the Facility 1 Lease Agreement). The Notice of Marketing Option Exercise or the Notice of Expiration Date Purchase Option Exercise shall be delivered as required by Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement; provided, however, that Lessee shall promptly deliver to Lessor the original of any such notice initially delivered by facsimile.

        3.02. Marketing Option.

                (a) General. If Lessee elects to exercise the Marketing Option by delivering to Lessor a Notice of Marketing Option Exercise pursuant to Paragraph 3.01, Lessee shall use reasonable efforts, in accordance with Subparagraph 3.02(b) below, to (i) locate a purchaser which satisfies the requirements set forth in this Paragraph 3.02, (ii) arrange for such purchaser to purchase the Facility 1 Property on the Expiration Date for a purchase price which is not less than the lesser of (A) the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 1 and (B) the Fair Market Value of the Facility 1 Property and (iii) otherwise comply, or cause compliance with, the requirements of this Paragraph 3.02 and the other applicable provisions of this Agreement.

                (b) Lessee's Marketing Obligations.

                        (i) Initial Marketing Period. During the period
                beginning on the date Lessee delivers the Notice of Marketing Option Exercise and ending on the date which is four (4) months prior to the Expiration Date of the Facility 1 Lease Agreement (the "Initial Marketing Period"), Lessee shall use reasonable efforts to solicit Conforming Bids from potential purchasers of the Facility 1 Property. On or prior to the last day of the Initial Marketing Period, Lessee shall deliver to Lessor any Conforming Bid selected by Lessee (the "Initial Bid"). If the purchase price specified in the Initial Bid is equal to or greater than the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 1, Lessor shall accept such bid and Lessee shall have no further obligations to solicit additional bids.

                        (ii) Secondary Marketing Period. If Lessee does not
                submit an Initial Bid or if the purchase price specified in the Initial Bid is less than the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 1, Lessor may reject such bid and Lessee shall, during the period which begins on the day following the Initial Marketing Period and ends on the date two (2) months prior to the Expiration Date of the Facility 1 Lease Agreement (the "Secondary Marketing Period"):

                                (A) Use its best efforts to solicit additional
                        Conforming Bids, including the engagement of experienced and knowledgeable brokers;

                                (B) Furnish to each Lessor Party (other than
                        Novellus Participant) copies of all bids and otherwise provide each Lessor Party (other than Novellus Participant) with such information relating to the marketing of the Facility 1 Property as such Person may reasonably request in writing;

                                (C) Agree to provide to all potential purchasers
                        all customary seller's indemnities (including environmental indemnities), representations and warranties regarding the Facility 1 Property (including the title to, except for Lessor Liens, and condition of the Facility 1 Property);

                                (D) Furnish to each Lessor Party (other than
                        Novellus Participant) copies of environmental reports, architect's certificates, licenses, permits and other evidence reasonably requested by such Person to establish that no Default has occurred and is continuing under the Facility 1 Lease Agreement;

                                (E) Permit any Lessor Party or potential
                        purchaser to inspect the Facility 1 Property and the maintenance records for the Property upon reasonable prior written notice and during normal business hours and provide to each such Person all information regarding the Facility 1 Property reasonably requested by such Person in writing;

                                (F) Take all other commercially reasonable steps
                        to secure the best price for the Facility 1 Property;
                        and

                                (G) If any Conforming Bids were received by
                        Lessee, submit to Lessor on or prior to the last day of the Secondary Marketing Period any Conforming Bid selected by Lessee with a purchase price which is equal to or greater than the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 1 or, if no such Conforming Bid was received by Lessee, the highest Conforming Bid received by Lessee during the Secondary Marketing Period.

                During the Secondary Marketing Period, any Lessor Party (other than Novellus Participant) shall have the right to submit one or more bids or solicit bids from other Persons.

                (c) Conforming Bids. Each bid must meet each of the following requirements (each such bid to be referred to herein as a "Conforming Bid"):

                        (i) The bid may be submitted by any Person other than
                (A) a Person which is an Affiliate of Lessee or (B) a Person which has an agreement (whether express or implied) with Lessee or any of its Affiliates to sell, lease or otherwise make available to Lessee or any of its Affiliates any portion of the Facility 1 Property;

                        (ii) The bidder must agree in writing to purchase the
                Facility 1 Property on the Expiration Date of the Facility 1 Lease Agreement for a purchase price to be paid in cash which is not less than the lesser of (A) the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 1 on such date and (B) the Fair Market Value of the Facility 1 Property on such date;

                        (iii) The bidder must agree to purchase the Property "as
                is" without any representations, warranties or indemnities, except for (A) any representations, warranties or indemnities provided by Lessor and Lessee pursuant to Subparagraph 4.01(b) and (B) any representations, warranties or indemnities provided by Lessee pursuant to clause (ii)(C) of Subparagraph 3.02(b); and

                        (iv) The bidder must agree to be bound by the other
                terms and conditions of this Agreement applicable to bidders.

                (d) Lessor's Obligation to Accept Bids. If, at any time on or prior to the last day of the Secondary Marketing Period, Lessee submits to Lessor a Conforming Bid under this Paragraph 3.02 with a purchase price which is equal to or greater than the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 1, Lessor shall accept such bid. If Lessee submits to Lessor a Conforming Bid under this Paragraph 3.02 with a purchase price which is less than the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 1, Lessor shall not accept such bid unless approved by Lessor and Required Participants. If Lessee fails to submit a bid to Lessor on or prior to the last day of the Secondary Marketing Period which Lessor is so required to accept, Lessor shall (unless it elects to accept another bid which it is not required to accept, in which case Lessee's obligations shall be limited to the amounts payable pursuant to clause (ii) of Subparagraph 4.06(a)) retain the Facility 1 Property after the Expiration Date of the Facility 1 Lease Agreement; provided, however, that Lessee's payment obligations on such Expiration Date shall be limited to the amounts payable pursuant to clause (iii) of Subparagraph 4.06(a) if (i) Lessor retains the Facility 1 Property after Lessee submits a Conforming Bid on or prior to the last day of the Secondary Marketing Period in accordance with clause (ii) of Subparagraph 3.02(b) and (ii) the Marketing Option has not terminated prior to such Expiration Date pursuant to Subparagraph 3.02(f). If Lessee fails to obtain a Conforming Bid prior to the last day of the Secondary Marketing Period which Lessor is required to accept or another bid which Lessor elects to accept (notwithstanding that it is not required to do so) despite Lessee's timely and complete compliance with Lessee's marketing obligations as described in Subparagraph 3.02(a) and Subparagraph 3.02(b), and such failure is not caused by any negligence or willful misconduct of Lessee, then Lessee's payment obligations on the Expiration Date of the Facility 1 Lease Agreement shall be limited to the amounts payable pursuant to clause (ii) or clause (iii) of Subparagraph 4.06(a), as applicable. Lessor shall notify Lessee of Lessor's election to retain the Facility 1 Property by delivering to Lessee, at least ten (10) days prior to the Expiration Date of the Facility 1 Lease Agreement, a written notice of such election.

                (e) Purchase Price. If Lessor accepts any bid by any Person, such Person (the "Designated Purchaser") shall pay to Lessor on the Expiration Date of the Facility 1 Lease Agreement, as the purchase price for the Property, the amount set forth in such bid as the purchase price.

                (f) Termination of the Marketing Option. Lessee's right to exercise the Marketing Option shall immediately terminate and Lessee shall purchase the Facility 1

        Property on the Expiration Date of the Facility 1 Lease Agreement pursuant to Paragraph 3.03 if (i) Lessee fails to comply with any of its obligations under this Paragraph 3.02; (ii) a Marketing Option Event of Default under the Facility 1 Lease Agreement occurs after Lessee delivers the Notice of Marketing Option Exercise; (iii) the conditions precedent set forth in Paragraph 3.03 of the Participation Agreement are not satisfied on the Expiration Date of the Facility 1 Lease Agreement (unless the only event or condition causing such conditions not to be so satisfied is the occurrence of a Non-Marketing Option Event of Default under the Facility 1 Lease Agreement); or (iv) the Designated Purchaser fails to consummate the purchase of the Facility 1 Property on the Expiration Date of the Facility 1 Lease Agreement in accordance with its accepted bid and this Agreement, without regard to the reason for such failure (except as otherwise provided in the following proviso); provided, however, that, if the Designated Purchaser fails to consummate the purchase of the Property on the Expiration Date solely due to Lessor's failure to remove Lessor Liens or deliver the required deed and bill of sale or other documents required to be delivered by Lessor hereunder, Lessee's right to exercise the Marketing Option shall not terminate, Lessee shall not be required to purchase the Property on the Expiration Date and Lessee's payment obligations on the Expiration Date shall be limited to the amounts set forth in Subparagraph 4.06(b) (determined as if the purchase by the Designated Purchaser had been consummated).

                (g) Residual Value Guaranty Amount and Indemnity Amount. Unless Lessee's right to exercise the Marketing Option has terminated and Lessee is required to purchase the Facility 1 Property on the Expiration Date of the Facility 1 Lease Agreement pursuant to Paragraph 3.03, Lessee shall pay to Lessor on such Expiration Date the Residual Value Guaranty Amount and the Indemnity Amount calculated as follows:

                        (i) The "Residual Value Guaranty Amount" shall be an
                amount equal to the total Outstanding Lease Amount under Facility 1 on the Expiration Date.

                        (ii) The "Indemnity Amount" shall be an amount equal to
                the decrease, if any, between the Commencement Date and the Expiration Date of the Facility 1 Lease Agreement in the Fair Market Value of the Facility 1 Property caused by (A) any representation or warranty of Lessee or any of its Affiliates regarding the Facility 1 Property set forth in any of the Operative Documents proving to be false or inaccurate when made,
                (B) the existence of, or the failure of Lessee to pay any Governmental Charge, Indebtedness or other obligation which might give rise to, any Liens in the Facility 1 Property (other than Permitted Property Liens), (C) the failure of Lessee to complete any Modifications or (D) any other failure of Lessee to comply with any of its obligations regarding the Facility 1 Property set forth in any of the Operative Documents.

                (h) Determination of Fair Market Value and Indemnity Amount. If the purchase price specified in the Initial Bid is less than the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 1, Lessor may, on or prior to the last day of the Secondary Marketing Period (if Lessee has not previously delivered to Lessor a Conforming Bid with a purchase price equal to or greater than the difference between the Outstanding Lease Amount and Residual Value

        Guaranty Amount under Facility 1), deliver to Lessee a written notice of Lessor's determination of the current Fair Market Value of the Facility 1 Property and the Indemnity Amount. To determine such amounts, Lessor shall obtain Appraisals of the Facility 1 Property which set forth:

                        (i) A current Appraisal of the Fair Market Value of the
                Facility 1 Property in its then existing condition (the "Current Appraisal"); and

                        (ii) An Appraisal of the Fair Market Value of the
                Facility 1 Property which assumes that (A) all representations and warranties regarding the Facility 1 Property made by Lessee or any of its Affiliates in any of the Operative Documents were true and correct when made; (B) Lessee has maintained the Facility 1 Property in compliance with all applicable Governmental Rules, Insurance Requirements and the Operative Documents; (C) Lessee has completed all Modifications in a good and workmanlike manner and otherwise as required by the Operative Documents; (D) Lessee has repaired the Facility 1 Property as required by the Operative Documents following any Casualty; (E) Lessee has restored the Facility 1 Property as required by the Operative Documents following any Condemnation;
                (F) Lessee has paid all Governmental Charges, Indebtedness and other obligations which, if unpaid, might give rise to a Lien (other than a Lessor Lien) on the Facility 1 Property; (G) Lessee has removed all Liens on the Facility 1 Property except for Permitted Property Liens and Lessor Liens; and (H) Lessee has performed all of its other obligations as required by the Operative Documents (the "Assumed Appraisal").

        In the absence of manifest error, (A) the Current Appraisal shall constitute the current Fair Market Value of the Facility 1 Property and
        (B) the difference between the Current Appraisal and the Assumed Appraisal shall constitute the Indemnity Amount if the Current Appraisal is less than the Assumed Appraisal.

                (i) Lessee not an Agent. Lessee shall not be an agent for any of the Lessor Parties in arranging for a purchaser of the Facility 1 Property. No Lessor Party (other than Novellus Participant) shall be bound by any acts of Lessee.

                (j) Application of Proceeds. After the exercise by Lessee of the Marketing Option, Lessor shall apply and distribute all amounts received by Lessor on the Expiration Date as follows:

                        (i) First, Lessor shall apply such amounts to the
                portion of the Outstanding Lease Amount under Facility 1 not constituting Ineligible Project Costs to the extent necessary to pay such portion of the Outstanding Lease Amount;

                        (ii) Second, to the extent any amounts then remain,
                Lessor shall apply such amounts to the portion of all unpaid Rent under Facility 1 accrued through or due and payable on or prior to such date not constituting Ineligible Project Costs to the extent necessary to pay such portion of the unpaid Rent;

                        (iii) Third, to the extent any amounts then remain,
                Lessor shall apply such amounts to the portion of all other amounts, if any, due and payable by Lessee under the Operative Documents on account of Facility 1 on or prior to such date not constituting Ineligible Project Costs to the extent necessary to pay such portion of the unpaid amounts;

                        (iv) Fourth, to the extent any amounts then remain,
                Lessor shall distribute to Lessee (A) such amounts as are necessary to pay all Prepaid Rent paid by Lessee, except for any such Prepaid Rent caused by or arising from any failure by Lessee to comply with any of its obligations under the Operative Documents (including its insurance obligations), any representation by Lessee in any of the Operative Documents not being true, any negligence or willful misconduct of Lessee, or any claim by any third-party against Lessee (or against any Lessor Party) based upon any alleged action or inaction by Lessee, and (B) an amount equal to the Residual Value Guaranty Amount paid by Lessee hereunder.

                        (v) Fifth, to the extent any amounts then remain, Lessor
                shall apply such amounts to all Ineligible Project Costs paid or incurred by Lessor Parties.

                        (vi) Finally, to the extent any amounts then remain,
                Lessor shall promptly distribute all such remaining proceeds to Lessee.

                (k) Creditworthiness of Designated Purchaser. Lessee assumes all responsibility for determining the creditworthiness of any potential purchaser on any bid submitted by Lessee to Lessor hereunder. If, after any purchase by a Designated Purchaser hereunder, the purchase price paid by such Designated Purchaser is recovered from any Lessor Party (other than Novellus Participant), Lessee shall reimburse such Lessor Party for such recovery unless such recovery is due solely to a material misrepresentation or covenant breach by such Lessor Party.

                (l) Exercise of Marketing Option After Non-Marketing Option Event of Default. If Lessor notifies Lessee pursuant to Subparagraph 5.03(a) or Subparagraph 5.04(a) of the Lease Agreement that Lessor is terminating the Lease Agreement on a Termination Date which is prior to the Scheduled Expiration Date of the Facility 1 Lease Agreement and the only basis for such early termination is the occurrence of a Non-Marketing Option Event of Default under the Facility 1 Lease Agreement, Lessee may, subject to Paragraph 3.01, elect to exercise the Marketing Option if, not later than ten (10) Business Days after it receives from Lessor such notice of early termination, it delivers to Lessor a Notice of Marketing Option Exercise. Upon the delivery by Lessee to Lessor of a Notice of Marketing Option Exercise, the Expiration Date of the Facility 1 Lease Agreement shall, if the conditions to the exercise of the Marketing Option set forth in Paragraph 3.01 are satisfied, be extended to the first Business Day of the first full calendar month that is six (6) months after the date of receipt by Lessor of such Notice of Marketing Option Exercise. Any exercise by Lessee of the Marketing Option pursuant to this Subparagraph 3.02(l) shall be subject to the terms and conditions otherwise set forth in this Agreement.

        3.03. Expiration Date Purchase Option.

                (a) General. If (i) Lessee elects to exercise the Expiration Date Purchase Option by delivering to Lessor a Notice of Expiration Date Purchase Option Exercise pursuant to Paragraph 3.01; (ii) Lessee elects to exercise the Marketing Option by delivering to Lessor a Notice of Marketing Option Exercise pursuant to Paragraph 3.01 but the Marketing Option terminates pursuant to Subparagraph 3.02(f); or (iii) Lessee fails to deliver to Lessor either notice as required by Paragraph 3.01; Lessee shall purchase the Facility 1 Property on the Expiration Date of the Facility 1 Lease Agreement and otherwise comply, or cause compliance with, the requirements of this Paragraph 3.03 and the other applicable provisions of this Agreement.

                (b) Purchase Price. If Lessee is purchasing the Facility 1 Property pursuant to the Expiration Date Purchase Option, Lessee shall pay to Lessor on the Expiration Date of the Facility 1 Lease Agreement, as the purchase price for the Facility 1 Property, an amount equal to the Outstanding Lease Amount under Facility 1 on such date.

SECTION 4. TERMS OF ALL PURCHASES.

        4.01. Representations and Warranties of Parties.

                (a) Representations and Warranties of Purchaser. The purchaser of the Facility 1 Property, whether Lessee, an Assignee Purchaser or a Designated Purchaser ("Purchaser"), shall represent and warrant to Lessor on the Expiration Date of the Facility 1 Lease Agreement (or, in the case of a purchase of a portion of the Facility 1 Property pursuant to the Partial Purchase Option, on the applicable Partial Purchase Date) as follows:

                        (i) Such Person is a legal entity duly organized,
                validly existing and in good standing under the laws of its jurisdiction of organization or an individual with legal capacity to purchase the Facility 1 Property (or, in the case of a purchase of a portion of the Facility 1 Property pursuant to the Partial Purchase Option, the portion to be purchased).

                        (ii) The execution, delivery and performance by such
                Person of each document, instrument and agreement executed, or to be executed, by such Person in connection with its purchase of the Facility 1 Property (or, in the case of a purchase of a portion of the Facility 1 Property pursuant to the Partial Purchase Option, the portion to be purchased) (the "Purchase Documents") and the consummation of the transactions contemplated thereby (A) are within the power of such Person and
                (B) have been duly authorized by all necessary actions on the part of such Person.

                        (iii) Each Purchase Document executed, or to be
                executed, by such Person has been, or will be, duly executed and delivered by such Person and constitutes, or will constitute, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

                        (iv) Such Person has not (A) made a general assignment
                for the benefit of creditors, (B) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by such Person's creditors, (C) suffered the appointment of a receiver to take possession of all, or substantially all, of such Person's assets, (D) suffered the attachment or other judicial seizure of all, or substantially all, of such Person's assets, (E) admitted in writing its inability to pay its debts as they come due, or (F) made an offer of settlement, extension or composition to its creditors generally.

                        (v) Such Person is not a "party in interest" within the
                meaning of Section 3(14) of the ERISA, with respect to any investor in or beneficiary of Lessor.

                (b) Representations and Warranties of Lessor and Lessee. Each of Lessor and Lessee shall represent and warrant to Purchaser (and Lessee also shall represent and warrant to Lessor if Lessor is to retain the Facility 1 Property) on the Expiration Date of the Facility 1 Lease Agreement as follows:

                        (i) Such Person is a corporation duly organized, validly
                existing and in good standing under the laws of its jurisdiction of organization.

                        (ii) The execution, delivery and performance by such
                Person of each Purchase Document executed, or to be executed, by such Person and the consummation of the transactions contemplated thereby (A) are within the power of such Person and
                (B) have been duly authorized by all necessary actions on the part of such Person.

                        (iii) Each Purchase Document executed, or to be
                executed, by such Person has been, or will be, duly executed and delivered by such Person and constitutes, or will constitute, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

                        (iv) Such Person has not (A) made a general assignment
                for the benefit of creditors, (B) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by such Person's creditors, (C) suffered the appointment of a receiver to take possession of all, or substantially all, of such Person's assets, (D) suffered the attachment or other judicial seizure of all, or substantially all, of such Person's assets, (E) admitted in writing its inability to pay its debts as they come due, or (F) made an offer of settlement, extension or composition to its creditors generally.

        In addition to the foregoing, (A) Lessee shall represent and warrant to the Designated Purchaser (or Lessor if Lessor is to retain the Facility 1 Property) on the Expiration Date of the Facility 1 Lease Agreement that no Liens are attached to the Facility 1 Property, except for Permitted Property Liens, and (B) Lessor shall represent and warrant to Purchaser on the Expiration Date of the Facility 1 Lease Agreement (or, in the case of a purchase of a portion of the Facility 1 Property pursuant to the Partial Purchase Option, on the applicable Partial Purchase Date) that no Lessor Liens are attached to the Facility 1 Property (or, in the case of a purchase of a portion of the Facility 1 Property pursuant to the Partial Purchase Option, the portion to be purchased). Except for the foregoing representations and warranties to be made by Lessor on the Expiration Date of the Facility 1 Lease Agreement (or, in the case of a purchase of a portion of the Facility 1 Property pursuant to the Partial Purchase Option, on the applicable Partial Purchase Date), no Lessor Party shall make any representation or warranty regarding the Facility 1 Property or the sale of the Facility 1 Property. Lessee shall make such additional representations and warranties as it may be required to make pursuant to clause (ii) of Subparagraph 3.02(b).

                (c) Survival of Representations and Warranties. The representations and warranties of Purchaser, Lessor and Lessee shall survive for a period of twelve (12) months after the Expiration Date of the Facility 1 Lease Agreement (or, in the case of a purchase of a portion of the Facility 1 Property pursuant to the Partial Purchase Option, after the applicable Partial Purchase Date). Any claim which any such party may have at any time against any other such party for a breach of any such representation or warranty, whether known or unknown, which is not asserted by written notice within such twelve (12) month period shall not be valid or effective, and the party shall have no liability with respect thereto.

        4.02. "As Is" Purchase. All purchases of the Facility 1 Property hereunder shall be "as is, with all faults" and without any representations, warranties or indemnities except for any representations, warranties or indemnities provided by Lessee pursuant to clause (ii)(C) of Subparagraph 3.02(b) or by Lessor or Lessee pursuant to Subparagraph 4.01(b). Each Purchaser shall specifically acknowledge and agree that Lessor is selling and such Purchaser is purchasing the Facility 1 Property on an "as is, with all faults" basis and that such Purchaser is not relying on any representations or warranties of any kind whatsoever, express or implied, from any Lessor Party, its agents, or brokers as to any matters concerning the Facility 1 Property (except for any representations and warranties provided by Lessor pursuant to Subparagraph 4.01(b)), including (a) the condition of the Facility 1 Property (including any Improvements to the Facility 1 Property made prior to the Commencement Date or during the Term of the Facility 1 Lease Agreement); (b) title to the Facility 1 Property (including possession of the Facility 1 Property by any Person or the existence of any Lien or any other right, title or interest in or to any of the Facility 1 Property in favor of any Person); (c) the value, habitability, usability, design, operation or fitness for use of the Facility 1 Property; (d) the availability or adequacy of utilities and other services to the Facility 1 Property; (e) any latent, hidden or patent defect in the Facility 1 Property; (f) the zoning or status of the Facility 1 Property or any other restrictions on the use of the Facility 1 Property; (g) the economics of the Facility 1 Property; (h) any Casualty or Condemnation; or (i) the compliance of the Facility 1 Property with any applicable Governmental Rule or Insurance Requirement.

        4.03. Release. Without limiting the foregoing, each Purchaser shall, on behalf of itself and its successors and assigns, waive its right to recover from, and forever release and discharge, Lessor and the other Indemnitees from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including attorneys' fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the physical condition of the Facility 1 Property or any Governmental Rule applicable thereto, including any Environment Law. Each Purchaser shall expressly waive the benefits of Section 1542 of the California Civil Code, which provides that, "a general release does not extend to claims which the creditor does not know or expect to exist in his favor at the time of executing the release, which if known to him must have materially affected the settlement with the debtor."

        4.04. Permits, Approvals, Etc. Lessee shall obtain all permits, licenses and approvals from and make all filings with Governmental Authorities and other Persons, comply and cause compliance with all applicable Governmental Rules and take all other actions required for the marketing, purchase and sale of the Facility 1 Property.

        4.05. Costs. Lessee shall pay directly, without deduction from the purchase price or any other amount payable to Lessor hereunder, all costs and expenses of Lessee and Lessor associated with the marketing and sale of the Facility 1 Property, including brokers' fees and commissions; title insurance premiums; survey charges; utility, tax and other prorations; fees and expenses of environmental consultants and attorneys; appraisal costs; escrow fees; recording fees; documentary, transfer and other taxes; and all other fees, costs and expenses which might otherwise be deducted from the purchase price or any other amount payable to Lessor hereunder.

        4.06. Lessee's Payment Obligations.

                (a) Expiration Date. On the Expiration Date of the Facility 1 Lease Agreement, Lessee shall pay to Lessor the following:

                        (i) Purchase by Lessee. If the Facility 1 Property is to
                be purchased by Lessee or an Assignee Purchaser on such date,
                (A) the Outstanding Lease Amount, (B) all unpaid Rent accrued through or due and payable on or prior to such date and (C) all other amounts, if any, due and payable by Lessee under the Operative Documents on or prior to such date in each case to the extent attributable to Facility 1;

                        (ii) Purchase by a Designated Purchaser. If the Facility
                1 Property is to be purchased by a Designated Purchaser on such date, (A) the Residual Value Guaranty Amount, (B) the Indemnity Amount, (C) all unpaid Rent accrued through or due and payable on or prior to such date and (D) all other amounts, if any, due and payable by Lessee under the Operative Documents on or prior to such date in each case to the extent attributable to Facility 1; or

                        (iii) Retention by Lessor. If the Facility 1 Property is
                to be retained by Lessor on such date pursuant to Subparagraph 3.02(d), (A) the Residual Value Guaranty Amount, (B) the Indemnity Amount, (C) all unpaid Rent accrued through or due and payable on or prior to such date and (D) all other amounts, if any, due and payable by Lessee under the Operative Documents on or prior to such date.

                (b) Partial Purchase Date. On any Partial Purchase Date, Lessee shall pay to Lessor (i) the purchase price for the Parcels of Facility 1 Property to be purchased on such date, (ii) all unpaid Rent attributable to such Parcels of Facility 1 Property accrued through or due and payable on or prior to such date and (iii) all other amounts attributable to such Parcels of Facility 1 Property, if any, due and payable by Lessee under the Operative Documents on or prior to such date.

        4.07. Lessor Liens. Lessor shall remove all Lessor Liens from the Facility 1 Property before the Expiration Date of the Facility 1 Lease Agreement (or, in the case of a purchase of a portion of the Facility 1 Property pursuant to the Partial Purchase Option, from the portion to be purchased before the applicable Partial Purchase Date).

        4.08. Transfer Documents.

                (a) Expiration Date.

                        (i) Lessor. Subject to receipt by Lessor on the
                Expiration Date of the Facility 1 Lease Agreement of the full amount of the following, without any setoff, deduction or reduction of any kind:

                                (A) In the case of a transfer to Lessee or an
                        Assignee Purchaser, all amounts payable by Lessee pursuant to clause (i) of Subparagraph 4.06(a); or

                                (B) In the case of a transfer to a Designated
                        Purchaser, (1) the purchase price payable by the Designated Purchaser and (2) all amounts payable by Lessee pursuant to clause (ii) of Subparagraph 4.06(a);

                Lessor shall transfer its interest in the Facility 1 Property to Purchaser on the Expiration Date of the Facility 1 Lease Agreement (unless Lessor is to retain the Facility 1 Property) by executing and delivering to Purchaser a Deed in substantially the form of Exhibit D(1), an Acknowledgment of Disclaimer of Representations and Warranties in substantially the form of Exhibit D(2), a Bill of Sale in substantially the form of Exhibit E, and shall assign to Purchaser Lessor's option to purchase its interest in the Facility 1 Property as provided in the Ground Lease Agreement.

                        (ii) Lessee. On the Expiration Date of the Facility 1
                Lease Agreement, unless Lessee is to purchase the Facility 1 Property, Lessee shall transfer its interest in the Facility 1 Property to the Designated Purchaser or an Assignee Purchaser (or Lessor if Lessor is to retain the Facility 1 Property) by executing and delivering to such Person a Deed in substantially the form of Exhibit F, shall assign to Lessee Lessor's option to purchase its interest in such Parcels of the Facility 1 Property as provided in the Ground Lease Agreement a Bill of Sale in substantially the form of Exhibit G and such other documents, instruments and agreements as such Person may reasonably request.

                (b) Partial Purchase Date. Subject to receipt by Lessor on any Partial Purchase Date of all amounts payable by Lessee pursuant to Subparagraph 4.06(b), without any setoff, deduction or reduction of any kind, Lessor shall transfer its interest in the Parcels of Facility 1 Property to be purchased on such date to Lessee by executing and delivering to Lessee a Deed in substantially the form of Exhibit D(1), a Bill of Sale in substantially the form of Exhibit E, and such other documents, instruments and agreements as Lessee may reasonably request.

        4.09. Casualty and Condemnation Proceeds. If, on the Expiration Date of the Facility 1 Lease Agreement, any Casualty and Condemnation Proceeds are held by Lessor in a Repair and Restoration Account or otherwise, Lessor shall (a) if Lessee is to purchase the Facility 1 Property on the Expiration Date of the Facility 1 Lease Agreement and Lessee shall so direct, apply such proceeds to the purchase price to be paid by Lessee or (b) in all other cases, release such proceeds to Lessee; provided, however, that Lessor shall not have any obligation so to apply or release such proceeds unless Lessee and/or any Designated Purchaser has complied with all of the terms and conditions of this Agreement.

        4.10. Payments. Purchaser, Lessor and Lessee shall make all payments in lawful money of the United States and in same day or immediately available funds not later than 12:00 noon on the date due.

        4.11. Environmental Reports. Lessee shall obtain and deliver to Lessor, not later than one (1) month prior to the Expiration Date of the Lease Agreement (or, in the case of a purchase of a portion of the Facility 1 Property pursuant to the Partial Purchase Option, prior to the applicable Partial Purchase Date), environmental reports with respect to the Facility 1 Property (or, in the case of a purchase of a portion of the Facility 1 Property pursuant to the Partial Purchase Option, with respect to the applicable portion thereof) prepared by environmental consultants acceptable to Lessor.

        4.12. Simultaneous Exercise of Facility 1, 2 and 3 Options.

                (a) Expiration Date Purchase Option or Marketing Option. At any time Lessee exercises the Expiration Date Purchase Option or Marketing Option with respect to the Facility 1 Property hereunder, Lessee shall simultaneously exercise the same option with respect to the Facility 2 Property under the Facility 2 Purchase Agreement and the Facility 3 Property under the Facility 3 Purchase Agreement. If Lessee elects to exercise the Marketing Option under this Agreement, the Facility 2 Purchase Agreement and the Facility 3 Purchase Agreement, Lessee shall not submit bids from different Persons under the three Purchase Agreements unless (i) the bidder for the Facility 1 Property and the bidder for the Facility 2 Property have agreed upon the terms of a ground lease pursuant to which the Facility 1 bidder would lease the Parcel 7 Land to the Facility 2 bidder, (ii) the terms of such ground lease do not have a material adverse effect on the values of the Facility 1 Property or Facility 2 Property and (iii) any necessary approvals required for such ground lease under the Stanford Lease have been obtained.

                (b) Partial Purchase Option. At any time Lessee exercises the Partial Purchase Option with respect to any Parcel of Facility 1 Property hereunder, Lessee shall simultaneously exercise the same option with respect to the corresponding Parcel of the Facility 2 Property, if any, under the Facility 2 Purchase Agreement.

        4.13. Further Assurances. Lessee shall, and shall cause any Designated Purchaser to, execute and deliver such documents, instruments and agreements and take such other actions as Lessor may reasonably request to effect the purposes of this Agreement and comply with the terms hereof. Similarly, Lessor shall execute and deliver such documents, instruments and agreements and take such other actions as Lessee or a Designated Purchaser may reasonably request to effect the purposes of this Agreement and comply with the terms hereof.

SECTION 5. MISCELLANEOUS.

        5.01. Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon Lessee or Lessor under this Agreement shall be given as provided in Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement.

        5.02. Waivers, Amendments. Any term, covenant, agreement or condition of this Agreement may be amended or waived only as provided in the Participation Agreement. No failure or delay by any Lessor Party (other than Novellus Participant) in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

        5.03. Successors and Assigns.

                (a) General. This Agreement shall be binding upon and inure to the benefit of the Lessor Parties and Lessee and their permitted successors and assigns; provided, however, that the Lessor Parties and Lessee shall not sell, assign or delegate their respective rights and obligations hereunder except as provided in the Participation Agreement and in Subparagraph 5.03(b).

                (b) Assignment by Lessee of Purchase Rights. Lessee may assign to a third party (an "Assignee Purchaser") its right to purchase the Facility 1 Property pursuant to the Term Purchase Option, the Partial Purchase Option or the Expiration Date Purchase Option; provided, however, that (i) such an assignment shall not relieve Lessee of its obligations to consummate or cause the consummation of any such purchase in accordance with the terms of this Agreement and (ii) Lessee assumes all responsibility for determining the creditworthiness of any such Assignee Purchaser. If, after any purchase by an Assignee Purchaser hereunder, the purchase price paid by such Assignee Purchaser is recovered from any Lessor Party (other than Novellus Participant), Lessee shall reimburse such Lessor Party for such recovery unless such recovery is due solely to a material misrepresentation or covenant breach by such Lessor Party.

        5.04. No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the Lessor Parties and Lessee and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

        5.05. Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

        5.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

        5.07. Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

        5.08. Nature of Lessee's Obligations.

                (a) Independent Obligation. The obligation of Lessee to pay the amounts payable by Lessee under this Agreement and the other Operative Documents and to perform the other Lessee Obligation are absolute, unconditional and irrevocable obligations which are separate and independent of the obligations of the Lessor Parties under this Agreement and the other Operative Documents and all other events and circumstances, including the events and circumstances set forth in Subparagraph 5.08(c).

                (b) No Termination or Abatement. This Agreement and the other Operative Documents and Lessee's obligation to pay all amounts hereunder and to pay and perform all other Lessee Obligations shall continue in full force and effect without abatement notwithstanding the occurrence or existence of any event or circumstance, including any event or circumstance set forth in Subparagraph 5.08(c).

                (c) Full Payment and Performance. Lessee shall make all payments under this Agreement and the other Operative Documents in the full amounts and at the times required by the terms of this Agreement and the other Operative Documents without setoff, deduction or reduction of any kind and shall perform all other Lessee Obligations as and when required, without regard to any event or circumstances whatsoever, including (i) the condition of the Facility 1 Property (including any Improvements to the Facility 1 Property made prior to the Commencement Date or during the Term of the Facility 1 Lease Agreement); (ii) title to the Facility 1 Property (including possession of the Facility 1 Property by any Person or the existence of any Lien or any other right, title or interest in or to any of the Facility 1 Property in favor of any Person); (iii) the value, habitability, usability, design, operation or fitness for use of the Facility 1 Property; (iv) the availability or adequacy of utilities and other services to the Facility 1 Property; (v) any latent, hidden or patent defect in the Facility 1 Property; (vi) the zoning or status of the Facility 1 Property or any other restrictions on the use of the Facility 1 Property; (g) the economics of the Facility 1 Property; (vii) any Casualty or Condemnation; (viii) the compliance of the Facility 1 Property with any applicable Governmental Rule or Insurance Requirement;
        (ix) any failure by any Lessor Party to perform any of its obligations under this Agreement or any other Operative Document; or (x) the exercise by any Lessor Party of any of its remedies under this Agreement or any other Operative Document; provided, however, that this Paragraph
        5.08 shall not abrogate any right which Lessee may have to recover damages from any Lessor Party for any material breach by such Lessor Party of its obligations under this Agreement or any other Operative Document to the extent permitted hereunder or thereunder.



                          [The signature page follows.]

        IN WITNESS WHEREOF, Lessee and Lessor have caused this Agreement to be executed as of the day and year first above written.


LESSEE:                                 NOVELLUS SYSTEMS, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------



LESSOR:                                 ABN AMRO LEASING, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                  EXHIBIT A(1)

                     NOTICE OF TERM PURCHASE OPTION EXERCISE

                                     [Date]

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
    as Agent
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL 60604
Attn: Josephine O'Brien

        1. Reference is made to the following:

                (a) The Participation Agreement, dated as of September 21, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in
        Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"); and

                (b) The Facility 1 Lease Agreement, dated as of September 21, 2001 (the "Lease Agreement"), between Lessee and Lessor; and

                (c) The Facility 1 Purchase Agreement, dated as of September 21, 2001 (the "Purchase Agreement"), between Lessee and Lessor.

Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

        2. Pursuant to Paragraph 4.01 of the Facility 1 Lease Agreement and Paragraph 2.01 of the Facility 1 Purchase Agreement, Lessee hereby irrevocably notifies Lessor that Lessee is exercising its right to terminate the Facility 1 Lease Agreement prior to the Scheduled Expiration Date of the Facility 1 Lease Agreement and purchase the Facility 1 Property on [_________, ____] (which date, after the delivery of this notice, shall be the Expiration Date of the Facility 1 Lease Agreement).

        IN WITNESS WHEREOF, Lessee has executed this Notice of Term Purchase Option Exercise on the date set forth above.


                                        NOVELLUS SYSTEMS, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------



                                     A(1)-1

                                  EXHIBIT A(2)

                   NOTICE OF PARTIAL PURCHASE OPTION EXERCISE

                                     [Date]

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
    as Agent
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL 60604
Attn: Josephine O'Brien

        1. Reference is made to the following:

                (a) The Participation Agreement, dated as of September 21, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in
        Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"); and

                (b) The Facility 1 Purchase Agreement, dated as of September 21, 2001 (the "Purchase Agreement"), between Lessee and Lessor.

Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

        2. Pursuant to Paragraph 2.02 of the Facility 1 Purchase Agreement, Lessee hereby irrevocably notifies Lessor that Lessee is exercising its right to purchase a portion of the Facility 1 Property as follows:

                (a) The Parcel[s] of Facility 1 Property to be purchased is [are] ________________; and

                (b) The date on which such purchase is to occur is [_________, ____].

        3. Lessee hereby certifies to Lessor, Agent and the Participants (other than Novellus Participant) that, on the date of this notice:

                (a) The representations and warranties of Lessee set forth in Paragraph 4.01 of the Participation Agreement and in the other Operative Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

                (b) No Default has occurred and is continuing; and

                (c) All of the Operative Documents are in full force and effect.



                                     A(2)-1

        IN WITNESS WHEREOF, Lessee has executed this Notice of Partial Purchase Option Exercise on the date set forth above.


                                        NOVELLUS SYSTEMS, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------



                                     A(2)-2

                                  EXHIBIT A(3)

                         NOTICE OF CALL OPTION EXERCISE

                                     [Date]

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
    as Agent
Agency Services

208 South LaSalle Street, Suite 1500
Chicago, IL 60604
Attn: Josephine O'Brien

        1. Reference is made to the following:

                (a) The Participation Agreement, dated as of September 21, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in
        Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"); and

                (b) The Facility 1 Purchase Agreement, dated as of September 21, 2001 (the "Purchase Agreement"), between Lessee and Lessor.

Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

        2. Pursuant to Paragraph 2.03 of the Facility 1 Purchase Agreement, Lessee hereby irrevocably notifies Lessor that Lessee (or its designee) is exercising its right to purchase all of the Lessor Parties' respective right, title and interest in, and assume all obligations and liabilities arising after such purchase under, the Operative Documents related to Facility 1 as follows:

                (a) The date on which such purchase is to occur is [_________, ____].

        3. Lessee hereby certifies to Lessor, Agent and the Participants (other than Novellus Participant) that, on the date of this notice:

                (a) The representations and warranties of Lessee set forth in Paragraph 4.01 of the Participation Agreement and in the other Operative Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

                (b) No Default has occurred and is continuing; and

                (c) All of the Operative Documents are in full force and effect.



                                     A(3)-1

        IN WITNESS WHEREOF, Lessee has executed this Notice of Call Option Exercise on the date set forth above.


                                        NOVELLUS SYSTEMS, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------



                                     A(3)-2

                                    EXHIBIT B

                       NOTICE OF MARKETING OPTION EXERCISE

                                     [Date]

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
    as Agent
Agency Services

208 South LaSalle Street, Suite 1500
Chicago, IL 60604
Attn: Josephine O'Brien

        1. Reference is made to the following:

                (a) The Participation Agreement, dated as of September 21, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in
        Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"); and

                (b) The Facility 1 Purchase Agreement, dated as of September 21, 2001 (the "Purchase Agreement"), between Lessee and Lessor.

Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

        2. Pursuant to Paragraph 3.01 of the Purchase Agreement, Lessee hereby notifies Lessor that Lessee is electing to exercise the Marketing Option on the Scheduled Expiration Date of the Facility 1 Lease Agreement of [_____, ____].

        3. Lessee hereby certifies to Lessor, Agent and the Participants (other than Novellus Participant) that, on the date of this notice:

                (a) The representations and warranties of Lessee set forth in Paragraph 4.01 of the Participation Agreement and in the other Operative Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

                (b) No Default (other than a Non-Marketing Option Event of Default under the Facility 1 Lease Agreement) has occurred and is continuing; and

                (c) All of the Operative Documents are in full force and effect on such date.

        IN WITNESS WHEREOF, Lessee has executed this Notice of Marketing Option Exercise on the date set forth above.


                                                   NOVELLUS SYSTEMS, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                    EXHIBIT C

               NOTICE OF EXPIRATION DATE PURCHASE OPTION EXERCISE

                                     [Date]

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
    as Agent
Agency Services

208 South LaSalle Street, Suite 1500
Chicago, IL 60604
Attn: Josephine O'Brien

        1. Reference is made to the following:

                (a) The Participation Agreement, dated as of September 21, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in
        Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"); and

                (b) The Facility 1 Purchase Agreement, dated as of September 21, 2001 (the "Purchase Agreement"), between Lessee and Lessor.

Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

        2. Pursuant to Paragraph 3.01 of the Purchase Agreement, Lessee hereby notifies Lessor that Lessee is electing to exercise the Expiration Date Purchase Option on the Scheduled Expiration Date of the Facility 1 Lease Agreement of [_____, ____].

        IN WITNESS WHEREOF, Lessee has executed this Notice of Expiration Date Purchase Option Exercise on the date set forth above.


                                        NOVELLUS SYSTEMS, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                  EXHIBIT D(1)

RECORDING REQUESTED BY
WHEN RECORDED RETURN TO
AND MAIL TAX STATEMENTS TO:

[Purchaser]

-------------------------------

-------------------------------

-------------------------------


Documentary Transfer Tax is not of public record and is shown on a separate sheet attached to this deed.


--------------------------------------------------------------------------------


                                 QUITCLAIM DEED

        FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, ABN AMRO Leasing, Inc. ("Grantor"), hereby releases, remises and forever quitclaims to [PURCHASER], a _____________ ("Grantee"), the real property located in the City of [__________], State of California, described on EXHIBIT A attached hereto and made a part hereof (the "Property").


                                 [See Next Page]



                                     D(1)-1

                Executed as of _____, ____.

                                        ABN AMRO LEASING, INC.,

                                        By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------



                                     D(1)-2

                                    EXHIBIT A

                                LEGAL DESCRIPTION


Assessor's Parcel No.:  _______________



                                   D(1)(A)-1

State of _____________

County of _____________________

On _______________________ before me, ______________________________,
            Date                          Name, Title of Officer

personally appeared ________________________________________________,
                                 Name(s) of signer(s)

(personally known to me -OR- (proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

                              WITNESS my hand and official seal.

                              ------------------------------------------------



                                   D(1)(A)-2

                                __________, _____



Santa Clara County Recorder

        Re:     Request That Statement of Documentary
                Transfer Tax Not be Recorded

Dear Sir:

        Request is hereby made in accordance with Section 11932 of the Revenue and Taxation Code that this statement of tax due not be recorded with the attached deed but be affixed to the deed after recordation and before return as directed on the deed.

        The attached deed names ABN AMRO Leasing, Inc., as grantor, and [PURCHASER], a _________________, as grantee.

        The property being transferred and described in the attached deed is located in the City of San Jose and County of [__________], State of California.

        The amount of Documentary Transfer Tax due on the attached deed is $__________, computed on full value of the property conveyed.


                                        ABN AMRO LEASING, INC.,


                                        By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------



                                   D(1)(A)-3

                                  EXHIBIT D(2)

         ACKNOWLEDGMENT AND DISCLAIMER OF REPRESENTATIONS AND WARRANTIES

        THIS ACKNOWLEDGMENT OF DISCLAIMER OF REPRESENTATIONS AND WARRANTIES (this "Certificate") is made as of ___________, ____ by [PURCHASER], a _____________ ("Grantee").

        Contemporaneously with execution of this Acknowledgement, ABN AMRO Leasing, Inc., an Illinois corporation ("AALI"), is executing and delivering to Grantee a Quitclaim Deed and a Bill of Sale (the foregoing documents and any other documents to be executed and delivered to Grantee in connection therewith are herein called the "Conveyancing Documents" and any of the properties, rights or other matters assigned, transferred or conveyed pursuant thereto are herein collectively called the "Property") pursuant to the terms of a Facility 1 Purchase Agreement dated as of September 21, 2001 by and between AALI and Novellus Systems, Inc., a California corporation ("Novellus").

        Notwithstanding any provision contained in the Conveyancing Documents to the contrary, Grantee acknowledges that AALI is selling and Grantee is purchasing the Property on an "as is, with all faults" basis and that Grantee is not relying on any representations or warranties of any kind whatsoever, express or implied, from AALI, its agents, or brokers as to any matters concerning the Property including (a) the condition of the Property (including any improvements to the Property); (b) title to the Property (including possession of the Property by any individual or entity or the existence of any lien or any other right, title or interest in or to any of the Property in favor of any person, but excluding any Lessor Liens as defined in that certain Participation Agreement dated as of September 21, 2001 among AALI, Novellus, the Participants and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent")); (c) the value, habitability, usability, design, operation or fitness for use of the Property; (d) the availability or adequacy of utilities and other services to the Property; (e) any latent, hidden or patent defect in the Property; (f) the zoning or status of the Property or any other restrictions on the use of the Property; (g) the economics of the Property; (h) any damage to, destruction or, or decrease in the value of all or any portion of the Property or any condemnation or other taking or sale of all or any portion of the Property, by or on account of any actual or threatened eminent domain proceeding or other taking of action by any governmental authority or other person have the power of eminent domain; or (i) the compliance of the Property with any applicable law, rule, regulation, ordinance, order, code, judgment or similar form of decision of any governmental authority or any terms, conditions or requirements imposed by any policies of insurance relating to the Property.



                                 [See next page]



                                     D(2)-1

        The provisions of this Acknowledgement shall be binding on Grantee, its successors and assigns and any other party claiming through Grantee. Grantee hereby acknowledges that AALI N.A. is entitled to rely and is relying on this Certificate.

        EXECUTED as of ____________, _______.



                                        [PURCHASER]


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------



                                     D(2)-2

                                    EXHIBIT E

                                  BILL OF SALE

        FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, ABN AMRO LEASING, INC., an Illinois corporation ("Seller"), does hereby sell, transfer and convey to [PURCHASER], a _________________________ ("Purchaser"), the personal property owned by Seller in connection with that certain real property commonly known as _______________, San Jose, California, including, without limitation, the personal property itemized on SCHEDULE 1 attached hereto and incorporated herein by this reference (the "Property").

        Seller is selling and Purchaser is purchasing the Property on an "as is, with all faults" basis and Purchaser is not relying on any representations or warranties of any kind whatsoever, express or implied, from Seller, its agents, or brokers as to any matters concerning the Property including (a) the condition of the Property; (b) title to the Property (including possession of the Property by any individual or entity or the existence of any lien or any other right, title or interest in or to any of the Property in favor of any person); (c) the value, habitability, usability, design, operation or fitness for use of the Property; or (d) any latent, hidden or patent defect in the Property.


Dated:  ________, ____                  SELLER:

                                        ABN AMRO LEASING, INC.,

                                        By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------


                                        PURCHASER:

                                        [PURCHASER]
                                        a
                                         ---------------------------------------

                                        By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------

                                   SCHEDULE 1
                                    PROPERTY




                                     E(1)-2

                                    EXHIBIT F

RECORDING REQUESTED BY
WHEN RECORDED RETURN TO
AND MAIL TAX STATEMENTS TO:

----------------------------------

----------------------------------

Attention:
          ------------------------

Documentary Transfer Tax is not of public record and is shown on a separate sheet attached to this deed.

--------------------------------------------------------------------------------

                                   GRANT DEED

        FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, NOVELLUS SYSTEMS, INC., a California corporation ("Grantor"), hereby releases, remises and forever grants to [PURCHASER] ("Grantee"), the real property located in the City of San Jose, County of Santa Clara, State of California, described on EXHIBIT A attached hereto and made a part hereof (the "Property").

        Executed as of __________, ____.

                                        NOVELLUS SYSTEMS, INC.,
                                        a California corporation

                                        By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------

                                    EXHIBIT A

                                LEGAL DESCRIPTION

Assessor's Parcel No.:  ____________________



                                     F(A)-1

State of _________________

County of _____________________

On ___________________________ before me, _____________________________________,
              Date                               Name, Title of Officer

personally appeared ___________________________________________________________,
                                       Name(s) of signer(s)

(personally known to me -OR- (proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

                                WITNESS my hand and official seal.


                                -----------------------------------------------



                                     F(A)-2

                              ____________, ______



Santa Clara County Recorder

        Re:     Request That Statement of Documentary
                Transfer Tax Not be Recorded

Dear Sir:

        Request is hereby made in accordance with Section 11932 of the Revenue and Taxation Code that this statement of tax due not be recorded with the attached deed but be affixed to the deed after recordation and before return as directed on the deed.

        The attached deed names NOVELLUS SYSTEMS, INC., a California corporation, as grantor, and [PURCHASER], as grantee.

        The property being transferred and described in the attached deed is located in the City of San Jose and County of Santa Clara, State of California.

        The amount of Documentary Transfer Tax due on the attached deed is $__________, computed on full value of the property conveyed.


                                        NOVELLUS SYSTEMS, INC.,
                                        a
                                         ---------------------------------------

                                        By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------



                                     F(A)-3

                                    EXHIBIT G

                                  BILL OF SALE

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Novellus Systems, Inc., a California corporation ("Seller"), does hereby sell, transfer, and convey unto [PURCHASER] ("Buyer"), the personal property owned by Seller in connection with that certain real property commonly known as _______________, San Jose, California, which Seller warrants to be free and clear of all liens and encumbrances, including, without limitation, the personal property itemized on SCHEDULE 1 attached hereto and incorporated herein by this reference.

        Seller does hereby covenant with Buyer that Seller is the lawful owner of such personal property, and that the undersigned has good right to sell the same as aforesaid and will warrant and defend the title thereto unto Buyer, its successors and assigns, against the claims and demands of all persons whomsoever.

        DATED this ____ day of __________, ____.



                                SELLER: Novellus Systems, Inc.,
                                        a California corporation


                                        By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------

                                   SCHEDULE 1
                                    PROPERTY



                                     G(1)-1

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



                          FACILITY 1 PURCHASE AGREEMENT

                                     BETWEEN

                             NOVELLUS SYSTEMS, INC.

                                       AND

                             ABN AMRO LEASING, INC.

                               SEPTEMBER 21, 2001



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SECTION 1.        INTERPRETATION............................................................1

        1.01.  Definitions..................................................................1
        1.02.  Rules of Construction........................................................2

SECTION 2.        OPTIONAL PURCHASE BY LESSEE DURING THE TERM...............................2

        2.01.  Term Purchase Option.........................................................2
        2.02.  Partial Purchase Option......................................................2
        2.03.  Call Option..................................................................4

SECTION 3.        OBLIGATIONS OF LESSEE ON THE EXPIRATION DATE..............................5

        3.01.  Alternative..................................................................5
        3.02.  Marketing Option.............................................................6
        3.03.  Expiration Date Purchase Option.............................................12

SECTION 4.        TERMS OF ALL PURCHASES...................................................13

        4.01.  Representations and Warranties of Parties...................................13
        4.02.  "As Is" Purchase............................................................15
        4.03.  Release.....................................................................15
        4.04.  Permits, Approvals, Etc.....................................................16
        4.05.  Costs.......................................................................16
        4.06.  Lessee's Payment Obligations................................................16
        4.07.  Lessor Liens................................................................17
        4.08.  Transfer Documents..........................................................17
        4.09.  Casualty and Condemnation Proceeds..........................................18
        4.10.  Payments....................................................................18
        4.11.  Environmental Reports.......................................................18
        4.12.  Simultaneous Exercise of Facility 1, 2 and 3 Options........................18
        4.13.  Further Assurances..........................................................18

SECTION 5.        MISCELLANEOUS............................................................18

        5.01.  Notices.....................................................................18
        5.02.  Waivers, Amendments.........................................................19
        5.03.  Successors and Assigns......................................................19
        5.04.  No Third Party Rights.......................................................19
        5.05.  Partial Invalidity..........................................................19
        5.06.  Governing Law...............................................................19
        5.07.  Counterparts................................................................20
        5.08.  Nature of Lessee's Obligations..............................................20

EXHIBITS

        A(1)    Notice of Term Purchase Option Exercise (2.01)
        A(2)    Notice of Partial Purchase Option Exercise (2.02)
        A(3)    Notice of Call Option Exercise (2.03)
        B       Notice of Marketing
                Option Exercise (3.01)
        C       Notice of Expiration Date Purchase Option Exercise (3.01)
        D(1)    Deed (Lessor) (4.08(a))
        D(2)    Acknowledgement and Disclaimer of Representations and Warranties
                (4.08(a))
        E       Bill of Sale (Lessor) (4.08(a))
        F       Deed (Lessee) (4.08(b))

                                TABLE OF CONTENT                            PAGE


        G       Bill of Sale (Lessee) (4.08(b))

                         FACILITY 2 PURCHASE AGREEMENT


        THIS FACILITY 2 PURCHASE AGREEMENT (this "Agreement" herein), dated as of September 21, 2001, is entered into by and between:

        (1) NOVELLUS SYSTEMS, INC., a California corporation ("Lessee"); and

        (2) ABN AMRO LEASING, INC., an Illinois corporation ("Lessor").


                                    RECITALS

        A. Lessee has requested Lessor and the Persons which are "Participants" under the Participation Agreement referred to in Recital B below (such Persons to be referred to collectively as the "Participants") to provide to Lessee a lease facility pursuant to which:

                (1) Lessor would (a) lease certain property designated by Lessee to Lessee, and (b) grant to Lessee the right to purchase such property; and

                (2) The Participants would participate in such lease facility by
        (a) funding the advances to be made by Lessor and (b) acquiring participation interests in the rental and certain other payments to be made by Lessee.

        B. Pursuant to a Participation Agreement dated of even date herewith (the "Participation Agreement") among Lessee, Lessor, the Participants and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"), Lessor and the Participants have agreed to provide such lease facility upon the terms and subject to the conditions set forth therein, including without limitation the execution and delivery of this Agreement setting forth the terms for the purchase of the property by Lessee.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. INTERPRETATION.

        1.01. Definitions. Unless otherwise indicated in this Agreement or any other Operative Document, each term set forth in Schedule 1.01 to the Participation Agreement, when used in this Agreement or any other Operative Document, shall have the respective meaning given to that term in such Schedule
1.01 or in the provision of this Agreement or other document, instrument or agreement referenced in such Schedule 1.01.

        1.02. Rules of Construction. Unless otherwise indicated in this Agreement or any other Operative Document, the rules of construction set forth in Schedule 1.02 to the Participation Agreement shall apply to this Agreement and the other Operative Documents.

SECTION 2. OPTIONAL PURCHASE BY LESSEE DURING THE TERM.

        2.01. Term Purchase Option. Subject to the terms and conditions of this Agreement and the other Operative Documents (including those set forth below in this Paragraph 2.01), Lessee may, at its option on any Business Day prior to the Scheduled Expiration Date of the Facility 2 Lease Agreement, terminate the Facility 2 Lease Agreement and purchase all of the Facility 2 Property (the "Term Purchase Option").

                (a) Notice of Term Purchase Option Exercise. Lessee shall notify Lessor of Lessee's exercise of the Term Purchase Option by delivering to Lessor an irrevocable written notice in the form of Exhibit A(1), appropriately completed (the "Notice of Term Purchase Option Exercise"), which states that Lessee is exercising its right to terminate the Facility 2 Lease Agreement prior to the Scheduled Expiration Date thereof pursuant to Paragraph 4.01 of the Facility 2 Lease Agreement and purchase all of the Facility 2 Property pursuant to this Paragraph 2.01 and specifies the Business Day on which such termination and purchase are to occur (which date, after the delivery of such notice, shall be the Expiration Date). Lessee shall give the Notice of Term Purchase Option Exercise to Lessor as soon as possible but in no event later than ten (10) Business Days prior to the date on which such termination and purchase are to occur. (Lessee shall also, to the extent reasonably practicable, provide Lessor with advance notice indicating that it is considering exercising the Term Purchase Option.) The Notice of Term Purchase Option Exercise shall be delivered as required by Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement; provided, however, that Lessee shall promptly deliver the original of any Notice of Term Purchase Option Exercise initially delivered by facsimile. After delivering to Lessor the Notice of Term Purchase Option Exercise, Lessee may, upon not less than ten (10) Business Days prior written notice to Lessor, extend the date on which the termination of the Facility 2 Lease Agreement and Lessee's purchase of the Facility 2 Property is to occur to a Business Day not more than ten (10) Business Days after the date specified in the Notice of Term Purchase Option Exercise, provided that Lessee may so extend such date only once.

                (b) Term Purchase Option Purchase Price. Lessee or its designee shall pay to Lessor on the Expiration Date, as the purchase price for the Property, an amount equal to the Outstanding Lease Amount on such date.

        2.02. Partial Purchase Option. Subject to the terms and conditions of this Agreement and the other Operative Documents (including those set forth below in this Paragraph 2.02), Lessee may, at its option on any Business Day prior to the Scheduled Expiration Date of the Facility 2 Lease Agreement, without terminating the Facility 2 Lease Agreement, purchase one or more Parcels (but not less than all of any such Parcel) of the Facility 2 Property (the "Partial Purchase Option").

                (a) Notice of Partial Purchase Option Exercise. Lessee shall notify Lessor of Lessee's exercise of the Partial Purchase Option by delivering to Lessor an irrevocable written notice in the form of Exhibit A(2), appropriately completed (a "Notice of Partial Purchase Option Exercise"), which states that Lessee is exercising its right to purchase one or more Parcels of the Facility 2 Property prior to the Scheduled Expiration Date pursuant to this Paragraph 2.02 and specifies
        (i) the Parcel(s) so to be purchased and (ii) the Business Day on which such purchase is to occur (a "Partial Purchase Date"). Lessee shall give each Notice of Partial Purchase Option Exercise to Lessor as soon as possible but in no event later than one (1) month prior to the Partial Purchase Date on which a purchase is to occur. (Lessee shall also, to the extent reasonably practicable, provide Lessor with advance notice indicating that it is considering exercising the Partial Purchase Option.) Each Notice of Partial Purchase Option Exercise shall be delivered as required by Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement; provided, however, that Lessee shall promptly deliver the original of any Notice of Partial Purchase Option Exercise initially delivered by facsimile. After delivering to Lessor the Notice of Partial Purchase Option Exercise, Lessee may, upon not less than ten
        (10) Business Days prior written notice to Lessor, extend the date on which the termination of the Facility 2 Lease Agreement and Lessee's purchase of the Facility 2 Property is to occur to a Business Day not more than ten (10) Business Days after the date specified in the Notice of Partial Purchase Option Exercise, provided that Lessee may so extend such date only once.

                (b) Partial Purchase Option Purchase Price. Lessee shall pay to Lessor on each Partial Purchase Date, as the purchase price for each Parcel of Facility 2 Property to be purchased on such date, an amount equal to the portion of the Outstanding Lease Amount under Facility 2 on such date attributable to such Parcel of Facility 2 Property.

                (c) Conditions to Exercise of Partial Purchase Option. The purchase by Lessee on any Partial Purchase Date of any Parcel of Facility 2 Property pursuant to this Paragraph 2.02 is subject to the following conditions:

                        (i) Lessor shall have received the Notice of Partial
                Purchase Option Exercise for such purchase pursuant to Subparagraph 2.02(a);

                        (ii) Lessor shall have received, on or prior to such
                Partial Purchase Date:

                                (A) New Expiration Date Appraisals for all
                        Parcels of Facility 2 Property that are to remain subject to the Facility 2 Lease Agreement after such Partial Purchase Date, which appraisals (1) each shall be dated a recent date prior to such Partial Purchase Date and (2) together shall assess the aggregate Fair Market Value of all such remaining Parcels of Facility 2 Property at not less than the Outstanding Lease Amount under Facility 2 that will remain after application of all amounts to be applied thereto on such Partial Purchase Date; and

                                (B) The purchase price payable by Lessee for
                        such Parcel of

                      Facility 2 Property pursuant to Subparagraph 2.02(b) and any other amounts payable by Lessee pursuant to Subparagraph 4.06(b); and

                      (iii) No Default shall have occurred and be continuing on
               such Partial Purchase Date or will occur as a result of such purchase by Lessee.

        2.03. Call Option. Subject to the terms and conditions of this Agreement and the other Operative Documents (including those set forth below in this Paragraph 2.03), Lessee may, at its option on any Business Day prior to the Scheduled Expiration Date of the Facility 2 Lease Agreement, require Lessor and the Participants to sell to Lessee (or its designee) all of their respective right, title and interest in, and assume all obligations and liabilities arising after such sale under, the Operative Documents related to Facility 2 at par, together with all accrued and unpaid interest, yield and fees thereon to the date of such sale and, as applicable, any other amounts then due and payable under any of the Operative Documents related to Facility 2 (including, without limitation, any unpaid amounts in respect of unpaid claims for indemnification then due and owing and any breakage and related costs which are payable pursuant to the Participation Agreement if the amounts due in respect of such interest were being prepaid, and not purchased, on such date) (the "Call Option").

                (a) Notice of Call Option Exercise. Lessee shall notify Lessor of Lessee's exercise of the Call Option by delivering to Lessor an irrevocable written notice in the form of Exhibit A(3), appropriately completed (the "Notice of Call Option Exercise"), which states that Lessee is exercising its right to purchase from the Lessor and the Participants their respective right, title and interest in, and assume all obligations and liabilities arising after such sale under, the Operative Documents related to Facility 2 pursuant to this Paragraph
        2.03 and specifies the date on which such purchases are to occur (which date, after the delivery of such notice, shall be the Expiration Date). Lessee shall give the Notice of Call Option Exercise as soon as possible but in no event later than one (1) month prior to the date on which such purchase is to occur. (Lessee shall also, to the extent reasonably practicable, provide Lessor with advance notice indicating that it is considering exercising the Call Option.) Each Notice of Call Option Exercise shall be delivered as required by Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement; provided, however, that Lessee shall promptly deliver the original of any Notice of Call Option Exercise initially delivered by facsimile. After delivering to Lessor the Notice of Call Option Exercise, Lessee may, upon not less than ten
        (10) Business Days prior written notice to Lessor, extend the date on which such purchase of the Operative Documents related to the Facility 2 Property is to occur to a Business Day not more than ten (10) Business Days after the date specified in the Notice of Call Option Exercise, provided that Lessee may so extend such date only once.

                (b) Conditions Precedent to Call Option Exercise. Prior to the effectiveness of the Call Option Exercise, (i) Lessee (or its designee) shall have obtained all necessary authorizations, approvals and consents for such Call Option Exercise and each such authorization, approval and consent shall be in full force and effect, (ii) Lessee shall have reimbursed the Lessor Parties for all costs and expenses incurred by such Lessor Parties (including the fees and expenses of their respective counsel) in connection with such Call

        Option Exercise, (iii) title to the Facility 2 Property shall have been transferred from Lessor to Lessee in a manner as if Lessee shall have exercised the Term Purchase Option and (iv) each Lessor Party shall have received such documents, instruments, agreements and certificates as it may reasonably request, each in form and substance satisfactory to such Lessor Party, in order to effectuate such purchase and sale. Upon satisfaction of the conditions described in this Paragraph 2.03 by Lessee (or its designee), the Lessor Parties shall convey their respective right, title and interest in, and Lessee (or its designee) shall assume all obligations and liabilities arising after such sale under, the transactions contemplated by the Operative Documents related to Facility 2, free and clear of any Lessor Lien, whereupon such rights, interests, obligations and liabilities of the Lessor Parties shall thereupon be assumed by and inure to the benefit of Lessee (or its designee) (other than rights arising as a result of claims or impositions theretofore arising, which shall remain exercisable by such Lessor Party). Subject to the satisfaction by Lessee of the terms and conditions set forth herein, the Lessor Parties agree to cooperate in good faith with Lessee in effectuating any such transaction.

SECTION 3. OBLIGATIONS OF LESSEE ON THE EXPIRATION DATE.

        3.01. Alternative. Unless Lessee has exercised the Term Purchase Option, on the Expiration Date of the Facility 2 Lease Agreement, Lessee shall either:

                (a) Marketing Option. Cause another Person to complete the purchase of the Facility 2 Property pursuant to Paragraph 3.02 (the "Marketing Option"); or

                (b) Expiration Date Purchase Option. Purchase the Facility 2 Property itself pursuant to Paragraph 3.03 (the "Expiration Date Purchase Option").

Lessee shall elect either the Marketing Option or the Expiration Date Purchase Option by delivering to Lessor, not more than nine (9) months nor less than six
(6) months prior to the Scheduled Expiration Date for the Facility 2 Lease Agreement, either (i) a written notice in the form of Exhibit B, appropriately completed (the "Notice of Marketing Option Exercise"), or (ii) a written notice in the form of Exhibit C, appropriately completed (the "Notice of Expiration Date Purchase Option Exercise"); provided, however, that (A) Lessee shall be deemed to have elected the Expiration Date Purchase Option if it fails to deliver either notice as required by this sentence; (B) Lessee's election of the Expiration Date Purchase Option (whether expressly by a notice so delivered or implicitly by the failure to deliver any notice) shall be irrevocable; and (C) Lessee may not elect the Marketing Option if (1) the Expiration Date has been accelerated to an earlier Termination Date following a Marketing Option Event of Default under the Facility 2 Lease Agreement, or (2) the conditions set forth in Paragraph 3.03 of the Participation Agreement are not satisfied on the date Lessee delivers its election notice or on the Expiration Date of the Facility 2 Lease Agreement (unless, in each case, the only event or condition causing such conditions not to be so satisfied is the occurrence of a Non-Marketing Option Event of Default under the Facility 2 Lease Agreement). The Notice of Marketing Option Exercise or the Notice of Expiration Date Purchase Option Exercise shall be delivered as required by Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement; provided, however, that Lessee shall promptly deliver to Lessor the original of any such notice initially delivered by facsimile.

        3.02. Marketing Option.

                (a) General. If Lessee elects to exercise the Marketing Option by delivering to Lessor a Notice of Marketing Option Exercise pursuant to Paragraph 3.01, Lessee shall use reasonable efforts, in accordance with Subparagraph 3.02(b) below, to (i) locate a purchaser which satisfies the requirements set forth in this Paragraph 3.02, (ii) arrange for such purchaser to purchase the Facility 2 Property on the Expiration Date for a purchase price which is not less than the lesser of (A) the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 2 and (B) the Fair Market Value of the Facility 2 Property and (iii) otherwise comply, or cause compliance with, the requirements of this Paragraph 3.02 and the other applicable provisions of this Agreement.

                (b) Lessee's Marketing Obligations.

                        (i) Initial Marketing Period. During the period
                beginning on the date Lessee delivers the Notice of Marketing Option Exercise and ending on the date which is four (4) months prior to the Expiration Date of the Facility 2 Lease Agreement (the "Initial Marketing Period"), Lessee shall use reasonable efforts to solicit Conforming Bids from potential purchasers of the Facility 2 Property. On or prior to the last day of the Initial Marketing Period, Lessee shall deliver to Lessor any Conforming Bid selected by Lessee (the "Initial Bid"). If the purchase price specified in the Initial Bid is equal to or greater than the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 2, Lessor shall accept such bid and Lessee shall have no further obligations to solicit additional bids.

                        (ii) Secondary Marketing Period. If Lessee does not
                submit an Initial Bid or if the purchase price specified in the Initial Bid is less than the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 2, Lessor may reject such bid and Lessee shall, during the period which begins on the day following the Initial Marketing Period and ends on the date two (2) months prior to the Expiration Date of the Facility 2 Lease Agreement (the "Secondary Marketing Period"):

                                (A) Use its best efforts to solicit additional
                        Conforming Bids, including the engagement of experienced and knowledgeable brokers;

                                (B) Furnish to each Lessor Party (other than
                        Novellus Participant) copies of all bids and otherwise provide each Lessor Party (other than Novellus Participant) with such information relating to the marketing of the Facility 2 Property as such Person may reasonably request in writing;

                                (C) Agree to provide to all potential purchasers
                        all customary seller's indemnities (including environmental indemnities), representations and warranties regarding the Facility 2 Property (including the title to, except for Lessor Liens, and condition of the Facility 2 Property);

                                (D) Furnish to each Lessor Party (other than
                        Novellus Participant) copies of environmental reports, architect's certificates, licenses, permits and other evidence reasonably requested by such Person to establish that no Default has occurred and is continuing under the Facility 2 Lease Agreement;

                                (E) Permit any Lessor Party or potential
                        purchaser to inspect the Facility 2 Property and the maintenance records for the Property upon reasonable prior written notice and during normal business hours and provide to each such Person all information regarding the Facility 2 Property reasonably requested by such Person in writing;

                                (F) Take all other commercially reasonable steps
                        to secure the best price for the Facility 2 Property;
                        and

                                (G) If any Conforming Bids were received by
                        Lessee, submit to Lessor on or prior to the last day of the Secondary Marketing Period any Conforming Bid selected by Lessee with a purchase price which is equal to or greater than the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 2 or, if no such Conforming Bid was received by Lessee, the highest Conforming Bid received by Lessee during the Secondary Marketing Period.

                During the Secondary Marketing Period, any Lessor Party (other than Novellus Participant) shall have the right to submit one or more bids or solicit bids from other Persons.

                (c) Conforming Bids. Each bid must meet each of the following requirements (each such bid to be referred to herein as a "Conforming Bid"):

                        (i) The bid may be submitted by any Person other than
                (A) a Person which is an Affiliate of Lessee or (B) a Person which has an agreement (whether express or implied) with Lessee or any of its Affiliates to sell, lease or otherwise make available to Lessee or any of its Affiliates any portion of the Facility 2 Property;

                        (ii) The bidder must agree in writing to purchase the
                Facility 2 Property on the Expiration Date of the Facility 2 Lease Agreement for a purchase price to be paid in cash which is not less than the lesser of (A) the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 2 on such date and (B) the Fair Market Value of the Facility 2 Property on such date;

                        (iii) The bidder must agree to purchase the Property "as
                is" without any representations, warranties or indemnities, except for (A) any representations, warranties or indemnities provided by Lessor and Lessee pursuant to Subparagraph 4.01(b) and (B) any representations, warranties or indemnities provided by Lessee pursuant to clause (ii)(C) of Subparagraph 3.02(b); and

                        (iv) The bidder must agree to be bound by the other
                terms and conditions of this Agreement applicable to bidders.

                (d) Lessor's Obligation to Accept Bids. If, at any time on or prior to the last day of the Secondary Marketing Period, Lessee submits to Lessor a Conforming Bid under this Paragraph 3.02 with a purchase price which is equal to or greater than the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 2, Lessor shall accept such bid. If Lessee submits to Lessor a Conforming Bid under this Paragraph 3.02 with a purchase price which is less than the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 2, Lessor shall not accept such bid unless approved by Lessor and Required Participants. If Lessee fails to submit a bid to Lessor on or prior to the last day of the Secondary Marketing Period which Lessor is so required to accept, Lessor shall (unless it elects to accept another bid which it is not required to accept, in which case Lessee's obligations shall be limited to the amounts payable pursuant to clause (ii) of Subparagraph 4.06(a)) retain the Facility 2 Property after the Expiration Date of the Facility 2 Lease Agreement; provided, however, that Lessee's payment obligations on such Expiration Date shall be limited to the amounts payable pursuant to clause (iii) of Subparagraph 4.06(a) if (i) Lessor retains the Facility 2 Property after Lessee submits a Conforming Bid on or prior to the last day of the Secondary Marketing Period in accordance with clause (ii) of Subparagraph 3.02(b) and (ii) the Marketing Option has not terminated prior to such Expiration Date pursuant to Subparagraph 3.02(f). If Lessee fails to obtain a Conforming Bid prior to the last day of the Secondary Marketing Period which Lessor is required to accept or another bid which Lessor elects to accept (notwithstanding that it is not required to do so) despite Lessee's timely and complete compliance with Lessee's marketing obligations as described in Subparagraph 3.02(a) and Subparagraph 3.02(b), and such failure is not caused by any negligence or willful misconduct of Lessee, then Lessee's payment obligations on the Expiration Date of the Facility 2 Lease Agreement shall be limited to the amounts payable pursuant to clause (ii) or clause (iii) of Subparagraph 4.06(a), as applicable. Lessor shall notify Lessee of Lessor's election to retain the Facility 2 Property by delivering to Lessee, at least ten (10) days prior to the Expiration Date of the Facility 2 Lease Agreement, a written notice of such election.

                (e) Purchase Price. If Lessor accepts any bid by any Person, such Person (the "Designated Purchaser") shall pay to Lessor on the Expiration Date of the Facility 2 Lease Agreement, as the purchase price for the Property, the amount set forth in such bid as the purchase price.

                (f) Termination of the Marketing Option. Lessee's right to exercise the Marketing Option shall immediately terminate and Lessee shall purchase the Facility 2

        Property on the Expiration Date of the Facility 2 Lease Agreement pursuant to Paragraph 3.03 if (i) Lessee fails to comply with any of its obligations under this Paragraph 3.02; (ii) a Marketing Option Event of Default under the Facility 2 Lease Agreement occurs after Lessee delivers the Notice of Marketing Option Exercise; (iii) the conditions precedent set forth in Paragraph 3.03 of the Participation Agreement are not satisfied on the Expiration Date of the Facility 2 Lease Agreement (unless the only event or condition causing such conditions not to be so satisfied is the occurrence of a Non-Marketing Option Event of Default under the Facility 2 Lease Agreement); or (iv) the Designated Purchaser fails to consummate the purchase of the Facility 2 Property on the Expiration Date of the Facility 2 Lease Agreement in accordance with its accepted bid and this Agreement, without regard to the reason for such failure (except as otherwise provided in the following proviso); provided, however, that, if the Designated Purchaser fails to consummate the purchase of the Property on the Expiration Date solely due to Lessor's failure to remove Lessor Liens or deliver the required deed and bill of sale or other documents required to be delivered by Lessor hereunder, Lessee's right to exercise the Marketing Option shall not terminate, Lessee shall not be required to purchase the Property on the Expiration Date and Lessee's payment obligations on the Expiration Date shall be limited to the amounts set forth in Subparagraph 4.06(b) (determined as if the purchase by the Designated Purchaser had been consummated).

                (g) Residual Value Guaranty Amount and Indemnity Amount. Unless Lessee's right to exercise the Marketing Option has terminated and Lessee is required to purchase the Facility 2 Property on the Expiration Date of the Facility 2 Lease Agreement pursuant to Paragraph 3.03, Lessee shall pay to Lessor on such Expiration Date the Residual Value Guaranty Amount and the Indemnity Amount calculated as follows:

                        (i) The "Residual Value Guaranty Amount" shall be an
                amount equal to the total Tranche A Proportionate Share of the Outstanding Lease Amount under Facility 2 on the Expiration Date.

                        (ii) The "Indemnity Amount" shall be an amount equal to
                the decrease, if any, between the Commencement Date and the Expiration Date of the Facility 2 Lease Agreement in the Fair Market Value of the Facility 2 Property caused by (A) any representation or warranty of Lessee or any of its Affiliates regarding the Facility 2 Property set forth in any of the Operative Documents proving to be false or inaccurate when made,
                (B) the existence of, or the failure of Lessee to pay any Governmental Charge, Indebtedness or other obligation which might give rise to, any Liens in the Facility 2 Property (other than Permitted Property Liens), (C) the failure of Lessee to complete any Modifications or (D) any other failure of Lessee to comply with any of its obligations regarding the Facility 2 Property set forth in any of the Operative Documents.

                (h) Determination of Fair Market Value and Indemnity Amount. If the purchase price specified in the Initial Bid is less than the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 2, Lessor may, on or prior to the last day of the Secondary Marketing Period (if Lessee has not previously delivered to Lessor a Conforming Bid with a purchase price equal to or greater than the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 2), deliver to Lessee a written notice of Lessor's determination of the current Fair Market Value of the Facility 2 Property and the Indemnity Amount. To determine such amounts, Lessor shall obtain Appraisals of the Facility 2 Property which set forth:

                        (i) A current Appraisal of the Fair Market Value of the
                Facility 2 Property in its then existing condition (the "Current Appraisal"); and

                        (ii) An Appraisal of the Fair Market Value of the
                Facility 2 Property which assumes that (A) all representations and warranties regarding the Facility 2 Property made by Lessee or any of its Affiliates in any of the Operative Documents were true and correct when made; (B) Lessee has maintained the Facility 2 Property in compliance with all applicable Governmental Rules, Insurance Requirements and the Operative Documents; (C) Lessee has completed all Modifications in a good and workmanlike manner and otherwise as required by the Operative Documents; (D) Lessee has repaired the Facility 2 Property as required by the Operative Documents following any Casualty; (E) Lessee has restored the Facility 2 Property as required by the Operative Documents following any Condemnation;
                (F) Lessee has paid all Governmental Charges, Indebtedness and other obligations which, if unpaid, might give rise to a Lien (other than a Lessor Lien) on the Facility 2 Property; (G) Lessee has removed all Liens on the Facility 2 Property except for Permitted Property Liens and Lessor Liens; and (H) Lessee has performed all of its other obligations as required by the Operative Documents (the "Assumed Appraisal").

        In the absence of manifest error, (A) the Current Appraisal shall constitute the current Fair Market Value of the Facility 2 Property and
        (B) the difference between the Current Appraisal and the Assumed Appraisal shall constitute the Indemnity Amount if the Current Appraisal is less than the Assumed Appraisal.

                (i) Lessee not an Agent. Lessee shall not be an agent for any of the Lessor Parties in arranging for a purchaser of the Facility 2 Property. No Lessor Party (other than Novellus Participant) shall be bound by any acts of Lessee.

                (j) Application of Proceeds. After the exercise by Lessee of the Marketing Option, Lessor shall apply and distribute all amounts received by Lessor on the Expiration Date as follows:

                        (i) First, Lessor shall apply such amounts to the
                portion of the Outstanding Lease Amount under Facility 2 not constituting Ineligible Project Costs to the extent necessary to pay such portion of the Outstanding Lease Amount;

                        (ii) Second, to the extent any amounts then remain,
                Lessor shall apply such amounts to the portion of all unpaid Rent under Facility 2 accrued through or due and payable on or prior to such date not constituting Ineligible Project Costs to the extent necessary to pay such portion of the unpaid Rent;

                        (iii) Third, to the extent any amounts then remain,
                Lessor shall apply such amounts to the portion of all other amounts, if any, due and payable by Lessee under the Operative Documents on account of Facility 2 on or prior to such date not constituting Ineligible Project Costs to the extent necessary to pay such portion of the unpaid amounts;

                        (iv) Fourth, to the extent any amounts then remain,
                Lessor shall distribute to Lessee (A) such amounts as are necessary to pay all Prepaid Rent paid by Lessee, except for any such Prepaid Rent caused by or arising from any failure by Lessee to comply with any of its obligations under the Operative Documents (including its insurance obligations), any representation by Lessee in any of the Operative Documents not being true, any negligence or willful misconduct of Lessee, or any claim by any third-party against Lessee (or against any Lessor Party) based upon any alleged action or inaction by Lessee, and (B) an amount equal to the Residual Value Guaranty Amount paid by Lessee hereunder.

                        (v) Fifth, to the extent any amounts then remain, Lessor
                shall apply such amounts to all Ineligible Project Costs paid or incurred by Lessor Parties.

                        (vi) Finally, to the extent any amounts then remain,
                Lessor shall promptly distribute all such remaining proceeds to Lessee.

                (k) Creditworthiness of Designated Purchaser. Lessee assumes all responsibility for determining the creditworthiness of any potential purchaser on any bid submitted by Lessee to Lessor hereunder. If, after any purchase by a Designated Purchaser hereunder, the purchase price paid by such Designated Purchaser is recovered from any Lessor Party (other than Novellus Participant), Lessee shall reimburse such Lessor Party for such recovery unless such recovery is due solely to a material misrepresentation or covenant breach by such Lessor Party.

                (l) Exercise of Marketing Option After Non-Marketing Option Event of Default. If Lessor notifies Lessee pursuant to Subparagraph 5.03(a) or Subparagraph 5.04(a) of the Lease Agreement that Lessor is terminating the Lease Agreement on a Termination Date which is prior to the Scheduled Expiration Date of the Facility 2 Lease Agreement and the only basis for such early termination is the occurrence of a Non-Marketing Option Event of Default under the Facility 2 Lease Agreement, Lessee may, subject to Paragraph 3.01, elect to exercise the Marketing Option if, not later than ten (10) Business Days after it receives from Lessor such notice of early termination, it delivers to Lessor a Notice of Marketing Option Exercise. Upon the delivery by Lessee to Lessor of a Notice of Marketing Option Exercise, the Expiration Date of the Facility 2 Lease Agreement shall, if the conditions to the exercise of the Marketing Option set forth in Paragraph 3.01 are satisfied, be extended to the first Business Day of the first full calendar month that is six (6) months after the date of receipt by Lessor of such Notice of Marketing Option Exercise. Any exercise by Lessee of the Marketing Option pursuant to this Subparagraph 3.02(l) shall be subject to the terms and conditions otherwise set forth in this Agreement.

        3.03. Expiration Date Purchase Option.

                (a) General. If (i) Lessee elects to exercise the Expiration Date Purchase Option by delivering to Lessor a Notice of Expiration Date Purchase Option Exercise pursuant to Paragraph 3.01; (ii) Lessee elects to exercise the Marketing Option by delivering to Lessor a Notice of Marketing Option Exercise pursuant to Paragraph 3.01 but the Marketing Option terminates pursuant to Subparagraph 3.02(f); or (iii) Lessee fails to deliver to Lessor either notice as required by Paragraph 3.01; Lessee shall purchase the Facility 2 Property on the Expiration Date of the Facility 2 Lease Agreement and otherwise comply, or cause compliance with, the requirements of this Paragraph 3.03 and the other applicable provisions of this Agreement.

                (b) Purchase Price. If Lessee is purchasing the Facility 2 Property pursuant to the Expiration Date Purchase Option, Lessee shall pay to Lessor on the Expiration Date of the Facility 2 Lease Agreement, as the purchase price for the Facility 2 Property, an amount equal to the Outstanding Lease Amount under Facility 2 on such date.

SECTION 4. TERMS OF ALL PURCHASES.

        4.01. Representations and Warranties of Parties.

                (a) Representations and Warranties of Purchaser. The purchaser of the Facility 2 Property, whether Lessee, an Assignee Purchaser or a Designated Purchaser ("Purchaser"), shall represent and warrant to Lessor on the Expiration Date of the Facility 2 Lease Agreement (or, in the case of a purchase of a portion of the Facility 2 Property pursuant to the Partial Purchase Option, on the applicable Partial Purchase Date) as follows:

                        (i) Such Person is a legal entity duly organized,
                validly existing and in good standing under the laws of its jurisdiction of organization or an individual with legal capacity to purchase the Facility 2 Property (or, in the case of a purchase of a portion of the Facility 2 Property pursuant to the Partial Purchase Option, the portion to be purchased).

                        (ii) The execution, delivery and performance by such
                Person of each document, instrument and agreement executed, or to be executed, by such Person in connection with its purchase of the Facility 2 Property (or, in the case of a purchase of a portion of the Facility 2 Property pursuant to the Partial Purchase Option, the portion to be purchased) (the "Purchase Documents") and the consummation of the transactions contemplated thereby (A) are within the power of such Person and
                (B) have been duly authorized by all necessary actions on the part of such Person.

                        (iii) Each Purchase Document executed, or to be
                executed, by such Person has been, or will be, duly executed and delivered by such Person and constitutes, or will constitute, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

                        (iv) Such Person has not (A) made a general assignment
                for the benefit of creditors, (B) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by such Person's creditors, (C) suffered the appointment of a receiver to take possession of all, or substantially all, of such Person's assets, (D) suffered the attachment or other judicial seizure of all, or substantially all, of such Person's assets, (E) admitted in writing its inability to pay its debts as they come due, or (F) made an offer of settlement, extension or composition to its creditors generally.

                        (v) Such Person is not a "party in interest" within the
                meaning of Section 3(14) of the ERISA, with respect to any investor in or beneficiary of Lessor.

                (b) Representations and Warranties of Lessor and Lessee. Each of Lessor and Lessee shall represent and warrant to Purchaser (and Lessee also shall represent and warrant to Lessor if Lessor is to retain the Facility 2 Property) on the Expiration Date of the Facility 2 Lease Agreement as follows:

                        (i) Such Person is a corporation duly organized, validly
                existing and in good standing under the laws of its jurisdiction of organization.

                        (ii) The execution, delivery and performance by such
                Person of each Purchase Document executed, or to be executed, by such Person and the consummation of the transactions contemplated thereby (A) are within the power of such Person and
                (B) have been duly authorized by all necessary actions on the part of such Person.

                        (iii) Each Purchase Document executed, or to be
                executed, by such Person has been, or will be, duly executed and delivered by such Person and constitutes, or will constitute, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

                        (iv) Such Person has not (A) made a general assignment
                for the benefit of creditors, (B) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by such Person's creditors, (C) suffered the appointment of a receiver to take possession of all, or substantially all, of such Person's assets, (D) suffered the attachment or other judicial seizure of all, or substantially all, of such Person's assets, (E) admitted in writing its inability to pay its debts as they come due, or (F) made an offer of settlement, extension or composition to its creditors generally.

        In addition to the foregoing, (A) Lessee shall represent and warrant to the Designated Purchaser (or Lessor if Lessor is to retain the Facility 2 Property) on the Expiration Date of the Facility 2 Lease Agreement that no Liens are attached to the Facility 2 Property, except for Permitted Property Liens, and (B) Lessor shall represent and warrant to Purchaser on the Expiration Date of the Facility 2 Lease Agreement (or, in the case of a purchase of a portion of the Facility 2 Property pursuant to the Partial Purchase Option, on the applicable Partial Purchase Date) that no Lessor Liens are attached to the Facility 2 Property (or, in the case of a purchase of a portion of the Facility 2 Property pursuant to the Partial Purchase Option, the portion to be purchased). Except for the foregoing representations and warranties to be made by Lessor on the Expiration Date of the Facility 2 Lease Agreement (or, in the case of a purchase of a portion of the Facility 2 Property pursuant to the Partial Purchase Option, on the applicable Partial Purchase Date), no Lessor Party shall make any representation or warranty regarding the Facility 2 Property or the sale of the Facility 2 Property. Lessee shall make such additional representations and warranties as it may be required to make pursuant to clause (ii) of Subparagraph 3.02(b).

                (c) Survival of Representations and Warranties. The representations and warranties of Purchaser, Lessor and Lessee shall survive for a period of twelve (12) months after the Expiration Date of the Facility 2 Lease Agreement (or, in the case of a purchase of a portion of the Facility 2 Property pursuant to the Partial Purchase Option, after the applicable Partial Purchase Date). Any claim which any such party may have at any time against any other such party for a breach of any such representation or warranty, whether known or unknown, which is not asserted by written notice within such twelve (12) month period shall not be valid or effective, and the party shall have no liability with respect thereto.

        4.02. "As Is" Purchase. All purchases of the Facility 2 Property hereunder shall be "as is, with all faults" and without any representations, warranties or indemnities except for any representations, warranties or indemnities provided by Lessee pursuant to clause (ii)(C) of Subparagraph 3.02(b) or by Lessor or Lessee pursuant to Subparagraph 4.01(b). Each Purchaser shall specifically acknowledge and agree that Lessor is selling and such Purchaser is purchasing the Facility 2 Property on an "as is, with all faults" basis and that such Purchaser is not relying on any representations or warranties of any kind whatsoever, express or implied, from any Lessor Party, its agents, or brokers as to any matters concerning the Facility 2 Property (except for any representations and warranties provided by Lessor pursuant to Subparagraph 4.01(b)), including (a) the condition of the Facility 2 Property (including any Improvements to the Facility 2 Property made prior to the Commencement Date or during the Term of the Facility 2 Lease Agreement); (b) title to the Facility 2 Property (including possession of the Facility 2 Property by any Person or the existence of any Lien or any other right, title or interest in or to any of the Facility 2 Property in favor of any Person); (c) the value, habitability, usability, design, operation or fitness for use of the Facility 2 Property; (d) the availability or adequacy of utilities and other services to the Facility 2 Property; (e) any latent, hidden or patent defect in the Facility 2 Property; (f) the zoning or status of the Facility 2 Property or any other restrictions on the use of the Facility 2 Property; (g) the economics of the Facility 2 Property; (h) any Casualty or Condemnation; or (i) the compliance of the Facility 2 Property with any applicable Governmental Rule or Insurance Requirement.

        4.03. Release. Without limiting the foregoing, each Purchaser shall, on behalf of itself and its successors and assigns, waive its right to recover from, and forever release and discharge, Lessor and the other Indemnitees from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including attorneys' fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the physical condition of the Facility 2 Property or any Governmental Rule applicable thereto, including any Environment Law. Each Purchaser shall expressly waive the benefits of Section 1542 of the California Civil Code, which provides that, "a general release does not extend to claims which the creditor does not know or expect to exist in his favor at the time of executing the release, which if known to him must have materially affected the settlement with the debtor."

        4.04. Permits, Approvals, Etc. Lessee shall obtain all permits, licenses and approvals from and make all filings with Governmental Authorities and other Persons, comply and cause compliance with all applicable Governmental Rules and take all other actions required for the marketing, purchase and sale of the Facility 2 Property.

        4.05. Costs. Lessee shall pay directly, without deduction from the purchase price or any other amount payable to Lessor hereunder, all costs and expenses of Lessee and Lessor associated with the marketing and sale of the Facility 2 Property, including brokers' fees and commissions; title insurance premiums; survey charges; utility, tax and other prorations; fees and expenses of environmental consultants and attorneys; appraisal costs; escrow fees; recording fees; documentary, transfer and other taxes; and all other fees, costs and expenses which might otherwise be deducted from the purchase price or any other amount payable to Lessor hereunder.

        4.06. Lessee's Payment Obligations.

                (a) Expiration Date. On the Expiration Date of the Facility 2 Lease Agreement, Lessee shall pay to Lessor the following:

                        (i) Purchase by Lessee. If the Facility 2 Property is to
                be purchased by Lessee or an Assignee Purchaser on such date,
                (A) the Outstanding Lease Amount, (B) all unpaid Rent accrued through or due and payable on or prior to such date and (C) all other amounts, if any, due and payable by Lessee under the Operative Documents on or prior to such date in each case to the extent attributable to Facility 2;

                        (ii) Purchase by a Designated Purchaser. If the Facility
                2 Property is to be purchased by a Designated Purchaser on such date, (A) the Residual Value Guaranty Amount, (B) the Indemnity Amount, (C) all unpaid Rent accrued through or due and payable on or prior to such date and (D) all other amounts, if any, due and payable by Lessee under the Operative Documents on or prior to such date in each case to the extent attributable to Facility 2; or

                        (iii) Retention by Lessor. If the Facility 2 Property is
                to be retained by Lessor on such date pursuant to Subparagraph 3.02(d), (A) the Residual Value Guaranty Amount, (B) the Indemnity Amount, (C) all unpaid Rent accrued through or due and payable on or prior to such date and (D) all other amounts, if any, due and payable by Lessee under the Operative Documents on or prior to such date.

                (b) Partial Purchase Date. On any Partial Purchase Date, Lessee shall pay to Lessor (i) the purchase price for the Parcels of Facility 2 Property to be purchased on such date, (ii) all unpaid Rent attributable to such Parcels of Facility 2 Property accrued through or due and payable on or prior to such date and (iii) all other amounts attributable to such Parcels of Facility 2 Property, if any, due and payable by Lessee under the Operative Documents on or prior to such date.

        4.07. Lessor Liens. Lessor shall remove all Lessor Liens from the Facility 2 Property before the Expiration Date of the Facility 2 Lease Agreement (or, in the case of a purchase of a portion of the Facility 2 Property pursuant to the Partial Purchase Option, from the portion to be purchased before the applicable Partial Purchase Date).

        4.08. Transfer Documents.

                (a) Expiration Date.

                        (i) Lessor. Subject to receipt by Lessor on the
                Expiration Date of the Facility 2 Lease Agreement of the full amount of the following, without any setoff, deduction or reduction of any kind:

                                (A) In the case of a transfer to Lessee or an
                        Assignee Purchaser, all amounts payable by Lessee pursuant to clause (i) of Subparagraph 4.06(a); or

                                (B) In the case of a transfer to a Designated
                        Purchaser, (1) the purchase price payable by the Designated Purchaser and (2) all amounts payable by Lessee pursuant to clause (ii) of Subparagraph 4.06(a);

        Lessor shall transfer its interest in the Facility 2 Property to Purchaser on the Expiration Date of the Facility 2 Lease Agreement (unless Lessor is to retain the Facility 2 Property) by executing and delivering to Purchaser a Deed in substantially the form of Exhibit D(1), an Acknowledgment of Disclaimer of Representations and Warranties in substantially the form of Exhibit D(2), a Bill of Sale in substantially the form of Exhibit E, and shall assign to Purchaser Lessor's option to purchase its interest in the Facility 2 Property as provided in the Ground Lease Agreement.

                (ii) Lessee. On the Expiration Date of the Facility 2 Lease Agreement, unless Lessee is to purchase the Facility 2 Property, Lessee shall transfer its interest in the Facility 2 Property to the Designated Purchaser or an Assignee Purchaser (or Lessor if Lessor is to retain the Facility 2 Property) by executing and delivering to such Person a Deed in substantially the form of Exhibit F, shall assign to Lessee Lessor's option to purchase its interest in such Parcels of the Facility 2 Property as provided in the Ground Lease Agreement a Bill of Sale in substantially the form of Exhibit G and such other documents, instruments and agreements as such Person may reasonably request.

                (b) Partial Purchase Date. Subject to receipt by Lessor on any Partial Purchase Date of all amounts payable by Lessee pursuant to Subparagraph 4.06(b), without any setoff, deduction or reduction of any kind, Lessor shall transfer its interest in the Parcels of Facility 2 Property to be purchased on such date to Lessee by executing and delivering to Lessee a Deed in substantially the form of Exhibit D(1), a Bill of Sale in substantially the form of Exhibit E, and such other documents, instruments and agreements as Lessee may reasonably request.

        4.09. Casualty and Condemnation Proceeds. If, on the Expiration Date of the Facility 2 Lease Agreement, any Casualty and Condemnation Proceeds are held by Lessor in a Repair and Restoration Account or otherwise, Lessor shall (a) if Lessee is to purchase the Facility 2 Property on the Expiration Date of the Facility 2 Lease Agreement and Lessee shall so direct, apply such proceeds to the purchase price to be paid by Lessee or (b) in all other cases, release such proceeds to Lessee; provided, however, that Lessor shall not have any obligation so to apply or release such proceeds unless Lessee and/or any Designated Purchaser has complied with all of the terms and conditions of this Agreement.

        4.10. Payments. Purchaser, Lessor and Lessee shall make all payments in lawful money of the United States and in same day or immediately available funds not later than 12:00 noon on the date due.

        4.11. Environmental Reports. Lessee shall obtain and deliver to Lessor, not later than one (1) month prior to the Expiration Date of the Lease Agreement (or, in the case of a purchase of a portion of the Facility 2 Property pursuant to the Partial Purchase Option, prior to the applicable Partial Purchase Date), environmental reports with respect to the Facility 2 Property (or, in the case of a purchase of a portion of the Facility 2 Property pursuant to the Partial Purchase Option, with respect to the applicable portion thereof) prepared by environmental consultants acceptable to Lessor.

        4.12. Simultaneous Exercise of Facility 1, 2 and 3 Options.

                (a) Expiration Date Purchase Option or Marketing Option. At any time Lessee exercises the Expiration Date Purchase Option or Marketing Option with respect to the Facility 2 Property hereunder, Lessee shall simultaneously exercise the same option with respect to the Facility 1 Property under the Facility 1 Purchase Agreement and the Facility 3 Property under the Facility 3 Purchase Agreement. If Lessee elects to exercise the Marketing Option under this Agreement, the Facility 1 Purchase Agreement and the Facility 3 Purchase Agreement, Lessee shall not submit bids from different Persons under the three Purchase Agreements unless (i) the bidder for the Facility 1 Property and the bidder for the Facility 2 Property have agreed upon the terms of a ground lease pursuant to which the Facility 1 bidder would lease the Parcel 7 Land to the

        Facility 2 bidder, (ii) the terms of such ground lease do not have a material adverse effect on the values of the Facility 1 Property or Facility 2 Property and (iii) any necessary approvals required for such ground lease under the Stanford Lease have been obtained.

                (b) Partial Purchase Option. At any time Lessee exercises the Partial Purchase Option with respect to any Parcel of Facility 2 Property hereunder, Lessee shall simultaneously exercise the same option with respect to the corresponding Parcel of the Facility 1 Property, if any, under the Facility 1 Purchase Agreement.

        4.13. Further Assurances. Lessee shall, and shall cause any Designated Purchaser to, execute and deliver such documents, instruments and agreements and take such other actions as Lessor may reasonably request to effect the purposes of this Agreement and comply with the terms hereof. Similarly, Lessor shall execute and deliver such documents, instruments and agreements and take such other actions as Lessee or a Designated Purchaser may reasonably request to effect the purposes of this Agreement and comply with the terms hereof.

SECTION 5. MISCELLANEOUS.

        5.01. Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon Lessee or Lessor under this Agreement shall be given as provided in Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement.

        5.02. Waivers, Amendments. Any term, covenant, agreement or condition of this Agreement may be amended or waived only as provided in the Participation Agreement. No failure or delay by any Lessor Party (other than Novellus Participant) in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

        5.03. Successors and Assigns.

                (a) General. This Agreement shall be binding upon and inure to the benefit of the Lessor Parties and Lessee and their permitted successors and assigns; provided, however, that the Lessor Parties and Lessee shall not sell, assign or delegate their respective rights and obligations hereunder except as provided in the Participation Agreement and in Subparagraph 5.03(b).

                (b) Assignment by Lessee of Purchase Rights. Lessee may assign to a third party (an "Assignee Purchaser") its right to purchase the Facility 2 Property pursuant to the Term Purchase Option, the Partial Purchase Option or the Expiration Date Purchase Option; provided, however, that (i) such an assignment shall not relieve Lessee of its obligations to consummate or cause the consummation of any such purchase in accordance with the terms of this Agreement and (ii) Lessee assumes all responsibility for determining the creditworthiness of any such Assignee Purchaser. If, after any purchase by an Assignee Purchaser hereunder, the purchase price paid by such Assignee

        Purchaser is recovered from any Lessor Party (other than Novellus Participant), Lessee shall reimburse such Lessor Party for such recovery unless such recovery is due solely to a material misrepresentation or covenant breach by such Lessor Party.

        5.04. No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the Lessor Parties and Lessee and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

        5.05. Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

        5.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

        5.07. Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

        5.08. Nature of Lessee's Obligations.

                (a) Independent Obligation. The obligation of Lessee to pay the amounts payable by Lessee under this Agreement and the other Operative Documents and to perform the other Lessee Obligation are absolute, unconditional and irrevocable obligations which are separate and independent of the obligations of the Lessor Parties under this Agreement and the other Operative Documents and all other events and circumstances, including the events and circumstances set forth in Subparagraph 5.08(c).

                (b) No Termination or Abatement. This Agreement and the other Operative Documents and Lessee's obligation to pay all amounts hereunder and to pay and perform all other Lessee Obligations shall continue in full force and effect without abatement notwithstanding the occurrence or existence of any event or circumstance, including any event or circumstance set forth in Subparagraph 5.08(c).

                (c) Full Payment and Performance. Lessee shall make all payments under this Agreement and the other Operative Documents in the full amounts and at the times required by the terms of this Agreement and the other Operative Documents without setoff, deduction or reduction of any kind and shall perform all other Lessee Obligations as and when required, without regard to any event or circumstances whatsoever, including (i) the condition of the Facility 2 Property (including any Improvements to the Facility 2 Property made prior to the Commencement Date or during the Term of the Facility 2 Lease Agreement); (ii) title to the Facility 2 Property (including possession of the Facility 2 Property by any Person or the existence of any Lien or any other right, title or interest in or to any of the Facility 2 Property in favor of any Person); (iii) the value, habitability, usability, design, operation or fitness for use of the Facility 2 Property; (iv) the availability or adequacy of utilities and other services to the Facility 2 Property; (v) any latent, hidden or patent defect in the Facility 2 Property; (vi) the zoning or status of the Facility 2 Property or any other restrictions on the use of the Facility 2 Property; (g) the economics of the Facility 2 Property; (vii) any Casualty or Condemnation; (viii) the compliance of the Facility 2 Property with any applicable Governmental Rule or Insurance Requirement; (ix) any failure by any Lessor Party to perform any of its obligations under this Agreement or any other Operative Document; or (x) the exercise by any Lessor Party of any of its remedies under this Agreement or any other Operative Document; provided, however, that this Paragraph 5.08 shall not abrogate any right which Lessee may have to recover damages from any Lessor Party for any material breach by such Lessor Party of its obligations under this Agreement or any other Operative Document to the extent permitted hereunder or thereunder.

                          [The signature page follows.]

        IN WITNESS WHEREOF, Lessee and Lessor have caused this Agreement to be executed as of the day and year first above written.

LESSEE:                               NOVELLUS SYSTEMS, INC.

                                      By: _____________________________________
                                          Name: _______________________________
                                          Title: ______________________________


LESSOR:                               ABN AMRO LEASING, INC.

                                      By: _____________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                  EXHIBIT A(1)

                     NOTICE OF TERM PURCHASE OPTION EXERCISE

                                     [Date]


ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
  as Agent
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL  60604
Attn:  Josephine O'Brien

        1. Reference is made to the following:

                (a) The Participation Agreement, dated as of September 21, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in
        Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"); and

                (b) The Facility 2 Lease Agreement, dated as of September 21, 2001 (the "Lease Agreement"), between Lessee and Lessor; and

                (c) The Facility 2 Purchase Agreement, dated as of September 21, 2001 (the "Purchase Agreement"), between Lessee and Lessor.

Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

        2. Pursuant to Paragraph 4.01 of the Facility 2 Lease Agreement and Paragraph 2.01 of the Facility 2 Purchase Agreement, Lessee hereby irrevocably notifies Lessor that Lessee is exercising its right to terminate the Facility 2 Lease Agreement prior to the Scheduled Expiration Date of the Facility 2 Lease Agreement and purchase the Facility 2 Property on [_________, ____] (which date, after the delivery of this notice, shall be the Expiration Date of the Facility 2 Lease Agreement).

        IN WITNESS WHEREOF, Lessee has executed this Notice of Term Purchase Option Exercise on the date set forth above.

                                      NOVELLUS SYSTEMS, INC.

                                      By: _____________________________________
                                          Name: _______________________________
                                          Title: ______________________________



                                     A(1)-1

                                  EXHIBIT A(2)

                   NOTICE OF PARTIAL PURCHASE OPTION EXERCISE

                                     [Date]

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
  as Agent
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL  60604
Attn:  Josephine O'Brien

        1. Reference is made to the following:

                (a) The Participation Agreement, dated as of September 21, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in
        Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"); and

                (b) The Facility 2 Purchase Agreement, dated as of September 21, 2001 (the "Purchase Agreement"), between Lessee and Lessor.

Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

        2. Pursuant to Paragraph 2.02 of the Facility 2 Purchase Agreement, Lessee hereby irrevocably notifies Lessor that Lessee is exercising its right to purchase a portion of the Facility 2 Property as follows:

                (a) The Parcel[s] of Facility 2 Property to be purchased is [are] ________________; and

                (b) The date on which such purchase is to occur is [_________, ____].

        3. Lessee hereby certifies to Lessor, Agent and the Participants (other than Novellus Participant) that, on the date of this notice:

                (a) The representations and warranties of Lessee set forth in Paragraph 4.01 of the Participation Agreement and in the other Operative Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

                (b) No Default has occurred and is continuing; and

                (c) All of the Operative Documents are in full force and effect.



                                     A(2)-1

        IN WITNESS WHEREOF, Lessee has executed this Notice of Partial Purchase Option Exercise on the date set forth above.



                                      NOVELLUS SYSTEMS, INC.

                                      By: _____________________________________
                                          Name: _______________________________
                                          Title: ______________________________




                                     A(2)-2

                                  EXHIBIT A(3)

                         NOTICE OF CALL OPTION EXERCISE

                                     [Date]


ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
  as Agent
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL  60604
Attn:  Josephine O'Brien

        1. Reference is made to the following:

                (a) The Participation Agreement, dated as of September 21, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in
        Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"); and

                (b) The Facility 2 Purchase Agreement, dated as of September 21, 2001 (the "Purchase Agreement"), between Lessee and Lessor.

Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

        2. Pursuant to Paragraph 2.03 of the Facility 2 Purchase Agreement, Lessee hereby irrevocably notifies Lessor that Lessee (or its designee) is exercising its right to purchase all of the Lessor Parties' respective right, title and interest in, and assume all obligations and liabilities arising after such purchase under, the Operative Documents related to Facility 2 as follows:

                (a) The date on which such purchase is to occur is [_________, ____].

        3. Lessee hereby certifies to Lessor, Agent and the Participants (other than Novellus Participant) that, on the date of this notice:

                (a) The representations and warranties of Lessee set forth in Paragraph 4.01 of the Participation Agreement and in the other Operative Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

                (b) No Default has occurred and is continuing; and

                (c) All of the Operative Documents are in full force and effect.



                                     A(3)-1

        IN WITNESS WHEREOF, Lessee has executed this Notice of Call Option Exercise on the date set forth above.


                                      NOVELLUS SYSTEMS, INC.

                                      By: _____________________________________
                                          Name: _______________________________
                                          Title: ______________________________



                                     A(3)-2

                                    EXHIBIT B

                       NOTICE OF MARKETING OPTION EXERCISE

                                     [Date]


ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
  as Agent
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL  60604
Attn:  Josephine O'Brien


        1. Reference is made to the following:

                (a) The Participation Agreement, dated as of September 21, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in
        Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"); and

                (b) The Facility 2 Purchase Agreement, dated as of September 21, 2001 (the "Purchase Agreement"), between Lessee and Lessor.

Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

        2. Pursuant to Paragraph 3.01 of the Purchase Agreement, Lessee hereby notifies Lessor that Lessee is electing to exercise the Marketing Option on the Scheduled Expiration Date of the Facility 2 Lease Agreement of [_____, ____].

        3. Lessee hereby certifies to Lessor, Agent and the Participants (other than Novellus Participant) that, on the date of this notice:

                (a) The representations and warranties of Lessee set forth in Paragraph 4.01 of the Participation Agreement and in the other Operative Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

                (b) No Default (other than a Non-Marketing Option Event of Default under the Facility 2 Lease Agreement) has occurred and is continuing; and

                (c) All of the Operative Documents are in full force and effect on such date.

        IN WITNESS WHEREOF, Lessee has executed this Notice of Marketing Option Exercise on the date set forth above.



                                      NOVELLUS SYSTEMS, INC.

                                      By: _____________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                    EXHIBIT C

               NOTICE OF EXPIRATION DATE PURCHASE OPTION EXERCISE

                                     [Date]


ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
  as Agent
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL  60604
Attn:  Josephine O'Brien


        1. Reference is made to the following:

                (a) The Participation Agreement, dated as of September 21, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in
        Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"); and

                (b) The Facility 2 Purchase Agreement, dated as of September 21, 2001 (the "Purchase Agreement"), between Lessee and Lessor.

Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

        2. Pursuant to Paragraph 3.01 of the Purchase Agreement, Lessee hereby notifies Lessor that Lessee is electing to exercise the Expiration Date Purchase Option on the Scheduled Expiration Date of the Facility 2 Lease Agreement of [_____, ____].

        IN WITNESS WHEREOF, Lessee has executed this Notice of Expiration Date Purchase Option Exercise on the date set forth above.


                                      NOVELLUS SYSTEMS, INC.

                                      By: _____________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                  EXHIBIT D(1)


RECORDING REQUESTED BY
WHEN RECORDED RETURN TO
AND MAIL TAX STATEMENTS TO:

[Purchaser]

------------------
------------------
------------------


Documentary Transfer Tax is not of public record and is shown on a separate sheet attached to this deed.

--------------------------------------------------------------------------------


                                 QUITCLAIM DEED

        FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, ABN AMRO Leasing, Inc. ("Grantor"), hereby releases, remises and forever quitclaims to [PURCHASER], a _____________ ("Grantee"), the real property located in the City of [__________], State of California, described on EXHIBIT A attached hereto and made a part hereof (the "Property").


                                 [See Next Page]





                                     D(1)-1

                      Executed as of _____, ____.



                                   ABN AMRO LEASING, INC.,

                                        By: _________________________

                                        Its: ________________________






                                     D(1)-2

                                    EXHIBIT A

                                LEGAL DESCRIPTION


Assessor's Parcel No.:  _______________





                                    D(1)(A)-1

State of ____________
County of _____________________
On ___________________ before me, _________________________,
         Date                      Name, Title of Officer
personally appeared ________________________________________________,
                              Name(s) of signer(s)

(personally known to me -OR- (proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

                                    WITNESS my hand and official seal.


                                    --------------------------------------------




                                    D(1)(A)-2

                                __________ , ____



Santa Clara County Recorder

           Re:   Request That Statement of Documentary
                 Transfer Tax Not be Recorded

Dear Sir:

        Request is hereby made in accordance with Section 11932 of the Revenue and Taxation Code that this statement of tax due not be recorded with the attached deed but be affixed to the deed after recordation and before return as directed on the deed.

        The attached deed names ABN AMRO Leasing, Inc., as grantor, and [PURCHASER], a _________________, as grantee.

        The property being transferred and described in the attached deed is located in the City of San Jose and County of [__________], State of California.

        The amount of Documentary Transfer Tax due on the attached deed is $__________, computed on full value of the property conveyed.



                                        ABN AMRO LEASING, INC.,

                                        By:___________________________

                                        Its: _________________________



                                   D(1)(A)-3

                                  EXHIBIT D(2)

         ACKNOWLEDGMENT AND DISCLAIMER OF REPRESENTATIONS AND WARRANTIES


        THIS ACKNOWLEDGMENT OF DISCLAIMER OF REPRESENTATIONS AND WARRANTIES (this "Certificate") is made as of ___________, ____ by [PURCHASER], a _____________ ("Grantee").

        Contemporaneously with execution of this Acknowledgement, ABN AMRO Leasing, Inc., an Illinois corporation ("AALI"), is executing and delivering to Grantee a Quitclaim Deed and a Bill of Sale (the foregoing documents and any other documents to be executed and delivered to Grantee in connection therewith are herein called the "Conveyancing Documents" and any of the properties, rights or other matters assigned, transferred or conveyed pursuant thereto are herein collectively called the "Property") pursuant to the terms of a Facility 2 Purchase Agreement dated as of September 21, 2001 by and between AALI and Novellus Systems, Inc., a California corporation ("Novellus").

        Notwithstanding any provision contained in the Conveyancing Documents to the contrary, Grantee acknowledges that AALI is selling and Grantee is purchasing the Property on an "as is, with all faults" basis and that Grantee is not relying on any representations or warranties of any kind whatsoever, express or implied, from AALI, its agents, or brokers as to any matters concerning the Property including (a) the condition of the Property (including any improvements to the Property); (b) title to the Property (including possession of the Property by any individual or entity or the existence of any lien or any other right, title or interest in or to any of the Property in favor of any person, but excluding any Lessor Liens as defined in that certain Participation Agreement dated as of September 21, 2001 among AALI, Novellus, the Participants and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent")); (c) the value, habitability, usability, design, operation or fitness for use of the Property; (d) the availability or adequacy of utilities and other services to the Property; (e) any latent, hidden or patent defect in the Property; (f) the zoning or status of the Property or any other restrictions on the use of the Property; (g) the economics of the Property; (h) any damage to, destruction or, or decrease in the value of all or any portion of the Property or any condemnation or other taking or sale of all or any portion of the Property, by or on account of any actual or threatened eminent domain proceeding or other taking of action by any governmental authority or other person have the power of eminent domain; or (i) the compliance of the Property with any applicable law, rule, regulation, ordinance, order, code, judgment or similar form of decision of any governmental authority or any terms, conditions or requirements imposed by any policies of insurance relating to the Property.


                                 [See next page]



                                     D(2)-1

        The provisions of this Acknowledgement shall be binding on Grantee, its successors and assigns and any other party claiming through Grantee. Grantee hereby acknowledges that AALI N.A. is entitled to rely and is relying on this Certificate.

        EXECUTED as of ____________, _______.




                                            [PURCHASER]


                                      By: _____________________________________
                                          Name: _______________________________
                                          Title: ______________________________




                                     D(2)-2

                                    EXHIBIT E

                                  BILL OF SALE


        FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, ABN AMRO LEASING, INC., an Illinois corporation ("Seller"), does hereby sell, transfer and convey to [PURCHASER], a _________________________ ("Purchaser"), the personal property owned by Seller in connection with that certain real property commonly known as _______________, San Jose, California, including, without limitation, the personal property itemized on SCHEDULE 1 attached hereto and incorporated herein by this reference (the "Property").

        Seller is selling and Purchaser is purchasing the Property on an "as is, with all faults" basis and Purchaser is not relying on any representations or warranties of any kind whatsoever, express or implied, from Seller, its agents, or brokers as to any matters concerning the Property including (a) the condition of the Property; (b) title to the Property (including possession of the Property by any individual or entity or the existence of any lien or any other right, title or interest in or to any of the Property in favor of any person); (c) the value, habitability, usability, design, operation or fitness for use of the Property; or (d) any latent, hidden or patent defect in the Property.


Dated:  ________, ____                SELLER:

                                      ABN AMRO LEASING, INC.,

                                      By:_________________________

                                      Its: _______________________


                                      PURCHASER:
                                      [PURCHASER]
                                      a __________________________
                                      By:_________________________
                                      Its:   _____________________

                                   SCHEDULE 1

                                    PROPERTY









                                     E(1)-2

                                    EXHIBIT F


RECORDING REQUESTED BY
WHEN RECORDED RETURN TO
AND MAIL TAX STATEMENTS TO:

---------------------
---------------------
---------------------


Attention:  _____________

Documentary Transfer Tax is not of public record and is shown on a separate sheet attached to this deed.

--------------------------------------------------------------------------------


                                   GRANT DEED

        FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, NOVELLUS SYSTEMS, INC., a California corporation ("Grantor"), hereby releases, remises and forever grants to [PURCHASER] ("Grantee"), the real property located in the City of San Jose, County of Santa Clara, State of California, described on EXHIBIT A attached hereto and made a part hereof (the "Property").

        Executed as of __________, ____.



                                           NOVELLUS SYSTEMS, INC.,
                                           a California corporation

                                           By: ________________________________

                                           Its:________________________________

                                    EXHIBIT A

                                LEGAL DESCRIPTION


Assessor's Parcel No.:  ____________________





                                     F(A)-1

State of _________________
County of _____________________
On ___________________ before me, _________________________,
          Date                     Name, Title of Officer
personally appeared ________________________________________________,
                                Name(s) of signer(s)

(personally known to me -OR- ( proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

                                    WITNESS my hand and official seal.

                                    ----------------------------------




                                     F(A)-2

                                 _________, ____



Santa Clara County Recorder

           Re:   Request That Statement of Documentary
                 Transfer Tax Not be Recorded

Dear Sir:

        Request is hereby made in accordance with Section 11932 of the Revenue and Taxation Code that this statement of tax due not be recorded with the attached deed but be affixed to the deed after recordation and before return as directed on the deed.

        The attached deed names NOVELLUS SYSTEMS, INC., a California corporation, as grantor, and [PURCHASER], as grantee.

        The property being transferred and described in the attached deed is located in the City of San Jose and County of Santa Clara, State of California.

        The amount of Documentary Transfer Tax due on the attached deed is $__________, computed on full value of the property conveyed.



                                            NOVELLUS SYSTEMS, INC.,
                                            a __________________

                                            By:__________________________

                                            Its:_________________________




                                     F(A)-3

                                   EXHIBIT G

                                  BILL OF SALE

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Novellus Systems, Inc., a California corporation ("Seller"), does hereby sell, transfer, and convey unto [PURCHASER] ("Buyer"), the personal property owned by Seller in connection with that certain real property commonly known as _______________, San Jose, California, which Seller warrants to be free and clear of all liens and encumbrances, including, without limitation, the personal property itemized on SCHEDULE 1 attached hereto and incorporated herein by this reference.

        Seller does hereby covenant with Buyer that Seller is the lawful owner of such personal property, and that the undersigned has good right to sell the same as aforesaid and will warrant and defend the title thereto unto Buyer, its successors and assigns, against the claims and demands of all persons whomsoever.

        DATED this ____ day of __________, ____.



                             SELLER:        Novellus Systems, Inc.,
                                            a California corporation



                                            By:_____________________________

                                            Its:____________________________

                                   SCHEDULE 1

                                    PROPERTY





                                     G(1)-1

================================================================================


                          FACILITY 2 PURCHASE AGREEMENT

                                     BETWEEN

                             NOVELLUS SYSTEMS, INC.

                                       AND

                             ABN AMRO LEASING, INC.

                               SEPTEMBER 21, 2001


================================================================================

SECTION 1.        INTERPRETATION............................................................1

        1.01.  Definitions..................................................................1
        1.02.  Rules of Construction........................................................2

SECTION 2.        OPTIONAL PURCHASE BY LESSEE DURING THE TERM...............................2

        2.01.  Term Purchase Option.........................................................2
        2.02.  Partial Purchase Option......................................................2
        2.03.  Call Option..................................................................4

SECTION 3.        OBLIGATIONS OF LESSEE ON THE EXPIRATION DATE..............................5

        3.01.  Alternative..................................................................5
        3.02.  Marketing Option.............................................................6
        3.03.  Expiration Date Purchase Option.............................................12

SECTION 4.        TERMS OF ALL PURCHASES...................................................13

        4.01.  Representations and Warranties of Parties...................................13
        4.02.  "As Is" Purchase............................................................15
        4.03.  Release.....................................................................15
        4.04.  Permits, Approvals, Etc.....................................................16
        4.05.  Costs.......................................................................16
        4.06.  Lessee's Payment Obligations................................................16
        4.07.  Lessor Liens................................................................17
        4.08.  Transfer Documents..........................................................17
        4.09.  Casualty and Condemnation Proceeds..........................................18
        4.10.  Payments....................................................................18
        4.11.  Environmental Reports.......................................................18
        4.12.  Simultaneous Exercise of Facility 1, 2 and 3 Options........................18
        4.13.  Further Assurances..........................................................18

SECTION 5.        MISCELLANEOUS............................................................18

        5.01.  Notices.....................................................................18
        5.02.  Waivers, Amendments.........................................................19
        5.03.  Successors and Assigns......................................................19
        5.04.  No Third Party Rights.......................................................19
        5.05.  Partial Invalidity..........................................................19
        5.06.  Governing Law...............................................................19
        5.07.  Counterparts................................................................20
        5.08.  Nature of Lessee's Obligations..............................................20


EXHIBITS

        A(1)    Notice of Term Purchase Option Exercise (2.01)

        A(2)    Notice of Partial Purchase Option Exercise (2.02)

        A(3)    Notice of Call Option Exercise (2.03)

        B       Notice of Marketing Option Exercise (3.01)

        C       Notice of Expiration Date Purchase Option Exercise (3.01)

        D(1)    Deed (Lessor) (4.08(a))

        D(2) Acknowledgement and Disclaimer of Representations and Warranties (4.08(a))

        E       Bill of Sale (Lessor) (4.08(a))

        F       Deed (Lessee) (4.08(b))

                               TABLE OF CONTENTS

                                                                            PAGE

        G       Bill of Sale (Lessee) (4.08(b))

                          FACILITY 3 PURCHASE AGREEMENT

        THIS FACILITY 3 PURCHASE AGREEMENT (this "Agreement" herein), dated as of September 21, 2001, is entered into by and between:

               (1) NOVELLUS SYSTEMS, INC., a California corporation ("Lessee"); and

               (2) ABN AMRO LEASING, INC., an Illinois corporation ("Lessor").


                                    RECITALS

        A. Lessee has requested Lessor and the Persons which are "Participants" under the Participation Agreement referred to in Recital B below (such Persons to be referred to collectively as the "Participants") to provide to Lessee a lease facility pursuant to which:

               (1) Lessor would (a) lease certain property designated by Lessee to Lessee, (B) appoint Lessee as Lessor's agent to make certain improvements to such property, (c) make advances to finance such improvements and to pay certain related expenses and (d) grant to Lessee the right to purchase such property; and

               (2) The Participants would participate in such lease facility by
        (a) funding the advances to be made by Lessor and (b) acquiring participation interests in the rental and certain other payments to be made by Lessee.

        B. Pursuant to a Participation Agreement dated of even date herewith (the "Participation Agreement") among Lessee, Lessor, the Participants and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"), Lessor and the Participants have agreed to provide such lease facility upon the terms and subject to the conditions set forth therein, including without limitation the execution and delivery of this Agreement setting forth the terms for the purchase of the property by Lessee.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. INTERPRETATION.

        1.01. Definitions. Unless otherwise indicated in this Agreement or any other Operative Document, each term set forth in Schedule 1.01 to the Participation Agreement, when used in this Agreement or any other Operative Document, shall have the respective meaning given to that term in such Schedule
1.01 or in the provision of this Agreement or other document, instrument or agreement referenced in such Schedule 1.01.

        1.02. Rules of Construction. Unless otherwise indicated in this Agreement or any other Operative Document, the rules of construction set forth in Schedule 1.02 to the Participation Agreement shall apply to this Agreement and the other Operative Documents.

SECTION 2. OPTIONAL PURCHASE BY LESSEE DURING THE TERM.

        2.01. Term Purchase Option. Subject to the terms and conditions of this Agreement and the other Operative Documents (including those set forth below in this Paragraph 2.01), Lessee may, at its option on any Business Day prior to the Scheduled Expiration Date of the Facility 3 Lease Agreement, terminate the Facility 3 Lease Agreement and purchase all of the Facility 3 Property (the "Term Purchase Option").

               (a) Notice of Term Purchase Option Exercise. Lessee shall notify Lessor of Lessee's exercise of the Term Purchase Option by delivering to Lessor an irrevocable written notice in the form of Exhibit A(1), appropriately completed (the "Notice of Term Purchase Option Exercise"), which states that Lessee is exercising its right to terminate the Facility 3 Lease Agreement prior to the Scheduled Expiration Date thereof pursuant to Paragraph 4.01 of the Facility 3 Lease Agreement and purchase all of the Facility 3 Property pursuant to this Paragraph 2.01 and specifies the Business Day on which such termination and purchase are to occur (which date, after the delivery of such notice, shall be the Expiration Date). Lessee shall give the Notice of Term Purchase Option Exercise to Lessor as soon as possible but in no event later than ten (10) Business Days prior to the date on which such termination and purchase are to occur. (Lessee shall also, to the extent reasonably practicable, provide Lessor with advance notice indicating that it is considering exercising the Term Purchase Option.) The Notice of Term Purchase Option Exercise shall be delivered as required by Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement; provided, however, that Lessee shall promptly deliver the original of any Notice of Term Purchase Option Exercise initially delivered by facsimile. After delivering to Lessor the Notice of Term Purchase Option Exercise, Lessee may, upon not less than ten (10) Business Days prior written notice to Lessor, extend the date on which the termination of the Facility 3 Lease Agreement and Lessee's purchase of the Facility 3 Property is to occur to a Business Day not more than ten (10) Business Days after the date specified in the Notice of Term Purchase Option Exercise, provided that Lessee may so extend such date only once.

               (b) Term Purchase Option Purchase Price. Lessee or its designee shall pay to Lessor on the Expiration Date, as the purchase price for the Property, an amount equal to the Outstanding Lease Amount on such date.

        2.02. Partial Purchase Option. Subject to the terms and conditions of this Agreement and the other Operative Documents (including those set forth below in this Paragraph 2.02), Lessee may, at its option on any Business Day prior to the Scheduled Expiration Date of the Facility 3 Lease Agreement, without terminating the Facility 3 Lease Agreement, purchase one or more Parcels (but not less than all of any such Parcel) of the Facility 3 Property (the "Partial Purchase Option"). (Lessee understands that the Facility 3 Property currently consists of only one Parcel and that, as a result, the Partial Purchase Option currently is not available.)

               (a) Notice of Partial Purchase Option Exercise. Lessee shall notify Lessor of Lessee's exercise of the Partial Purchase Option by delivering to Lessor an irrevocable written notice in the form of Exhibit A(2), appropriately completed (a "Notice of Partial Purchase Option Exercise"), which states that Lessee is exercising its right to purchase one or more Parcels of the Facility 3 Property prior to the Scheduled Expiration Date pursuant to this Paragraph 2.02 and specifies
        (i) the Parcel(s) so to be purchased and (ii) the Business Day on which such purchase is to occur (a "Partial Purchase Date"). Lessee shall give each Notice of Partial Purchase Option Exercise to Lessor as soon as possible but in no event later than one (1) month prior to the Partial Purchase Date on which a purchase is to occur. (Lessee shall also, to the extent reasonably practicable, provide Lessor with advance notice indicating that it is considering exercising the Partial Purchase Option.) Each Notice of Partial Purchase Option Exercise shall be delivered as required by Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement; provided, however, that Lessee shall promptly deliver the original of any Notice of Partial Purchase Option Exercise initially delivered by facsimile. After delivering to Lessor the Notice of Partial Purchase Option Exercise, Lessee may, upon not less than ten
        (10) Business Days prior written notice to Lessor, extend the date on which the termination of the Facility 3 Lease Agreement and Lessee's purchase of the Facility 3 Property is to occur to a Business Day not more than ten (10) Business Days after the date specified in the Notice of Partial Purchase Option Exercise, provided that Lessee may so extend such date only once.

               (b) Partial Purchase Option Purchase Price. Lessee shall pay to Lessor on each Partial Purchase Date, as the purchase price for each Parcel of Facility 3 Property to be purchased on such date, an amount equal to the portion of the Outstanding Lease Amount under Facility 3 on such date attributable to such Parcel of Facility 3 Property.

               (c) Conditions to Exercise of Partial Purchase Option. The purchase by Lessee on any Partial Purchase Date of any Parcel of Facility 3 Property pursuant to this Paragraph 2.02 is subject to the following conditions:

                        (i) Lessor shall have received the Notice of Partial
                Purchase Option Exercise for such purchase pursuant to Subparagraph 2.02(a);

                        (ii) Lessor shall have received, on or prior to such
                Partial Purchase Date:

                                (A) New Expiration Date Appraisals for all
                        Parcels of Facility 3 Property that are to remain subject to the Facility 3 Lease Agreement after such Partial Purchase Date, which appraisals (1) each shall be dated a recent date prior to such Partial Purchase Date and (2) together shall assess the aggregate Fair Market Value of all such remaining Parcels of Facility 3 Property at not less than the Outstanding Lease Amount under Facility 3 that will remain after application of all amounts to be applied thereto on such Partial Purchase Date; and

                                (B) The purchase price payable by Lessee for
                        such Parcel of

                        Facility 3 Property pursuant to Subparagraph 2.02(b) and any other amounts payable by Lessee pursuant to Subparagraph 4.06(b); and

                        (iii) No Default shall have occurred and be continuing
                on such Partial Purchase Date or will occur as a result of such purchase by Lessee.

        2.03. Call Option. Subject to the terms and conditions of this Agreement and the other Operative Documents (including those set forth below in this Paragraph 2.03), Lessee may, at its option on any Business Day prior to the Scheduled Expiration Date of the Facility 3 Lease Agreement, require Lessor and the Participants to sell to Lessee (or its designee) all of their respective right, title and interest in, and assume all obligations and liabilities arising after such sale under, the Operative Documents related to Facility 3 at par, together with all accrued and unpaid interest, yield and fees thereon to the date of such sale and, as applicable, any other amounts then due and payable under any of the Operative Documents related to Facility 3 (including, without limitation, any unpaid amounts in respect of unpaid claims for indemnification then due and owing and any breakage and related costs which are payable pursuant to the Participation Agreement if the amounts due in respect of such interest were being prepaid, and not purchased, on such date) (the "Call Option").

               (a) Notice of Call Option Exercise. Lessee shall notify Lessor of Lessee's exercise of the Call Option by delivering to Lessor an irrevocable written notice in the form of Exhibit A(3), appropriately completed (the "Notice of Call Option Exercise"), which states that Lessee is exercising its right to purchase from the Lessor and the Participants their respective right, title and interest in, and assume all obligations and liabilities arising after such sale under, the Operative Documents related to Facility 3 pursuant to this Paragraph
        2.03 and specifies the date on which such purchases are to occur (which date, after the delivery of such notice, shall be the Expiration Date). Lessee shall give the Notice of Call Option Exercise as soon as possible but in no event later than one (1) month prior to the date on which such purchase is to occur. (Lessee shall also, to the extent reasonably practicable, provide Lessor with advance notice indicating that it is considering exercising the Call Option.) Each Notice of Call Option Exercise shall be delivered as required by Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement; provided, however, that Lessee shall promptly deliver the original of any Notice of Call Option Exercise initially delivered by facsimile. After delivering to Lessor the Notice of Call Option Exercise, Lessee may, upon not less than ten
        (10) Business Days prior written notice to Lessor, extend the date on which such purchase of the Operative Documents related to the Facility 3 Property is to occur to a Business Day not more than ten (10) Business Days after the date specified in the Notice of Call Option Exercise, provided that Lessee may so extend such date only once.

               (b) Conditions Precedent to Call Option Exercise. Prior to the effectiveness of the Call Option Exercise, (i) Lessee (or its designee) shall have obtained all necessary authorizations, approvals and consents for such Call Option Exercise and each such authorization, approval and consent shall be in full force and effect, (ii) Lessee shall have reimbursed the Lessor Parties for all costs and expenses incurred by such Lessor Parties (including the fees and expenses of their respective counsel) in connection with such Call

        Option Exercise, (iii) title to the Facility 3 Property shall have been transferred from Lessor to Lessee in a manner as if Lessee shall have exercised the Term Purchase Option and (iv) each Lessor Party shall have received such documents, instruments, agreements and certificates as it may reasonably request, each in form and substance satisfactory to such Lessor Party, in order to effectuate such purchase and sale. Upon satisfaction of the conditions described in this Paragraph 2.03 by Lessee (or its designee), the Lessor Parties shall convey their respective right, title and interest in, and Lessee (or its designee) shall assume all obligations and liabilities arising after such sale under, the transactions contemplated by the Operative Documents related to Facility 3, free and clear of any Lessor Lien, whereupon such rights, interests, obligations and liabilities of the Lessor Parties shall thereupon be assumed by and inure to the benefit of Lessee (or its designee) (other than rights arising as a result of claims or impositions theretofore arising, which shall remain exercisable by such Lessor Party). Subject to the satisfaction by Lessee of the terms and conditions set forth herein, the Lessor Parties agree to cooperate in good faith with Lessee in effectuating any such transaction.

SECTION 3.     OBLIGATIONS OF LESSEE ON THE EXPIRATION DATE.

        3.01. Alternative. Unless Lessee has exercised the Term Purchase Option or Lessee has no further payment obligation under this Agreement pursuant to Paragraph 5.05 of the Facility 3 Lease Agreement, on the Expiration Date of the Facility 3 Lease Agreement, Lessee shall either:

               (a) Marketing Option. Cause another Person to complete the purchase of the Facility 3 Property pursuant to Paragraph 3.02 (the "Marketing Option"); or

               (b) Expiration Date Purchase Option. Purchase the Facility 3 Property itself pursuant to Paragraph 3.03 (the "Expiration Date Purchase Option").

Lessee shall elect either the Marketing Option or the Expiration Date Purchase Option by delivering to Lessor, not more than nine (9) months nor less than six
(6) months prior to the Scheduled Expiration Date for the Facility 3 Lease Agreement, either (i) a written notice in the form of Exhibit B, appropriately completed (the "Notice of Marketing Option Exercise"), or (ii) a written notice in the form of Exhibit C, appropriately completed (the "Notice of Expiration Date Purchase Option Exercise"); provided, however, that (A) Lessee shall be deemed to have elected the Expiration Date Purchase Option if it fails to deliver either notice as required by this sentence; (B) Lessee's election of the Expiration Date Purchase Option (whether expressly by a notice so delivered or implicitly by the failure to deliver any notice) shall be irrevocable; and (C) Lessee may not elect the Marketing Option if (1) the Expiration Date has been accelerated to an earlier Termination Date following a Marketing Option Event of Default under the Facility 3 Lease Agreement, (2) the conditions set forth in Paragraph 3.03 of the Participation Agreement are not satisfied on the date Lessee delivers its election notice or on the Expiration Date of the Facility 3 Lease Agreement (unless, in each case, the only event or condition causing such conditions not to be so satisfied is the occurrence of a Non-Marketing Option Event of Default under the Facility 3 Lease Agreement) or (3) Lessee has no further payment obligation under this Agreement pursuant to Paragraph 5.05 of the Facility 3 Lease Agreement. The Notice of

Marketing Option Exercise or the Notice of Expiration Date Purchase Option Exercise shall be delivered as required by Subparagraph 2.02(c) and Paragraph
7.01 of the Participation Agreement; provided, however, that Lessee shall promptly deliver to Lessor the original of any such notice initially delivered by facsimile.

        3.02.  Marketing Option.

               (a) General. If Lessee elects to exercise the Marketing Option by delivering to Lessor a Notice of Marketing Option Exercise pursuant to Paragraph 3.01, Lessee shall use reasonable efforts, in accordance with Subparagraph 3.02(b) below, to (i) locate a purchaser which satisfies the requirements set forth in this Paragraph 3.02, (ii) arrange for such purchaser to purchase the Facility 3 Property on the Expiration Date for a purchase price which is not less than the lesser of (A) the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 3 and (B) the Fair Market Value of the Facility 3 Property and (iii) otherwise comply, or cause compliance with, the requirements of this Paragraph 3.02 and the other applicable provisions of this Agreement.

               (b) Lessee's Marketing Obligations.

                      (i) Initial Marketing Period. During the period beginning
               on the date Lessee delivers the Notice of Marketing Option Exercise and ending on the date which is four (4) months prior to the Expiration Date of the Facility 3 Lease Agreement (the "Initial Marketing Period"), Lessee shall use reasonable efforts to solicit Conforming Bids from potential purchasers of the Facility 3 Property. On or prior to the last day of the Initial Marketing Period, Lessee shall deliver to Lessor any Conforming Bid selected by Lessee (the "Initial Bid"). If the purchase price specified in the Initial Bid is equal to or greater than the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 3, Lessor shall accept such bid and Lessee shall have no further obligations to solicit additional bids.

                      (ii) Secondary Marketing Period. If Lessee does not submit an Initial Bid or if the purchase price specified in the Initial Bid is less than the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 3, Lessor may reject such bid and Lessee shall, during the period which begins on the day following the Initial Marketing Period and ends on the date two (2) months prior to the Expiration Date of the Facility 3 Lease Agreement (the "Secondary Marketing Period"):

                                (A) Use its best efforts to solicit additional
                        Conforming Bids, including the engagement of experienced and knowledgeable brokers;

                                (B) Furnish to each Lessor Party (other than
                        Novellus Participant) copies of all bids and otherwise provide each Lessor Party (other than Novellus Participant) with such information relating to the marketing of the Facility 3 Property as such Person may reasonably request in writing;

                                (C) Agree to provide to all potential purchasers
                        all customary seller's indemnities (including environmental indemnities), representations and warranties regarding the Facility 3 Property (including the title to, except for Lessor Liens, and condition of the Facility 3 Property);

                                (D) Furnish to each Lessor Party (other than
                        Novellus Participant) copies of environmental reports, architect's certificates, licenses, permits and other evidence reasonably requested by such Person to establish that no Default has occurred and is continuing under the Facility 3 Lease Agreement;

                                (E) Permit any Lessor Party or potential
                        purchaser to inspect the Facility 3 Property and the maintenance records for the Property upon reasonable prior written notice and during normal business hours and provide to each such Person all information regarding the Facility 3 Property reasonably requested by such Person in writing;

                                (F) Take all other commercially reasonable steps
                        to secure the best price for the Facility 3 Property;
                        and

                                (G) If any Conforming Bids were received by
                        Lessee, submit to Lessor on or prior to the last day of the Secondary Marketing Period any Conforming Bid selected by Lessee with a purchase price which is equal to or greater than the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 3 or, if no such Conforming Bid was received by Lessee, the highest Conforming Bid received by Lessee during the Secondary Marketing Period.

                During the Secondary Marketing Period, any Lessor Party (other than Novellus Participant) shall have the right to submit one or more bids or solicit bids from other Persons.

               (c) Conforming Bids. Each bid must meet each of the following requirements (each such bid to be referred to herein as a "Conforming Bid"):

                        (i) The bid may be submitted by any Person other than
                (A) a Person which is an Affiliate of Lessee or (B) a Person which has an agreement (whether express or implied) with Lessee or any of its Affiliates to sell, lease or otherwise make available to Lessee or any of its Affiliates any portion of the Facility 3 Property;

                        (ii) The bidder must agree in writing to purchase the
                Facility 3 Property on the Expiration Date of the Facility 3 Lease Agreement for a purchase price to be paid in cash which is not less than the lesser of (A) the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 3 on such date and (B) the Fair Market Value of the Facility 3 Property on such date;

                        (iii) The bidder must agree to purchase the Property "as
                is" without any representations, warranties or indemnities, except for (A) any representations, warranties or indemnities provided by Lessor and Lessee pursuant to Subparagraph 4.01(b) and (B) any representations, warranties or indemnities provided by Lessee pursuant to clause (ii)(C) of Subparagraph 3.02(b); and

                        (iv) The bidder must agree to be bound by the other
                terms and conditions of this Agreement applicable to bidders.

               (d) Lessor's Obligation to Accept Bids. If, at any time on or prior to the last day of the Secondary Marketing Period, Lessee submits to Lessor a Conforming Bid under this Paragraph 3.02 with a purchase price which is equal to or greater than the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 3, Lessor shall accept such bid. If Lessee submits to Lessor a Conforming Bid under this Paragraph 3.02 with a purchase price which is less than the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 3, Lessor shall not accept such bid unless approved by Lessor and Required Participants. If Lessee fails to submit a bid to Lessor on or prior to the last day of the Secondary Marketing Period which Lessor is so required to accept, Lessor shall (unless it elects to accept another bid which it is not required to accept, in which case Lessee's obligations shall be limited to the amounts payable pursuant to clause (ii) of Subparagraph 4.06(a)) retain the Facility 3 Property after the Expiration Date of the Facility 3 Lease Agreement; provided, however, that Lessee's payment obligations on such Expiration Date shall be limited to the amounts payable pursuant to clause (iii) of Subparagraph 4.06(a) if (i) Lessor retains the Facility 3 Property after Lessee submits a Conforming Bid on or prior to the last day of the Secondary Marketing Period in accordance with clause (ii) of Subparagraph 3.02(b) and (ii) the Marketing Option has not terminated prior to such Expiration Date pursuant to Subparagraph 3.02(f). If Lessee fails to obtain a Conforming Bid prior to the last day of the Secondary Marketing Period which Lessor is required to accept or another bid which Lessor elects to accept (notwithstanding that it is not required to do so) despite Lessee's timely and complete compliance with Lessee's marketing obligations as described in Subparagraph 3.02(a) and Subparagraph 3.02(b), and such failure is not caused by any negligence or willful misconduct of Lessee, then Lessee's payment obligations on the Expiration Date of the Facility 3 Lease Agreement shall be limited to the amounts payable pursuant to clause (ii) or clause (iii) of Subparagraph 4.06(a), as applicable. Lessor shall notify Lessee of Lessor's election to retain the Facility 3 Property by delivering to Lessee, at least ten (10) days prior to the Expiration Date of the Facility 3 Lease Agreement, a written notice of such election.

               (e) Purchase Price. If Lessor accepts any bid by any Person, such Person (the "Designated Purchaser") shall pay to Lessor on the Expiration Date of the Facility 3 Lease Agreement, as the purchase price for the Property, the amount set forth in such bid as the purchase price.

               (f) Termination of the Marketing Option. Lessee's right to exercise the Marketing Option shall immediately terminate and Lessee shall purchase the Facility 3 Property on the Expiration Date of the Facility 3 Lease Agreement pursuant to Paragraph 3.03 if (i) Lessee fails to comply with any of its obligations under this Paragraph 3.02;
        (ii) a Marketing Option Event of Default under the Facility 3 Lease Agreement occurs after Lessee delivers the Notice of Marketing Option Exercise; (iii) the conditions precedent set forth in Paragraph 3.03 of the Participation Agreement are not satisfied on the Expiration Date of the Facility 3 Lease Agreement (unless the only event or condition causing such conditions not to be so satisfied is the occurrence of a Non-Marketing Option Event of Default under the Facility 3 Lease Agreement); or (iv) the Designated Purchaser fails to consummate the purchase of the Facility 3 Property on the Expiration Date of the Facility 3 Lease Agreement in accordance with its accepted bid and this Agreement, without regard to the reason for such failure (except as otherwise provided in the following proviso); provided, however, that, if the Designated Purchaser fails to consummate the purchase of the Property on the Expiration Date solely due to Lessor's failure to remove Lessor Liens or deliver the required deed and bill of sale or other documents required to be delivered by Lessor hereunder, Lessee's right to exercise the Marketing Option shall not terminate, Lessee shall not be required to purchase the Property on the Expiration Date and Lessee's payment obligations on the Expiration Date shall be limited to the amounts set forth in Subparagraph 4.06(b) (determined as if the purchase by the Designated Purchaser had been consummated).

               (g) Residual Value Guaranty Amount and Indemnity Amount. Unless Lessee's right to exercise the Marketing Option has terminated and Lessee is required to purchase the Facility 3 Property on the Expiration Date of the Facility 3 Lease Agreement pursuant to Paragraph 3.03, Lessee shall pay to Lessor on such Expiration Date the Residual Value Guaranty Amount and the Indemnity Amount calculated as follows:

                        (i) The "Residual Value Guaranty Amount" shall be an
                amount equal to the total Tranche A Proportionate Share of the Outstanding Lease Amount under Facility 3 on the Expiration Date; provided, however, that:

                                (A) If Lessee has paid any Prepaid Rent or if
                        the Outstanding Lease Amount under Facility 3 on the Expiration Date includes any Ineligible Project Costs, then the Residual Value Guaranty Amount prior to the Completion Date shall be an amount equal to the remainder of (1) the total Tranche A Proportionate Share of the Eligible Project Costs, minus (2) the accreted value of the aggregate amount of all Prepaid Rent; and

                                (B) If Lessee has paid any Prepaid Rent or if
                        the Outstanding Lease Amount under Facility 3 on the Completion Date includes any Ineligible Project Costs, then the Tranche A Proportionate Share under Facility 3 after the Completion Date shall be recomputed and set at the maximum percentage such that the (1) Lessee is not deemed under GAAP to be the owner of the Facility 3 Property prior to the Completion Date, and (2) from the Lessee's perspective, the Facility 3 Lease Agreement qualifies as an operating lease in accordance with GAAP in effect on the date of the Participation Agreement. If, as a result of such recomputation, the Tranche A Proportionate Share under Facility 3 after the Completion Date is changed, corresponding changes shall be made to the Tranche B Proportionate Share, the Tranche A Percentages and the Tranche B Percentages under Facility 3 and percentages after the Completion Date (such that the sum of the Tranche A Proportionate Shares and the Tranche B Proportionate Shares and percentages after such recomputation equal the sum of such Proportionate Shares and percentages prior to such recomputation).

                        (ii) The "Indemnity Amount" shall be applicable after
                the Completion Date and shall be an amount equal to the decrease, if any, between the Commencement Date and the Expiration Date of the Facility 3 Lease Agreement in the Fair Market Value of the Facility 3 Property caused by (A) any representation or warranty of Lessee or any of its Affiliates regarding the Facility 3 Property set forth in any of the Operative Documents proving to be false or inaccurate when made,
                (B) the existence of, or the failure of Lessee to pay any Governmental Charge, Indebtedness or other obligation which might give rise to, any Liens in the Facility 3 Property (other than Permitted Property Liens), (C) the failure of Lessee to complete any New Improvements or any Modifications or (D) any other failure of Lessee to comply with any of its obligations regarding the Facility 3 Property set forth in any of the Operative Documents.

               (h) Determination of Fair Market Value and Indemnity Amount. If the purchase price specified in the Initial Bid is less than the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 3, Lessor may, on or prior to the last day of the Secondary Marketing Period (if Lessee has not previously delivered to Lessor a Conforming Bid with a purchase price equal to or greater than the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 3), deliver to Lessee a written notice of Lessor's determination of the current Fair Market Value of the Facility 3 Property and the Indemnity Amount. To determine such amounts, Lessor shall obtain Appraisals of the Facility 3 Property which set forth:

                        (i) A current Appraisal of the Fair Market Value of the
                Facility 3 Property in its then existing condition (the "Current Appraisal"); and

                        (ii) An Appraisal of the Fair Market Value of the
                Facility 3 Property which assumes that (A) all representations and warranties regarding the Facility 3 Property made by Lessee or any of its Affiliates in any of the Operative Documents were true and correct when made; (B) Lessee has maintained the Facility 3 Property in compliance with all applicable Governmental Rules, Insurance Requirements and the Operative Documents; (C) Lessee has completed all Modifications and any other New Improvements in a good and workmanlike manner and otherwise as required by the Operative Documents; (D) Lessee has repaired the Facility 3 Property as required by the Operative Documents following any Casualty; (E) Lessee has restored the Facility 3 Property as required by the Operative Documents following any Condemnation; (F) Lessee has paid all Governmental Charges, Indebtedness and other obligations which, if unpaid, might give rise to a Lien (other than a Lessor Lien) on the Facility 3 Property; (G) Lessee has removed all Liens on the Facility 3 Property except for Permitted Property Liens and Lessor Liens; and (H) Lessee has performed all of its other obligations as required by the Operative Documents (the "Assumed Appraisal").

        In the absence of manifest error, (A) the Current Appraisal shall constitute the current Fair Market Value of the Facility 3 Property and
        (B) the difference between the Current Appraisal and the Assumed Appraisal shall constitute the Indemnity Amount if the Current Appraisal is less than the Assumed Appraisal.

               (i) Lessee not an Agent. Lessee shall not be an agent for any of the Lessor Parties in arranging for a purchaser of the Facility 3 Property. No Lessor Party (other than Novellus Participant) shall be bound by any acts of Lessee.

               (j) Application of Proceeds. After the exercise by Lessee of the Marketing Option, Lessor shall apply and distribute all amounts received by Lessor on the Expiration Date as follows:

                        (i) First, Lessor shall apply such amounts to the
                portion of the Outstanding Lease Amount under Facility 3 not constituting Ineligible Project Costs to the extent necessary to pay such portion of the Outstanding Lease Amount;

                        (ii) Second, to the extent any amounts then remain,
                Lessor shall apply such amounts to the portion of all unpaid Rent under Facility 3 accrued through or due and payable on or prior to such date not constituting Ineligible Project Costs to the extent necessary to pay such portion of the unpaid Rent;

                        (iii) Third, to the extent any amounts then remain,
                Lessor shall apply such amounts to the portion of all other amounts, if any, due and payable by Lessee under the Operative Documents on account of Facility 3 on or prior to such date not constituting Ineligible Project Costs to the extent necessary to pay such portion of the unpaid amounts;

                        (iv) Fourth, to the extent any amounts then remain,
                Lessor shall distribute to Lessee (A) such amounts as are necessary to pay all Prepaid Rent paid by Lessee, except for any such Prepaid Rent caused by or arising from any failure by Lessee to comply with any of its obligations under the Operative Documents (including its insurance obligations), any representation by Lessee in any of the Operative Documents not being true, any negligence or willful misconduct of Lessee, or any claim by any third-party against Lessee (or against any Lessor Party) based upon any alleged action or inaction by Lessee, and (B) an amount equal to the Residual Value Guaranty Amount paid by Lessee hereunder.

                        (v) Fifth, to the extent any amounts then remain, Lessor
                shall apply such amounts to all Ineligible Project Costs paid or incurred by Lessor Parties.

                        (vi) Finally, to the extent any amounts then remain,
                Lessor shall promptly distribute all such remaining proceeds to Lessee.

               (k) Creditworthiness of Designated Purchaser. Lessee assumes all responsibility for determining the creditworthiness of any potential purchaser on any bid submitted by Lessee to Lessor hereunder. If, after any purchase by a Designated Purchaser hereunder, the purchase price paid by such Designated Purchaser is recovered from any Lessor Party (other than Novellus Participant), Lessee shall reimburse such Lessor Party for such recovery unless such recovery is due solely to a material misrepresentation or covenant breach by such Lessor Party.

               (l) Exercise of Marketing Option After Non-Marketing Option Event of Default. If Lessor notifies Lessee pursuant to Subparagraph 5.03(a) or Subparagraph 5.04(a) of the Lease Agreement that Lessor is terminating the Lease Agreement on a Termination Date which is prior to the Scheduled Expiration Date of the Facility 3 Lease Agreement and the only basis for such early termination is the occurrence of a Non-Marketing Option Event of Default under the Facility 3 Lease Agreement, Lessee may, subject to Paragraph 3.01, elect to exercise the Marketing Option if, not later than ten (10) Business Days after it receives from Lessor such notice of early termination, it delivers to Lessor a Notice of Marketing Option Exercise. Upon the delivery by Lessee to Lessor of a Notice of Marketing Option Exercise, the Expiration Date of the Facility 3 Lease Agreement shall, if the conditions to the exercise of the Marketing Option set forth in Paragraph 3.01 are satisfied, be extended to the first Business Day of the first full calendar month that is six (6) months after the date of receipt by Lessor of such Notice of Marketing Option Exercise in all other cases. Any exercise by Lessee of the Marketing Option pursuant to this Subparagraph 3.02(l) shall be subject to the terms and conditions otherwise set forth in this Agreement.

        3.03.  Expiration Date Purchase Option.

               (a) General. If (i) Lessee elects to exercise the Expiration Date Purchase Option by delivering to Lessor a Notice of Expiration Date Purchase Option Exercise pursuant to Paragraph 3.01; (ii) Lessee elects to exercise the Marketing Option by delivering to Lessor a Notice of Marketing Option Exercise pursuant to Paragraph 3.01 but the Marketing Option terminates pursuant to Subparagraph 3.02(f); or (iii) Lessee fails to deliver to Lessor either notice as required by Paragraph 3.01; Lessee shall purchase the Facility 3 Property on the Expiration Date of the Facility 3 Lease Agreement and otherwise comply, or cause compliance with, the requirements of this Paragraph 3.03 and the other applicable provisions of this Agreement.

               (b) Purchase Price. If Lessee is purchasing the Facility 3 Property pursuant to the Expiration Date Purchase Option, Lessee shall pay to Lessor on the Expiration Date of the Facility 3 Lease Agreement, as the purchase price for the Facility 3 Property, an amount equal to the Outstanding Lease Amount under Facility 3 on such date.

SECTION 4. TERMS OF ALL PURCHASES.

        4.01.  Representations and Warranties of Parties.

               (a) Representations and Warranties of Purchaser. The purchaser of the Facility 3 Property, whether Lessee, an Assignee Purchaser or a Designated Purchaser ("Purchaser"), shall represent and warrant to Lessor on the Expiration Date of the Facility 3 Lease Agreement (or, in the case of a purchase of a portion of the Facility 3 Property pursuant to the Partial Purchase Option, on the applicable Partial Purchase Date) as follows:

                        (i) Such Person is a legal entity duly organized,
                validly existing and in good standing under the laws of its jurisdiction of organization or an individual with legal capacity to purchase the Facility 3 Property (or, in the case of a purchase of a portion of the Facility 3 Property pursuant to the Partial Purchase Option, the portion to be purchased).

                        (ii) The execution, delivery and performance by such
                Person of each document, instrument and agreement executed, or to be executed, by such Person in connection with its purchase of the Facility 3 Property (or, in the case of a purchase of a portion of the Facility 3 Property pursuant to the Partial Purchase Option, the portion to be purchased) (the "Purchase Documents") and the consummation of the transactions contemplated thereby (A) are within the power of such Person and
                (B) have been duly authorized by all necessary actions on the part of such Person.

                        (iii) Each Purchase Document executed, or to be
                executed, by such Person has been, or will be, duly executed and delivered by such Person and constitutes, or will constitute, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

                        (iv) Such Person has not (A) made a general assignment
                for the benefit of creditors, (B) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by such Person's creditors, (C) suffered the appointment of a receiver to take possession of all, or substantially all, of such Person's assets, (D) suffered the attachment or other judicial seizure of all, or substantially all, of such Person's assets, (E) admitted in writing its inability to pay its debts as they come due, or (F) made an offer of settlement, extension or composition to its creditors generally.

                        (v) Such Person is not a "party in interest" within the
                meaning of Section 3(14) of the ERISA, with respect to any investor in or beneficiary of Lessor.

               (b) Representations and Warranties of Lessor and Lessee. Each of Lessor and Lessee shall represent and warrant to Purchaser (and Lessee also shall represent and warrant to Lessor if Lessor is to retain the Facility 3 Property) on the Expiration Date of the Facility 3 Lease Agreement as follows:

                        (i) Such Person is a corporation duly organized, validly
                existing and in good standing under the laws of its jurisdiction of organization.

                        (ii) The execution, delivery and performance by such
                Person of each Purchase Document executed, or to be executed, by such Person and the consummation of the transactions contemplated thereby (A) are within the power of such Person and
                (B) have been duly authorized by all necessary actions on the part of such Person.

                        (iii) Each Purchase Document executed, or to be
                executed, by such Person has been, or will be, duly executed and delivered by such Person and constitutes, or will constitute, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

                        (iv) Such Person has not (A) made a general assignment
                for the benefit of creditors, (B) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by such Person's creditors, (C) suffered the appointment of a receiver to take possession of all, or substantially all, of such Person's assets, (D) suffered the attachment or other judicial seizure of all, or substantially all, of such Person's assets, (E) admitted in writing its inability to pay its debts as they come due, or (F) made an offer of settlement, extension or composition to its creditors generally.

        In addition to the foregoing, (A) Lessee shall represent and warrant to the Designated Purchaser (or Lessor if Lessor is to retain the Facility 3 Property) on the Expiration Date of the Facility 3 Lease Agreement that no Liens are attached to the Facility 3 Property, except for Permitted Property Liens, and (B) Lessor shall represent and warrant to Purchaser on the Expiration Date of the Facility 3 Lease Agreement (or, in the case of a purchase of a portion of the Facility 3 Property pursuant to the Partial Purchase Option, on the applicable Partial Purchase Date) that no Lessor Liens are attached to the Facility 3 Property (or, in the case of a purchase of a portion of the Facility 3 Property pursuant to the Partial Purchase Option, the portion to be purchased). Except for the foregoing representations and warranties to be made by Lessor on the Expiration Date of the Facility 3 Lease Agreement (or, in the case of a purchase of a portion of the Facility 3 Property pursuant to the Partial Purchase Option, on the applicable Partial Purchase Date), no Lessor Party shall make any representation or warranty regarding the Facility 3 Property or the sale of the Facility 3 Property. Lessee shall make such additional representations and warranties as it may be required to make pursuant to clause (ii) of Subparagraph 3.02(b).

               (c) Survival of Representations and Warranties. The representations and warranties of Purchaser, Lessor and Lessee shall survive for a period of twelve (12) months after the Expiration Date of the Facility 3 Lease Agreement (or, in the case of a purchase of a portion of the Facility 3 Property pursuant to the Partial Purchase Option, after the applicable Partial Purchase Date). Any claim which any such party may have at any time against any other such party for a breach of any such representation or warranty, whether known or unknown, which is not asserted by written notice within such twelve (12) month period shall not be valid or effective, and the party shall have no liability with respect thereto.

        4.02. "As Is" Purchase. All purchases of the Facility 3 Property hereunder shall be "as is, with all faults" and without any representations, warranties or indemnities except for any representations, warranties or indemnities provided by Lessee pursuant to clause (ii)(C) of Subparagraph 3.02(b) or by Lessor or Lessee pursuant to Subparagraph 4.01(b). Each Purchaser shall specifically acknowledge and agree that Lessor is selling and such Purchaser is purchasing the Facility 3 Property on an "as is, with all faults" basis and that such Purchaser is not relying on any representations or warranties of any kind whatsoever, express or implied, from any Lessor Party, its agents, or brokers as to any matters concerning the Facility 3 Property (except for any representations and warranties provided by Lessor pursuant to Subparagraph 4.01(b)), including (a) the condition of the Facility 3 Property (including any Improvements to the Facility 3 Property made prior to the Commencement Date or during the Term of the Facility 3 Lease Agreement); (b) title to the Facility 3 Property (including possession of the Facility 3 Property by any Person or the existence of any Lien or any other right, title or interest in or to any of the Facility 3 Property in favor of any Person); (c) the value, habitability, usability, design, operation or fitness for use of the Facility 3 Property; (d) the availability or adequacy of utilities and other services to the Facility 3 Property; (e) any latent, hidden or patent defect in the Facility 3 Property; (f) the zoning or status of the Facility 3 Property or any other restrictions on the use of the Facility 3 Property; (g) the economics of the Facility 3 Property; (h) any Casualty or Condemnation; or (i) the compliance of the Facility 3 Property with any applicable Governmental Rule or Insurance Requirement.

        4.03. Release. Without limiting the foregoing, each Purchaser shall, on behalf of itself and its successors and assigns, waive its right to recover from, and forever release and discharge, Lessor and the other Indemnitees from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including attorneys' fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the physical condition of the Facility 3 Property or any Governmental Rule applicable thereto, including any Environment Law. Each Purchaser shall expressly waive the benefits of Section 1542 of the California Civil Code, which provides that, "a general release does not extend to claims which the creditor does not know or expect to exist in his favor at the time of executing the release, which if known to him must have materially affected the settlement with the debtor."

        4.04. Permits, Approvals, Etc. Lessee shall obtain all permits, licenses and approvals from and make all filings with Governmental Authorities and other Persons, comply and cause compliance with all applicable Governmental Rules and take all other actions required for the marketing, purchase and sale of the Facility 3 Property.

        4.05. Costs. Lessee shall pay directly, without deduction from the purchase price or any other amount payable to Lessor hereunder, all costs and expenses of Lessee and Lessor associated with the marketing and sale of the Facility 3 Property, including brokers' fees and commissions; title insurance premiums; survey charges; utility, tax and other prorations; fees and expenses of environmental consultants and attorneys; appraisal costs; escrow fees; recording fees; documentary, transfer and other taxes; and all other fees, costs and expenses which might otherwise be deducted from the purchase price or any other amount payable to Lessor hereunder.

        4.06.  Lessee's Payment Obligations.

               (a) Expiration Date. On the Expiration Date of the Facility 3 Lease Agreement, Lessee shall pay to Lessor the following:

                        (i) Purchase by Lessee. If the Facility 3 Property is to
                be purchased by Lessee or an Assignee Purchaser on such date,
                (A) the Outstanding Lease Amount, (B) all unpaid Rent accrued through or due and payable on or prior to such date and (C) all other amounts, if any, due and payable by Lessee under the Operative Documents on or prior to such date in each case to the extent attributable to Facility 3;

                        (ii) Purchase by a Designated Purchaser. If the Facility
                3 Property is to be purchased by a Designated Purchaser on such date, (A) the Residual Value Guaranty Amount, (B) the Indemnity Amount, (C) all unpaid Rent accrued through or due and payable on or prior to such date and (D) all other amounts, if any, due and payable by Lessee under the Operative Documents on or prior to such date in each case to the extent attributable to Facility 3; or

                        (iii) Retention by Lessor. If the Facility 3 Property is
                to be retained by Lessor on such date pursuant to Subparagraph 3.02(d), (A) the Residual Value Guaranty Amount, (B) the Indemnity Amount, (C) all unpaid Rent accrued through or due and payable on or prior to such date and (D) all other amounts, if any, due and payable by Lessee under the Operative Documents on or prior to such date.

               (b) Partial Purchase Date. On any Partial Purchase Date, Lessee shall pay to Lessor (i) the purchase price for the Parcels of Facility 3 Property to be purchased on such date, (ii) all unpaid Rent attributable to such Parcels of Facility 3 Property accrued through or due and payable on or prior to such date and (iii) all other amounts attributable to such Parcels of Facility 3 Property, if any, due and payable by Lessee under the Operative Documents on or prior to such date.

        4.07. Lessor Liens. Lessor shall remove all Lessor Liens from the Facility 3 Property before the Expiration Date of the Facility 3 Lease Agreement (or, in the case of a purchase of a portion of the Facility 3 Property pursuant to the Partial Purchase Option, from the portion to be purchased before the applicable Partial Purchase Date).

        4.08.  Transfer Documents.

               (a) Expiration Date.

                        (i) Lessor. Subject to receipt by Lessor on the
                Expiration Date of the Facility 3 Lease Agreement of the full amount of the following, without any setoff, deduction or reduction of any kind:

                                (A) In the case of a transfer to Lessee or an
                        Assignee Purchaser, all amounts payable by Lessee pursuant to clause (i) of Subparagraph 4.06(a); or

                                (B) In the case of a transfer to a Designated
                        Purchaser, (1) the purchase price payable by the Designated Purchaser and (2) all amounts payable by Lessee pursuant to clause (ii) of Subparagraph 4.06(a);

                Lessor shall transfer its interest in the Facility 3 Property to Purchaser on the Expiration Date of the Facility 3 Lease Agreement (unless Lessor is to retain the Facility 3 Property) by executing and delivering to Purchaser a Deed in substantially the form of Exhibit D(1), an Acknowledgment of Disclaimer of Representations and Warranties in substantially the form of Exhibit D(2), a Bill of Sale in substantially the form of Exhibit E.

                        (ii) Lessee. On the Expiration Date of the Facility 3
                Lease Agreement, unless Lessee is to purchase the Facility 3 Property, Lessee shall transfer its interest in the Facility 3 Property to the Designated Purchaser or an Assignee Purchaser (or Lessor if Lessor is to retain the Facility 3 Property) by executing and delivering to such Person a Deed in substantially the form of Exhibit F, a Bill of Sale in substantially the form of Exhibit G and such other documents, instruments and agreements as such Person may reasonably request.

               (b) Partial Purchase Date. Subject to receipt by Lessor on any Partial Purchase Date of all amounts payable by Lessee pursuant to Subparagraph 4.06(b), without any setoff, deduction or reduction of any kind, Lessor shall transfer its interest in the Parcels of Facility 3 Property to be purchased on such date to Lessee by executing and delivering to Lessee a Deed in substantially the form of Exhibit D(1), a Bill of Sale in substantially the form of Exhibit E, and such other documents, instruments and agreements as Lessee may reasonably request.

        4.09. Casualty and Condemnation Proceeds. If, on the Expiration Date of the Facility 3 Lease Agreement, any Casualty and Condemnation Proceeds are held by Lessor in a Repair and Restoration Account or otherwise, Lessor shall (a) if Lessee is to purchase the Facility 3 Property on the Expiration Date of the Facility 3 Lease Agreement and Lessee shall so direct, apply such proceeds to the purchase price to be paid by Lessee or (b) in all other cases, release such proceeds to Lessee; provided, however, that Lessor shall not have any obligation so to apply or release such proceeds unless Lessee and/or any Designated Purchaser has complied with all of the terms and conditions of this Agreement.

        4.10. Payments. Purchaser, Lessor and Lessee shall make all payments in lawful money of the United States and in same day or immediately available funds not later than 12:00 noon on the date due.

        4.11. Environmental Reports. Lessee shall obtain and deliver to Lessor, not later than one (1) month prior to the Expiration Date of the Lease Agreement (or, in the case of a purchase of a portion of the Facility 3 Property pursuant to the Partial Purchase Option, prior to the applicable Partial Purchase Date), environmental reports with respect to the Facility 3 Property (or, in the case of a purchase of a portion of the Facility 3 Property pursuant to the Partial Purchase Option, with respect to the applicable portion thereof) prepared by environmental consultants acceptable to Lessor.

        4.12. Simultaneous Exercise of Facility 1, 2 and 3 Options. At any time Lessee exercises the Expiration Date Purchase Option or Marketing Option with respect to the Facility 3 Property hereunder, Lessee shall simultaneously exercise the same option with respect to the Facility 1 Property under the Facility 1 Purchase Agreement and the Facility 2 Property under the Facility 2 Purchase Agreement. If Lessee elects to exercise the Marketing Option under this Agreement, the Facility 1 Purchase Agreement and the Facility 2 Purchase Agreement, Lessee shall not submit bids from different Persons under the three Purchase Agreements unless (a) the bidder for the Facility 1 Property and the bidder for the Facility 2 Property have agreed upon the terms of a ground lease pursuant to which the Facility 1 bidder would lease the Parcel 7 Land to the Facility 2 bidder, (b) the terms of such ground lease do not have a material adverse effect on the values of the Facility 1 Property or Facility 2 Property and (c) any necessary approvals required for such ground lease under the Stanford Lease have been obtained.

        4.13. Further Assurances. Lessee shall, and shall cause any Designated Purchaser to, execute and deliver such documents, instruments and agreements and take such other actions as Lessor may reasonably request to effect the purposes of this Agreement and comply with the terms hereof. Similarly, Lessor shall execute and deliver such documents, instruments and agreements and take such other actions as Lessee or a Designated Purchaser may reasonably request to effect the purposes of this Agreement and comply with the terms hereof.

SECTION 5. MISCELLANEOUS.

        5.01. Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon Lessee or Lessor under this Agreement shall be given as provided in Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement.

        5.02. Waivers, Amendments. Any term, covenant, agreement or condition of this Agreement may be amended or waived only as provided in the Participation Agreement. No failure or delay by any Lessor Party (other than Novellus Participant) in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

        5.03.  Successors and Assigns.

               (a) General. This Agreement shall be binding upon and inure to the benefit of the Lessor Parties and Lessee and their permitted successors and assigns; provided, however, that the Lessor Parties and Lessee shall not sell, assign or delegate their respective rights and obligations hereunder except as provided in the Participation Agreement and in Subparagraph 5.03(b).

               (b) Assignment by Lessee of Purchase Rights. Lessee may assign to a third party (an "Assignee Purchaser") its right to purchase the Facility 3 Property pursuant to the Term Purchase Option, the Partial Purchase Option or the Expiration Date Purchase Option; provided, however, that (i) such an assignment shall not relieve Lessee of its obligations to consummate or cause the consummation of any such purchase in accordance with the terms of this Agreement and (ii) Lessee assumes all responsibility for determining the creditworthiness of any such Assignee Purchaser. If, after any purchase by an Assignee Purchaser hereunder, the purchase price paid by such Assignee Purchaser is recovered from any Lessor Party (other than Novellus Participant), Lessee shall reimburse such Lessor Party for such recovery unless such recovery is due solely to a material misrepresentation or covenant breach by such Lessor Party.

        5.04. No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the Lessor Parties and Lessee and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

        5.05. Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

        5.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

        5.07. Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

        5.08. Nature of Lessee's Obligations.

               (a) Independent Obligation. The obligation of Lessee to pay the amounts payable by Lessee under this Agreement and the other Operative Documents and to perform the other Lessee Obligation are absolute, unconditional and irrevocable obligations which are separate and independent of the obligations of the Lessor Parties under this Agreement and the other Operative Documents and all other events and circumstances, including the events and circumstances set forth in Subparagraph 5.08(c).

               (b) No Termination or Abatement. This Agreement and the other Operative Documents and Lessee's obligation to pay all amounts hereunder and to pay and perform all other Lessee Obligations shall continue in full force and effect without abatement notwithstanding the occurrence or existence of any event or circumstance, including any event or circumstance set forth in Subparagraph 5.08(c).

               (c) Full Payment and Performance. Lessee shall make all payments under this Agreement and the other Operative Documents in the full amounts and at the times required by the terms of this Agreement and the other Operative Documents without setoff, deduction or reduction of any kind and shall perform all other Lessee Obligations as and when required, without regard to any event or circumstances whatsoever, including (i) the condition of the Facility 3 Property (including any Improvements to the Facility 3 Property made prior to the Commencement Date or during the Term of the Facility 3 Lease Agreement); (ii) title to the Facility 3 Property (including possession of the Facility 3 Property by any Person or the existence of any Lien or any other right, title or interest in or to any of the Facility 3 Property in favor of any Person); (iii) the value, habitability, usability, design, operation or fitness for use of the Facility 3 Property; (iv) the availability or adequacy of utilities and other services to the Facility 3 Property; (v) any latent, hidden or patent defect in the Facility 3 Property; (vi) the zoning or status of the Facility 3 Property or any other restrictions on the use of the Facility 3 Property; (g) the economics of the Facility 3 Property; (vii) any Casualty or Condemnation; (viii) the compliance of the Facility 3 Property with any applicable Governmental Rule or Insurance Requirement; (ix) any failure by any Lessor Party to perform any of its obligations under this Agreement or any other Operative Document; or (x) the exercise by any Lessor Party of any of its remedies under this Agreement or any other Operative Document; provided, however, that this Paragraph 5.08 shall not abrogate any right which Lessee may have to recover damages from any Lessor Party for any material breach by such Lessor Party of its obligations under this Agreement or any other Operative Document to the extent permitted hereunder or thereunder.

                          [The signature page follows.]

        IN WITNESS WHEREOF, Lessee and Lessor have caused this Agreement to be executed as of the day and year first above written.

LESSEE:                             NOVELLUS SYSTEMS, INC.

                                            By:_________________________________
                                                 Name:__________________________
                                                 Title:_________________________


LESSOR:                             ABN AMRO LEASING, INC.

                                            By:_________________________________
                                                 Name:__________________________
                                                 Title:_________________________

                                  EXHIBIT A(1)

                     NOTICE OF TERM PURCHASE OPTION EXERCISE

                                     [Date]

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
  as Agent
Agency Services

208 South LaSalle Street, Suite 1500
Chicago, IL  60604
Attn:  Josephine O'Brien

        1. Reference is made to the following:

               (a) The Participation Agreement, dated as of September 21, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in
        Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"); and

               (b) The Facility 3 Lease Agreement, dated as of September 21, 2001 (the "Lease Agreement"), between Lessee and Lessor; and

               (c) The Facility 3 Purchase Agreement, dated as of September 21, 2001 (the "Purchase Agreement"), between Lessee and Lessor.

Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

        2. Pursuant to Paragraph 4.01 of the Facility 3 Lease Agreement and Paragraph 2.01 of the Facility 3 Purchase Agreement, Lessee hereby irrevocably notifies Lessor that Lessee is exercising its right to terminate the Facility 3 Lease Agreement prior to the Scheduled Expiration Date of the Facility 3 Lease Agreement and purchase the Facility 3 Property on [_________, ____] (which date, after the delivery of this notice, shall be the Expiration Date of the Facility 3 Lease Agreement).

        IN WITNESS WHEREOF, Lessee has executed this Notice of Term Purchase Option Exercise on the date set forth above.

                                            NOVELLUS SYSTEMS, INC.

                                            By:_________________________________
                                                 Name:__________________________
                                                 Title:_________________________


                                     A(1)-1

                                  EXHIBIT A(2)

                   NOTICE OF PARTIAL PURCHASE OPTION EXERCISE

                                     [Date]

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
  as Agent
Agency Services

208 South LaSalle Street, Suite 1500
Chicago, IL  60604
Attn:  Josephine O'Brien

        1. Reference is made to the following:

               (a) The Participation Agreement, dated as of September 21, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in
        Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"); and

               (b) The Facility 3 Purchase Agreement, dated as of September 21, 2001 (the "Purchase Agreement"), between Lessee and Lessor.

Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

        2. Pursuant to Paragraph 2.02 of the Facility 3 Purchase Agreement, Lessee hereby irrevocably notifies Lessor that Lessee is exercising its right to purchase a portion of the Facility 3 Property as follows:

               (a) The Parcel[s] of Facility 3 Property to be purchased is [are] ________________; and

               (b) The date on which such purchase is to occur is [_________, ____].

        3. Lessee hereby certifies to Lessor, Agent and the Participants (other than Novellus Participant) that, on the date of this notice:

               (a) The representations and warranties of Lessee set forth in Paragraph 4.01 of the Participation Agreement and in the other Operative Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

               (b) No Default has occurred and is continuing; and

               (c) All of the Operative Documents are in full force and effect.



                                     A(2)-1

        IN WITNESS WHEREOF, Lessee has executed this Notice of Partial Purchase Option Exercise on the date set forth above.

                                            NOVELLUS SYSTEMS, INC.

                                            By:_________________________________
                                                 Name:__________________________
                                                 Title:_________________________




                                     A(2)-2

                                  EXHIBIT A(3)

                         NOTICE OF CALL OPTION EXERCISE

                                     [Date]

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
  as Agent
Agency Services

208 South LaSalle Street, Suite 1500
Chicago, IL  60604
Attn:  Josephine O'Brien

        1. Reference is made to the following:

               (a) The Participation Agreement, dated as of September 21, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in
        Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"); and

               (b) The Facility 3 Purchase Agreement, dated as of September 21, 2001 (the "Purchase Agreement"), between Lessee and Lessor.

Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

        2. Pursuant to Paragraph 2.03 of the Facility 3 Purchase Agreement, Lessee hereby irrevocably notifies Lessor that Lessee (or its designee) is exercising its right to purchase all of the Lessor Parties' respective right, title and interest in, and assume all obligations and liabilities arising after such purchase under, the Operative Documents related to Facility 3 as follows:

               (a) The date on which such purchase is to occur is [_________, ____].

        3. Lessee hereby certifies to Lessor, Agent and the Participants (other than Novellus Participant) that, on the date of this notice:

               (a) The representations and warranties of Lessee set forth in Paragraph 4.01 of the Participation Agreement and in the other Operative Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

               (b) No Default has occurred and is continuing; and

               (c) All of the Operative Documents are in full force and effect.


                                     A(3)-1

        IN WITNESS WHEREOF, Lessee has executed this Notice of Call Option Exercise on the date set forth above.

                                            NOVELLUS SYSTEMS, INC.

                                            By:_________________________________
                                                 Name:__________________________
                                                 Title:_________________________




                                     A(3)-2

                                    EXHIBIT B

                       NOTICE OF MARKETING OPTION EXERCISE

                                     [Date]

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
  as Agent
Agency Services

208 South LaSalle Street, Suite 1500
Chicago, IL  60604
Attn:  Josephine O'Brien

        1. Reference is made to the following:

               (a) The Participation Agreement, dated as of September 21, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in
        Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"); and

               (b) The Facility 3 Purchase Agreement, dated as of September 21, 2001 (the "Purchase Agreement"), between Lessee and Lessor.

Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

        2. Pursuant to Paragraph 3.01 of the Purchase Agreement, Lessee hereby notifies Lessor that Lessee is electing to exercise the Marketing Option on the Scheduled Expiration Date of the Facility 3 Lease Agreement of [_____, ____].

        3. Lessee hereby certifies to Lessor, Agent and the Participants (other than Novellus Participant) that, on the date of this notice:

               (a) The representations and warranties of Lessee set forth in Paragraph 4.01 of the Participation Agreement and in the other Operative Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

               (b) No Default (other than a Non-Marketing Option Event of Default under the Facility 3 Lease Agreement) has occurred and is continuing; and

               (c) All of the Operative Documents are in full force and effect on such date.

        IN WITNESS WHEREOF, Lessee has executed this Notice of Marketing Option Exercise on the date set forth above.

                                            NOVELLUS SYSTEMS, INC.

                                            By:_________________________________
                                                 Name:__________________________
                                                 Title:_________________________

                                    EXHIBIT C

               NOTICE OF EXPIRATION DATE PURCHASE OPTION EXERCISE

                                     [Date]

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
  as Agent
Agency Services

208 South LaSalle Street, Suite 1500
Chicago, IL  60604
Attn:  Josephine O'Brien

        1. Reference is made to the following:

               (a) The Participation Agreement, dated as of September 21, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in
        Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"); and

               (b) The Facility 3 Purchase Agreement, dated as of September 21, 2001 (the "Purchase Agreement"), between Lessee and Lessor.

Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

        2. Pursuant to Paragraph 3.01 of the Purchase Agreement, Lessee hereby notifies Lessor that Lessee is electing to exercise the Expiration Date Purchase Option on the Scheduled Expiration Date of the Facility 3 Lease Agreement of [_____, ____].

        IN WITNESS WHEREOF, Lessee has executed this Notice of Expiration Date Purchase Option Exercise on the date set forth above.

                                            NOVELLUS SYSTEMS, INC.

                                            By:_________________________________
                                                 Name:__________________________
                                                 Title:_________________________

                                  EXHIBIT D(1)

RECORDING REQUESTED BY
WHEN RECORDED RETURN TO
AND MAIL TAX STATEMENTS TO:

[Purchaser]
------------------
------------------
------------------

Documentary Transfer Tax is not of public record and is shown on a separate sheet attached to this deed.

--------------------------------------------------------------------------------

                                 QUITCLAIM DEED

               FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, ABN AMRO Leasing, Inc. ("Grantor"), hereby releases, remises and forever quitclaims to [PURCHASER], a _____________ ("Grantee"), the real property located in the City of [__________], State of California, described on EXHIBIT A attached hereto and made a part hereof (the "Property").

                                 [See Next Page]



                                     D(1)-1

               Executed as of _____, ____.

                                   ABN AMRO LEASING, INC.,

                                        By: _________________________

                                       Its: _________________________



                                     D(1)-2

                                    EXHIBIT A

                                LEGAL DESCRIPTION





Assessor's Parcel No.:  _______________



                                   D(1)(A)-1

State of _____________
County of _____________________
On ___________________ before me, _________________________,
               Date                       Name, Title of Officer
personally appeared ________________________________________________,
                              Name(s) of signer(s)

( personally known to me -OR- ( proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

                                    WITNESS my hand and official seal.

                                    --------------------------------------------


                                   D(1)(A)-2

                                  ______,____



Santa Clara County Recorder

           Re:   Request That Statement of Documentary
                 Transfer Tax Not be Recorded

Dear Sir:

        Request is hereby made in accordance with Section 11932 of the Revenue and Taxation Code that this statement of tax due not be recorded with the attached deed but be affixed to the deed after recordation and before return as directed on the deed.

        The attached deed names ABN AMRO Leasing, Inc., as grantor, and [PURCHASER], a _________________, as grantee.

        The property being transferred and described in the attached deed is located in the City of San Jose and County of [__________], State of California.

        The amount of Documentary Transfer Tax due on the attached deed is $__________, computed on full value of the property conveyed.

                                            ABN AMRO LEASING, INC.,

                                            By:_______________________________

                                            Its:   ___________________________


                                   D(1)(A)-3

                                  EXHIBIT D(2)

         ACKNOWLEDGMENT AND DISCLAIMER OF REPRESENTATIONS AND WARRANTIES

        THIS ACKNOWLEDGMENT OF DISCLAIMER OF REPRESENTATIONS AND WARRANTIES (this "Certificate") is made as of ___________, ____ by [PURCHASER], a _____________ ("Grantee").

        Contemporaneously with execution of this Acknowledgement, ABN AMRO Leasing, Inc., an Illinois corporation ("AALI"), is executing and delivering to Grantee a Quitclaim Deed and a Bill of Sale (the foregoing documents and any other documents to be executed and delivered to Grantee in connection therewith are herein called the "Conveyancing Documents" and any of the properties, rights or other matters assigned, transferred or conveyed pursuant thereto are herein collectively called the "Property") pursuant to the terms of a Facility 3 Purchase Agreement dated as of September 21, 2001 by and between AALI and Novellus Systems, Inc., a California corporation ("Novellus").

        Notwithstanding any provision contained in the Conveyancing Documents to the contrary, Grantee acknowledges that AALI is selling and Grantee is purchasing the Property on an "as is, with all faults" basis and that Grantee is not relying on any representations or warranties of any kind whatsoever, express or implied, from AALI, its agents, or brokers as to any matters concerning the Property including (a) the condition of the Property (including any improvements to the Property); (b) title to the Property (including possession of the Property by any individual or entity or the existence of any lien or any other right, title or interest in or to any of the Property in favor of any person, but excluding any Lessor Liens as defined in that certain Participation Agreement dated as of September 21, 2001 among AALI, Novellus, the Participants and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent")); (c) the value, habitability, usability, design, operation or fitness for use of the Property; (d) the availability or adequacy of utilities and other services to the Property; (e) any latent, hidden or patent defect in the Property; (f) the zoning or status of the Property or any other restrictions on the use of the Property; (g) the economics of the Property; (h) any damage to, destruction or, or decrease in the value of all or any portion of the Property or any condemnation or other taking or sale of all or any portion of the Property, by or on account of any actual or threatened eminent domain proceeding or other taking of action by any governmental authority or other person have the power of eminent domain; or (i) the compliance of the Property with any applicable law, rule, regulation, ordinance, order, code, judgment or similar form of decision of any governmental authority or any terms, conditions or requirements imposed by any policies of insurance relating to the Property.

                                 [See next page]


                                     D(2)-1

        The provisions of this Acknowledgement shall be binding on Grantee, its successors and assigns and any other party claiming through Grantee. Grantee hereby acknowledges that AALI N.A. is entitled to rely and is relying on this Certificate.

        EXECUTED as of ____________, _______.



                                            [PURCHASER]



                                            By: ________________________________

                                                   Name: _______________________

                                                   Title: ______________________




                                     D(2)-2

                                    EXHIBIT E

                                  BILL OF SALE

               FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, ABN AMRO LEASING, INC., an Illinois corporation ("Seller"), does hereby sell, transfer and convey to [PURCHASER], a _________________________ ("Purchaser"), the personal property owned by Seller in connection with that certain real property commonly known as _______________, San Jose, California, including, without limitation, the personal property itemized on SCHEDULE 1 attached hereto and incorporated herein by this reference (the "Property").

               Seller is selling and Purchaser is purchasing the Property on an "as is, with all faults" basis and Purchaser is not relying on any representations or warranties of any kind whatsoever, express or implied, from Seller, its agents, or brokers as to any matters concerning the Property including (a) the condition of the Property; (b) title to the Property (including possession of the Property by any individual or entity or the existence of any lien or any other right, title or interest in or to any of the Property in favor of any person); (c) the value, habitability, usability, design, operation or fitness for use of the Property; or (d) any latent, hidden or patent defect in the Property.

Dated:  ________, ____                      SELLER:

                                            ABN AMRO LEASING, INC.,

                                            By:_______________________________

                                            Its:   ___________________________


                                            PURCHASER:

                                            [PURCHASER]
                                            a ________________________________

                                            By:_______________________________

                                            Its:   ___________________________

                                   SCHEDULE 1
                                    PROPERTY



                                     E(1)-2

                                    EXHIBIT F

RECORDING REQUESTED BY
WHEN RECORDED RETURN TO
AND MAIL TAX STATEMENTS TO:

---------------------
---------------------

Attention:  _____________

Documentary Transfer Tax is not of public record and is shown on a separate sheet attached to this deed.

--------------------------------------------------------------------------------

                                   GRANT DEED

               FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, NOVELLUS SYSTEMS, INC., a California corporation ("Grantor"), hereby releases, remises and forever grants to [PURCHASER] ("Grantee"), the real property located in the City of San Jose, County of Santa Clara, State of California, described on EXHIBIT A attached hereto and made a part hereof (the "Property").

               Executed as of __________, ____.

                                            NOVELLUS SYSTEMS, INC.,
                                            a California corporation

                                            By: ________________________________

                                            Its:________________________________

                                    EXHIBIT A

                                LEGAL DESCRIPTION




Assessor's Parcel No.:  ____________________


                                     F(A)-1

State of _________________
County of _____________________
On ___________________ before me, _________________________,
               Date                       Name, Title of Officer
personally appeared ________________________________________________,
                              Name(s) of signer(s)

(personally known to me -OR- (proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

                              WITNESS my hand and official seal.

                              --------------------------------------------



                                     F(A)-2

                                       --------- , ----



Santa Clara County Recorder

           Re:   Request That Statement of Documentary
                 Transfer Tax Not be Recorded

Dear Sir:

        Request is hereby made in accordance with Section 11932 of the Revenue and Taxation Code that this statement of tax due not be recorded with the attached deed but be affixed to the deed after recordation and before return as directed on the deed.

        The attached deed names NOVELLUS SYSTEMS, INC., a California corporation, as grantor, and [PURCHASER], as grantee.

        The property being transferred and described in the attached deed is located in the City of San Jose and County of Santa Clara, State of California.

        The amount of Documentary Transfer Tax due on the attached deed is $__________, computed on full value of the property conveyed.

                                            NOVELLUS SYSTEMS, INC.,
                                            a ____________________

                                            By:_________________________________

                                            Its: _______________________________



                                     F(A)-3

                                    EXHIBIT G

                                  BILL OF SALE

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Novellus Systems, Inc., a California corporation ("Seller"), does hereby sell, transfer, and convey unto [PURCHASER] ("Buyer"), the personal property owned by Seller in connection with that certain real property commonly known as _______________, San Jose, California, which Seller warrants to be free and clear of all liens and encumbrances, including, without limitation, the personal property itemized on SCHEDULE 1 attached hereto and incorporated herein by this reference.

        Seller does hereby covenant with Buyer that Seller is the lawful owner of such personal property, and that the undersigned has good right to sell the same as aforesaid and will warrant and defend the title thereto unto Buyer, its successors and assigns, against the claims and demands of all persons whomsoever.

        DATED this ____ day of __________, ____.



                             SELLER:        Novellus Systems, Inc.,
                                            a California corporation

                                            By:_________________________________

                                            Its: _______________________________

                                   SCHEDULE 1
                                    PROPERTY



                                     G(1)-1

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------





                          FACILITY 3 PURCHASE AGREEMENT

                                     BETWEEN

                             NOVELLUS SYSTEMS, INC.

                                       AND

                             ABN AMRO LEASING, INC.

                               SEPTEMBER 21, 2001



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SECTION 1.        INTERPRETATION............................................................1

        1.01.  Definitions..................................................................1
        1.02.  Rules of Construction........................................................2

SECTION 2.        OPTIONAL PURCHASE BY LESSEE DURING THE TERM...............................2

        2.01.  Term Purchase Option.........................................................2
        2.02.  Partial Purchase Option......................................................2
        2.03.  Call Option..................................................................4

SECTION 3.        OBLIGATIONS OF LESSEE ON THE EXPIRATION DATE..............................5

        3.01.  Alternative..................................................................5
        3.02.  Marketing Option.............................................................6
        3.03.  Expiration Date Purchase Option.............................................12

SECTION 4.        TERMS OF ALL PURCHASES...................................................13

        4.01.  Representations and Warranties of Parties...................................13
        4.02.  "As Is" Purchase............................................................15
        4.03.  Release.....................................................................15
        4.04.  Permits, Approvals, Etc.....................................................16
        4.05.  Costs.......................................................................16
        4.06.  Lessee's Payment Obligations................................................16
        4.07.  Lessor Liens................................................................16
        4.08.  Transfer Documents..........................................................17
        4.09.  Casualty and Condemnation Proceeds..........................................17
        4.10.  Payments....................................................................18
        4.11.  Environmental Reports.......................................................18
        4.12.  Simultaneous Exercise of Facility 1, 2 and 3 Options........................18
        4.13.  Further Assurances..........................................................18

SECTION 5.        MISCELLANEOUS............................................................18

        5.01.  Notices.....................................................................18
        5.02.  Waivers, Amendments.........................................................18
        5.03.  Successors and Assigns......................................................19
        5.04.  No Third Party Rights.......................................................19
        5.05.  Partial Invalidity..........................................................19
        5.06.  Governing Law...............................................................19
        5.07.  Counterparts................................................................19
        5.08.  Nature of Lessee's Obligations..............................................19

EXHIBITS

        A(1)   Notice of Term Purchase Option Exercise (2.01)
        A(2)   Notice of Partial Purchase Option Exercise (2.02)
        A(3)   Notice of Call Option Exercise (2.03)
        B      Notice of Marketing Option Exercise (3.01)
        C      Notice of Expiration Date Purchase Option Exercise (3.01)
        D(1)   Deed (Lessor) (4.08(a))
        D(2)   Acknowledgement and Disclaimer of Representations and
               Warranties (4.08(a))
        E      Bill of Sale (Lessor) (4.08(a))
        F      Deed (Lessee) (4.08(b))

                               TABLE OF CONTENTS
                                                                            PAGE

        G      Bill of Sale (Lessee) (4.08(b))

                           CASH COLLATERAL AGREEMENT

        THIS CASH COLLATERAL AGREEMENT (this "Agreement" herein), dated as of September 21, 2001, is entered into by and between:

               (1) NOVELLUS SYSTEMS, INC., a California corporation ("Lessee"); and

               (2) ABN AMRO LEASING, INC., an Illinois corporation ("Lessor").


                                    RECITALS

        A. Lessee has requested Lessor and the Persons which are "Participants" under the Participation Agreement referred to in Recital B below (such Persons to be referred to collectively as the "Participants") to provide to Lessee three lease facilities pursuant to which:

               (1) Lessor would (a) lease certain property designated by Lessee to Lessee, (b) in the case of Facility 3, appoint Lessee as Lessor's agent to make certain improvements to such property, (c) make advances to finance the Facility 3 improvements and to pay certain related expenses and (d) grant to Lessee the right to purchase such property; and

               (2) The Participants would participate in such lease facilities by (a) funding the advances to be made by Lessor and (b) acquiring participation interests in the rental and certain other payments to be made by Lessee.

        B. Pursuant to a Participation Agreement dated as of September 21, 2001 (the "Participation Agreement") among Lessee, Lessor, the Participants and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"), Lessor and the Participants have agreed to provide such lease facilities upon the terms and subject to the conditions set forth therein, including without limitation the execution and delivery of this Agreement.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. INTERPRETATION.

        1.01. Definitions. Unless otherwise indicated in this Agreement or any other Operative Document, (a) each term set forth in Schedule 1.01 to the Participation Agreement, when used in this Agreement or any other Operative Document, shall have the respective meaning given to that term in such Schedule
1.01 or in the provision of this Agreement or other document, instrument or agreement referenced in such Schedule 1.01 and (b) each term defined in the

California Uniform Commercial Code (the "UCC"), when used in this Agreement, shall have the respective meaning given to that term in the UCC.

        1.02. Rules of Construction. Unless otherwise indicated in this Agreement or any other Operative Document, the rules of construction set forth in Schedule 1.02 to the Participation Agreement shall apply to this Agreement and the other Operative Documents.

SECTION 2. DELIVERY, MAINTENANCE AND PLEDGE OF CASH COLLATERAL.

        2.01. Grant of Security Interest. As security for the Lessee Obligations, Lessee hereby pledges and assigns to Lessor (for the ratable benefit of the Lessor Parties, other than Novellus Participant, as provided in the Participation Agreement) and grants to Lessor (for the ratable benefit of the Lessor Parties, other than Novellus Participant, as provided in the Participation Agreement) a security interest in all right, title and interest of Lessee in and to the following property, whether now owned or hereafter acquired (collectively and severally, the "Cash Collateral"):

               (a) Securities Accounts. All securities accounts described in each Securities Account Control Agreement in the form of Exhibit A, or other control agreement in a form acceptable to Lessor and Agent, executed by Lessee, Lessor and a Securities Intermediary (a "Securities Account Control Agreement"); all securities (including United States Treasury Securities) maintained in or credited to such accounts; all other financial assets and property maintained in or credited to such accounts; all security entitlements and other investment property relating thereto; all documents, instruments and agreements evidencing the foregoing; all extensions, renewals, modifications and replacements of the foregoing; all interest and other amounts payable in connection therewith; and all security entitlements and other rights of Lessee with respect to the foregoing (collectively, the "Securities Accounts");

               (b) Deposit Accounts. All deposit accounts and certificates of deposit described in each Deposit Account Control Agreement in the form of Exhibit B, or other control agreement in a form acceptable to Lessor and Agent, executed by Lessee, Lessor and a Depositary Bank (a "Deposit Account Control Agreement"); all cash and other property maintained in or credited to such accounts and certificates of deposit; all documents, instruments and agreements evidencing the foregoing; all extensions, renewals, modifications and replacements of the foregoing; all interest and other amounts payable in connection therewith; and all other rights of Lessee with respect to the foregoing (collectively, the "Deposit Accounts"); and

               (c) Proceeds. All proceeds of the foregoing (including, without limitation, whatever is receivable or received when Cash Collateral or proceeds is sold, collected, exchanged, returned, substituted or otherwise disposed of, whether such disposition is voluntary or involuntary, including rights to payment and return premiums and insurance proceeds under insurance with respect to any Cash Collateral, and all rights to payment with respect to any cause of action affecting or relating to the Cash Collateral).

        2.02. Securities Intermediaries; Depositary Banks. Lessee may maintain Securities Accounts only with ABN AMRO Bank, N.V., Wells Fargo Bank, National Association, Union Bank of California, N.A. and other securities intermediaries (as defined in the UCC) that are approved by Lessor and Agent (a "Securities Intermediary") and may maintain Deposit Accounts only with ABN AMRO Bank, N.V., Wells Fargo Bank, National Association, Union Bank of California, N.A. and other banks (as defined in the UCC) that are approved by Lessor and Agent (a "Depositary Bank").

        2.03. Separate Accounts for Each Facility. Lessee shall maintain for each Facility one or more Securities Accounts and/or Deposit Accounts for that Facility that are separate from the Securities Accounts and/or Deposit Accounts maintained by Lessee for the other Facilities. Lessee shall, prior to the delivery of any Cash Collateral to any Securities Account or Deposit Account, notify Lessor in writing of the Facility for which such account is to hold Cash Collateral Lessee shall not commingle in the same Securities Account or Deposit Account Cash Collateral for more than one Facility.

        2.04. Delivery and Maintenance of Cash Collateral. Lessee shall deliver and maintain Cash Collateral with Securities Intermediaries and Depositary Banks to the extent required by Subparagraph 2.11(a) of the Participation Agreement, subject in each case to the following terms and conditions:

               (a) Advance Dates. On the date of each Advance under a Facility, and prior to such Advance, Lessee shall deliver all Cash Collateral necessary to satisfy the Cash Collateral amount requirement for such Facility set forth in Subparagraph 2.11(a) of the Participation Agreement after giving effect to such Advance.

               (b) Other Times. If, at any time, the market value of the Cash Collateral for any Facility is less than the amount requirement therefor set forth in Subparagraph 2.11(a) of the Participation Agreement, Lessee shall, within five (5) Business Days after demand by Lessor, deliver such additional Cash Collateral as is necessary to cure such deficiency.

               (c) Notice to Lessor. Lessee shall deliver to Lessor, at least three (3) Business Days prior to Lessee's delivery of any Cash Collateral, a written notice of its intention to deliver such Cash Collateral, in a form reasonably acceptable to Lessor, setting forth, among other things, (i) the total amount of such Cash Collateral to be delivered and the Facility for which it is to be delivered, (ii) the Securities Intermediaries and/or Depositary Banks to which such Cash Collateral is to be delivered and the amount to be delivered to each,
        (iii) the proposed date of delivery and (iv) the form in which such Cash Collateral is to be delivered. Each such notice shall be delivered as required by Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement; provided, however, that Lessee shall promptly deliver to Lessor the original of any such notice initially delivered by facsimile.

               (d) Control Agreements. No Securities Intermediary or Depositary Bank may maintain Cash Collateral unless, at or prior to the time such Securities Intermediary or Depositary Bank receives Cash Collateral, Lessee, Lessor and such Securities Intermediary or Depositary Bank have completed, executed and delivered to Lessor a

        Securities Account Control Agreement or Deposit Account Control Agreement, as appropriate, which specifically identifies each Securities Account and Deposit Account, respectively, to be maintained by such Securities Intermediary or Depositary Bank.

               (e) Control of Accounts. Lessee may not withdraw any Cash Collateral from the Securities Intermediaries or Depositary Banks holding the same except as provided in Paragraph 2.05. Except as otherwise provided in Subparagraph 2.11(a) of the Participation Agreement, if no Default has occurred and is continuing, Lessee may direct each Securities Intermediary or Depositary Bank maintaining Cash Collateral to hold such Cash Collateral in the form of United States Treasury Securities or deposit accounts and may elect the term of each such investment; provided, however, that (i) all Cash Collateral for Facility 3 shall be in the form of United States Treasury Securities until the purchase by Lessee of ABN AMRO's Outstanding Tranche A Participation Amount under Facility 3 pursuant to Subparagraph 2.02(d) of the Participation Agreement and (ii) all such investments shall be subject to the term limitations set forth in the definition of Cash Collateral. If a Default has occurred and is continuing, (A) all new Cash Collateral shall be maintained in time deposit accounts with terms not exceeding one (1) week and (B) any existing Cash Collateral shall, at the end of the current terms of all investments thereof, be maintained in time deposit accounts with terms not exceeding one (1) week.

        2.05. Withdrawal of Cash Collateral. Lessee may not withdraw Cash Collateral from Depositary Banks, except as follows:

               (a) Interest. If no Default has occurred and is continuing and the value of all Cash Collateral for a Facility then equals or exceeds the amount required by Subparagraph 2.11(a) of the Participation Agreement, Lessee shall be entitled to receive all interest payable on such Cash Collateral as and when payable, free and clear of all liens and security interests hereunder.

               (b) Principal. If no Default has occurred and is continuing and the market value of all Cash Collateral for a Facility then exceeds the amount requirement set forth in Subparagraph 2.11(a) of the Participation Agreement, Lessee shall be entitled to withdraw the principal portion of such Cash Collateral to the extent of such excess, free and clear of all liens and security interests hereunder, provided that:

                      (i) Lessee shall request each withdrawal by delivering to
               Lessor, not less than three (3) Business Days prior to the proposed date of such withdrawal, a written request in a form acceptable to Lessor that specifies (A) the proposed date of withdrawal, (B) the Securities Intermediary or Depositary Bank and the Securities Account or Deposit Account from which such Cash Collateral will be withdrawn and (C) the quantity, form and current market value of the Cash Collateral to be withdrawn; and

                      (ii) Lessee may not make more than one (1) withdrawal in
               any calendar month.

        Upon Lessee's request and provided that Lessee is entitled to withdraw Cash Collateral as provided herein, Lessor shall execute and deliver to Securities Intermediaries and Depositary Banks such written instructions as Lessee may reasonably request to authorize withdrawals permitted hereby.

        2.06. Possession by Lessor. Lessee and Lessor agree that (a) the possession by a Securities Intermediary or Depositary Bank of any money, certificated securities, instruments, chattel paper or other property constituting Cash Collateral or evidencing Cash Collateral shall be deemed to be possession by Lessor or a person designated by Lessor, for purposes of perfecting the security interest granted to Lessor hereunder, and (b) notifications to a Securities Intermediary or Depositary Bank by other Persons holding any such property, and acknowledgements, receipts or confirmations from any such Persons delivered to a Securities Intermediary or Depositary Bank, shall be deemed notifications to, or acknowledgements, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of such Securities Intermediary or Depositary Bank for the benefit of Lessor for the purposes of perfecting such security interests under applicable law.

        2.07. Deposit Accounts Maintained With ABN AMRO Bank, N.V.. In the event Lessee maintains one or more Deposit Accounts with ABN AMRO Bank, N.V. pursuant to this Agreement, Lessor agrees that the rate of return applicable to Cash Collateral maintained therein shall be (a) zero percent (0%) per annum with respect to amounts on deposit attributable to Outstanding Tranche B Participation Amount and (b) the then applicable market rate with respect to amounts on deposit attributable to the Outstanding Tranche C Participation Amount.

SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSEE.

        3.01. Representations and Warranties. Lessee represents and warrants to the Lessor Parties (other than Novellus Participant) as follows:

               (a) Owner, Etc. Lessee is the legal and beneficial owner of the Cash Collateral (or, in the case of after-acquired Cash Collateral, at the time Lessee acquires rights in the Cash Collateral, will be the legal and beneficial owner thereof). No other Person has (or, in the case of after-acquired Cash Collateral, at the time Lessee acquires rights therein, will have) any right, title, claim or interest (by way of Lien, purchase option or otherwise) in, against or to the Cash Collateral.

               (b) First Priority Perfected Security Interest. Lessor has (or in the case of after-acquired Cash Collateral, at the time Lessee acquires rights therein, will have), upon delivery of the applicable Securities Account Control Agreement or Deposit Account Control Agreement, a first priority perfected security interest in the Cash Collateral.

               (c) Originals, Etc. Lessee has delivered to Securities Intermediaries or Depositary Banks, together with all necessary stock powers, endorsements, assignments and other necessary instruments of transfer, the originals of all documents, instruments and agreements evidencing Cash Collateral.

               (d) Chief Executive Office. Lessee's chief executive office is located at the address set forth in Subparagraph 4.01(s) of the Participation Agreement.

               (e) Information True and Correct. All information furnished by Lessee to any Lessor Party regarding the Cash Collateral is true and correct.

        3.02. Covenants. Lessee hereby agrees with the Lessor Parties (other than Novellus Participant) as follows:

               (a) Further Assurances. Lessee, at Lessee's expense, shall promptly procure, execute and deliver to Lessor all documents, instruments and agreements and perform all acts which are reasonably necessary or desirable, or which Lessor may request, to establish, maintain, preserve, protect and perfect the Cash Collateral, the security interest granted to Lessor therein and the first priority of such security interest or to enable Lessor to exercise and enforce its rights and remedies hereunder with respect to any Cash Collateral.

               (b) No Violation. Lessee shall not use or permit any Cash Collateral to be used in violation of (i) any provision of any Operative Document or (B) any applicable Governmental Rule where such use might have a Material Adverse Effect.

               (c) Taxes, Etc. Lessee shall pay promptly when due all taxes and other Governmental Charges, all liens and all other charges now or hereafter imposed upon, relating to or affecting any Cash Collateral.

               (d) Chief Executive Office. Without thirty (30) days' prior written notice to Lessor, Lessee shall not change Lessee's name or place of business (or, if Lessee has more than one place of business, its chief executive office).

               (e) Liens. Lessee shall not create, incur, assume or permit to exist any Lien on or with respect to any of the Cash Collateral other than Liens in favor of Agent created hereunder.

               (f) Defense of Title. Lessee shall appear in and defend any action or proceeding which may affect its title to or Lessor's interest in the Cash Collateral.

               (g) Sale, Etc. Subject to Lessee's withdrawal rights hereunder, Lessee shall not surrender or lose possession of (other than to Lessor or a Depositary Bank pursuant hereto), sell, encumber, lease, rent, option, or otherwise dispose of or transfer any Cash Collateral or right or interest therein.

SECTION 4. RIGHTS AND REMEDIES OF LESSOR.

        4.01. Authorized Actions by Lessor. Lessee hereby irrevocably appoints Lessor as its attorney-in-fact and agrees that Lessor may perform (but Lessor shall not be obligated to and shall incur no liability to Lessee or any third party for failure so to do) any act which Lessee is obligated by this Cash Collateral Agreement to perform, and to exercise such rights and powers as Lessee might exercise with respect to the Cash Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Cash Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Cash Collateral; (c) insure, process, preserve and enforce the Cash Collateral; (d) make any compromise or settlement, and take any action it deems advisable, with respect to the Cash Collateral; (e) pay any indebtedness of Lessee relating to the Cash Collateral; and (f) execute UCC financing statements and other documents, instruments and agreements required hereunder; provided, however, that Lessor may not exercise such powers unless an Event of Default has occurred and is continuing. Lessee agrees to reimburse Lessor upon demand for all reasonable costs and expenses, including attorneys' fees, Lessor may incur while acting as Lessee's attorney-in-fact hereunder, all of which costs and expenses are included in the Lessee Obligations. Lessee agrees that such care as Lessor gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Cash Collateral when in Lessor's possession; provided, however, that Lessor shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other Person in connection with the Lessee Obligations or with respect to the Cash Collateral.

        4.02. Other Rights and Remedies Upon an Event of Default. In addition to all other rights and remedies granted to Lessor and the other Lessor Parties (other than Novellus Participant) by this Agreement, the Participation Agreement, the other Operative Documents, the UCC and other applicable Governmental Rules, Lessor may, upon the occurrence and during the continuance of any Event of Default, exercise any one or more of the following rights and remedies:

               (a) Collection, Foreclosure, Etc. Lessor may collect, receive, appropriate or realize upon the Cash Collateral or otherwise foreclose or enforce Lessor's security interests in any or all Cash Collateral in any manner permitted by applicable Governmental Rules or by this Agreement.

               (b) Delivery by Securities Intermediaries or Depositary Banks. Lessor may notify any or all Securities Intermediaries and/or Depositary Banks to deliver or pay all or any portion of the Cash Collateral held by such Securities Intermediaries and/or Depositary Banks directly to Lessor.

Lessor shall distribute the proceeds of all Cash Collateral received by Lessor after the occurrence of an Event of Default to the Lessor Parties (other than Novellus Participant) for application to the Lessee Obligations owed to such Persons pursuant to the Participation Agreement. If any proceeds of Cash Collateral remain after all Lessee Obligations have been paid in full, Lessor and any Securities Intermediaries and/or Depositary Banks holding such proceeds shall deliver the same to Lessee or other Person entitled thereto. In any case where notice of any sale or disposition of any Cash Collateral is required, Lessee hereby agrees that ten (10) days notice of such sale or disposition is reasonable.

        4.03. Application of Cash Collateral. Lessor may apply Cash Collateral to pay Lessee Obligations only after the same become due pursuant to the terms of the Operative Documents, whether by acceleration or otherwise. The parties hereto do not intend for the Cash Collateral to constitute advance payment of any of the Lessee Obligations or liquidated damages nor do the parties intend for the Cash Collateral to increase the Lessee Obligations. Without limiting the generality of the foregoing, the parties acknowledge and agree that, upon the exercise by Lessee of the Marketing Option in accordance with the Purchase Agreements, the Lessee Obligations thereunder shall be limited as provided therein.

SECTION 5. MISCELLANEOUS.

        5.01. Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon the parties hereto under this Agreement shall be given as provided in Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement.

        5.02. Waivers; Amendments. Any term, covenant, agreement or condition of this Agreement may be amended or waived only as provided in the Participation Agreement. No failure or delay by any Lessor Party (other than Novellus Participant) in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

        5.03. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Lessor Parties (other than Novellus Participant) and Lessee and their permitted successors and assigns; provided, however, that the Lessor Parties (other than Novellus Participant) and Lessee shall not sell, assign or delegate their respective rights and obligations hereunder except as provided in the Participation Agreement.

        5.04. No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the Lessor Parties (other than Novellus Participant) and Lessee and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

        5.05. Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

        5.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

        5.07. Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

        5.08. Cumulative Rights, etc. The rights, powers and remedies of Lessor and the Participants (other than Novellus Participant) under this Cash Collateral Agreement shall be in addition to all rights, powers and remedies given to Lessor and the Participants by virtue of any Applicable Law, the Participation Agreement, any other Operative Document or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Lessor's rights hereunder. Lessee waives any right to require Lessor or any Participant to proceed against any Person or to exhaust any Cash Collateral or to pursue any remedy in Lessor's or such Participant's power.

        5.09. Termination. After the Expiration Date of the Lease Agreement and the satisfaction in full of all Lessee Obligations, Lessor's security interest in any Cash Collateral then held by any Securities Intermediaries and/or Depositary Banks shall terminate, the Securities Intermediaries and/or Depositary Banks shall return any such Cash Collateral to Lessee and this Agreement shall terminate.

                          [The signature page follows.]

        IN WITNESS WHEREOF, Lessee and Lessor have caused this Agreement to be executed as of the day and year first above written.

LESSEE:                             NOVELLUS SYSTEMS, INC.

                                    By:__________________________________
                                       Name:_____________________________
                                       Title:____________________________



LESSOR:                             ABN AMRO LEASING, INC.

                                    By:__________________________________
                                       Name:_____________________________
                                       Title:____________________________

                                    EXHIBIT A

                      SECURITIES ACCOUNT CONTROL AGREEMENT

        THIS SECURITIES ACCOUNT CONTROL AGREEMENT, dated as of [________], 2001 (this "Control Agreement") is entered into by and among:

               (1) NOVELLUS SYSTEMS, INC., a California corporation ("Grantor");

               (2) ABN AMRO LEASING, INC., an Illinois corporation ("Secured Party"); and

               (3) [_______________________], a [___________________]
        ("Securities Intermediary").

                                    RECITALS

        A. Securities Intermediary and Grantor have entered into a custody agreement (as from time to time amended, modified, supplemented, or restated, the "Custody Agreement"), pursuant to which Securities Intermediary has established its securities account number(s) [__________________] in the name of Grantor (such account(s), together with any all securities maintained in or credited to such accounts; all other financial assets and property maintained in or credited to such accounts; all security entitlements and other investment property relating thereto; all documents, instruments and agreements evidencing the foregoing; all extensions, renewals, modifications and replacements of the foregoing; all interest and other amounts payable in connection therewith; and all security entitlements and other rights of Grantor with respect to the foregoing financial assets and credit balances from time to time credited thereto and any and all proceeds thereof, the "Securities Account").

        B. Grantor and Secured Party have entered into a Cash Collateral Agreement dated as of September 21, 2001 (as from time to time amended, modified, supplemented, or restated, the "Cash Collateral Agreement"), in which Grantor has granted Secured Party a security interest in the Securities Account.

        C. Secured Party, Grantor and Securities Intermediary are entering into this Control Agreement to provide for the control of the Securities Account and to perfect the security interest of Secured Party in the Securities Account as more fully described in the Cash Collateral Agreement.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:

        Section 1. The Securities Account. Securities Intermediary hereby represents and warrants to Secured Party and Grantor that (a) the records of Securities Intermediary show that Grantor is the sole owner of the Securities Account, (b) the Custody Agreement, the security entitlements arising out of the financial assets carried in the Securities Account and any free credit balances are valid and legally binding obligations of Securities Intermediary, (c) Securities Intermediary has not been served with any notice of levy or received any notice of any security interest in or other claim to the Securities Account, or any portion of the financial assets maintained therein, other than Secured Party's claim pursuant to this Control Agreement, and (d) Securities Intermediary is not presently obligated to accept any entitlement order from any person with respect to the Securities Account or any portion of the financial assets maintained therein, except for entitlement orders that Securities Intermediary is obligated to accept from Secured Party under this Control Agreement and entitlement orders that Securities Intermediary, subject to the provisions of Section 2 below, is obligated to accept from Grantor. Securities Intermediary will treat all property held by it in the Securities Account as financial assets under Division 8 of the Uniform Commercial Code of [California].

        Section 2. Control. Securities Intermediary shall comply with all withdrawal, transfer, payment and redemption instructions and all other entitlement orders (collectively, "orders") received from Secured Party concerning the Securities Account without further consent from Grantor. Until Securities Intermediary receives written notice from Secured Party to the contrary, Securities Intermediary may comply with any orders it receives from Grantor to (a) effect sales, trades, transfers or exchanges of financial assets in the Securities Account (but not to effect any withdrawals other than ordinary cash dividends and interest income) and (b) pay to Grantor any interest paid on financial assets in the Securities Account.

        Section 3. Priority of Lien. Securities Intermediary hereby acknowledges that it has received notice of the existence of the Cash Collateral Agreement and of the security interest of Secured Party in the Securities Account and recognizes the security interest granted therein to Secured Party by Grantor. Securities Intermediary hereby confirms that the Securities Account is a cash Securities Account and that it will not sell financial assets to Grantor on margin, either directly or by allowing it to trade in instruments such as options and commodities contracts that create similar obligations, nor hypothecate any securities carried in the Securities Account. Securities Intermediary hereby waives and releases all liens, encumbrances, claims and rights of setoff it may have against the Securities Account or any financial asset carried in the Securities Account or any credit balance in the Securities Account and agrees that, except for payment of its customary fees and commissions pursuant to the Custody Agreement, it will not assert any such lien, encumbrance, claim or right against the Securities Account or any financial asset carried in the Securities Account or any credit balance in the Securities Account. Securities Intermediary will not agree with any third party that Securities Intermediary will comply with orders concerning the Securities Account originated by such third party without the prior written consent of Secured Party and Grantor.

        Section 4. Statements, Confirmations and Notices of Adverse Claims. Securities Intermediary will send copies of all statements, confirmations and other correspondence concerning the Securities Account simultaneously to each of Grantor and Secured Party at the address set forth below the signature of each below. If Securities Intermediary acquires knowledge that any person asserts any lien, encumbrance or adverse claim against the Securities Account or in any financial asset carried therein, Securities Intermediary will promptly notify Secured Party and Grantor thereof.

        Section 5. Responsibility of Securities Intermediary. Securities Intermediary shall have no responsibility or liability to Grantor for complying with orders concerning the Securities Account originated by Secured Party. Securities Intermediary shall have no independent duty to investigate or make any determination as to whether Secured Party is entitled to give any orders under the Cash Collateral Agreement and shall comply with any orders given by Secured Party. Neither this Control Agreement nor the Cash Collateral Agreement imposes or creates any obligation or duty of Securities Intermediary other than those expressly set forth herein.

        Section 6. Indemnity. Grantor shall at all times indemnify and hold harmless the Securities Intermediary (and Securities Intermediary's directors, officers, employees and agents) from and against any and all claims, actions and suits arising out of the terms of this Control Agreement or the Cash Collateral Agreement, or the compliance of the Securities Intermediary with the terms thereof, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and disbursements and other expenses of every nature and character arising by reason of same, except to the extent that such arises from the Securities Intermediary's gross negligence or willful misconduct.

        Section 7. Tax Reporting. All items of income, gain, expense and loss recognized in the Securities Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of Grantor.

        Section 8. Custody Agreement. This Control Agreement supplements the Custody Agreement between Grantor and Securities Intermediary. In the event of a conflict between this Control Agreement and the Custody Agreement, the terms of this Control Agreement will prevail. Regardless of any provision in the Custody Agreement, the State of [California] shall be deemed to be the Securities Intermediary's location for the purposes of this Control Agreement and the perfection and priority of Secured Party's security interest in the Securities Account.

        Section 9. Termination. The rights and powers granted herein to Secured Party have been granted in order to perfect its security interest in the Securities Account, are powers coupled with an interest and will neither be affected by the dissolution or bankruptcy of Grantor nor by the lapse of time. The obligations of Securities Intermediary under Sections 2, 3 and 4 above shall continue in effect until the security interest of Secured Party in the Securities Account has been terminated pursuant to the terms of the Cash Collateral Agreement and Secured Party has notified Securities Intermediary of such termination in writing, which Secured Party agrees to do promptly upon request of Grantor following such termination. Upon receipt of such notice the obligations of Securities Intermediary under Sections 2, 3 and 4 above with respect to the operation and maintenance of the Securities Account after the receipt of such notice shall terminate, Secured Party shall have no further right to originate entitlement orders concerning the Securities Account and Securities Intermediary may take such steps as Grantor may request to vest full ownership and control of the Securities Account in Grantor, including, but not limited to, removing the name of Secured Party from the Securities Account or transferring all of the financial assets and credit balances in the Securities Account to another securities account in the name of Grantor or its designee.

        Section 10. This Control Agreement. This Control Agreement, the schedules and exhibits hereto and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Control Agreement.

        Section 11. Amendments. No amendment, modification or termination of this Control Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by the party to be charged.

        Section 12. Severability. If any term or provision set forth in this Control Agreement shall be invalid or unenforceable, the remainder of this Control Agreement, or the application of such terms or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall be construed in all respects if such invalid or unenforceable term or provision were omitted.

        Section 13. Successors. The terms of this Control Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives.

        Section 14. Rules of Construction. In this Control Agreement, words in the singular number include the plural, and in the plural include the singular; words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender and the word "or" is disjunctive but not exclusive. The captions and section numbers appearing in this Control Agreement are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Control Agreement.

        Section 15. Notices. Any notice, request or other communication required or permitted to be given under this Control Agreement shall be in writing and faxed, mailed or delivered addressed to the party at the address set forth below its signature below. All such notices, requests and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the first [California] business day following the deposit with such service; (b) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt;
(c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt. Any party may change its address for notices in the manner set forth above.

        Section 16. Counterparts. This Control Agreement may be executed in any number counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Control Agreement by signing and delivering one or more counterparts.

        Section 17. Choice of Law. This Control Agreement shall be governed by and construed in accordance with the laws of the State of [California] without reference to any conflicts of law rules.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Control Agreement, as of the date first above written.

                                            NOVELLUS SYSTEMS, INC.

                                            By: ________________________________
                                                Name: __________________________
                                                Title: _________________________

                                            Address:

                                            [______________]
                                            [______________]
                                            [______________]
                                            [______________]



                                            ABN AMRO LEASING, INC.

                                            By: ________________________________
                                                Name: __________________________
                                                Title: _________________________

                                            Address:

                                            [______________]
                                            [______________]
                                            [______________]
                                            [______________]


                                            [____________________]

                                            By: ________________________________
                                                Name: __________________________
                                                Title: _________________________

                                            Address:

                                            [______________]
                                            [______________]
                                            [______________]
                                            [______________]

                                    EXHIBIT B

                        DEPOSIT ACCOUNT CONTROL AGREEMENT

        THIS DEPOSIT ACCOUNT CONTROL AGREEMENT, dated as of [________], 2001 (this "Control Agreement") is entered into by and among:

               (1) NOVELLUS SYSTEMS, INC., a California corporation ("Grantor");

               (2) ABN AMRO LEASING, INC., an Illinois corporation ("Secured Party"); and

               (3) [_______________________], a [___________________]
        ("Depositary Bank").

                                    RECITALS

        A. Depositary Bank has established deposit account number(s) [__________________] in the name of Grantor (such account(s), together with all cash and other property maintained in or credited to such accounts; all documents, instruments and agreements evidencing the foregoing; all extensions, renewals, modifications and replacements of the foregoing; all interest and other amounts payable in connection therewith; all other rights of Grantor with respect to the foregoing and any and all proceeds thereof, the "Deposit Account").

        B. Grantor and Secured Party have entered into a Cash Collateral Agreement dated as of September 21, 2001 (as from time to time amended, modified, supplemented, or restated, the "Cash Collateral Agreement"), in which Grantor has granted Secured Party a security interest in the Deposit Account; and

        C. Secured Party, Grantor and Depositary Bank are entering into this Control Agreement to provide for the control of the Deposit Account and to perfect the security interest of Secured Party in the Deposit Account as more fully described in the Cash Collateral Agreement.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:

        Section 1. The Deposit Account. Depositary Bank hereby represents and warrants to Secured Party and Grantor that (a) the records of Depositary Bank show that Grantor is the sole owner of the Deposit Account, (b) any balances in the Deposit Account are valid and legally binding obligations of Depositary Bank, (c) Depositary Bank has not been served with any notice of levy or received any notice of any security interest in or other claim to the Deposit Account, or any portion of the financial assets maintained therein, other than Secured Party's claim pursuant to this Control Agreement, and (d) Depositary Bank is not presently obligated to accept any entitlement order from any person with respect to the Deposit Account or any portion of the financial assets on deposit therein , except for entitlement orders that Depositary Bank is obligated to accept from Secured Party under this Control Agreement and entitlement orders that Depositary Bank, subject to the provisions of Section 2 below, is obligated to accept from Grantor.

        Section 2. Control. Depositary Bank shall comply with all withdrawal, transfer, payment and other instructions (collectively, "instructions") received from Secured Party concerning the Deposit Account without further consent from Grantor. Until Depositary Bank receives written notice from Secured Party to the contrary, Depositary Bank Intermediary may comply with any instructions it receives from Grantor to (a) change or modify the terms or interest rate of any deposit account, certificate of deposit or other time deposit in or constituting the Deposit Account and (b) pay to Grantor any interest paid on financial assets in the Deposit Account.

        Section 3. Priority of Lien. Depositary Bank hereby acknowledges that it has received notice of the existence of the Cash Collateral Agreement and of the security interest of Secured Party in the Deposit Account and recognizes the security interest granted therein to Secured Party by Grantor. Depositary Bank hereby waives and releases all liens, encumbrances, claims and rights of setoff it may have against the Deposit Account or any balance in the Deposit Account and agrees that, except for payment of its customary fees and commissions pursuant to the Custody Agreement, it will not assert any such lien, encumbrance, claim or right against the Deposit Account or any balance in the Deposit Account. Depositary Bank will not agree with any third party that Depositary Bank will comply with instructions concerning the Deposit Account originated by such third party without the prior written consent of Secured Party and Grantor.

        Section 4. Statements, Confirmations and Notices of Adverse Claims. Depositary Bank will send copies of all statements, confirmations and other correspondence concerning the Deposit Account simultaneously to each of Grantor and Secured Party at the address set forth below its signature below. If Depositary Bank acquires knowledge that any person asserts any lien, encumbrance or adverse claim against the Deposit Account or in any balance maintained therein, Depositary Bank will promptly notify Secured Party and Grantor thereof.

        Section 5. Responsibility of Depositary Bank. Depositary Bank shall have no responsibility or liability to Grantor for complying with instructions concerning the Deposit Account given by Secured Party, including the giving of stop payment orders for items being presented to the Deposit Account for payment and instructions to transfer the balances in the Deposit Account to Secured Party or as Secured Party directs. Depositary Bank shall have no independent duty to investigate or make any determination as to whether Secured Party is entitled to give any instructions under the Cash Collateral Agreement, and shall comply with any instructions given by Secured Party. Neither this Control Agreement nor the Cash Collateral Agreement imposes or creates any obligation or duty of Depositary Bank other than those expressly set forth herein.

        Section 6. Indemnity. Grantor shall at all times indemnify and hold harmless the Depositary Bank (and Depositary Bank's directors, officers, employees and agents) from and against any and all claims, actions and suits arising out of the terms of this Control Agreement or the Cash Collateral Agreement, or the compliance of the Depositary Bank with the terms thereof, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and disbursements and other expenses of every nature and character arising by reason of same, except to the extent that such arises from the Depositary Bank's gross negligence or willful misconduct.

        Section 7. Tax Reporting. All items of income, gain, expense and loss recognized in the Deposit Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of Grantor.

        Section 8. Deposit Account Agreement. This Control Agreement supplements any other agreement between Grantor and Depositary Bank relating to the Deposit Account (collectively, the "Deposit Account Agreement"). In the event of a conflict between this Control Agreement and the Deposit Account Agreement, the terms of this Control Agreement will prevail. Regardless of any provision in the Deposit Account Agreement, the State of [California] shall be deemed to be the Depositary Bank's location for the purposes of this Control Agreement and the perfection and priority of Secured Party's security interest in the Deposit Account.

        Section 9. Termination. The rights and powers granted herein to Secured Party have been granted in order to perfect its security interest in the Deposit Account, are powers coupled with an interest and will neither be affected by the dissolution or bankruptcy of Grantor nor by the lapse of time. The obligations of Depositary Bank under Sections 2, 3 and 4 above shall continue in effect until the security interest of Secured Party in the Deposit Account has been terminated pursuant to the terms of the Cash Collateral Agreement and Secured Party has notified Depositary Bank of such termination in writing, which Secured Party agrees to do promptly upon request of Grantor following such termination. Upon receipt of such notice the obligations of Depositary Bank under Sections 2, 3 and 4 above with respect to the operation and maintenance of the Deposit Account after the receipt of such notice shall terminate, Secured Party shall have no further right to give instructions concerning the Deposit Account and Depositary Bank may take such steps as Grantor may request to vest full ownership and control of the Deposit Account in Grantor, including, but not limited to, removing the name of Secured Party from the Deposit Account or transferring all of the balances in the Deposit Account to another Deposit Account in the name of Grantor or its designee.

        Section 10. This Control Agreement. This Control Agreement, the schedules and exhibits hereto and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Control Agreement.

        Section 11. Amendments. No amendment, modification or termination of this Control Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by the party to be charged.

        Section 12. Severability. If any term or provision set forth in this Control Agreement shall be invalid or unenforceable, the remainder of this Control Agreement, or the application of such terms or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall be construed in all respects if such invalid or unenforceable term or provision were omitted.

        Section 13. Successors. The terms of this Control Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives.

        Section 14. Rules of Construction. In this Control Agreement, words in the singular number include the plural, and in the plural include the singular; words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender and the word "or" is disjunctive but not exclusive. The captions and section numbers appearing in this Control Agreement are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Control Agreement.

        Section 15. Notices. Any notice, request or other communication required or permitted to be given under this Control Agreement shall be in writing and faxed, mailed or delivered addressed to the party at the address set forth below its signature below. All such notices, requests and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the first [California] business day following the deposit with such service; (b) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt;
(c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt. Any party may change its address for notices in the manner set forth above.

        Section 16. Counterparts. This Control Agreement may be executed in any number counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Control Agreement by signing and delivering one or more counterparts.

        Section 17. Choice of Law. This Control Agreement shall be governed by and construed in accordance with the laws of the State of [California] without reference to any conflicts of law rules.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Control Agreement, as of the date first above written.

                                            NOVELLUS SYSTEMS, INC.

                                            By: ________________________________
                                                Name: __________________________
                                                Title: _________________________

                                            Address:

                                            [______________]
                                            [______________]
                                            [______________]

                                            [______________]



                                            ABN AMRO LEASING, INC.

                                            By: ________________________________
                                                Name: __________________________
                                                Title: _________________________

                                            Address:

                                            [______________]
                                            [______________]
                                            [______________]
                                            [______________]


                                            [____________________]

                                            By: ________________________________
                                                Name: __________________________
                                                Title: _________________________

                                            Address:

                                            [______________]
                                            [______________]
                                            [______________]
                                            [______________]

================================================================================




                            CASH COLLATERAL AGREEMENT


                                     BETWEEN


                             NOVELLUS SYSTEMS, INC.


                                       AND


                             ABN AMRO LEASING, INC.


                               SEPTEMBER 21, 2001


================================================================================

                                TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
SECTION 1.     INTERPRETATION............................................................   1

        1.01.  Definitions...............................................................   1

        1.02.  Rules of Construction.....................................................   2

SECTION 2.     DELIVERY, MAINTENANCE AND PLEDGE OF CASH COLLATERAL.......................   2

        2.01.  Grant of Security Interest................................................   2

        2.02.  Securities Intermediaries; Depositary Banks...............................   3

        2.03.  Separate Accounts for Each Facility.......................................   3

        2.04.  Delivery and Maintenance of Cash Collateral...............................   3

        2.05.  Withdrawal of Cash Collateral.............................................   4

        2.06.  Possession by Lessor......................................................   5

        2.07.  Deposit Accounts Maintained With ABN AMRO Bank, N.V.......................   5

SECTION 3.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSEE.......................   5

        3.01.  Representations and Warranties............................................   5

        3.02.  Covenants.................................................................   6

SECTION 4.     RIGHTS AND REMEDIES OF LESSOR.............................................   6

        4.01.  Authorized Actions by Lessor..............................................   6

        4.02.  Other Rights and Remedies Upon an Event of Default........................   7

        4.03.  Application of Cash Collateral............................................   8

SECTION 5.     MISCELLANEOUS.............................................................   8

        5.01.  Notices...................................................................   8

        5.02.  Waivers; Amendments.......................................................   8

        5.03.  Successors and Assigns....................................................   8

        5.04.  No Third Party Rights.....................................................   8

        5.05.  Partial Invalidity........................................................   8

        5.06.  Governing Law.............................................................   8

        5.07.  Counterparts..............................................................   9

        5.08.  Cumulative Rights, etc....................................................   9

        5.09.  Termination...............................................................   9

                                TABLE OF CONTENTS
                                   (continued)

                                                                                          PAGE
                                                                                          ----
EXHIBITS

        A      Securities Account Control Agreement (2.01(a))
        B      Deposit Account Control Agreement (2.01(b))










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